As filed with the Securities and Exchange Commission on November 23, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Camden Property Trust
Summit Properties Partnership, L.P.

(Exact name of registrant as specified in its charter)

Texas	6798	76-6088377
Delaware	6798	56-1857809
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)

Camden Property Trust
Three Greenway Plaza, Suite 1300
Houston, Texas 77046
(713) 354-2500

Summit Properties Partnership, L.P.
309 East Morehead Street, Suite 200
Charlotte, North Carolina
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard J. Campo
Chairman of the Board and Chief Executive Officer
Camden Property Trust
Three Greenway Plaza, Suite 1300
Houston, Texas 77046
(713) 354-2500

Steven R. LeBlanc
President and Chief Executive Officer
Summit Properties Inc.,
general partner of
Summit Properties Partnership, L.P.
309 East Morehead Street, Suite 200
Charlotte, North Carolina
(704) 334-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bryan L. Goolsby	Gilbert G. Menna, P.C.
Toni Weinstein	John T. Haggerty
Locke Liddell & Sapp LLP	Goodwin Procter LLP
2200 Ross Avenue, Suite 2200	Exchange Place
Dallas, Texas 75201	Boston, MA 02109
Tel: (214) 740-8000	Tel.: (617) 570-1000
Fax: (214) 740-8800	Fax: (617) 523-1231

     Approximate date of commencement of proposed sale to the public: As promptly as possible upon effectiveness of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

			Proposed
			Maximum	Proposed	Amount of
Title of Each Class of Securities to be	Amount to be		Offering Price	Maximum	Registration
Registered	Registered		Per Unit	Offering Price	Fee
Common Units of Limited Partnership Interest in Summit Properties Partnership, L.P.	2,235,466	(1)	N/A	$70,193,632 (2)	$8,894
Common Shares of Beneficial Interest of Camden Property Trust	2,235,466	(3)	N/A	N/A	N/A

(1)	Represents the maximum number of common units of limited partnership interest of Summit Properties Partnership, L.P., which are redeemable for shares of common stock of Summit Properties Inc. (“Summit Common Stock”), issuable upon the consummation of the exchange offer for common units of beneficial interest of Camden Summit Partnership, L.P. (the “New Units”), which will be redeemable for common shares of beneficial interest of Camden Property Trust (“Camden Common Shares”).

(2)	Estimated pursuant to Rule 457(f) of the Securities Act of 1933, as amended, based upon the market value of Summit Common Stock of $31.40; per share, which is the average of the high and low sales prices of a share of Summit Common Stock as reported by the New York Stock Exchange on November 22, 2004.

(3)	Represents the maximum number of Camden Common Shares that will be issuable upon redemption of the New Units registered hereunder, assuming no adjustment to the exchange ratio in the exchange offer described herein and no subsequent adjustment to the redemption rate (with any additional Camden Common Shares issued as a result of any such adjustment being registered hereunder). No additional consideration will be received for the Camden Common Shares and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this consent solicitation/prospectus is not complete and may be changed. Neither Camden nor the Operating Partnership may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This consent solicitation/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy nor shall there be any sale of these securities where the offer, solicitation or sale is not permitted.

Subject to Completion, dated November 23, 2004

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

     The board of trust managers of Camden Property Trust and the board of directors of Summit Properties Inc., the general partner of Summit Properties Partnership, L.P., or the Operating Partnership, have approved a merger of Camden and Summit. We are furnishing this consent solicitation/prospectus to all holders of common units of limited partnership interest in the Operating Partnership, other than Summit, to solicit consents to approve the merger and to approve the second amended and restated limited partnership agreement, or the new partnership agreement, that will govern the Operating Partnership after the merger. A wholly owned subsidiary of Camden will become the general partner of the Operating Partnership after the merger. The proposals to approve the merger and to approve the new partnership agreement are conditioned upon one another.

     The closing of the merger is conditioned on approval of the merger and approval of the new partnership agreement by the holders of at least a majority of the outstanding common units of limited partnership in the Operating Partnership, other than Summit. Two such holders, holding approximately 36.4% of the outstanding common units entitled to vote on these proposals, have entered into a voting agreement agreeing to vote their units in favor of such matters. In addition, the closing of the merger is conditioned on approval of the issuance of Camden common shares in the merger by Camden shareholders and approval of the merger agreement and the merger by Summit stockholders at special meetings to be held by Camden and Summit. The merger will not be completed, nor will the new partnership agreement be adopted, even if limited partners approve the merger and the new partnership agreement, unless the required approvals of Camden shareholders and Summit stockholders are obtained.

     In addition to the consent solicitation described above, if all of the conditions to the merger are satisfied and the new partnership agreement is adopted, each of your existing units in the Operating Partnership will be exchanged, at your election, for either $31.20 in cash or .6687 of a new unit that will be governed by the terms of the new partnership agreement. This exchange offer is conditioned on the closing of the merger, and it is subject to other conditions described in this consent solicitation/prospectus, but the exchange offer is not subject to any minimum amount of existing units being tendered prior to the exchange offer expiration date.

     If the new partnership agreement is adopted and the merger is completed, and you do not elect to receive either $31.20 in cash or .6687 of a new unit, your existing units will automatically be converted into .6687 of a new unit and your new units will governed by the terms of the new partnership agreement.

     The exchange offer will expire at 4:00 p.m., Eastern Time, on                    , 2005, unless we extend it. We will announce any extension by press release or other permitted means no later than 9:00 a.m., Eastern Time, on the business day after expiration of the exchange offer. You may withdraw any units tendered until the exchange offer expiration date.

     The existing units are not listed, and the new units will not be listed, on any national securities exchange or quoted in the over the counter market. There is no established public trading market for the existing units and we do not expect that there will be any established trading market for the new units. However, after the closing, each new unit may be redeemed for one Camden common share or its cash equivalent at Camden Summit’s election. Camden common shares are traded on the New York Stock Exchange under the symbol “CPT.” On                                       , Camden common shares closed at $       per share. As explained in more detail in the attached consent solicitation/prospectus, Summit may terminate the merger agreement if the value of Camden common shares decreases below $39.31 per Camden common share, during a period leading up to the merger, unless Camden elects to increase the exchange ratio in the merger. If Camden makes such election, the exchange offer will be amended to similarly increase the exchange ratio in the exchange offer. You are urged to check the trading price of Camden common shares prior to voting and electing whether to receive cash or new units in the exchange offer.

     The board of directors of Summit, in its capacity as the general partner of the Operating Partnership, unanimously recommends that limited partners vote FOR approval of the merger and FOR approval of the new partnership agreement.

     We are not making, and have not authorized anyone to make, any recommendation as to whether you ought to elect to receive cash or new units in the exchange offer. You must make your own investment decision whether to receive cash or new units based on your investment objectives.

     More information about Camden, Summit, the Operating Partnership, the merger and the exchange offer is contained in this consent solicitation/prospectus. We encourage you to read this entire consent solicitation/prospectus carefully, including the section entitled “Risk Factors” beginning on page 31.

     Please take the time to vote by completing and mailing the enclosed consent form. Your consent form is due by 5:00 p.m., Eastern Time, on                                       , 2005. In addition, please take the time to complete and mail the enclosed election form. Your election form is due by 4:00 p.m., Eastern Time, on                        , 2005.

Richard J. Campo	Steven R. LeBlanc
Chairman of the Board and Chief Executive Officer	President and Chief Executive Officer
Camden Property Trust	Summit Properties Inc.,
general partner of
Summit Properties Partnership, L.P.

EACH VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN
YOUR CONSENT FORM.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this consent solicitation/prospectus. Any representation to the contrary is a criminal offense.

     This consent solicitation/prospectus is dated                    , 2005 and it is first being mailed to limited partners on or about                    , 2005.

ADDITIONAL INFORMATION

     This consent solicitation/prospectus incorporates important business and financial information about us that is not included in or delivered with this consent solicitation/prospectus. You can obtain any of the documents incorporated by reference from Camden, Summit or the Operating Partnership, as the case may be, or through the SEC or the SEC’s website. The address of that website is www.sec.gov. Documents incorporated by reference are available from the companies, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this consent solicitation/prospectus. Limited partners may obtain documents incorporated by reference in this consent solicitation/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Camden Property Trust	Summit Properties Inc. or
3 Greenway Plaza, Suite 1300	Summit Properties Partnership, L.P.
Houston, Texas 77046	309 East Morehead Street, Suite 200
Attention: Investor Relations	Charlotte, North Carolina 28202
Telephone: (800) 922-6336 x2787	Attention: Investor Relations
or (713) 354-2787	Telephone: (704) 334-3000

     You can also get more information by visiting Camden’s website at www.camdenliving.com and Summit’s website at www.summitproperties.com. We are not incorporating the contents of the websites of the SEC, Camden or Summit or any other person into this consent solicitation/prospectus.

     If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the date that your consent form is due. This means you must request this information no later than                    , 2005. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

i

ii

Page
LEGAL MATTERS	111
EXPERTS	111
WHERE YOU CAN FIND MORE INFORMATION	112
WHAT INFORMATION YOU SHOULD RELY ON	113
CAMDEN PROPERTY TRUST UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	F-1
Annex A—Agreement and Plan of Merger, as amended	A-1
Annex B—Form of Second and Amended Agreement of Limited Partnership of Camden Summit Partnership, L.P.	B-1
Annex C—Form of Tax, Asset and Income Support Agreement	C-1
Annex D—Form of Registration Rights Agreement	D-1
Annex E—Fairness Opinion of J.P. Morgan Securities Inc.	E-1
Opinion and Consent of Locke Liddell & Sapp LLP
Opinion and Consent of Locke Liddell & Sapp LLP
Opinion and Consent of Goodwin Procter LLP
Opinion of Goodwin Procter LLP
Consent of Deloitte & Touche LLP - Camden Property Trust
Consent of Deloitte & Touche LLP - Summit Properties Inc.
Consent of J.P. Morgan Securities Inc.
Consent of William B. McGuire, Jr.
Consent of Wiliam F. Paulsen
Form of Consent

iii

QUESTIONS & ANSWERS ABOUT THE TRANSACTION

Q:	What am I being asked to vote on?

A:	You are being asked to approve the merger of Summit with and into Camden Summit, Inc., a wholly owned subsidiary of Camden, which we refer to as Camden Summit. Camden Summit will be the surviving corporation in the merger, and will continue to be a wholly owned subsidiary of Camden. You are also being asked to approve the second amended and restated agreement of limited partnership of Summit Properties Partnership, L.P., or the new partnership agreement. As a result of the merger, Camden Summit will become the general partner of Summit Properties Partnership, L.P., or the Operating Partnership, and the name of the Operating Partnership will be changed to “Camden Summit Partnership, L.P.”

Approval of the merger and the new partnership agreement each requires the affirmative vote of the holders of at least a majority of the outstanding common units, other than Summit. Two such holders, holding approximately 36.4% of the outstanding common units entitled to vote on such matters, have entered into a voting agreement agreeing to vote their units in favor of such matters. The proposal to approve the merger and the proposal to approve the new partnership agreement are conditioned upon one another.

Approval of the new partnership agreement by the holders of at least a majority of the outstanding common units, other than Summit, will constitute a waiver of the provisions of Article 16 of the existing amended and restated agreement of limited partnership of the Operating Partnership, or the existing partnership agreement, which provisions are described in this consent solicitation/prospectus under the section entitled “Comparison of Unitholder Rights—Extraordinary Transactions” on page 105.

Q:	What is the exchange offer?

A:	If all of the conditions to the merger are satisfied, including the receipt of required approvals and the adoption of the new partnership agreement, each of your existing units in the Operating Partnership will be exchanged, at your election, for either $31.20 in cash or .6687 of a new unit. You may specify different elections with respect to different existing units held by you. For example, if you own 100 existing units, you can make a cash election with respect to 30 of your existing units and a new unit election with respect to the remaining 70 existing units. New units in the Operating Partnership will be governed by the terms of the new partnership agreement. We are not making, and have not authorized anyone to make, any recommendation as to whether you ought to elect to receive cash or new units in the exchange offer. You must make your own investment decision whether to receive cash or new units based on your investment objectives.

Q:	Has the board of directors of Summit or its financial advisor taken a position with respect to your election decision?

A:	No, although the board of directors of Summit, in its capacity as the general partner of the Operating Partnership, unanimously recommends that limited partners vote FOR approval of the merger and FOR approval of the new partnership agreement. You should refer to the reasons the Summit board considered in making this determination beginning on page 52. In considering the recommendation of the Summit board with respect to the transaction, Summit stockholders and limited partners should be aware that members of the Summit board as well as some Summit executive officers have interests in, and will receive benefits from, the transaction that differ from, or are in addition to, the interests of Summit stockholders and limited partners generally. See “The Transaction—Conflicts of Interest of Summit Directors and Executive Officers in the Transaction” beginning on page 61. However, the board of directors of Summit is not making, and has not authorized anyone to make, any recommendation as to whether you ought to elect to receive cash or new units in the exchange offer. You must make your own investment decision whether to receive cash or new units based on your investment objectives.

Similarly, although J.P. Morgan Securities Inc., which we refer to as JPMorgan, has opined (as of the date of their opinion) that the consideration to be received by the holders of Summit common stock (including with respect to equity securities convertible into, or redeemable by Summit under certain circumstances for, shares of Summit common stock, any holders thereof on an as-converted or as-redeemed basis, as the case may be) in the merger was fair, from a financial point of view, to such holders, JPMorgan has not taken a position with respect to the exchange offer or the new partnership agreement and JPMorgan’s opinion does not constitute a recommendation to any limited partner as to its election to receive cash or new units in the exchange offer or whether such limited partner should approve the merger or the new partnership agreement.

Q:	Are there any differences between the existing partnership agreement and the new partnership agreement?

A:	Yes. There are important differences between the existing partnership agreement and the new partnership agreement, including those relating to the identity of the general partner, the rights of the general partner to issue additional units, operating distributions, allocations of partnership income and loss, redemption rights, rights in the event of extraordinary transactions, transfers of partnership interests by the general partner, amendments to the partnership agreement, liquidation of the Operating Partnership, liquidating distributions and additional tax matters. Please see “Comparison of Unitholder Rights” beginning on page 101.

Q:	Are any other votes required?

A:	Yes. The closing of the merger is conditioned on the approval of the issuance of Camden common shares pursuant to the merger agreement by Camden common shareholders and the approval of the merger and the merger agreement by Summit stockholders. The merger will not be completed, nor will the new partnership agreement be adopted, even if limited partners approve the merger and the new partnership agreement, unless the required approvals of Camden shareholders and Summit stockholders are obtained. The closing of the exchange offer is conditioned on the closing of the merger.

Q:	What will happen to the exchange offer if the merger is not completed?

A:	The exchange offer is conditioned on the closing of the merger. As a result, the conditions to closing the merger are effectively the conditions to closing the exchange offer. You should read carefully the sections of this consent solicitation/prospectus describing the terms of the merger agreement, in particular the sections describing the conditions to the parties’ obligations to close the merger and the circumstances in which each party may terminate the merger agreement. Summit may terminate the merger agreement if the value of Camden common shares decreases below $39.31 per Camden common share, during a period leading up to the merger, unless Camden elects to increase the exchange ratio in the merger. If Camden makes such election, the exchange offer will be amended to similarly increase the exchange ratio in the exchange offer. See the “Merger Agreement—Summit Price-Based Termination Right” on page 80.

If all of the conditions to the merger are not satisfied prior to 4:00 p.m., Eastern Time, on , 2005, which we refer to in this consent solicitation/prospectus as the exchange offer expiration date, we may extend the exchange offer until a later date. In the event that the merger agreement is terminated, the merger will not be completed, we will not complete the exchange offer and the existing partnership agreement will not be amended and restated. In such event, you will remain as a limited partner of the Operating Partnership (which will continue to be governed by the terms of the existing partnership agreement) and Summit will remain the sole general partner of the Operating Partnership.

Q:	How do I specify if I want cash or new units in the exchange offer?

A:	An election form has been sent to you together with this consent solicitation/prospectus for making an election to receive cash or new units in exchange for each of your existing units. To be effective, the election form must be properly completed, signed and received by the exchange agent, together with your unit certificates, prior to the exchange offer expiration date, which is 4:00 p.m., Eastern Time, on nbsp; , 2005.

Q:	What will happen if I do not tender any of my existing units for exchange before the exchange offer expiration date?

A:	Each existing unit that is not tendered for exchange or is tendered but not accepted in connection with the exchange offer prior to the exchange offer expiration date, which is 4:00 p.m., Eastern Time, on , 2005, will automatically be converted into .6687 of a new unit upon the closing of the exchange offer.

Q:	Can I withdraw my existing units from the exchange offer once I have tendered them or change my election?

A:	Yes. To withdraw your existing units from the exchange offer or to change your election, send a written or facsimile transmission notice of withdrawal or change to the exchange agent at the appropriate address specified on the election form enclosed with this consent solicitation/prospectus prior to the exchange offer expiration date, which is 4:00 p.m., Eastern Time, on , 2005. Your notice must comply as to form with the requirements set forth in this consent solicitation/prospectus.

Q:	Will I recognize taxable gain or loss for U.S. federal income tax purposes as a result of the merger or the exchange of units?

A:	In general, under applicable U.S. federal income tax laws and regulations, you will most likely recognize gain or loss for federal income tax purposes with respect to existing units that are exchanged for cash in the exchange offer as if you sold these units to Camden for cash. Subject to certain limited exceptions, it is generally not expected that you will recognize gain or loss with respect to existing units that are exchanged for new units in the exchange offer.

Existing units that are exchanged for cash in the exchange offer will be allocated their proportionate share of Operating Partnership taxable income for the portion of the Operating Partnership’s taxable year ending with the date of the closing of the exchange offer, and holders of such units will have to report such income notwithstanding the exchange of their units (but such income will increase the tax basis in such units for purposes of calculating gain and loss on the exchange of their units for cash). If you receive new units in the exchange offer, you will continue to be a limited partner in the Operating Partnership and as such will continue to report on your federal income tax return your allocable share of the Operating Partnership’s income, gains, deductions and losses and credits for each taxable year irrespective of any quarterly distribution paid on the new units.

Q:	Will I have the right to redeem the new units that I receive in the exchange offer?

A:	Yes. You will have the right to redeem the new units that you receive in the exchange offer at any time following the closing of the exchange offer in accordance with the new partnership agreement. Under the new partnership agreement, each new unit will be redeemable for one Camden common share or its cash equivalent, at the election of Camden Summit.

Q:	What will my distributions be before and after the exchange offer?

A:	Until the exchange offer is completed, you will continue to receive regular quarterly distributions in accordance with the existing partnership agreement. Summit currently intends to continue to pay regular quarterly distributions for any quarterly periods ending before the closing of the exchange offer, and may pay a pro rata cash distribution in the quarter in which the closing of the exchange offer occurs as authorized by the Summit board. In addition, Summit may pay, if necessary, a final dividend on its common stock equal to the minimum amount necessary to maintain Summit’s REIT status under the Internal Revenue Code and to avoid the payment of any corporate level tax with respect to undistributed income or gain, as required by the merger agreement. If Summit declares a final dividend as described above, the Operating Partnership will simultaneously declare a distribution to holders of existing units in an amount per unit equal to the dividend per share to be paid to holders of Summit common stock.

After the closing of the exchange offer, holders of new units will receive distributions in accordance with the new partnership agreement. A holder of a new unit would receive quarterly distributions on a pro forma combined equivalent basis of $0.4246 per new unit for each existing unit exchanged, assuming Camden’s current quarterly distribution of $0.635 per common share, or an increase of approximately 26% from the current quarterly distribution paid by the Operating Partnership on its existing units of $0.3375 per unit. Upon the closing of the exchange offer, you will cease receiving any distributions on all existing units you held before the exchange offer, other than any distributions declared before the closing of the exchange offer but not yet paid.

Q:	What do I need to do now?

A:	Please indicate on your consent form how you want to vote, and sign and mail it in the enclosed postage-paid envelope prior to the consent expiration date, which is 5:00 p.m., Eastern Time, on , 2005.

You should also complete, sign and return the election form, together with your unit certificates, to the exchange agent, according to the instructions printed on the election form, prior to the exchange offer expiration time, which is 4:00 p.m., Eastern Time, on , 2005. In the event the proposals relating to the merger and the new partnership agreement are approved and you did not submit a properly completed election form, each of your existing units will automatically be converted into .6687 of a new unit at the closing of the exchange offer.

Q:	Should I send in my unit certificates with my consent form?

A:	No. Please DO NOT send your unit certificates with your consent form. Rather, prior to the exchange offer expiration time, which is 4:00 p.m., Eastern Time, on , 2005, please submit your unit certificates to the exchange agent, together with your completed and signed election form.

Q:	Do I have dissenters’ appraisal rights?

A:	No. You do not have any rights to dissent and receive the appraised value of your existing units in the transaction.

Q:	When will the merger and the exchange offer occur?

A:	If the issuance of Camden common shares pursuant to the merger agreement is approved at the Camden special meeting scheduled to be held on , 2005, the merger agreement and the merger are approved at the Summit special meeting scheduled to be held on , 2005, the required approvals of the limited partners of the Operating Partnership are obtained and the other conditions to the merger are satisfied or waived, we anticipate that the merger will occur as soon as practicable after the special meetings. However, because the merger is subject to some conditions that are beyond Camden’s, Summit’s and the Operating Partnership’s control, the exact timing cannot be predicted. Pursuant to the terms of the merger agreement, in no event will the merger close prior to January 4, 2005. The closing of the exchange offer will occur immediately after the closing of the merger, if all of the other conditions to the exchange offer are satisfied or waived at such time.

Q:	Are there any risks I should consider in deciding whether to vote for the proposals and whether to tender my existing units for cash or new units?

A:	Yes. In the section entitled “Risk Factors” beginning on page 31 of this consent solicitation/prospectus, we have described a number of risks that you should consider.

Q:	Who can answer my questions?

A:	If you have more questions about the merger or the exchange offer or desire additional copies of this consent solicitation/prospectus or additional consent or election forms, please contact:

Summit Properties Partnership, L.P. c/o Summit Properties Inc. 309 East Morehead Street, Suite 200 Charlotte, North Carolina 28202 Attention: Investor Relations Telephone: (704) 334-3000

SUMMARY

     This summary highlights selected information from this consent solicitation/prospectus. It may not contain all of the detailed information that may be important to you. To understand the transaction fully and for a more complete description of the legal terms of the transaction, you should carefully read this entire consent solicitation/prospectus and the other documents to which we refer, including the merger agreement, as amended, a copy of which is attached to this consent solicitation/prospectus as Annex A, and the new partnership agreement, the form of which is attached to this consent solicitation/prospectus as Annex B. In addition, we incorporate by reference important business and financial information about Camden, Summit and the Operating Partnership into this consent solicitation/prospectus. You can obtain the information incorporated by reference without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 111. Each item in this summary refers to the pages where that subject is discussed more fully.

The Entities

Camden Property Trust
3 Greenway Plaza, Suite 1300
Houston, Texas 77046
(713) 354-2500

     Camden Property Trust, a Texas real estate investment trust, engages in activities related to the ownership, development, construction and management of multifamily apartment communities. As of September 30, 2004, Camden owned interests in, operated or was developing 148 multifamily properties containing 53,122 apartment homes located in ten states. At September 30, 2004, Camden had one recently completed multifamily property containing 538 apartment homes in lease-up. Camden had 1,114 apartment homes under development at three of its multifamily properties, including 464 apartment homes at one multifamily property owned through a joint venture, at September 30, 2004. Additionally, Camden has several sites that it intends to develop into multifamily apartment communities.

     For more information on the business of Camden, please refer to Camden’s Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the period ended September 30, 2004. Please refer to the section of this consent solicitation/prospectus entitled “Where You Can Find More Information” beginning on page 111 in order to find out where you can obtain copies of these reports as well as the other documents that Camden files with the SEC.

Summit Properties Inc.
Summit Properties Partnership, L.P.
309 East Morehead Street, Suite 200
Charlotte, North Carolina 28202
(704) 334-3000

     Summit Properties Inc., a Maryland corporation, is a real estate investment trust that focuses on the operation, development and acquisition of luxury apartment communities in select neighborhoods throughout the Southeast and Mid-Atlantic United States. Summit focuses its efforts in five markets, which consist of Washington, D.C., Southeast Florida, Atlanta, Raleigh and Charlotte. As of September 30, 2004, Summit’s portfolio consisted of 43 completed communities comprising 13,603 apartment homes; four communities owned in a joint venture, comprised of 1,203 apartment homes; and four apartment communities with 1,715 apartment homes in various stages of development (two of which communities with 972 apartment homes were not yet in lease-up as of September 30, 2004).

     Substantially all of Summit’s business activities are conducted through its operating partnership, Summit Properties Partnership, L.P., which we refer to in this consent solicitation/prospectus as the Operating Partnership, of which Summit is the sole general partner.

     For more information on the business of Summit, please refer to Summit’s Annual Report on Form 10-K for the year ended December 31, 2003, Current Reports on Form 8-K filed with the SEC on November 15, 2004 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. For more information on the business of the Operating Partnership, please refer to the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2003, Current Reports on Form 8-K filed with the SEC on November 16, 2004 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Please refer to the section of this consent solicitation/prospectus entitled “Where You Can Find More Information” beginning on page 111 in order to find out where you can obtain copies of these reports as well as the other documents that Summit and the Operating Partnership file with the SEC.

The Consent Solicitation

Limited Partner Consent (see page 42)

     Pursuant to the existing partnership agreement, approval of the merger and approval of the new partnership agreement each requires the affirmative vote of the holders of a majority of the outstanding common units, other than Summit. Two such holders, holding approximately 36.4% of the outstanding common units entitled to vote on these proposals, have entered into a voting agreement agreeing to vote these units in favor of such matters. As of                    , 2004, Summit’s directors, executive officers and their affiliates beneficially owned        common units, representing    % of the outstanding common units entitled to vote on these proposals. The proposal to approve the merger and the proposal to approve the new partnership agreement are conditioned upon one another.

     The approval of the new partnership agreement by the holders of at least a majority of the outstanding common units, other than Summit, will constitute a waiver of the provisions of Article 16 of the existing partnership agreement, which are described in this consent solicitation/prospectus under the section entitled “Comparison of Unitholder Rights—Extraordinary Transactions” on page 105.

     As a result of the merger, Camden Summit will become the sole general partner of the Operating Partnership.

     You can vote on these proposals if you owned common units at the close of business on                    , 2004.

Summary of the Transaction

     Camden and Summit, the general partner of the Operating Partnership, entered into an agreement and plan of merger on October 4, 2004, which was subsequently amended on October 6, 2004. The merger agreement provides for the merger of Summit with and into Camden Summit, a wholly owned subsidiary of Camden, with Camden Summit as the surviving corporation. A copy of the merger agreement, as amended, is attached to this consent solicitation/prospectus as Annex A. We encourage you to read the merger agreement, as amended, because it is the legal document that governs the merger.

     Upon the closing of the merger, the Operating Partnership will continue to exist, Camden Summit will become the general partner of the Operating Partnership and the existing partnership agreement will be amended and restated. The form of the new partnership agreement is attached to this consent solicitation/prospectus as Annex B. We encourage you to read the new partnership agreement because it is the legal document that will govern the Operating Partnership after the merger.

     Subject to the completion of the merger, Camden is offering you the opportunity to remain as a limited partner of the Operating Partnership following the merger by exchanging your existing units for new units in the Operating Partnership. If you do not want to remain as a limited partner, Camden is offering to exchange your existing units for cash. Please refer to the section of this consent solicitation/prospectus entitled “The Exchange Offer” for more information on the exchange offer.

     By a separate joint proxy statement/prospectus, the Camden board is soliciting approval of the issuance of Camden common shares pursuant to the merger agreement from Camden common shareholders and the Summit board is soliciting approval of the merger agreement and the merger from Summit common stockholders. The joint proxy statement/prospectus also constitutes a prospectus of Camden with respect to the Camden common shares to be issued to Summit stockholders in the merger.

     Approval of the issuance of Camden common shares requires the affirmative vote of the holders of at least a majority of the Camden common shares cast on such proposal at the Camden special meeting, provided that the total votes cast on the proposal represents more than 50% of the outstanding common shares entitled to vote on the proposal. As of                    , 2004, Camden’s trust managers, executive officers and their affiliates beneficially owned, excluding share options and partnership units held by them,        Camden common shares, representing     % of the outstanding Camden common shares entitled to vote at the Camden special meeting.

     Approval of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Summit common stock as of the record date for the Summit special meeting. As of                    , 2004, Summit’s directors, executive officers and their affiliates beneficially owned, excluding stock options and partnership units held by them,                   shares of Summit common stock, representing       % of the outstanding shares of Summit common stock entitled to vote at the Summit special meeting.

     The merger will not be completed, nor will the new partnership agreement be adopted, even if limited partners approve the merger and the new partnership agreement, unless the required approvals of Camden shareholders and Summit stockholders are obtained. The closing of the exchange offer is conditioned on the closing of the merger.

Recommendation of the Summit Board (see page 52)

     The board of directors of Summit, in its capacity as the general partner of the Operating Partnership, unanimously recommends that limited partners vote FOR approval of the merger and FOR approval of the new partnership agreement. Your should refer to the reasons the Summit board considered in making this determination beginning on page 52.

     In considering the recommendation of the Summit board with respect to the transaction, Summit stockholders and limited partners should be aware that members of the Summit board as well as some Summit executive officers have interests in, and will receive benefits from, the transaction that differ from, or are in addition to, the interests of Summit stockholders and limited partners generally. See “The Transaction—Conflicts of Interest of Summit Directors and Executive Officers in the Transaction” beginning on page 61.

     We are not making, and have not authorized anyone to make, any recommendation as to whether you ought to elect to receive cash or new units in the exchange offer. You must make your own investment decision whether to receive cash or new units based on your investment objectives.

Fairness Opinion (see page 55)

     In deciding to approve and adopt the merger agreement and the merger, the Summit board considered the oral opinion, delivered on October 4, 2004, subsequently confirmed in writing, of its financial advisor, JPMorgan, that, as of that date and based upon and subject to the various considerations and assumptions described in the opinion, the consideration to be received by the holders of Summit common stock (including with respect to equity securities convertible into, or redeemable by Summit under certain circumstances for, shares of Summit common stock, any holders thereof on an as-converted or as-redeemed basis, as the case may be) in the merger was fair, from a financial point of view, to such holders. The JPMorgan opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by JPMorgan in connection with its opinion, is attached as Annex E to this consent solicitation/prospectus. JPMorgan did not make an independent evaluation or appraisal of the assets and liabilities of Summit or Camden or any of their subsidiaries and was not furnished with an evaluation or appraisal of any of these assets or liabilities in connection with preparing its fairness opinion. We encourage you to read this opinion carefully. However, JPMorgan’s written opinion does not address issues related to the exchange offer or the new partnership agreement and does not constitute a recommendation to any limited partner of the Operating Partnership as to its election to receive cash or new units in the exchange offer or whether such limited partner should approve the merger or the new partnership agreement.

Risks Associated with the Transaction (see page 31)

     The Camden and Summit boards believe that the transaction is advisable and in the best interests of their respective equityholders. There are, however, risks associated with the transaction that you should consider in deciding how to vote. These risks include, among others:

•	the fact that you may receive new units in the exchange offer with a market value lower than expected;

•	the fact that the approval of the new partnership agreement will constitute a waiver of some of your rights under the existing partnership agreement;

•	the fact that after the transaction is completed, holders of existing units who receive new units for some or all of their existing units will have different rights that may be less advantageous than their current rights;

•	the potential inability of Camden to integrate successfully Summit’s portfolio and to realize the cost savings expected from the transaction;

•	the fact that the directors and some of the executive officers of Summit may have interests in the transaction that may conflict with the interests of Summit stockholders and limited partners;

•	risks related to the operation of the Operating Partnership after the merger;

•	there will be restrictions and limitations on the transfer of new units;

•	the fact that holders of new units will be subject to dilution;

•	the fact that Camden will need to refinance the new $500 million bridge facility being obtained to finance the transaction costs, and may incur increased interest costs on the replacement indebtedness due to higher interest costs of longer-term debt;

•	the risk that Camden and Summit may incur substantial expenses and payments if the transaction does not occur;

•	the risk that the termination fee may discourage other companies from trying to acquire Summit;

•	the fact that the tax consequences of the transaction for you will be dependent on whether you receive cash or new units in the transaction;

•	the risk that the failure to achieve expected cost savings and anticipated costs relating to the transaction could reduce Camden’s future earnings per share; and

•	the risks associated with the lack of a requirement that the fairness opinion of Summit’s financial advisor be updated as a condition to closing the transaction.

Risks Associated with the Ownership of Camden Common Shares (see page 36)

     After the merger, new units may be redeemed for Camden common shares, and there are risks associated with the ownership of Camden common shares into which the new units may be redeemed that you should consider in deciding whether to elect to receive new units or cash in the exchange offer. You should carefully consider information set forth below under “Risk Factors—Risks Associated with the Ownership of Camden Common Shares” in conjunction with the other information contained or incorporated by reference in this consent solicitation/prospectus before making a decision to elect to receive new units in the exchange offer.

Conflicts of Interest of Summit Directors and Executive Officers in the Transaction (see page 61)

     When you consider whether to vote in favor of the merger and in favor of the new partnership agreement, you should be aware that members of the Summit board as well as some Summit executive officers have interests in, and will receive benefits from, the transaction that differ from, or are in addition to, the interests of other Summit stockholders and limited partners generally. As a result of the transaction, Summit executive officers and directors will receive the following:

•	Seven of Summit’s executive officers, Steven R. LeBlanc (who is also a director of Summit), Michael L. Schwarz, Gregg D. Adzema, Keith L. Downey, Randall M. Ell, Todd Farrell and Michael G. Malone, will receive a total of approximately $14.5 million under severance agreements.

•	These seven executive officers will receive a total of $10 million under retention bonus agreements.

•	These seven executive officers will be paid additional gross-up payments for any “excess parachute payment” excise tax imposed on the payments to be made to such executive officers in connection with the merger.

•	Summit will, at the discretion of its compensation committee, award performance retention bonuses to Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell, Farrell and Malone in an amount not to exceed a total of $2 million in the aggregate.

•	Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell and Malone will receive a total of approximately $5.1 million under Summit’s long term incentive plan.

•	Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell and Malone currently hold options to purchase a total of 1,292,400 shares of Summit common stock. To the extent these executive officers still hold such options at the effective time of the merger, the options will be cancelled in exchange for the right to receive a single lump sum cash payment, which will vary depending on the market price of Camden common shares during a period prior to closing as described in the section of this consent solicitation/prospectus entitled “The Merger Agreement—Treatment of Summit Stock Options and Restricted Stock” beginning on page 72.

•	All restricted stock and stock awards granted to such persons, totaling 99,811 shares, will vest at a time no later than closing and will be entitled to receive the merger consideration which, assuming all such shares are converted into the cash consideration, will have a total value of approximately $3.1 million.

•	Camden will continue the indemnification and directors’ and officers’ liability insurance coverage for Summit directors and officers for six years after the merger.

•	Two of Summit’s directors, William B. McGuire, Jr. and William F. Paulsen, own a total of 1,216,358 existing units and will have the option to tender their existing units in the exchange offer. If either Messrs. McGuire or Paulsen elects to tender his existing units in the exchange offer for new units, he will, in his capacity as a limited partner of the Operating Partnership, enter into a Tax, Asset and Income Support Agreement that will prevent the Operating Partnership from selling protected assets under certain circumstances if the limited partners would recognize a taxable gain in such a disposition. See “Ancillary Agreements—Tax, Asset and Income Support Agreement” beginning on page 88.

•	Messrs. McGuire and Paulsen will be appointed as trust managers of Camden following the closing of the merger.

•	Messrs. McGuire and Paulsen currently hold options to purchase a total of 286,000 shares of Summit common stock. To the extent that Messrs. McGuire and Paulsen still hold such options at the effective time of the merger, these options will be cancelled in the merger in exchange for a single lump sum cash payment, which will vary depending on the market price of Camden common shares during a period prior to closing as described in the section of this consent solicitation/prospectus entitled “The Merger Agreement—Treatment of Summit Stock Options and Restricted Stock” beginning on page 72.

•	All restricted stock held by Messrs. McGuire and Paulsen, totaling 1,614 shares, will vest at a time no later than the closing of the merger and will be entitled to receive the merger consideration, which, assuming that all such shares are converted into the right to receive $31.20 per share, will have a total value of approximately $50,000.

Comparison of Rights of Unitholders (see page 101)

     The Operating Partnership is a Delaware limited partnership and, accordingly, the rights of the holders of existing units are governed by the existing partnership agreement and Delaware law. At the time of the merger, the rights of the holders of new units will be governed by the new partnership agreement and Delaware law, and Camden Summit will become the general partner of the Operating Partnership. In addition, the name of the Operating Partnership will be changed to Camden Summit Partnership, L.P.

The Exchange Offer

The Exchange of Existing Units (see page 65)

     We are offering each limited partner, other than Summit, the right to elect to receive cash or new units in exchange for all of the existing units currently outstanding. In addition, we will also pay accrued and unpaid distributions with respect to the existing units accepted for exchange up to the date of acceptance on all existing units accepted for exchange.

     You may elect to exchange some or all of your existing units for either:

•	$31.20 in cash, which we refer to as the cash consideration; or

•	.6687 of a new unit, which we refer to as the unit consideration.

     In the event that you do not make an election with respect to your existing units, each existing unit will automatically be converted into .6687 of a new unit at the closing of the exchange offer. The value of the consideration that you receive in the exchange offer may vary depending on whether you elect to receive new units or cash. The value of the cash consideration is fixed at $31.20 for each existing unit. The value of the unit consideration is not fixed and will depend on the value of .6687 of a new unit at the time of the closing of the exchange offer. You will have the right to redeem the new units that you receive in the exchange offer at any time following the completion of the exchange offer in accordance with terms and conditions of the new partnership agreement. Under the new partnership agreement, each new unit will be redeemable for one Camden common share or its cash equivalent, at the election of Camden Summit. Accordingly, the value of the unit consideration in the transaction can be determined by multiplying the trading price of a Camden common share by .6687.

     As illustrated in the table below, the value of .6687 of a Camden common share at the closing of the exchange offer may be less than or greater than $31.20. In particular, if the value of a Camden common share at the closing of the exchange offer is less than $46.66, then the $31.20 in cash would be greater than the value of .6687 of a Camden common share.

Hypothetical Trading	Corresponding Value of
Price of Camden	.6687 of a
Common Shares	Camden Common Share
$56.00	$37.45
$55.00	$36.78
$54.00	$36.11
$53.00	$35.44
$52.00	$34.77
$51.00	$34.10
$50.00	$33.44
$49.00	$32.77
$48.00	$32.10
$47.00	$31.43
$46.66	$31.20
$46.00	$30.76
$45.00	$30.09
$44.00	$29.42
$43.00	$28.75
$42.00	$28.09
$41.00	$27.42
$40.00	$26.75
$39.31	$26.29

     You are urged to check the trading price of Camden common shares prior to completing your consent form and election form. The trading price of Camden common shares will fluctuate between the date of this consent solicitation/prospectus, the date of your election and the closing of the exchange offer. As a result, as the table above illustrates, fluctuations in the trading price of Camden common shares will alter the value of the new units that you may acquire in exchange for your existing units.

     Summit may terminate the merger agreement if the value of Camden common shares decreases below $39.31 per Camden common share, during a period leading up to the merger, unless Camden elects to increase the exchange ratio. If Camden makes such an election, the exchange offer will be amended to similarly increase the exchange ratio in the exchange offer. See the “Merger Agreement—Summit Price-Based Termination Right” on page 80.

     The exchange offer will expire on the exchange offer expiration date, which is 4:00 p.m., Eastern Time, on                    , 2005, unless we decide to extend it. We may extend the exchange offer expiration date for any reason. If we decide to extend the exchange offer expiration date, we will announce any extension by press release or other permitted means no later than 9:00 a.m., Eastern Time, on the business day after the previously scheduled exchange offer expiration date.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of existing units in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Conditions to the Exchange Offer (see page 67)

     The exchange offer is subject to various conditions, including the following:

•	the closing of the merger; and

•	the SEC declaring the registration statement of which this consent solicitation/prospectus is a part and any post-effective amendment to this registration statement effective under the Securities Act of 1933, as amended.

Tenders and Withdrawals of Existing Units (see page 68)

     If you desire to tender your existing units for cash or new units in the exchange offer, you must complete and sign an election form and send it along with your unit certificates to American Stock Transfer and Trust Company, the exchange agent for the exchange offer, prior to the exchange offer expiration date.

     If all conditions to the exchange offer are satisfied or waived, promptly after the closing of the exchange offer we will exchange all existing units validly tendered and not withdrawn prior to the exchange offer expiration date for cash or new units in accordance with your election. We will determine in our reasonable discretion whether any existing units have been properly tendered. Please carefully follow the instructions contained in this consent solicitation/prospectus on how to tender your existing units.

     If you decide to tender existing units in the exchange offer, you may withdraw them at any time prior to the exchange offer expiration date. Any existing units properly withdrawn will be deemed not to have been validly tendered unless such withdrawn existing units are properly re-tendered prior to the exchange offer expiration date.

Acceptance of Existing Units (see page 68)

     We will accept all existing units validly tendered and not withdrawn as of the exchange offer expiration date and will issue new units and/or cash promptly after the closing of the exchange offer. Our oral or written notice of acceptance to the exchange agent will be considered our acceptance of the existing units.

Consequences to Holders Who Do Not Tender Existing Units for Exchange (see page 70)

     Each existing unit that is not tendered for exchange, is withdrawn for exchange (and not validly re-tendered) or is tendered but not accepted in connection with the exchange offer prior to the exchange offer expiration date will automatically be converted into .6687 of a new unit upon the closing of the exchange offer.

Amendment of the Exchange Offer (see page 66)

     We reserve the right not to accept any of the existing units tendered, and otherwise to interpret or modify the terms of this exchange offer, not inconsistent with the terms of the merger agreement or existing partnership agreement, provided that we will comply with applicable laws that require us to extend the period during which existing units may be tendered or withdrawn as a result of changes in the terms of or information relating to the exchange offer.

Material Federal Income Tax Consequences (see page 92)

     Whether you elect to receive cash or new units in exchange for your existing units, the exchange will have important and material federal income tax consequences for you. You are strongly advised to consult with your tax and other advisors regarding the exchange offer and your decision as to whether to elect to receive cash or new units. The tax discussion contained in this consent solicitation/prospectus under “Material Federal Income Tax Consequences” provides a general overview of the anticipated federal—but not state, local or foreign—income tax consequences of the exchange offer to the limited partners. However, your particular circumstances could vary significantly from those of other limited partners and, consequently, some or all of the tax disclosure in this consent solicitation/prospectus may not be applicable to you.

The Exchange Agent

     American Stock Transfer and Trust Company will act as exchange agent for purposes of processing tenders and withdrawals of existing units in the exchange offer. The address of the exchange agent is set forth in the election form included with this consent solicitation/prospectus.

     We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for all of its reasonable out-of-pocket expenses.

The Merger and Related Matters

Conditions to the Closing of the Merger (see page 78)

     Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to complete the merger is subject to the fulfillment or waiver of a number of conditions, including the following:

•	the receipt of the requisite approvals of Camden shareholders, Summit stockholders and limited partners of the Operating Partnership;

•	the registration statement of which the joint proxy statement/prospectus forms a part having become effective and no stop order or proceedings by the SEC seeking a stop order having been entered or pending;

•	the listing of the Camden common shares to be issued in the merger and the Camden common shares reserved for issuance upon redemption of the new units on the New York Stock Exchange, or the NYSE;

•	the receipt of all required governmental consents and approvals necessary to complete the merger; and

•	the absence of any court or other governmental order preventing the merger.

     In addition, Camden’s obligation to complete the merger is subject to, among other things:

•	the accuracy, as of the closing, of the representations and warranties made by Summit to the extent set forth in the merger agreement;

•	the performance in all material respects by Summit of all of its obligations under the merger agreement to be performed by it prior to the merger; and

•	the lack of any event, change or circumstance that, individually or in the aggregate, has a material adverse change, as defined in the merger agreement, on Summit.

     In addition, Summit’s obligation to complete the merger is subject to, among other things:

•	the accuracy, as of the closing, of the representations and warranties made by Camden to the extent set forth in the merger agreement;

•	the performance in all material respects by Camden of all of its obligations under the merger agreement to be performed by it prior to the merger;

•	the lack of any event, change or circumstance that, individually or in the aggregate, has a material adverse change, as defined in the merger agreement, on Camden; and

•	the receipt by Camden of the financing necessary to satisfy any and all of Camden’s or Camden Summit’s obligations under or arising out of the merger agreement.

     Where the law permits, Camden or Summit could decide to complete the merger even though one or more conditions were not satisfied. By law, neither Camden nor Summit can waive:

•	the requirement that Camden common shareholders approve the issuance of Camden common shares in the merger and Summit common stockholders approve the merger;

•	the requirement that the limited partners of the Operating Partnership approve the merger and the new partnership agreement of the Operating Partnership; and

•	any court order or law preventing the closing of the merger.

     Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the Camden or Summit boards. If Camden or Summit waive compliance with one or more of the other conditions and the condition was deemed material to a vote of Camden common shareholders and/or Summit common stockholders, Camden and/or Summit would have to resolicit shareholder or stockholder approval, as applicable, before closing the merger. Neither Camden nor Summit intends to notify shareholders or stockholders of any waiver that, in the judgment of the Camden and Summit boards, does not require resolicitation of shareholder or stockholder approval.

     It is a condition to the closing of the merger that Locke Liddell & Sapp LLP, counsel to Camden, deliver an opinion as to Camden’s qualification as a REIT under the Internal Revenue Code and Camden’s ability to so qualify after the merger. It is also a condition to the closing of the merger that Goodwin Procter LLP, counsel to Summit, deliver an opinion that the merger qualifies as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code and as to Summit’s qualification as a REIT under the Internal Revenue Code. These conditions will not be waived.

No Solicitation by Summit (see page 76)

     The merger agreement contains restrictions on Summit’s ability to solicit, initiate or encourage, or participate in any discussions or negotiations regarding an Acquisition Proposal, as defined in the section entitled “The Merger Agreement—No Solicitation by Summit.” Notwithstanding these restrictions, the merger agreement provides that, under specified circumstances, if Summit receives an unsolicited bona fide Acquisition Proposal from a third party, Summit may furnish non-public information to that third party and may participate in discussions and negotiations regarding such Acquisition Proposal if the Summit board determines in good faith, after consultation with outside counsel, that failure to do so would be reasonably likely to be inconsistent with its duties to Summit or its stockholders under applicable law and the Summit board determines that such Acquisition Proposal is reasonably likely to lead to proposal that is superior to the merger.

Termination of the Merger Agreement (see page 79)

     Camden or Summit may terminate the merger agreement, whether before or after the required shareholder, stockholder and limited partner approvals are obtained, if:

•	Summit stockholders do not approve the merger agreement and the merger;

•	the limited partners of the Operating Partnership, other than Summit, do not approve the merger and the new partnership agreement of the Operating Partnership;

•	Camden shareholders do not approve the issuance of Camden common shares in the merger;

•	a final, non-appealable judgment or governmental order is issued prohibiting the closing of the merger; or

•	the merger is not completed by March 31, 2005, provided that neither Camden nor Summit may terminate the merger agreement if its breach is the reason that the merger is not completed by that date.

     Camden also may terminate the merger agreement:

•	if Summit breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to a failure of the related condition to the closing of the merger and such condition would be incapable of being satisfied by March 31, 2005; or

•	if the Summit board:

•	fails to include a recommendation in the joint proxy statement/prospectus that the Summit stockholders vote in favor of the merger agreement and the merger;

•	withdraws, modifies or changes, or proposes or announces any intention to withdraw, modify or change, in any manner material and adverse to Camden, such recommendation; or

•	approves or recommends, or announces any intention to approve or recommend, any Acquisition Proposal, as defined below in the section entitled “The Merger Agreement—No Solicitation by Summit.”

     Summit also may terminate the merger agreement:

•	if Camden breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to a failure of the related condition to the closing of the merger and such condition would be incapable of being satisfied by March 31, 2005;

•	if, as of the date that the joint proxy statement/prospectus is first mailed to Summit stockholders through the closing of the merger, Camden fails to have the financing necessary to satisfy any and all of Camden’s or Camden Summit’s obligations arising under or out of the merger agreement; or

•	in connection with entering into a definitive agreement to effect a superior acquisition proposal so long as Summit has provided Camden with at least 48 hours prior written notice of Summit’s decision to so terminate, such termination is not effective until such time as the $50 million termination fee is made by Summit and Summit is not then in material breach of the no solicitation provisions contained in the merger agreement.

     Camden and Summit also may mutually agree to terminate the merger agreement.

Summit Price-Based Termination Right (see page 80)

     In addition to the termination rights described above, Summit may also terminate the merger agreement if:

•	as of the third business day, which we refer to in this consent solicitation/prospectus as the Determination Date, before the later of January 4, 2005 and the business day immediately following obtaining Camden shareholder and Summit stockholder and limited partner approvals, the average of the closing prices of Camden common shares for the 14 consecutive trading days ending on the business day immediate prior to the Determination Date, discarding the two highest and two lowest closing prices and averaging the remaining closing prices, which we refer to in this consent solicitation/prospectus as the Average Camden Share Price, is less than $39.31;

•	Summit notifies Camden of Summit’s intention to terminate the merger agreement; and

•	within one business day of receipt of such notice, Camden has not delivered written notice to Summit agreeing to increase the exchange ratio such that, as of the closing date, the product of the number of shares of Summit common stock that convert into the right to receive the share consideration times the exchange ratio of .6687 times the Average Camden Share Price will be equal to the product of the number of shares of Summit common stock that convert into the right to receive the share consideration times the exchange ratio times $39.31. If Camden makes such election, the exchange offer will be amended to similarly increase the exchange ratio in the exchange offer.

Termination Fee and Termination Expenses (see page 81)

     Summit has agreed to pay to Camden a termination fee of $50 million if the merger agreement is terminated:

•	by Summit under the limited circumstances described above where it is permitted to terminate the merger agreement in connection with entering into a definitive agreement to effect a superior acquisition proposal; or

•	by Camden under the limited circumstances described above where the Summit board fails to include a recommendation in this consent solicitation/prospectus that the Summit stockholders vote in favor of the merger agreement and the merger, withdraws, modifies or changes, or proposes or announces any intention to withdraw, modify or change, in any manner material and adverse to Camden, such recommendation, or approves or recommends, or announces any intention to approve or recommend, a superior acquisition proposal.

     Under the merger agreement, Summit and Camden also may become obligated under specified circumstances to reimburse the other party’s expenses if the merger agreement is terminated.

Trust Managers and Executive Officers of Camden After the Transaction (see page 61)

     Following the merger, the current trust managers of Camden will remain as trust managers of Camden. In addition, the merger agreement provides that Messrs. McGuire and Paulsen will become members of the Camden board and will be nominated by the Camden board for election at the next annual meeting of Camden shareholders. Following the merger, the current executive officers of Camden will remain as executive officers of Camden. None of the current executive officers of Summit will become executive officers of Camden following the merger.

Transaction Financing (see page 64)

     Camden intends to finance the estimated $518.1 million of transaction costs under a new $500 million senior unsecured bridge facility, to be entered into before the closing of the merger, and by borrowing the remaining $18.1 million of transaction costs under Camden’s existing $500 million credit facility. Camden has received an executed commitment letter from Banc of America Securities LLC and Bank of America, N.A. for the entire $500 million principal amount of the new bridge facility, which will have a term of 364 days from funding and an interest rate of LIBOR plus 90 basis points, which interest rate is subject to certain conditions. Camden Operating, L.P. and certain of Camden’s other subsidiaries will guarantee any outstanding obligation under the bridge facility. At September 30, 2004, Camden had available borrowing capacity under its existing $500 million credit facility of $148.9 million.

The Spin-Off Transaction

     In connection with the transaction, Camden expects to form a joint venture and transfer to the joint venture multifamily properties currently owned by Camden with an estimated value of $425 million to $525 million. Camden expects to retain a minority interest in the joint venture and continue to provide property management services for the properties transferred to the joint venture. Camden expects to use a portion of the proceeds from this transaction to repay the bridge facility that will finance the transaction costs, including the cash portion of the transaction consideration. If the spin-off transaction is not consummated, Camden will need to repay the bridge financing by other means, which may result in Camden incurring increased interest costs on any replacement indebtedness due to higher interest costs of longer-term debt. See “Risk Factors— Camden will need to replace, at or before maturity, a $500 million bridge facility to be used to finance a portion of the cash consideration and transaction costs.”

Regulatory Approvals (see page 64)

     Neither Camden, Summit nor the Operating Partnership is aware of any material federal or state regulatory requirements that must be complied with or approvals that must be obtained by Camden, Camden Summit, Summit or the Operating Partnership in connection with either the merger or the exchange offer.

Accounting Treatment (see page 65)

     The merger will be treated as a purchase for financial accounting purposes. This means that Camden will record the assets acquired and the liabilities assumed at their estimated fair values at the time the transaction is completed.

Camden Common Shares to be Listed on the New York Stock Exchange

     Camden will list the Camden common shares to be issued to holders of shares of Summit common stock in connection with the merger and the Camden common shares reserved for issuance upon redemption of the new units on the NYSE. After the closing of the merger, there will be no further trading in shares of Summit common stock and Summit will delist its common stock from the NYSE and deregister it for purposes of the Securities Exchange Act of 1934.

Dissenters’ Appraisal Rights (see page 66)

     You do not have any rights to dissent and receive the appraised value of your existing units in the transaction.

Selected Historical Financial Information

     The following financial information is provided to assist you in your analysis of the financial aspects of the merger. The annual Camden historical information has been derived from the audited consolidated financial statements of Camden as of and for each of the years ended December 31, 1999 through 2003. The annual Operating Partnership historical information has been derived from the audited consolidated financial statements of Summit as of and for each of the years ended December 31, 1999 through 2003. The historical information as of and for the nine months ended September 30, 2003 and 2004 has been derived from interim, unaudited condensed consolidated financial statements of both Camden and the Operating Partnership that, in the opinion of each entity’s management, include all adjustments that are considered necessary for the fair presentation of the respective entity’s results for the interim periods. The information is only a summary and should be read in conjunction with each entity’s historical consolidated financial statements and related notes contained in Camden’s and the Operating Partnership’s annual, quarterly and other reports that have been incorporated by reference in this consent solicitation/prospectus, as well as other information that Camden and the Operating Partnership have filed with the SEC. See “Where You Can Find More Information” beginning on page 111. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of results for the year ending December 31, 2004. For a discussion of certain factors that may materially affect the comparability of the selected historical financial information or cause the data reflected herein not be indicative of Camden’s future financial condition or results of operations, see the section in this consent solicitation/prospectus entitled “Risk Factors” beginning on page 31.

CAMDEN PROPERTY TRUST

						Nine Months
						Ended
	Years Ended December 31,					September 30,
(In thousands, except per share amounts)	2003	2002	2001	2000	1999	2004	2003
Revenues:
Rental revenues	$371,401	$365,883	$365,973	$356,396	$333,482	$289,212	$275,289
Other property revenues	33,373	30,622	28,692	26,351	21,476	26,268	25,237

Total property revenues	404,774	396,505	394,665	382,747	354,958	315,480	300,526
Fee and asset management	7,276	6,264	7,745	6,537	6,492	6,639	5,402
Other revenues	5,685	8,214	9,117	5,823	1,924	7,999	3,447

Total revenues	417,735	410,983	411,527	395,107	363,374	330,118	309,375

Expenses:
Property operating and maintenance	119,811	108,915	103,154	100,511	95,794	95,507	89,815
Real estate taxes	44,128	41,005	39,760	38,125	35,451	34,953	33,448

Total property expenses	163,939	149,920	142,914	138,636	131,245	130,460	123,263
Property management	10,154	10,027	9,510	9,358	9,372	8,512	7,494
Fee and asset management	3,908	2,499	2,016	1,370	1,254	2,845	3,229
General and administrative	16,231	14,439	12,521	13,706	10,471	12,400	11,926
Impairment provision for technology investments	—	—	9,864	—	—	—	—
Other expenses	1,389	2,790	1,511	—	—	—	1,389
Losses related to early retirement of debt	—	234	388	—	—	—	—
Interest	75,414	71,499	69,841	69,036	57,856	59,701	55,459
Amortization of deferred financing costs	2,634	2,165	1,591	1,340	1,064	2,250	1,923
Depreciation	105,442	101,177	97,972	93,610	86,523	80,299	78,699

Total expenses	379,111	354,750	348,128	327,056	297,785	296,467	283,382

Income from continuing operations before gain on sale of properties, impairment loss on land held for sale, equity in income of joint ventures and minority interests	38,624	56,233	63,399	68,051	65,589	33,651	25,993
Gain on sale of properties	2,590	359	2,372	18,323	2,979	1,255	2,171
Impairment loss on land held for sale	—	—	—	—	—	(1,143)	—
Equity in income of joint ventures	3,200	366	8,527	765	683	259	3,152
Income allocated to minority interests Distributions on preferred units	(12,747)	(12,872)	(12,872)	(12,845)	(8,278)	(8,350)	(9,654)
Original issuance costs on redeemed perpetual preferred units	—	—	—	—	—	(745)	—
Income allocated to common units	(2,237)	(1,807)	(3,127)	(2,461)	(2,014)	(2,078)	(1,482)

Income from continuing operations	29,430	42,279	58,299	71,833	58,959	22,849	20,180
Income from discontinued operations	—	3,134	2,993	2,591	2,664	—	—
Gain on sale of discontinued operations	—	29,199	—	—	—	—	—

Net income	29,430	74,612	61,292	74,424	61,623	22,849	20,180
Preferred share dividends	—	—	(2,545)	(9,371)	(9,371)	—	—

Net income available to common shareholders	$29,430	$74,612	$58,747	$65,053	$52,252	$22,849	$20,180

						Nine Months
						Ended
	Years Ended December 31,					September 30,
(In thousands, except per share amounts)	2003	2002	2001	2000	1999	2004	2003
Earnings per share — basic
Income from continuing operations	$0.75	$1.04	$1.40	$1.64	$1.20	$0.57	$0.51
Income from discontinued operations, including gain on sale	—	0.80	0.08	0.07	0.07	—	—

Net income available to common shareholders	$0.75	$1.84	$1.48	$1.71	$1.27	$0.57	$0.51

Earnings per share — diluted
Income from continuing operations	$0.71	$1.00	$1.34	$1.57	$1.17	$0.54	$0.49
Income from discontinued operations, including gain on sale	—	0.73	0.07	0.06	0.06	—	—

Net income available to common shareholders	$0.71	$1.73	$1.41	$1.63	$1.23	$0.54	$0.49

Distributions declared per common share	$2.54	$2.54	$2.44	$2.25	$2.08	$1.905	$1.905
Weighted average number of common shares outstanding	39,355	40,441	39,796	38,112	41,236	40,234	39,224
Weighted average number of common and common dilutive equivalent shares outstanding	41,354	44,216	41,603	41,388	44,291	42,381	41,170

						Nine Months Ended
	Years Ended December 31,					September 30,
(In thousands, except property data)	2003	2002	2001	2000	1999	2004	2003
Balance Sheet Data (at end of year)
Real estate assets	$3,099,856	$3,035,970	$2,823,530	$2,719,234	$2,706,163	$3,176,542	$3,105,781
Accumulated depreciation	(601,688)	(498,776)	(422,154)	(326,723)	(253,545)	(680,184)	(575,459)
Total assets	2,625,561	2,608,899	2,449,665	2,430,881	2,487,932	2,646,929	2,607,648
Notes payable	1,509,677	1,427,016	1,207,047	1,138,117	1,165,090	1,605,326	1,481,805
Minority interests	196,385	200,729	206,079	210,377	196,852	158,941	197,197
Convertible subordinated debentures	—	—	—	1,950	3,406	—	—
Shareholders’ equity	$784,885	$839,453	$918,251	$974,183	$1,016,675	$742,613	$791,213
Common shares outstanding	39,658	39,214	40,799	38,129	39,093	39,947	39,613
Other Data
Cash flows provided by (used in):
Operating activities	$137,962	$182,207	$180,280	$166,436	$164,021	$121,632	$105,089
Investing activities	(91,947)	(220,766)	(103,689)	(15,751)	(220,571)	(92,713)	(71,206)
Financing activities	(43,063)	35,785	(78,348)	(151,266)	(56,420)	(29,811)	(31,947)
Funds from operations — diluted (a)	135,734	150,443	159,719	159,070	152,369	105,484	98,943
Property Data
Number of operating properties (at end of period)
Included in continuing operations	144	143	142	142	150	145	144
Included in discontinued operations	—	—	3	3	3	—	—
Number of operating apartment homes (at end of period)
Included in continuing operations	51,344	50,790	50,021	50,012	51,987	52,008	51,344
Included in discontinued operations	—	—	1,324	1,324	1,324	—	—
Number of operating apartment homes (weighted average) (b)
Included in continuing operations	46,382	45,465	44,164	45,177	44,282	47,039	46,237
Included in discontinued operations	—	1,285	1,324	1,324	1,324	—	—
Weighted average monthly total property revenue per apartment home	$725	$727	$745	$706	$668	$745	$722
Properties under development (at end of period)	2	4	2	3	6	3	1

(a)	Camden management considers FFO to be an appropriate measure of the performance of an equity REIT. The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with generally accepted accounting principles in the United States of America, or GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, extraordinary or unusual items, along with significant non-recurring events that materially distort the comparative measure of FFO are typically disregarded in its calculation. Camden’s definition of diluted FFO also assumes conversion at the beginning of the period of all convertible securities, including minority interests, which are convertible into common equity. Camden believes that in order to facilitate a clear understanding of its consolidated historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated financial statements and data incorporated by reference into this consent solicitation/prospectus. FFO is not defined by GAAP. FFO should not be considered as an alternative to net income as an indication of Camden’s operating performance. Furthermore, FFO as disclosed by other REITs may not be comparable to Camden’s calculation. Camden’s reconciliation of net income available to common shareholders to FFO is set forth below:

						Nine Months Ended
	Years Ended December 31,					September 30,
(In thousands)	2003	2002	2001	2000	1999	2004	2003
Funds from operations
Net income available to common shareholders	$29,430	$74,612	$58,747	$65,053	$52,252	$22,849	$20,180
Real estate depreciation from continuing operations	103,354	99,206	96,303	92,261	85,562	78,987	77,129
Real estate depreciation from discontinued operations	—	1,785	2,097	2,016	1,929	—	—
Adjustments for unconsolidated joint ventures	678	2,252	(3,032)	3,238	3,936	1,570	152
Loss (gain) on sale of properties	35	(20)	(105)	(15,527)	(2,979)	—	—
Gain on sale of discontinued operations	—	(29,199)	—	—	—	—	—
Preferred share dividends	—	—	2,545	9,371	9,371	—	—
Income allocated to common units	2,237	1,807	3,127	2,461	2,014	2,078	1,482
Adjustments for convertible subordinated debentures	—	—	37	197	284	—	—

Funds from Operations	$135,734	$150,443	$159,719	$159,070	$152,369	$105,484	$98,943

Weighted average common shares outstanding	39,355	40,441	39,796	38,112	41,236	40,234	39,224
Common share options and awards granted	1,433	1,313	1,234	729	431	1,585	1,379
Units convertible into common shares	2,446	2,462	2,509	2,547	2,624	2,438	2,447
Preferred shares	—	—	1,052	3,207	3,207	—	—
Convertible subordinated debentures	—	—	19	105	146	—	—

Weighted average common and common equivalent shares outstanding - diluted	43,234	44,216	44,610	44,700	47,644	44,257	43,050

(b)	Excludes apartment homes owned in joint ventures.

SUMMIT PROPERTIES PARTNERSHIP, L.P.

						Nine Months Ended
	Years Ended December 31,					September 30,
(In thousands, except per share amounts)	2003	2002	2001	2000	1999	2004	2003
OPERATING INFORMATION:
Revenues:
Rental	$104,973	$93,034	$102,691	$99,133	$92,741	$95,445	$76,950
Other property income	7,854	6,754	7,883	7,721	6,447	7,940	5,717
Management fees — third party communities	618	787	913	1,103	1,263	439	471

Total revenues	113,445	100,575	111,487	107,957	100,451	103,824	83,138

Expenses:
Property operating and maintenance expenses (exclusive of items listed below)	24,659	22,183	22,574	20,779	20,969	20,670	17,162
Real estate taxes and insurance	13,343	9,550	9,714	10,211	8,992	13,905	10,628
Depreciation and amortization	30,462	24,230	23,302	21,677	20,352	30,191	22,240
General and administrative expense	6,941	5,937	6,940	4,752	3,876	6,099	5,232
Post-retirement benefits for former executive officers	—	—	—	—	—	1,536	—
Property management expenses	5,912	4,822	5,534	5,426	4,876	4,596	4,360

Total expenses	81,317	66,722	68,064	62,845	59,065	76,997	59,622

Operating income	32,128	33,853	43,423	45,112	41,386	26,827	23,516
Interest and other income	2,643	2,716	2,922	2,871	2,306	1,197	2,263
Interest expense and deferred financing cost amortization	(29,112)	(28,699)	(32,209)	(31,500)	(30,125)	(23,866)	(21,745)

Income from continuing operations before loss on unconsolidated real estate joint ventures, (loss) gain on sale of real estate assets and impairment loss on technology investments	5,659	7,870	14,136	16,483	13,567	4,158	4,034
(Loss) gain on unconsolidated real estate joint ventures	(326)	(49)	(171)	(399)	104	(275)	(269)
Gain on sale of real estate assets	73	13,831	34,435	38,718	17,427	—	—
Gain on sale of real estate assets - joint ventures	—	4,955	271	—	—	—	—
Impairment loss on technology investments	—	—	(1,217)	—	—	—	—

Income (loss) from continuing operations	5,406	26,607	47,454	54,802	31,098	3,883	3,765

Total discontinued operations	26,250	89,324	29,862	32,012	28,662	138,664	15,459

Net income	$31,656	$115,931	$77,316	$86,814	$59,760	$142,547	$19,224

Income available to common unitholders	$18,387	$103,511	$64,896	$74,394	$53,062	$138,938	$7,157

						Nine Months Ended
	Years Ended December 31,					September 30,
(In thousands, except per share amounts)	2003	2002	2001	2000	1999	2004	2003
Per unit data — basic
Income from continuing operations	$0.17	$0.86	$1.54	$1.79	$0.97	$0.11	$0.12
Income from discontinued operations	0.84	2.89	0.97	1.04	0.89	3.98	0.51

Net income	$1.02	$3.75	$2.51	$2.83	$1.86	$4.10	$0.63

Net income available to common unitholders	$0.59	$3.35	$2.11	$2.42	$1.65	$3.99	$0.23

Per unit data — diluted
Income (loss) from continuing operations	$0.17	$0.86	$1.53	$1.77	$0.97	$0.11	$0.12
Income from discontinued operations	0.84	2.87	0.96	1.04	0.89	3.95	0.50

Net income	$1.01	$3.73	$2.49	$2.81	$1.86	$4.06	$0.63

Net income available to common unitholders	$0.59	$3.33	$2.09	$2.41	$1.65	$3.96	$0.23

Distributions per common unit	$1.35	$1.76	$1.85	$1.75	$1.67	$1.01	$1.01

Weighted average common units outstanding - basic	31,119	30,937	30,796	30,697	32,135	34,803	30,563

Weighted average common units outstanding - diluted	31,268	31,107	31,106	30,897	32,206	35,099	30,670

						Nine Months Ended
	Years Ended December 31,					September 30,
(In thousands, except per share amounts)	2003	2002	2001	2000	1999	2004	2003
Balance Sheet Information
Real estate, before accumulated depreciation	$1,493,670	$1,410,195	$1,407,979	$1,425,367	$1,286,869	$1,591,119	$1,508,479
Total assets	1,351,885	1,350,257	1,309,299	1,358,877	1,236,014	1,534,559	1,362,326
Total long-term debt	726,152	702,456	719,345	764,384	650,077	791,714	771,033
Redeemable perpetual preferred units	53,547	136,260	136,260	136,260	136,259	53,547	53,547
Partners’ equity	566,322	584,411	531,847	531,128	518,270	672,475	519,217
Other Information
Cash flows provided by (used in):
Operating activities	$62,826	$73,318	$77,892	$86,604	$62,653	$62,089	$55,088
Investing activities	(28,943)	(8,075)	5,845	(121,305)	(36,841)	(45,496)	(10,519)
Financing activities	(33,780)	(64,903)	(86,477)	33,818	(24,675)	(16,271)	(45,045)
Funds from operations (1)	$39,482	$60,218	$70,167	$73,342	$70,707	$34,729	$28,996
Total completed communities (at end of period) (2)	46	51	54	59	65	43	50
Total apartment homes developed (3)	958	866	1,157	1,696	1,650	743	786
Total apartment homes acquired	1,095	222	—	490	—	1,133	405
Total apartment homes (at end of period) (2)	14,098	15,428	16,739	17,273	16,765	14,346	15,417

(1)	FFO, as defined by NAREIT, represents net income (loss) excluding gains from sales of property and extraordinary items, plus depreciation of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures, all determined on a consistent basis in accordance with GAAP. Summit’s methodology for computing FFO may differ from the methodologies utilized by other real estate companies and, accordingly, may not be comparable to other real estate companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, nor is it indicative of funds available to fund our cash needs, including Summit’s ability to make dividend or distribution payments. Summit believes that FFO is helpful to investors as a measure of the performance of a REIT because it recognizes that historical cost accounting for real estate assets under GAAP assumes that the value of such real estate diminishes over time. Real estate values have historically risen or fallen with market conditions and, therefore, many investors have considered presentation of operating results for a real estate company using historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of a REIT’s operating performance. By excluding such non-operating items as depreciation and gains on sales of real estate assets, among others, we believe that an investor can more easily compare the operating performance of our real estate assets between periods or compare our operating performance to our peers.

     Below is a reconciliation of net income available to common unitholders to FFO for each of the years in the five-year period ended December 31, 2003 and the nine months ended September 30, 2004 and 2003.

						Nine Months
						Ended
	Years Ended December 31,					September 30,
(In thousands)	2003	2002	2001	2000	1999	2004	2003
Income available to common unitholders	$18,387	$103,511	$64,896	$74,394	$53,062	$138,938	$7,157
Gain on sale of real estate assets	(18,893)	(78,738)	(34,435)	(38,510)	(17,427)	(137,482)	(8,377)
Gain on sale of real estate assets — joint ventures	—	(4,955)	(271)	—	—	—	—
Gain on sale of real estate assets — Summit Management Company	—	—	—	(238)	—	—	—
Depreciation:
Real estate assets	39,225	39,281	38,746	36,413	34,324	32,702	29,644
Real estate joint venture	763	1,119	1,231	1,283	748	571	572

Funds from Operations	$39,482	$60,218	$70,167	$73,342	$70,707	$34,729	$28,996

(2)	Represents the total number of completed communities and apartment homes in those completed communities owned at the end of the period (excludes joint venture communities).

(3)	Represents the total number of apartment homes in communities completed during the period and owned at the end of the period (excludes joint venture communities).

Equivalent Per Share Data

     We have summarized below specified per common share information for Camden and Summit on a historical basis, pro forma combined basis and pro forma combined equivalent basis. The pro forma combined accounts are based on the purchase method of accounting. The Summit per common share pro forma combined equivalents are calculated by multiplying the pro forma combined per common share amounts by .6687. This amount represents the fraction of a new unit that a unitholder electing to receive only new units would receive for each existing unit assuming that there is no increase to the exchange ratio. After the closing, each new unit may be redeemed for one Camden common share or its cash equivalent, at Camden Summit’s option.

     The following information should be read together with the historical and pro forma financial statements included or incorporated by reference in this consent solicitation/prospectus. See “Where You Can Find More Information.”

	Year Ended		Nine Months Ended
	December 31, 2003		September 30, 2004
	Basic	Diluted	Basic	Diluted
Net income per common share:
Camden	$0.75	$0.71	$0.57	$0.54
Summit	0.59	0.59	3.99	3.96
Camden and Summit pro forma combined	(0.27)	(0.27)	(0.04)	(0.04)
Summit pro forma combined equivalent	(0.18)	(0.18)	(0.03)	(0.03)

	For the Year	For the Nine
	Ended	Months Ended
	December 31, 2003	September 30, 2004
Cash distributions declared per common share:
Camden	$2.54	$1.905
Summit	1.35	1.010
Camden and Summit pro forma combined	2.54	1.905
Shareholders’ equity (book value) (end of period):
Camden	$784,885	$742,613
Summit	462,523	558,356
Camden and Summit pro forma combined	—	1,276,348

Comparative Per Share Market Price Data

     The existing units are not listed, and the new units will not be listed, on any national securities exchange or quoted in the over the counter market. There is no established public trading market for the existing units and we do not expect that there will be any established trading market for the new units. However, after the closing, each new unit may be redeemed for one Camden common share or its cash equivalent at Camden Summit’s election. Camden common shares trade on the NYSE under the symbol “CPT.” Summit common stock trades on the NYSE under the symbol “SMT.” The table below sets forth, for the periods indicated, dividends and the range of high and low per share sales prices for Camden common shares and Summit common stock as reported on the NYSE. For current market quotations, you should consult publicly available sources. For more information on Camden’s and Summit’s payment of dividends, see “ — Dividend Policies” below.

	Camden Common Shares			Summit Common Stock
			Dividends			Dividends
	High	Low	Paid	High	Low	Paid
2002
First quarter	$39.20	$34.59	$.635	$25.23	$21.65	$.4750
Second quarter	41.54	36.81	.635	25.85	22.23	.4750
Third quarter	37.25	30.80	.635	23.13	19.08	.4750
Fourth quarter	34.35	29.74	.635	19.38	16.72	.3375
2003
First quarter	33.99	30.70	.635	18.75	17.00	.3375
Second quarter	36.14	32.93	.635	21.15	18.02	.3375
Third quarter	38.99	34.88	.635	22.98	20.00	.3375
Fourth quarter	44.30	38.73	.635	24.68	22.01	.3375
2004
First quarter	45.35	41.37	.635	24.56	22.10	.3375
Second quarter	46.71	40.04	.635	26.01	21.18	.3375
Third quarter	47.75	44.33	.635	27.75	24.45	.3375
Fourth quarter (through November 22)	48.44	44.20	n/a	31.67	27.65	n/a

     The following table sets forth the price per share of Camden common shares and Summit common stock based on the last reported closing prices per share on the NYSE on October 4, 2004, the last trading day before the public announcement of the execution of the merger agreement, and on    , 2005, the latest practicable date before mailing this consent solicitation/prospectus.

	Price Per Share
			Summit Pro Forma
	Camden	Summit	Equivalent (1)
October 4, 2004	$46.90	$27.84	$31.36
, 2005	$—	$—	$— (2)

(1)	Computed by multiplying the Camden common share closing price by .6687. This amount represents the value of the fraction of a Camden common share that a Summit stockholder electing to receive only Camden common shares would receive for each share of Summit common stock in the merger on any of those dates, assuming that there is no reallocation requiring such Summit stockholder to receive cash and no increase to the exchange ratio.

(2)	The average last reported closing price per Camden common share for the ten trading days preceding , 2005 was $ . The Summit pro forma equivalent, based on such ten trading days, would be $ .

     The market value of the Camden common shares into which the new units may be redeemed after the closing of the exchange offer will not be known at the time you vote on the proposal to approve the merger and the new partnership agreement or at the time you make your election to exchange your existing units for cash or new units because the closing will not be completed by such times.

     The above tables show only historical comparisons. Because the market prices of Camden common shares and Summit common stock will likely fluctuate prior to closing, these comparisons may not provide meaningful information to you in determining whether to approve the merger and the new partnership agreement or whether to elect to receive cash or new units in exchange for your existing units. You are encouraged to obtain current market quotations for Camden common shares and Summit common stock and to review carefully the other information contained in this consent solicitation/prospectus or incorporated by reference into this consent solicitation/prospectus in considering whether to approve the proposals before you or whether to elect to receive cash or new units in exchange for your existing units. See “Where You Can Find More Information” on page 111.

Dividend and Distribution Policies

     On October 15, 2004, Camden paid a distribution of $0.635 per share for the third quarter of 2004 to all holders of record as of September 30, 2004, and paid an equivalent amount per unit to holders of common units in Camden Operating, L.P. and Oasis Martinique, LLC. Camden determines the amount of cash available for distribution to unitholders in accordance with the operating agreements and has made and intends to continue to make distributions to the holders of common units in amounts equivalent to the per share distributions paid to holders of common shares. Future dividends will be declared at the discretion of the Camden board and will depend on its actual cash flow, its financial condition, its capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code and such other factors as the Camden board may deem relevant.

     Until the exchange offer is completed, you will continue to receive regular distributions in accordance with the existing partnership agreement. Summit currently intends to continue to pay regular quarterly distributions for any quarterly periods ending before the closing of the exchange offer, and may pay a pro rata distribution in the quarter in which the closing of the exchange offer occurs as authorized by the Summit board. In addition, Summit may pay, if necessary, a final dividend on its common stock equal to the minimum amount necessary to maintain Summit’s REIT status under the Internal Revenue Code and to avoid the payment of any corporate level tax with respect to undistributed income or gain, as required by the merger agreement.

     Camden common shareholders will continue to receive regular dividends as authorized by the Camden board. The merger agreement permits Camden to pay a regular quarterly cash dividend in an amount not to exceed $0.635 per Camden common share. Camden currently intends to continue to pay regular quarterly dividends and may pay a pro rata cash dividend in the quarter in which the closing of the merger occurs as authorized by the Camden board.

     After the closing of the exchange offer, holders of new units will receive distributions in accordance with the new partnership agreement. A holder of a new unit would receive quarterly distributions on a pro forma combined equivalent basis of $0.4246 per new unit for each existing unit exchanged, assuming Camden’s current quarterly dividend of $0.635 per common share, or an increase of approximately 26% from the current quarterly distribution paid by the Operating Partnership on its existing units of $0.3375 per unit. Upon the closing of the exchange offer, you will cease receiving any distributions on all existing units you held before the closing, other than any distributions declared before the closing but not yet paid.

     Summit and Camden will coordinate the declaration, record and payment dates of any distributions to limited partners, it being the intention of the parties that the holders of existing units not receive more than one distribution, or fail to receive one distribution, for any single calendar quarter with respect to the existing units they currently own and any new units received in the exchange offer.

Summary Unaudited Pro Forma Financial Data

     The following table sets forth the summary unaudited pro forma financial data for Camden and Summit as a combined entity, giving effect to the merger, with Camden Summit as the surviving corporation, as if it had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma operating data are presented as if the merger had been consummated on January 1, 2003. The unaudited pro forma balance sheet data at September 30, 2004 are presented as if the merger had occurred on September 30, 2004. In the opinion of management of Camden, all adjustments necessary to reflect the effects of these transactions have been made. The merger will be accounted for under the purchase method of accounting in accordance with the Financial Accounting Standard Board’s Statement of Financial Accounting Standards No. 141.

     The pro forma financial information should be read together with the respective historical consolidated financial statements and financial statement notes of Camden and of Summit incorporated by reference into this consent solicitation/prospectus. See “Where You Can Find More Information” beginning on page 111. The unaudited pro forma operating data are presented for comparative and illustrative purposes only and are not necessarily indicative of what the actual combined results of operations of Camden and Summit would have been for the period presented, nor do these data purport to represent the results of future periods that the combined entity will experience after the merger. See “Camden Property Trust Pro Forma Condensed Combined Financial Statements” beginning on page F-1.

Camden Property Trust
Summary Unaudited Pro Forma Condensed
Combined Financial Statements

		Pro forma for
		the nine months
	Pro forma for the	ended
	year ended	September 30,
(In thousands, except per share amounts)	December 31, 2003	2004
Revenues:
Rental revenues	$488,469	$393,909
Other property revenues	41,952	34,770

Total property revenues	530,421	428,679
Fee and asset management	7,894	7,078
Other revenues	8,328	9,196

Total revenues	546,643	444,953
Expenses:
Total property expenses	207,084	168,959
Property management	15,425	12,612
Fee and asset management	4,549	3,341
General and administrative	23,172	18,499
Other expenses	1,389	1,536
Interest	116,578	92,782
Amortization of deferred financing costs	2,634	2,250
Depreciation	172,445	134,978

Total expenses	543,276	434,957

Income from continuing operations before gain on sale of land, impairment loss on land held for sale, equity in income of joint ventures and minority interests	3,367	9,996
Gain on sale of land	2,663	1,255
Impairment loss on land held for sale	—	(1,143)
Equity in income (loss) of joint ventures	2,874	(16)
Income allocated to minority interests Distributions on perpetual preferred units	(23,053)	(11,959)
Original issuance costs and premium paid on redeemed perpetual preferred units	(2,963)	(745)
Income allocated to common units	3,220	560

Net loss	$(13,892)	$(2,052)

Per share data:
Basic income (loss) from continuing operations per share	$(0.27)	$(0.04)
Diluted income (loss) from continuing operations per share	$(0.27)	$(0.04)
Weighted average number of common shares outstanding	51,142	52,021
Weighted average number of common and common equivalent shares outstanding	51,142	52,021
Balance sheet data (at end of period):
Real estate assets		$5,244,852
Accumulated depreciation		(680,184)
Total assets		4,746,475
Notes payable		2,946,554
Minority interests		327,177
Shareholders’ equity		$1,276,348

RISK FACTORS

     In addition to the risks relating to the businesses of Camden, Summit and the Operating Partnership, which risks will also affect the combined entity, and which are incorporated by reference in this consent solicitation/prospectus from Camden’s, the Operating Partnership’s and Summit’s other filings with the SEC and the other information included in this consent solicitation/prospectus, including the matters addressed in “A Warning About Forward-Looking Statements,” you should carefully consider the following material risk factors to the transaction in determining whether or not to vote in favor of the merger and the new partnership agreement and in determining whether to tender your existing units in exchange for cash or new units in the exchange offer.

Risks Associated with the Transaction

You may receive new units in the exchange offer with a market value lower than expected.

     Each new unit to be received in the exchange offer may be redeemed at the option of the holder following the exchange offer expiration date. Upon exercise by a unitholder of its redemption right with respect to its new units, Camden Summit is required to acquire each new unit for one Camden common share or its cash equivalent, at Camden Summit’s option. Consequently, the redemption value of the new units that you receive in the exchange offer will be directly affected by price fluctuations of Camden common shares. The market price of Camden common shares at closing may vary significantly from the price on the date of execution of the merger agreement or from the price on either the date of this consent solicitation/prospectus or the exchange offer expiration date. These variances may arise due to, among other things:

•	changes in the business, operations and prospects of Camden;

•	market assessments of the likelihood that the transaction will be completed;

•	apartment demand in Camden’s or Summit’s markets or nationwide; and

•	interest rates, general market and economic conditions and other factors.

     Substantially all of these factors are beyond the control of Camden, Summit and the Operating Partnership. It should be noted that during the 12-month period ending on           , 2005, the most recent date practicable before the mailing of this consent solicitation/prospectus, the closing per share price of Camden common shares varied from a low of $           to a high of $           and ended that period at $     . Historical market prices are not necessarily indicative of future performance.

     The exchange ratio was fixed at the time of the signing of the merger agreement and there will be no change in the exchange ratio except under the limited circumstances described in the section of this consent solicitation/prospectus entitled “The Merger Agreement — Summit Price-Based Termination Right” beginning on page 80. Accordingly, if the market price of Camden’s common shares declines prior to the closing of the exchange offer, the value of the new units that you may receive in the exchange offer will decrease. See “Summary — The Exchange Offer — The Exchange of Existing Units.”

The approval of the new partnership agreement will constitute a waiver of some of your rights under the existing partnership agreement.

     The approval of the new partnership agreement by the holders of at least a majority of the outstanding common units, other than Summit, will constitute a waiver of the provisions of Article 16 of the existing partnership agreement, which require limited partners consent to specified extraordinary transactions involving the Operating Partnership unless the limited partners will receive economic rights that are identical to the economic rights provided in the existing partnership agreement. These provisions are described in this consent solicitation/prospectus under the section entitled “Comparison of Unitholder Rights — Extraordinary Transactions” on page 105.

After the exchange offer is completed, holders of existing units who receive new units in the exchange offer will have different rights that may be less advantageous than their current rights.

     After the closing of the exchange offer, holders of existing units who receive new units in the exchange offer for some or all of their existing units will remain limited partners in the Operating Partnership. Differences in the new partnership agreement from the existing partnership agreement will result in changes to the rights of limited partners after the closing of the exchange offer. You may conclude that your rights under the new partnership agreement may be less advantageous than the rights you have under the existing partnership agreement. For a detailed discussion of your rights as a limited partner under the new partnership agreement and the significant differences between the existing partnership agreement and the new partnership agreement, see the sections in this consent solicitation/prospectus entitled “Description of the New Partnership Agreement and the New Units” and “Comparison of Unitholder Rights” beginning on page 82 and 101, respectively. You should read those sections carefully as well as the new partnership agreement, which is attached to this consent solicitation/prospectus as Annex B.

The operations of Camden and Summit may not be integrated successfully and the intended benefits of the merger may not be realized, which could have a negative impact on the market price of Camden common shares after the merger.

     The closing of the transaction poses risks for the ongoing operations of Camden, including that:

•	following the transaction, Camden may not achieve expected cost savings and operating efficiencies, such as the elimination of redundant administrative costs;

•	the diversion of management attention to the integration of the operations of Summit could have an adverse effect on Camden’s revenues, expenses and operating results;

•	the Summit portfolio may not perform as well as Camden anticipates due to various factors, including changes in macro-economic conditions and the demand for apartments in the markets in which Summit has a substantial presence;

•	Camden may experience difficulties and incur expenses related to the assimilation and retention of Summit non-executive employees; and

•	Camden may not effectively integrate Summit’s operations.

     If Camden fails to successfully integrate Summit and/or to realize the intended benefits of the transaction, the market price of Camden common shares could decline from their market price at the time of the closing of the merger.

The directors and some of the executive officers of Summit have interests in the transaction that may conflict with the interests of Summit stockholders and limited partners.

     In considering the recommendation of the Summit board with respect to the merger agreement and the new partnership agreement, you should be aware that members of the Summit board as well as some Summit executive officers have interests in, and will receive benefits from, the transaction that differ from, or are in addition to, the interests of Summit stockholders and limited partners generally, and therefore may conflict with the interests of Summit stockholders and limited partners. These interests include the following:

•	Seven of Summit’s executive officers, Steven R. LeBlanc (who is also a director of Summit), Michael L. Schwarz, Gregg D. Adzema, Keith L. Downey, Randall M. Ell, Todd Farrell and Michael G. Malone, will receive a total of approximately $14.5 million under severance agreements.

•	These seven executive officers will receive a total of $10 million under retention bonus agreements.

•	These seven executive officers will be paid additional gross-up payments for any “excess parachute payment” excise tax imposed on the payments to be made to such executive officers in connection with the merger.

•	Summit will, at the discretion of its compensation committee, award performance retention bonuses to Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell, Farrell and Malone in an amount not to exceed a total of $2 million in the aggregate.

•	Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell and Malone will receive a total of approximately $5.1 million under Summit’s long term incentive plan.

•	Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell and Malone currently hold options to purchase a total of 1,292,400 shares of Summit common stock. To the extent these executive officers still hold such options at the effective time of the merger, the options will be cancelled in exchange for the right to receive a single lump sum cash payment, which will vary depending on the market price of Camden common shares during a period prior to closing as described in the section of this consent solicitation/prospectus entitled “The Merger Agreement — Treatment of Summit Stock Options and Restricted Stock” beginning on page 72.

•	All restricted stock and stock awards granted to such persons, totaling 99,811 shares, will vest at a time no later than closing and will be entitled to receive the merger consideration which, assuming all such shares are converted into the cash consideration, will have a total value of approximately $3.1 million.

•	Camden will continue the indemnification and directors’ and officers’ liability insurance coverage for Summit directors and officers for six years after the merger.

•	Two of Summit’s directors, William B. McGuire, Jr. and William F. Paulsen, own a total of 1,216,358 existing units and will have the option to tender their existing units in the exchange offer. If either Messrs. McGuire or Paulsen elects to tender his existing units in the exchange offer for new units, he will, in his capacity as a limited partner of the Operating Partnership, enter into a Tax, Asset and Income Support Agreement that will prevent the Operating Partnership from selling protected assets under certain circumstances if the limited partners would recognize a taxable gain in such a disposition. See “Ancillary Agreements — Tax, Asset and Income Support Agreement” beginning on page 88.

•	Messrs. McGuire and Paulsen will be appointed as trust managers of Camden following the closing of the merger.

•	Messrs. McGuire and Paulsen currently hold options to purchase a total of 286,000 shares of Summit common stock. To the extent that Messrs. McGuire and Paulsen still hold such options at the effective time of the merger, these options will be cancelled in the merger in exchange for a single lump sum cash payment, which will vary depending on the market price of Camden common shares during a period prior to closing as described in the section of this consent solicitation/prospectus entitled “The Merger Agreement — Treatment of Summit Stock Options and Restricted Stock” beginning on page 72.

•	All restricted stock held by Messrs. McGuire and Paulsen, totaling 1,614 shares, will vest at a time no later than the closing of the merger and will be entitled to receive the merger consideration, which, assuming that all such shares are converted into the right to receive $31.20 per share, will have a total value of approximately $50,000.

Unlike the Operating Partnership’s current general partner, Camden will not operate its entire business through the Operating Partnership. This may present the possibility of conflicts of interest and may adversely affect the Operating Partnership’s future opportunities, growth and performance. In addition, the Operating Partnership’s new general partner and majority limited partner expects that, upon completion of the merger, it will make all future investments in properties outside of the Operating Partnership.

     The Operating Partnership’s current general partner, Summit, is organized as an umbrella operating partnership real estate investment trust, or “UPREIT.” As an UPREIT, Summit acquires and owns substantially all of its properties through the Operating Partnership. Camden is not an UPREIT. Consequently, upon completion of the merger, Camden (or one or more of its wholly owned subsidiaries) will conduct only a portion of its business through the Operating Partnership and Camden will continue to operate its existing business independently from the Operating Partnership. In managing the Operating Partnership, Camden may pursue interests that are different from, or in addition to, those currently pursued by Summit, which because of its UPREIT structure is focused solely on managing and operating the business and assets of the Operating Partnership. This may negatively affect the Operating Partnership’s future opportunities, growth and performance, both with respect to current assets and those that are, or could have been but are not, acquired in the future.

     In addition, it is expected that Camden generally will conduct all new development, acquisition and other new business activities outside of the Operating Partnership. Therefore, the Operating Partnership will only represent an ongoing interest in the assets owned at the time the merger is completed (less any that may subsequently be sold).

No public market exists, or is expected to exist, for the new units, and the new units are subject to significant restrictions on transferability that may affect their value and liquidity.

     The new units are not listed and Camden currently does not intend to list them on any national securities exchange or automated quotation system. As a result, no public market will exist for the new units. In addition, transferability of the new units will continue to be subject to the consent of the general partner (except in limited cases), compliance with the terms of the new partnership agreement and applicable securities laws. Limited partners may therefore not be able to sell their new units should a need for immediate liquidity arise (except for their right to have the new units redeemed) and, even if new units are sold, the price at which they are sold may be significantly less than their fair market value.

Limited partners who elect to receive new units will be subject to dilution from issuances of additional limited Operating Partnership interests.

     Under the terms of the new partnership agreement, the general partner will be authorized to cause the Operating Partnership, from time to time and without the consent of the limited partners, to issue additional limited Operating Partnership interests. As a holder of new units, you will not have any preemptive, preferential, first refusal or other similar rights with respect to the issuance or sale of additional Operating Partnership interests or additional capital contributions or loans to the Operating Partnership. In addition, any additional interests issued may have designations, preferences and rights senior to your limited Operating Partnership interests. As a result, in the future you may suffer a dilution in your ownership and economic interest and voting power in the Operating Partnership.

Camden will need to replace, at or before maturity, a $500 million bridge facility that will be used to finance a portion of the cash consideration and transaction costs.

     Camden has received a $500 million executed commitment letter from Banc of America Securities LLC and Bank of America, N.A. for a senior unsecured $500 million bridge facility to be entered into by Camden before the closing of the merger. The bridge facility is expected to be used to fund $500 million of the $518.1 million of cash transaction costs. Camden expects to fund the balance of the cash transaction costs under its existing line of credit. The commitment provides for a bridge facility having a term of 364 days from the funding of the facility, and an interest rate of LIBOR plus 90 basis points, which interest rate is subject to certain conditions. Camden expects to repay the bridge facility using the proceeds from the spin-off transaction within 364 days of the funding of the bridge facility. If, however, Camden is unable to so repay the bridge facility and replaces the bridge facility with indebtedness, Camden may incur increased interest costs on the replacement indebtedness due to higher interest costs of longer-term debt. The interest rate on the replacement indebtedness will depend on prevailing market conditions at the time. Each -1/8th of 1% increase in the annual interest rate on the replacement indebtedness as compared to the interest rate on the bridge facility will increase Camden’s annual consolidated interest expense by approximately $625,000.

Camden and Summit may incur substantial expenses and payments if the transaction does not occur.

     It is possible that the transaction may not be completed. The closing of the transaction depends on the satisfaction or waiver of specified conditions. Some of these conditions are beyond Camden’s, Summit’s and the Operating Partnership’s control. For example, the closing of the merger and the exchange offer are conditioned on the receipt of the required approvals of Camden shareholders, Summit stockholders and limited partners in the Operating Partnership. If these approvals are not received, the transaction cannot be completed even if all the other conditions to the transaction are satisfied or waived. If the transaction is not completed, Camden, Summit and the Operating Partnership will have incurred substantial expenses without realizing the expected benefits of the transaction. In addition, Summit may incur a termination fee of $50 million if the merger agreement is terminated under specified circumstances. Further, the parties also may become obligated to reimburse the other party’s expenses if the merger agreement is terminated under certain other circumstances.

The termination fee may discourage other companies from trying to acquire Summit.

     In the merger agreement, Summit agreed to pay a termination fee of $50 million in specified circumstances, including some circumstances where a third party acquires or seeks to acquire Summit. This provision could discourage other parties from trying to acquire Summit, even if those companies might be willing to offer a greater amount of consideration than Camden has offered. Payment of the termination fee would have a material adverse effect on Summit’s and the Operating Partnership’s financial condition.

The tax consequences of the exchange offer will be dependent upon whether you receive cash or new units in exchange for your existing units. You may have adverse U.S. federal income tax consequences if you receive cash in exchange for your existing units.

     The tax consequences of the exchange offer to you will depend upon whether you receive cash or new units in exchange for your existing units. Subject to certain limited exceptions, it is generally not expected that you will recognize any gain or loss on the exchange of existing units for new units. However, you generally will be taxed if your receive cash in exchange for your existing units. In general, under applicable federal income tax laws and regulations, if you exchange your existing units for cash, you will most likely recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the number of existing units exchanged for cash multiplied by the amount of cash received per unit, plus the amount of Operating Partnership liabilities allocable at the time of the exchange to the existing units that you exchanged for cash and (ii) the portion of your aggregate basis in your existing units at the time of the exchange that is allocable to the existing units exchanged for cash. Because the calculation of gain from the sale of existing units includes the amount of Operating Partnership liabilities allocable to those units, it is possible that the amount of gain recognized on an exchange for cash, or even the tax liability resulting from an exchange for cash , could exceed the amount of cash you actually receive. For a detailed discussion of the tax consequences, see the section in this consent solicitation/prospectus entitled “Material Federal Income Tax Consequences” beginning on page 92. You should consult your own tax advisors as to the effect of the exchange offer on your specific interests.

The failure to achieve expected cost savings and unanticipated costs relating to the transaction could reduce Camden’s future earnings per share.

     Camden believes that is has reasonably estimated the likely cost savings, the likely cost of integrating the operations of Camden and Summit, and the incremental costs of operating as a combined entity. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected further operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the combined entity. If the expected savings are not realized or unexpected costs are incurred, the transaction could have a dilutive effect on Camden’s future earnings per share.

The merger agreement does not require that the fairness opinion of Summit’s financial advisor be updated as a condition to closing the merger. In addition, JPMorgan’s fairness opinion does not address issues related to the exchange offer or the new partnership agreement.

     The merger agreement does not require that the fairness opinion of Summit’s financial advisor, JPMorgan, be updated as a condition to closing the merger and Summit does not currently intend to request that the opinion be updated. As such, the fairness opinion does not reflect any changes in the relative values of Camden or Summit subsequent to the date of the merger agreement. The market price of Camden common shares and Summit common stock at the closings of the merger and the exchange offer, and the related value of the new units and the existing units, may vary significantly from the market price as of the date of the fairness opinion of the financial advisor. In addition, JPMorgan’s fairness opinion does not address issues related to the exchange offer or the new partnership agreement and does not constitute a recommendation to the limited partners of the Operating Partnership as to its election to receive cash, new units or a combination thereof in the exchange offer or whether such limited partner should approve the merger or the new partnership agreement.

Risks Associated with the Ownership of Camden Common Shares

Rising interest rates would increase Camden’s costs and could affect the market price of Camden common shares.

     Camden has incurred and expects to continue to incur debt in the future. Some of this debt has variable or floating interest rates. Accordingly, if interest rates increase, Camden’s interest costs will also increase. In addition, an increase in market interest rates may lead purchasers of Camden common shares to demand a higher annual yield, which could adversely affect the market price of Camden’s outstanding common shares.

Failure to generate sufficient cash flows could limit Camden’s ability to make required payments for debt service and pay distributions to shareholders and could adversely affect Camden’s ability to maintain its status as a REIT.

     The following factors, among others, may adversely affect the cash flows generated by Camden’s properties:

•	the national and local economic climates;

•	local real estate market conditions, such as an oversupply of apartment homes;

•	the perceptions by prospective residents of the safety, convenience and attractiveness of Camden’s properties and the neighborhoods in which they are located;

•	the need to periodically repair, renovate and relet space; and

•	Camden’s ability to pay for adequate maintenance and insurance and increased operating costs, including real estate taxes.

     Some significant expenditures associated with each property, such as mortgage payments, if any, real estate taxes and maintenance costs, are generally not reduced when cash flows from operations from the property decrease.

Unfavorable changes in market and economic conditions could hurt occupancy or rental rates.

     The market and economic conditions may significantly affect apartment home occupancy or rental rates. Occupancy and rental rates in the markets in which Camden operates, in turn, may significantly affect Camden’s profitability and ability to satisfy its financial obligations and make distributions to shareholders. The risks that may affect conditions in these markets include the following:

•	the economic climate, which may be adversely impacted by plant closings, industry slowdowns and other factors;

•	local conditions, such as oversupply of apartments or a reduction in demand for apartments in an area;

•	a future economic downturn that simultaneously affects more than one of Camden’s geographical markets;

•	the inability or unwillingness of residents to pay their current rent or rent increases;

•	the potential effect of rent control or rent stabilization laws, or other laws regulating housing, which could prevent Camden from raising rents; and

•	competition from other available apartments and changes in market rental rates.

Difficulties of selling real estate could limit Camden’s flexibility.

     Real estate investments can be hard to sell, especially if market conditions are poor. This may limit Camden’s ability to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Internal Revenue Code limits Camden’s ability to sell properties that it has held for fewer than four years, which may affect Camden’s ability to sell properties without adversely affecting its return.

Development and construction risks could impact Camden’s profitability.

     Camden intends to continue to develop and construct multifamily apartment communities for its own account. Camden’s development and construction activities may be exposed to a number of risks that may increase its construction costs. This could adversely impact Camden’s profitability and its ability to satisfy its financial obligations and make distributions to shareholders. These risks include the following:

•	Camden may be unable to obtain, or may face delays in obtaining, necessary zoning, land-use, building, occupancy and other required permits and authorizations, which could result in increased costs;

•	Camden may incur construction costs for a property that exceed its original estimates due to increased materials, labor or other costs, or due to errors and omissions that occur in the design or construction process, and it may not be able to increase rents to compensate for the increases in these costs;

•	occupancy rates and rents at a newly completed community may fluctuate depending on a number of factors, including market and economic conditions, and may result in the community not being profitable;

•	Camden may not be able to obtain financing with favorable terms for the development of a community, which may make it unable to proceed with its development;

•	Camden may not be able to complete construction and lease-up of a community on schedule, which could result in increased costs;

•	Camden may abandon development opportunities that it has already begun to explore and, as a result, may fail to recover expenses already incurred in exploring these development opportunities; and

•	Camden relies on subcontractors to perform most of its construction activities and poor performance or defaults by a major subcontractor, or its inability to obtain adequate performance bonds for a major subcontractor, may lead to project delays and unanticipated additional costs.

     Camden also develops and constructs properties for unrelated third parties pursuant to guaranteed maximum price contracts. The terms of these contracts require Camden to estimate the time and costs to complete a project. Based on these estimates, Camden determines a time and the costs for completion of the project and assumes the risk that the time and costs associated with its performance may be greater than is anticipated. As a result, Camden’s profitability on guaranteed maximum price contracts is dependent on its ability to predict these factors accurately. The time and costs may be affected by a variety of factors, including those listed above, many of which are beyond Camden’s control. In addition, the terms of these contracts generally require a warranty period, which may be up to 10 years long, during which Camden may be required to repair, replace or rebuild a project in the event of a material defect in the structure of the project. If Camden does not accurately predict the time and costs of guaranteed maximum price contracts for particular projects, or if the costs of the warranty work exceed the amounts reserved for these matters, Camden could suffer losses on those projects and its profitability could be less than anticipated.

Failure to implement Camden’s property acquisition strategy could impact its profitability.

     In the normal course of its business, Camden continually evaluates a number of potential acquisitions and may acquire additional operating properties. Camden’s inability to successfully implement its acquisition strategy could result in its market penetration decreasing, which could adversely affect its profitability and its ability to satisfy its financial obligations and make distributions to shareholders. Camden’s acquisition activities and their success may be exposed to a number of risks, including the following:

•	Camden may not be able to identify properties to acquire or effect the acquisition;

•	Camden may not be able to successfully integrate acquired properties and operations;

•	Camden’s estimate of the costs of repositioning or redeveloping the acquired property may prove inaccurate; and

•	the acquired property may fail to perform as Camden expected in analyzing its investment.

Insufficient cash flow could affect Camden’s debt financing and create refinancing risk.

     As of September 30, 2004, Camden had outstanding debt of approximately $1.6 billion. On a pro forma basis, assuming that the merger occurred on September 30, 2004, Camden would have had outstanding debt of approximately $2.9 billion. This indebtedness could have important consequences. For example:

•	if a property is mortgaged to secure payment of indebtedness, and if Camden is unable to meet its mortgage payments, Camden could sustain a loss as a result of foreclosure on the mortgage;

•	if cash flow from operations is less than the required principal and interest payments on its existing indebtedness, which in all cases will not have been fully amortized at maturity, Camden might not be able to refinance the debt or the terms of such refinancing might not be as favorable as the terms of its existing indebtedness;

•	Camden’s vulnerability to general adverse economic and industry conditions could be increased; and

•	Camden’s flexibility in planning for, or reacting to, changes in its business and industry could be limited.

Issuances of additional debt or equity may adversely impact Camden’s financial condition.

     Camden’s capital requirements depend on numerous factors, including the occupancy rates of its apartment properties, dividend payment rates to its shareholders, development and capital expenditures, costs of operations and potential acquisitions. Camden cannot accurately predict the timing and amount of its capital requirements. If its capital requirements vary materially from its plans, Camden may require additional financing sooner than anticipated. Accordingly, Camden could become more leveraged, resulting in increased risk of default on its obligations and in an increase in its debt service requirements, both of which could adversely affect its financial condition and its ability to access debt and equity capital markets in the future.

Losses from catastrophes may exceed Camden’s insurance coverage.

     Camden carries comprehensive liability and property insurance on its properties, which it believes is of the type and amount customarily obtained on real property assets. Camden intends to obtain similar coverage for properties it acquires in the future. However, some losses, generally of a catastrophic nature, such as losses from floods, hurricanes or earthquakes, may be subject to limitations. Camden exercises its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance on its investments at a reasonable cost and on suitable terms. If Camden suffers a substantial loss, its insurance coverage may not be sufficient to pay the full current market value or current replacement value of its lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property after it has been damaged or destroyed.

Potential liability for environmental contamination could result in substantial costs.

     Under various federal, state and local laws, ordinances and regulations, Camden is liable for the costs to investigate and remove or remediate hazardous or toxic substances on or in its properties, often regardless of whether it knew of or was responsible for the presence of these substances. These costs may be substantial. Also, if hazardous or toxic substances are present on a property, or if Camden fails to properly remediate such substances, its ability to sell or rent the property or to borrow using that property as collateral may be adversely affected.

     Additionally, Camden occasionally develops, manages, leases and/or operates various properties for third parties. Consequently, it may be considered to have been or to be an operator of these properties and, therefore, potentially liable for removal or remediation costs or other potential costs that could relate to hazardous or toxic substances.

Compliance or failure to comply with laws requiring access to Camden’s properties by disabled persons could result in substantial cost.

     The Americans with Disabilities Act, the Fair Housing Act of 1988 and other federal, state and local laws generally require that public accommodations be made accessible to disabled persons. Noncompliance could result in the imposition of fines by the government or the award of damages to private litigants. These laws may require Camden to modify its existing properties. These laws may also restrict renovations by requiring improved access to such buildings by disabled persons or may require Camden to add other structural features that increase its construction costs. Legislation or regulations adopted in the future may impose further burdens or restrictions on Camden with respect to improved access by disabled persons. Camden cannot ascertain the costs of compliance with these laws, which may be substantial.

Failure to qualify as a REIT would cause Camden to be taxed as a corporation, which would significantly lower funds available for distribution to shareholders.

     If Camden fails to qualify as a REIT for federal income tax purposes, it will be taxed as a corporation. The Internal Revenue Service may challenge Camden’s qualification as a REIT for prior years, and new legislation, regulations, administrative interpretations or court decisions may change the tax laws with respect to qualification as a REIT or the federal tax consequences of such qualification.

     For any taxable year that Camden fails to qualify as a REIT, it would be subject to federal income tax on its taxable income at corporate rates, plus any applicable alternative minimum tax. In addition, unless entitled to relief under applicable statutory provisions, Camden would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce Camden’s net earnings available for investment or distribution to shareholders because of the additional tax liability for the year or years involved. In addition, distributions would no longer qualify for the dividends paid deduction nor be required to be made in order to preserve REIT status. Camden might be required to borrow funds or to liquidate some of its investments to pay any applicable tax resulting from its failure to qualify as a REIT.

Share ownership limits and Camden’s ability to issue additional equity securities may prevent takeovers beneficial to shareholders.

     For Camden to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals. As defined for federal income tax purposes, the term “individuals” includes a number of specified entities. To minimize the possibility that it will fail to qualify as a REIT under this test, Camden’s declaration of trust includes restrictions on transfers of its shares and ownership limits. The ownership limits, as well as Camden’s ability to issue other classes of equity securities, may delay, defer or prevent a change in control. These provisions may also deter tender offers for Camden common shares, which may be attractive to you, or limit your opportunity to receive a premium for your shares that might otherwise exist if a third party were attempting to effect a change in control transaction.

Camden makes mezzanine loans that involve risk of loss.

     Camden has made and intends to continue to make mezzanine loans to various unrelated third parties, which are typically secured by multifamily residential real estate and are subordinate to senior mortgages. While these loans are outstanding, Camden is subject to risks of borrower defaults, bankruptcies, fraud and other losses. In the event of any default under mezzanine loans held by Camden, it will bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the loan collateral and the principal amount of the loan. In addition, mezzanine loans involve a higher degree of risk that Camden may not recover some or all of its investment than senior mortgages due to a variety of factors, including the loan becoming unsecured as a result of foreclosure by the senior lender.

Increased competition could limit Camden’s ability to lease apartments or increase or maintain rents.

     Camden’s apartment communities compete with numerous housing alternatives in attracting residents, including other rental apartments, condominiums and single-family homes that are available for rent or sale. Competitive residential housing in a particular area could adversely affect Camden’s ability to lease apartments and increase or maintain rents.

Attractive investment opportunities may not be available, which could adversely affect Camden’s profitability.

     Camden expects that other real estate investors will compete with it to acquire existing properties and to develop new properties. These competitors, including insurance companies, pension and investment funds, partnerships, investment companies and other apartment REITs, may have greater resources than Camden. This competition could increase prices for properties of the type Camden would likely pursue. As a result, Camden may not be able, or have the opportunity, to make suitable investments on favorable terms in the future. This could adversely affect its profitability.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Camden, Summit and the Operating Partnership have each made forward-looking statements in this consent solicitation/prospectus, and in documents that are incorporated by reference in this consent solicitation/prospectus, which are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of Camden, Summit and the Operating Partnership. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” or similar expressions are forward-looking statements. Many factors, some of which are discussed elsewhere in this consent solicitation/prospectus and in the documents incorporated by reference in this consent solicitation/prospectus, could affect the future financial results of Camden and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this consent solicitation/prospectus. Important factors that could cause actual results to differ materially from current expectations reflected in these forward-looking statements include, among others, the factors discussed under the caption “Risk Factors” beginning on page 31 and the filings made by Camden, Summit and the Operating Partnership with the SEC that are identified on pages 112 and 113 and incorporated in this consent solicitation/prospectus.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Camden following closing of the transaction may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Camden, Summit and the Operating Partnership to control or predict. For these forward-looking statements, Camden, Summit and the Operating Partnership claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THE CONSENT SOLICITATION

Purpose of the Consent Solicitation

Summit is asking holders of existing units to vote on two proposals:

•	approval of the merger; and

•	approval of the new partnership agreement.

     The proposal to approve the merger and the proposal to approve the new partnership agreement are conditioned upon one another.

     The approval of the new partnership agreement by the holders of at least a majority of the outstanding common units, other than Summit, will constitute a waiver of the provisions of Article 16 of the existing partnership agreement, which are described in this consent solicitation/prospectus under the section entitled “Comparison of Unitholder Rights — Extraordinary Transactions” on page 105.

Who Can Vote

     You are entitled to vote your existing units if the records of the Operating Partnership showed that you held your existing units as of the close of business on           , 2004. At the close of business on that date, a total of            existing units were outstanding and entitled to vote. Each existing unit has one vote. The enclosed consent form shows the number of existing units that you are entitled to vote.

     In order to vote, please complete, sign and return your consent form to the exchange agent prior to the consent expiration date, which is 5:00 p.m., Eastern Time, on           , 2005.

Required Vote

     Approval of each of the proposals requires the affirmative vote of the holders of at least a majority of the outstanding existing units, other than Summit.

     As of           , 2004, Summit’s directors, executive officers and their affiliates beneficially owned            existing units, representing approximately      % of the outstanding existing units entitled to vote.

Voting Agreement

     Two holders of existing units, holding approximately 36.4% of the outstanding existing units entitled to vote on these matters, have entered into a voting agreement agreeing to vote their units in favor of each proposal.

Abstentions

     Under the terms of the existing partnership agreement, the general partner of the Operating Partnership may require that the limited partners respond to a consent solicitation within a reasonable specified time, but in any event not less than 15 days. If a limited partner fails to respond within the specified time, such failure to respond will constitute a vote which is consistent with the general partner’s recommendation with respect to each proposal. The failure of a limited partner to return a properly completed consent form prior to 5:00 p.m., Eastern Time, on           , 2005, will result in a vote consistent with the general partner’s recommendation to vote FOR the approval of the merger and FOR the approval of the new partnership agreement.

How You May Revoke Your Consent

     To revoke your consent, you must (1) so advise Summit’s Secretary, Michael G. Malone, c/o Summit Properties Inc., 309 East Morehead Street, Suite 200, Charlotte, North Carolina 28202, in writing or by facsimile

prior to the consent expiration date, which is 5:00 p.m., Eastern Time, on           , 2005 or (2) deliver to Summit’s Secretary prior to the consent expiration date your revised consent form.

Cost of this Consent Solicitation

     The Operating Partnership will pay the cost of this consent solicitation. We also expect that several of Summit’s employees will solicit limited partners personally and by telephone. None of these employees will receive any additional or special compensation for doing this.

THE TRANSACTION

General

     The merger agreement provides for merger of Summit with and into Camden Summit. Camden Summit will be the surviving corporation in the merger and Summit will cease to exist. The merger will be completed as soon as practicable following the approval by Camden shareholders of the issuance of Camden common shares pursuant to the merger agreement, the approval of Summit stockholders of the merger agreement and the merger and the approval by limited partners of the merger and the new partnership agreement and the other conditions to the merger are satisfied or waived. The closing of the merger is conditioned upon obtaining all such approvals. Pursuant to the terms of the merger agreement, in no event will the merger close prior to January 4, 2005. The exchange offer will be completed immediately after the closing of the merger, if all of the other conditions to the exchange offer are satisfied or waived at such time.

     If the merger is completed, Summit stockholders will receive, at the election of each stockholder, the right to receive for each share of Summit common stock that they own, either $31.20 in cash or .6687 of a Camden common share, subject to reallocation as described under “The Merger Agreement — Reallocation of Stockholder Elections.” Generally, the .6687 exchange ratio is fixed and may only be increased in certain limited circumstances as described under “The Merger Agreement — Summit Price-Based Termination Right.”

     Upon the closing of the merger, the Operating Partnership will continue to exist, Camden Summit will become the general partner of the Operating Partnership and the existing partnership agreement will be amended and restated. If the merger is completed, the exchange offer will be immediately completed and you will receive, at your election, $31.20 in cash or .6687 of a new unit for each existing unit that you own. In the event you do not make an election to receive cash or new units in the exchange offer, your existing units will automatically be converted into .6687 of a new unit upon the closing of the exchange offer. Generally, the exchange ratio is fixed and may only be increased if the exchange ratio in the merger is increased as described under “The Merger Agreement — Summit Price-Based Termination Right.”

Background of the Transaction

     In pursuing their strategies for enhancing stockholder value, each of Summit and Camden have from time to time considered opportunities for acquisitions, joint ventures and other strategic alliances.

     On February 26, 2004 and again on February 27, 2004, Steven R. LeBlanc, Summit’s president and chief executive officer, in response to an unsolicited call from the president and chief executive officer of an investment advisor (“Advisor A”) to a real estate fund (the “Fund”), met with the president and chief executive officer of Advisor A to discuss, in general terms, a potential business combination between Summit and the Fund. At the meetings, Advisor A orally proposed an all cash purchase price of $26.00 per share of Summit common stock.

     On February 27, 2004, Mr. LeBlanc discussed with Summit’s outside legal advisor, Goodwin Procter LLP, the duties of management and the Summit board with regard to Advisor A’s unsolicited oral proposal.

     On March 2, 2004, Mr. LeBlanc and the president and chief executive officer of Advisor A had a telephone conversation in which they discussed in further detail Advisor A’s unsolicited oral proposal.

     Between February 26, 2004 and March 3, 2004, Mr. LeBlanc informed each member of the Summit board that he had been contacted by the president and chief executive officer of Advisor A and explained the nature of his conversations with Advisor A.

     On March 4, 2004, at a regularly scheduled meeting of the Summit board, Mr. LeBlanc reported on his earlier conversations with Advisor A, as well as his discussions with Summit’s outside legal advisor, Goodwin Procter LLP, regarding the board’s duties in reviewing an unsolicited oral proposal such as that made by Advisor A. Mr. LeBlanc also reviewed with the Summit board Summit’s current five-year business plan and the anticipated return to stockholders if Summit continued as an independent company and successfully implemented the five-year business plan. The Summit board discussed the oral proposal presented by Advisor A and addressed, in general, the question of which enterprise valuation measures Summit should use to evaluate the oral proposal. The Summit board determined that it would be in the best interests of Summit’s stockholders to decline the oral proposal of $26.00 per share in light of the substantial shortfall between the preliminary proposed price and the board’s view of the range of values of Summit.

     On March 5, 2004, Mr. LeBlanc spoke with the president and chief executive officer of Advisor A and conveyed the determination made by the Summit board at the March 4, 2004 meeting to decline the oral proposal that was made by Advisor A.

     On March 11, 2004, the president and chief executive officer of Advisor A delivered a letter to Mr. LeBlanc stating that the Fund remained interested in pursuing a business combination with Summit and conveyed Advisor A’s belief that there could be some flexibility with regard to the price per share offered by Advisor A if justified by its due diligence.

     On March 22, 2004, Mr. LeBlanc had a conversation with the chairman of the board and chief executive officer of a public multifamily real estate investment trust (“Company A”). During the last several years, representatives of Summit had, from time to time, had conversations with representatives of Company A regarding a potential business combination between Summit and Company A. Although the parties discussed in general terms the possibility of a business combination between the two companies during this conversation, it did not result in the parties engaging in more significant discussions at this time.

     On April 7, 2004, the president and chief executive officer of Advisor A delivered to Mr. LeBlanc and the members of the Summit board a written offer regarding a potential business combination with the Fund in which the public stockholders of Summit would receive $26.00 in cash for each share of Summit common stock and the limited partners of Summit’s operating partnership (other than Summit) would receive $26.00 in cash for each unit of limited partnership unless they elected to receive a preferred equity security in the operating partnership. The offer stated that it was not contingent on any equity or debt financing. In addition, the offer included a commitment to work with Summit with respect to appropriate employment arrangements for Summit employees, including senior management, in connection with a potential business combination. These employment arrangements would address severance, forgiveness of employee loans, including gross-up for taxes, compensation, relocation policy, employee benefits, job descriptions and other employment policies. Advisor A also stated that its offer price was based only on public information and it could be in a position to increase its offer price following appropriate due diligence.

     Following the receipt of Advisor A’s April 7 letter, Mr. LeBlanc had informal conversations with each member of Summit’s board regarding Advisor A’s written unsolicited offer. In addition, in light of the continued expression of interest from Advisor A, Mr. LeBlanc solicited advice from certain members of the Summit board regarding the engagement of a financial advisor. Following these conversations, Summit engaged JPMorgan to act as Summit’s exclusive financial advisor with respect to the proposal made by Advisor A and to, among other things, assist the Summit board with its financial analysis of Summit’s valuation and the offer.

     On April 21, 2004, the president and chief executive officer of Advisor A called Mr. LeBlanc and reaffirmed Advisor A’s interest in a potential business combination with Summit at an offer of $26.00 per share of Summit common stock. Mr. LeBlanc noted that he would need time to formally consult with the Summit board and Summit’s advisors to determine whether Summit should continue discussions with Advisor A regarding its offer. The president and chief executive officer of Advisor A agreed to give Summit more time to consider its offer.

     On April 22, 2004, at a regularly scheduled meeting of the Summit board, the Summit board continued its discussions with senior management concerning Summit’s growth strategy. The Summit board also further discussed Advisor A’s written unsolicited offer.

     On May 2, 2004, the president and chief executive officer of Advisor A called Mr. LeBlanc to further discuss its written offer including the possibility of beginning due diligence on Summit and to advise Mr. LeBlanc that it had engaged a financial advisor.

     On May 6, 2004, Advisor A’s legal advisor delivered a letter to Goodwin Procter LLP that included a term sheet setting forth key transaction terms and reaffirming an offer price of $26.00 per share of Summit common stock. The term sheet also proposed that Advisor A would make every attempt to accommodate the employment goals of each member of the senior management team. Advisor A offered to meet with the Summit board at the next board meeting scheduled for May 11, 2004.

     On May 11, 2004, at a regularly scheduled meeting of the Summit board, Mr. LeBlanc provided the Summit board with an update of all communications between himself and Advisor A. Goodwin Procter LLP and Summit’s special Maryland counsel, Venable LLP, advised the directors concerning their duties under applicable law in regard to unsolicited proposals. They also advised the directors on matters related to Summit’s role as the general partner of Summit’s operating partnership.

     After this discussion, representatives of JPMorgan presented to the Summit board a summary of the proposal from Advisor A, a review of the real estate and capital markets in the multifamily industry generally, a valuation overview and an analysis of strategic alternatives that Summit might consider in order to maximize long-term stockholder value in Summit. In connection with its analysis of possible strategic alternatives, JPMorgan presented to the Summit board the names of nine public companies as potential candidates for a business combination with Summit and further advised that private acquirors also might be interested in a potential combination with Summit. Following a discussion among the members of the Summit board with JPMorgan regarding the potential candidates and the likelihood of each potential candidate’s interest in pursuing a business combination, the Summit board concluded that Summit and its stockholders would be well served if JPMorgan made preliminary inquiries regarding a business combination with those potential candidates identified by JPMorgan that were viewed as those candidates most likely to have an interest in a business combination with Summit.

     In addition, JPMorgan was instructed to contact Advisor A’s financial advisor to discuss Advisor A’s offer and Mr. LeBlanc was instructed to contact the president and chief executive officer of Advisor A to further discuss Advisor A’s offer.

     On May 12, 2004, Mr. LeBlanc met with the president and chief executive officer of Advisor A to discuss Advisor A’s offer. At that time, Advisor A informed Mr. LeBlanc that it would not enter into a confidentiality and standstill agreement unless first having an understanding with the Summit board with regard to the key transaction terms, including an agreement on the offer price of $26.00 per share.

     Between May 15, 2004 and May 19, 2004, Mr. LeBlanc updated each member of the Summit board regarding his discussions with the president and chief executive officer of Advisor A.

     On May 19, 2004, representatives of JPMorgan and representatives of Advisor A’s financial advisor met in person to discuss Advisor A’s April 7 offer. Representatives of Advisor A’s financial advisor provided an overview of Advisor A’s offer to the representatives of JPMorgan, highlighting capital market reference points.

     Between May 12 and May 21, 2004, representatives of JPMorgan communicated with representatives of three public residential real estate investment trusts, referred to as Company B, Company C, Company D, and a pension fund regarding a potential business combination with Summit. Following these preliminary conversations, the pension fund indicated to JPMorgan that it was not likely to be interested in pursuing a potential business combination with Summit.

     On May 21, 2004, at a special telephonic meeting of the Summit board, representatives of JPMorgan summarized their discussions with Advisor A’s financial advisor and informed the Summit board that Advisor A’s valuation of Summit was based upon publicly-available information. Following a discussion, JPMorgan was instructed to contact Advisor A to determine whether Advisor A would be interested in executing a confidentiality and standstill agreement in order for Advisor A to receive confidential non-public information that might cause it to reconsider its offer price. Representatives of JPMorgan also updated the Summit board regarding its preliminary conversations with a representative of each of Company B, Company C and Company D, each of which had demonstrated an interest in continuing conversations regarding a business combination with Summit. The Summit board instructed JPMorgan to follow up with a representative of each of Company B, Company C and Company D to further discuss or determine its respective interest in pursuing a business combination with Summit and to indicate to each party that the threshold price was $30.00 per share.

     Following this meeting, Company B indicated to JPMorgan that it was not interested in continuing discussions.

     On May 22, 2004, Mr. LeBlanc delivered a letter to the president and chief executive officer of Advisor A offering to meet with Advisor A to explain in further detail why the Summit board believed that Advisor’s A offer was not adequate. Mr. LeBlanc also offered Advisor A the opportunity to meet with the Summit board and again offered Advisor A the opportunity to enter into a confidentiality and standstill agreement with Summit in order to receive non-public information.

     On May 26, 2004, at a regularly scheduled meeting of the Summit board, the Summit board discussed the status of Advisor A’s proposal and determined that Summit’s management and advisors should continue to pursue discussions with a limited number of public residential real estate investment trusts, including Company C and Company D, regardless of any further action taken by Advisor A. In addition, the Summit board instructed Mr. LeBlanc to contact Camden and solicit its interest in a business combination transaction with Summit.

     On May 28, 2004, Mr. LeBlanc telephoned the president and chief executive officer of Advisor A and informed him that the Summit board had again considered Advisor A’s offer. Mr. LeBlanc informed Advisor A that Summit would enter into a confidentiality and standstill agreement with Advisor A. However, Advisor A did not agree to enter into a confidentiality and standstill agreement.

     On May 28, 2004, the president and chief executive officer of Advisor A delivered to Mr. LeBlanc and the members of the Summit board a letter reaffirming Advisor A’s intention to stand behind its $26.00 per share offer. He also reaffirmed that Advisor A would not enter into a confidentiality and standstill agreement unless there was an agreement in principle on the key transaction terms, which remained unchanged from the proposed terms attached to the May 6 letter. The proposed terms included an undertaking to work with Summit as to appropriate employment arrangements for Summit employees including senior management, in connection with a potential business combination. These employment arrangements would address severance forgiveness of employee loans, including gross-up of taxes, compensation, relocation policy, employee benefits, job descriptions and other employee policies.

     On June 1, 2004, Mr. LeBlanc had a discussion with Richard J. Campo, chairman of the board and chief executive officer of Camden, regarding Camden’s interest in a business combination transaction at a threshold price of $30.00 per share.

     From May 26, 2004 through June 8, 2004, representatives of JPMorgan contacted Company C, Company D and Camden to formally solicit their interest in a business combination transaction with Summit and requested that each company execute a confidentiality and standstill agreement. The three companies were again informed of a threshold offer of $30.00 per share. Company C, Company D and Camden each reaffirmed its interest in continuing the process. Each of Company C, Company D and Camden executed a confidentiality and standstill agreement. JPMorgan distributed select confidential information to each of Company C, Company D and Camden with instructions to each company that they had approximately two weeks to analyze the information and provide an indication of value.

     On June 11, 2004, the president and chief executive officer of Advisor A called Mr. LeBlanc and made arrangements for representatives of Advisor A to make an in-person presentation on June 24, 2004 to members of the Summit board regarding its offer.

     Between June 18 and 21, 2004, representatives of JPMorgan had telephone conversations with representatives of each of Company C, Company D and Camden to review its respective proposed indication of interest and underlying assumptions.

     On June 22, 2004, Mr. LeBlanc received a call from a representative of Company A requesting that William B. McGuire, Jr., the co-chairman of the Summit board, speak with the chairman and chief executive officer of Company A. Shortly thereafter, Mr. McGuire spoke with the chairman and chief executive officer of Company A. They had a conversation regarding a potential business combination between the companies that did not result in the parties engaging in further discussions.

     On the morning of June 24, 2004, the Summit board and certain members of Summit management that were not members of the Summit board met with representatives of Advisor A to discuss and review Advisor A’s offer.

     Later on June 24, 2004, at a regularly scheduled meeting of the Summit board, the directors reported to senior management not present at the earlier meeting and Summit’s legal and financial advisors that representatives of Advisor A had not conveyed any new material information regarding Advisor A’s offer and Advisor A had not increased its offer from the initial offer price of $26.00 per share.

     Representatives from JPMorgan then presented to the Summit board the initial indication of interest that JPMorgan had orally received from each of Company C, Company D and Camden and also updated the Summit board on JPMorgan’s related conversations with each of the three companies. Following this presentation, the Summit board discussed these initial indications of interest and noted that none of the three companies had proposed a price of at least $30.00 per share. Following this discussion, JPMorgan was instructed to contact each of Company C, Company D and Camden and offer to provide additional confidential information and to determine if any of Company C, Company D or Camden would increase its respective bid. Shortly thereafter, JPMorgan distributed additional information to Company C, Company D and Camden and requested a revised indication of interest by mid-July.

     On June 26, 2004, Advisor A rescinded its offer.

     During the remainder of June and through early July, Mr. LeBlanc and Summit’s legal and financial advisors continued to have various conversations with each of Company C, Company D and Camden regarding the possibility of a business combination with Summit.

     On July 13, 2004 and July 14, 2004, representatives of JPMorgan received updated indications of interest from each of Company C, Company D and Camden.

     On July 22, 2004, at a special telephonic meeting of the Summit board, representatives of JPMorgan described to the Summit board the updated indications of interest received from Company C, Company D and Camden. Company C proposed an all cash transaction at $29.00 per share. Company D’s proposal, comprised of a mix of cash and stock, was valued at $29.00 per share. Camden’s proposal, comprised of all stock, was valued at $28.50 per share although Camden proposed an alternative transaction comprised of stock with a value of $22.80 and the establishment of a liquidating trust with an estimated value to be equal to $7.20 per share that would require the sale of Summit assets before Summit stockholders would realize this estimated value. Following a discussion among the members of the Summit board, the board instructed Mr. LeBlanc to convey to the chief executive officer of Company C that Summit would be willing to enter into an exclusivity agreement with Company C if its all cash offer was increased to $30.00 per share.

     Following the meeting, Mr. LeBlanc contacted the chief executive officer of Company C with regard to increasing its all cash offer to $30.00 per share. Company C subsequently indicated that it would not be interested in a business combination with Summit at that price.

     On August 4, 2004, a conversation took place between Messrs. LeBlanc and Campo with regard to Camden increasing its offer to $30.00 per share of Summit common stock.

     On August 5, 2004, Mr. Campo sent a letter to Mr. LeBlanc revising Camden’s previous indication of interest and offering a purchase price with a value of $30.00 per share of Summit common stock, payable in a mix of Camden common shares valued at $17.97 per share and cash equal to $12.03. The offer also provided that funding for a portion of the cash component of the proposed business combination would be generated through the sale of properties held by Summit and Camden.

     During the week of August 9, 2004, conversations were held between representatives of JPMorgan and Mr. Campo regarding Camden’s revised indication of interest.

     During the week of August 23, 2004, additional conversations regarding Camden’s revised indication of interest were held between Mr. Campo and representatives of JPMorgan, during which Mr. Campo requested a meeting with the Summit board.

     On August 27, 2004, at a special meeting of the Summit board, Mr. LeBlanc provided the Summit board with an update on the status of ongoing discussions with Camden. Mr. LeBlanc also informed the Summit board that Company B had indicated to him that it would not be interested in a business combination with Summit at a price of $30.00 per share. At the invitation of the Summit board, Mr. Campo and Mr. D. Keith Oden, president and chief operating officer of Camden, joined the meeting by telephone and described the proposed terms of a merger between Camden and Summit. The presentation also included an overview of Camden’s history and operating strategy and a discussion of Camden’s development pipeline and operating markets. After Messrs. Campo and Oden left the meeting, JPMorgan summarized Camden’s proposed offer. The Summit board instructed JPMorgan to follow up with Camden to clarify some of the terms of its proposed offer.

     On August 28, 2004, JPMorgan and Goodwin Procter LLP delivered to Mr. Campo, on behalf of Summit, a written list of follow-up questions requesting further details regarding, among other things: the proposed exchange ratio and potential for a price collar; planned asset sales and the timing of such sales; Camden’s operating strategy; financing sources for a potential transaction; and the manner in which Camden proposed obtaining the consent of the limited partners of Summit’s operating partnership in light of the fact that Camden is not structured as an “UPREIT” similar to Summit.

     On August 30, 2004, Mr. Campo responded in writing to the questions posed by Summit. On August 30 Messrs. McGuire, Paulsen, Campo and Oden met in-person to discuss Camden’s responses to these questions and other matters relating to Camden’s proposal and its operating strategies and philosophies. These discussions continued on August 31 among Messrs. McGuire, Paulsen, LeBlanc, Campo and Oden.

     Between August 30, 2004 and September 9, 2004, Mr. LeBlanc and Mr. Campo and representatives of Summit’s financial and legal advisors continued to discuss proposed terms for a potential transaction between Summit and Camden.

     On September 9, 2004, Summit provided Camden and its representatives with a preliminary draft of a non-binding term sheet outlining the material terms for a proposed transaction between Summit and Camden. The non-binding term sheet proposed, among other things, that Summit stockholders would be given the opportunity to elect, on a share-by-share basis, to receive either cash or Camden common shares at a fixed exchange ratio for each share of Summit common stock, subject to a limitation on the amount of cash to be issued in the proposed transaction, the rights of the parties to terminate the transaction, including Summit’s right to terminate the transaction and “walk away” if the trading price of Camden common shares decreased below a certain value, the ability of the Summit board to respond to unsolicited inquiries following announcement of the transaction, including the right of the Summit board to terminate the transaction in the exercise of its fiduciary duties, the addition of Messrs. McGuire and Paulsen as members of Camden’s board of trust managers, the conditions to closing the merger, the treatment of employee compensation and benefits and the limited circumstances under which a termination fee would be paid. The non-binding term sheet also proposed that the limited partners of the Operating Partnership would be offered the opportunity to redeem their partnership units for cash in the same amount as that being offered to Summit stockholders or to remain as a limited partner following the proposed transaction.

     On September 10, 2004, Mr. Campo and Alex Jessett, vice president of finance and treasurer of Camden, and Mr. LeBlanc and Gregg D. Adzema, executive vice president and chief financial officer of Summit, met in-person to discuss the September 9 non-binding term sheet.

     Between September 10 and 17, 2004, the parties’ respective management teams and respective legal and financial advisors continued to negotiate the terms of the proposed transaction and on September 17, the parties agreed on the material terms of the transaction, including among other things, that Summit stockholders would be given the opportunity to elect, on a share-by-share basis, to receive either $31.20 in cash or Camden common shares at a fixed exchange ratio of 0.6745 for each share of Summit common stock, subject to a limitation on the amount of cash to be issued in the proposed transaction.

     On September 17, 2004, at a special telephonic meeting of the Summit board, JPMorgan presented to the Summit board an overview of Camden’s offer including, among other matters, the offer value of $31.20 per share, the premium to Summit’s stockholders, the mix of cash and stock consideration, the aggregate amount of cash consideration, Summit’s “walk-away” right if Camden’s share price dropped below a certain level and the addition of Messrs. McGuire and Paulsen as members of Camden’s board of trust managers. The Summit board directed management and Summit’s advisors to proceed with the due diligence process and prepare and negotiate a merger agreement.

     In addition, on September 17, 2004, Summit, Camden and their respective legal advisors, Goodwin Procter LLP and Locke Liddell & Sapp LLP, commenced negotiations with regard to a non-binding term sheet that set forth the principal terms with regard to the amendment and restatement of the limited partnership agreement of the Operating Partnership in connection with the proposed merger and the treatment of the limited partners in the transaction.

     On September 23, 2004, Camden, Summit and their respective legal advisors commenced negotiations with regard to the merger agreement.

     Between September 20 and September 28, 2004, each of Summit and Camden and their respective advisors conducted due diligence with respect to each other. In addition, during this period, the parties’ respective management teams and the parties’ respective legal and financial advisors continued to negotiate the terms of the merger agreement and ancillary agreements, including, among other things, the second amended and restated agreement of limited partnership of Summit’s operating partnership, tax protection and registration rights arrangements and the voting agreement. During this period, a number of drafts of the merger agreement and ancillary documents were negotiated and exchanged between the parties.

     Pursuant to an engagement letter dated September 30, 2004, Summit formally retained JPMorgan as its exclusive financial advisor in connection with the proposed merger.

     On October 3, 2004, the parties agreed that, based in part on the trading price of Camden common shares during the week of September 27, 2004, the exchange ratio would be set at 0.6687.

     On the morning of October 4, 2004, the Summit board held a special meeting at which all of the directors, Summit’s senior management and representatives of JPMorgan, Goodwin Procter LLP and Venable LLP were present in person or telephonically. Prior to the meeting, Goodwin Procter LLP had provided each member of the Summit board with a copy of the merger agreement and with summaries of the merger agreement and the related transactions. JPMorgan made a presentation of its financial analysis with respect to the possible combination of Summit and Camden, and then rendered an oral opinion to the Summit board, subsequently confirmed in writing on October 4, 2004, to the effect that as of October 4, 2004, the consideration to be received by holders of Summit common stock (including with respect to equity securities convertible into, or redeemable by Summit under certain circumstances for, shares of Summit common stock, any holders thereof on an as-converted or as-redeemed basis, as the case may be) in the merger, was fair, from a financial point of view, to such holders. Goodwin Procter LLP made a presentation to the Summit board in which it explained the material terms of the proposed merger agreement and related ancillary documents, including closing conditions, termination rights and provisions regarding break-up fees and termination expenses. Following these presentations, the Summit board engaged in a discussion and asked various questions of JPMorgan and Goodwin Procter LLP regarding the proposed merger, and after such discussion and deliberation, determined that the merger was in the best interests of Summit and its stockholders and unanimously approved the merger agreement and the merger.

     On the morning of October 4, 2004, the Camden board held a special meeting at which all but one of the trust managers, Camden’s senior management and representatives of Locke Liddell & Sapp LLP, Camden’s legal advisor, and Deutsche Bank Securities, Inc., or Deutsche Bank, Camden’s financial advisor, were present in person or telephonically. Prior to the meeting, Locke Liddell & Sapp LLP had provided each member of the Camden board with a copy of the merger agreement and with summaries of the merger agreement and the related transactions. Deutsche Bank made a presentation of its financial analysis with respect to the possible combination of Camden and Summit, and then rendered an oral opinion to the Camden board, subsequently confirmed in writing on October 6, 2004, to the effect that, as of such date, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the merger consideration was fair, from a financial point of view, to Camden. Locke Liddell & Sapp LLP made a presentation to the Camden board in which it explained the material terms of the proposed merger agreement and related ancillary documents, including closing conditions, termination rights and provisions regarding break-up fees and termination expenses. Following these presentations, the Camden board engaged in a discussion and asked various questions of management, Deutsche Bank and Locke Liddell & Sapp LLP regarding the proposed merger, and after such discussion and deliberation, unanimously, with one member not present, determined that the merger was in the best interests of Camden and its shareholders and approved and adopted the merger agreement and the merger. Following such approval, the Camden board, by unanimous written consent, determined that the merger was in the best interests of Camden and its shareholders and approved and adopted the merger agreement and the merger.

     The merger agreement was signed by Camden, Camden Summit and Summit on the afternoon of October 4, 2004. After the closing of the New York Stock Exchange on October 4, 2004, Camden and Summit issued a joint press release announcing the execution of the merger agreement.

     On October 6, 2004, an amendment to the merger agreement was signed by Camden, Camden Summit and Summit. A copy of the merger agreement, which has been restated to include this amendment, is attached to this consent solicitation/prospectus as Annex A.

Camden’s Reasons for the Transaction

     The Camden board has unanimously approved and adopted the merger agreement and the merger. The Camden board believes that the terms of the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of Camden common shares to Summit stockholders, are advisable and in the best interests of Camden and its shareholders.

     The Camden board is not making, and has not authorized anyone to make, any recommendation as to whether you ought to elect to receive cash or new units in the exchange offer. You must make your own investment decision to receive cash or new units based on your investment objectives.

     Set forth below is a discussion of all material positive and negative factors considered by the Camden board in making its determination to approve and adopt the merger agreement and the merger.

     Positive Factors Considered by the Camden Board

     In making its determination with respect to the merger agreement and the merger, the Camden board discussed with Camden senior management, as well as its financial and legal advisors, and considered a number of factors, including the following material positive factors:

•	the uniqueness of the opportunity presented by the merger for Camden to acquire a significant portfolio of high-quality apartment properties, most of which are located in new, East coast markets such as Southeast Florida, metro Washington, D.C. and Atlanta, which complements Camden’s existing footprint in Florida and North Carolina while further diversifying Camden’s portfolio with the addition of new regions, and the view of Camden senior management that this portfolio likely could not be replicated through acquisitions of individual assets;

•	the acceleration of Camden’s strategic plan of lowering its concentration in Las Vegas, Houston and Dallas and increasing its presence on the East coast, and accomplishing this diversification strategy in a matter of months rather than what would have otherwise taken years to accomplish;

•	the alignment with Camden’s strategy to increase its presence in core markets with high employment growth, which Camden management believes is intrinsically linked to multifamily performance, by acquiring well-located properties in metro Washington, D.C., Southeast Florida, Atlanta, Raleigh and Charlotte, all of which are projected to be in the top 26 employment growth markets for the next five years and some of which have significant impediments to new apartment supply;

•	the potential for the merger and the spin-off transaction, by increasing the number of multifamily properties operated by Camden by approximately 28% based on number of units and decreasing the average age of Camden’s overall asset age from eleven to nine years, to solidify Camden’s position as the fifth largest publicly-held owner and operator of multifamily properties in the United States;

•	the estimated operational and general and administrative cost savings of approximately 60% in the first year of operations primarily from savings in executive compensation, corporate administrative functions and regulatory costs;

•	the opportunity presented by the merger for Camden to combine its $430 million current and future development pipeline with Summit’s $620 million development pipeline primarily in the metro Washington, D.C. and Southeast Florida markets;

•	that the number of Camden common shares and new units required to be issued in the merger and the exchange offer was fixed and would not be adjusted except, at Camden’s election, in the case of a significant decline in the trading price of Camden common shares during a period prior to closing;

•	the due diligence review of Summit and its assets conducted by Camden management and its advisors, including, among other things, site tours of a significant number of Summit’s operating properties and all of Summit’s development properties, and Camden management’s favorable assessment of the quality of Summit’s assets and the significant barriers to additional supply in many of Summit’s markets;

•	management’s belief that the increased size of Camden following the merger would provide greater financial flexibility to the merged company and that its increased equity market capitalization would result in greater liquidity for Camden shareholders;

•	the report by Camden management based on conversations with the rating agencies to the effect that the rating agencies viewed the transaction favorably and confirmed that Camden’s ratings would likely be affirmed, giving effect to the merger; and

•	the opinion, analyses and presentations of Deutsche Bank.

     Negative Factors Considered by the Camden Board

     The Camden board also considered the following potentially negative factors in its deliberations concerning the transaction:

•	the need to finance the cash portion of the consideration payable to Summit stockholders and limited partners and limited partners in the transaction;

•	the risk that the anticipated benefits of the transaction to Camden and its shareholders might not be realized as a result of possible changes in the real estate market in Summit’s core markets;

•	the risk that the anticipated benefits of the transaction to Camden and its shareholders might not be realized as a result of an inability to dispose of a portion of the portfolio in the spin-off transaction;

•	the risk of a negative reaction to the transaction of financial analysts and investors and the related risk of an adverse impact on Camden’s share price;

•	the risk that the anticipated benefits of the transaction to Camden and its shareholders might not be fully realized as a result of any inability to achieve the anticipated cost savings and reduction in expenses and other potential difficulties in integrating the two companies and their respective operations;

•	the additional expense that Camden will incur upon a sale of Summit properties acquired in the merger resulting from the tax protection agreement to be entered into with the limited partners of the Operating Partnership in connection with the transaction;

•	the significant cost involved in connection with completing the transaction and the substantial management time and effort required to effect the merger and integrate the businesses of Camden and Summit; and

•	the risk that the transaction might not be completed based upon the failure to satisfy covenants or closing conditions and the resulting interruption to the business of Camden.

     The above discussion is not intended to be exhaustive of all factors considered by the Camden board, but does set forth all material positive and negative factors considered by the Camden board. The Camden trust managers unanimously approved the transaction in light of the various factors described above and other factors that each such member of the Camden board felt was appropriate. In view of the wide variety of factors considered by the Camden board in connection with its evaluation of the transaction and the complexity of these matters, the Camden board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Camden board made its determination based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual trust managers may have given different weights to different factors.

Summit’s Reasons for the Transaction; Recommendation of the Summit Board

     The Summit board believes that the merger and the merger agreement are advisable and fair to, and in the best interests of, Summit and its stockholders. The Summit board also believes that the merger will establish a combined company that is a leader in the multifamily industry. As a result, at a meeting held on October 4, 2004, the Summit board unanimously approved the merger and approved and adopted the merger agreement and resolved to recommend that the stockholders vote FOR approval of the merger agreement and the merger and that the limited partners vote FOR the approval of the merger and FOR the approval of the new partnership agreement. In reaching its determination, the Summit board consulted with JPMorgan with respect to the financial aspects and fairness of the transaction, as well as Summit management and its legal and accounting advisors.

     The Summit board is not making, and has not authorized anyone to make, any recommendation as to whether you ought to elect to receive cash or new units in the exchange offer. You must make your own investment decision whether to receive cash or new units based on your investment objectives.

     In considering the recommendation of the Summit board with respect to the transaction, Summit stockholders and limited partners should be aware that members of the Summit board as well as some Summit executive officers have interests in, and will receive benefits from, the transaction that differ from, or are in addition to, the interests of Summit stockholders and limited partners generally. See “ — Conflicts of Interest of Summit Directors and Executive Officers in the Transaction” beginning on page 61.

     Positive Factors Considered by the Summit Board

     In arriving at its determination, the Summit board considered the following factors, among others, as generally supporting its decision to approve transaction:

•	the terms of the merger agreement and the other documents executed in connection with the merger;

•	the scale, scope, strength and diversification of markets and expected synergies that could be achieved by combining Summit and Camden, and an expectation that such a combination would create a leader in the multifamily industry;

•	the opportunity for Summit stockholders and limited partners to receive a premium over the market price for shares of Summit common stock and existing units outstanding prior to the public announcement of the transaction;

•	the value of the exchange ratio provided for in the merger agreement and the exchange offer relative to the current and historical trading prices of Summit common stock and Camden common shares;

•	the expected increase in dividends to Summit stockholders who receive Camden common shares in the merger, based upon the historical dividends paid by each of Camden and Summit;

•	the opinion rendered to the Summit board by JPMorgan, described under — “Opinion of JPMorgan” beginning on page 55, that, based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be received by the holders of Summit common stock (including with respect to equity securities convertible into, or redeemable by Summit under certain circumstances for, shares of Summit common stock, any holders thereof on an as-converted or as-redeemed basis, as the case may be) in the transaction was fair, from a financial point of view, to such holders;

•	the financial analyses of JPMorgan presented to the Summit board;

•	the fact that completion of the transaction is not conditioned on Camden’s obtaining financing;

•	the fact that Summit has a price-based termination right to terminate the merger agreement and “walk away” from the merger if the value of Camden common shares decreases below $39.31 per Camden share, during a period leading up to the merger, unless Camden elects to increase the exchange ratio;

•	the social and economic effect on Summit’s employees, including, among other things, that Camden’s benefit plans would be at least as favorable as those of Summit with a lower cost for each employee;

•	the anticipated cost savings and efficiencies available to the combined company as a result of the transaction, as well as the increasing importance of economies of scale;

•	the fact that the merger consideration would consist of an amount of cash and Camden common shares, and that subject to overall limitations, Summit stockholders would be able to choose to receive either cash or stock or a combination thereof;

•	the fact that the exchange offer would consist of an amount of cash and new units and limited partners would be able to choose to receive either cash or new units or a combination thereof;

•	the expectation that the merger would be tax free to Summit stockholders for federal income tax purposes to the extent Camden common shares are received;

•	the expectation that the exchange offer would be tax free to limited partners of the Operating Partnership for federal income tax purposes to the extent they receive new units in the exchange offer;

•	the ability of Summit stockholders who receive Camden common shares in the merger to continue to participate in the growth of the business conducted by Camden and Summit following the transaction and to benefit from the potential appreciation in value of Camden common shares;

•	the fact that Camden agreed to appoint two members of the Summit board to the Camden board, so that the interests of Summit’s stockholders would continue to be represented following the transaction;

•	presentations from, and discussions with, certain executive officers of Summit and outside legal counsel and financial advisors regarding the business, real estate assets, financial, accounting and legal due diligence with respect to Camden and the terms and conditions of the merger agreement and the other documents executed in connection with the transaction; and

•	the report by Summit management based on conversations of Camden with the rating agencies to the effect that the rating agencies had viewed the transaction favorably and confirmed that Camden’s ratings would not be reduced as a result of the merger.

     Negative Factors Considered by the Summit Board

     The Summit board also considered the following negative factors, among others, associated with its deliberations concerning the transaction, including:

•	the risk that the benefits and expected synergies sought to be achieved by the transaction will not be realized;

•	the fact that a significant portion of the consideration to be received by Summit common stockholders consists of Camden common shares, and as a result, a decrease in the trading price of Camden common shares before the closing of the merger will reduce the value of the share consideration that will be received by the Summit stockholders;

•	the fact that Summit stockholders and limited partners will not receive the full benefit of any future growth in the value of their equity that Summit might have achieved as an independent company, and the potential disadvantage to Summit stockholders who receive Camden common shares and Summit limited partners who receive new units in the event that Camden does not perform as well in the future as Summit might have performed as an independent company;

•	the possibility that some provisions of the transaction agreement, including the nonsolicitation and termination fee provisions, might have the effect of discouraging other parties potentially interested in merging with or acquiring Summit from pursuing such an opportunity;

•	the significant cost involved in connection with completing the transaction, the substantial management time and effort required to effectuate the merger and integrate the businesses of the companies and the related disruption to Summit’s operations;

•	the need to obtain Summit stockholder approval, Camden shareholder approval and the approval of the holders of limited partnership interests in the Operating Partnership;

•	the risk that the cultures of the two companies may not be compatible resulting in a loss of key personnel following the transaction; and

•	other applicable risks described in the section of this consent solicitation/prospectus titled “Risk Factors.”

     The above discussion is not intended to be exhaustive of all factors considered by the Summit board, but does set forth the material factors and potential risks considered. The Summit board unanimously approved the merger and recommended approval of the merger and the new partnership agreement in light of the various factors described above and other factors that each such member of the Summit board felt were appropriate. In the opinion of the Summit board, the potential risk factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by the Summit board in its determination relating to the transaction.

     In view of the wide variety of factors considered by the Summit board in connection with its evaluation of the transaction and the complexity of these matters, the Summit board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, the Summit board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. In considering the factors discussed above, individual directors may have given different weight to different factors.

Opinion of JPMorgan

     Pursuant to an engagement letter dated September 30, 2004, Summit exclusively retained JPMorgan as its financial advisor in connection with the proposed merger.

     At the meeting of the Summit board on October 4, 2004, JPMorgan rendered its oral opinion, subsequently confirmed in writing, to the Summit board that, as of such date, and based upon and subject to the various considerations and assumptions described in the opinion, the consideration to be received by the holders of Summit’s common stock (including with respect to equity securities convertible into, or redeemable by Summit under certain circumstances for, shares of Summit common stock, any holders thereof on an as-converted or as-redeemed basis, as the case may be) in the proposed merger was fair, from a financial point of view, to such holders. No limitations were imposed by the Summit board upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinion.

     The full text of the written opinion of JPMorgan, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex E to this consent solicitation/prospectus and is incorporated herein by reference. You are urged to read the opinion in its entirety. JPMorgan’s written opinion is addressed to the Summit board, is directed only to the consideration to be paid in the merger and does not constitute a recommendation to any stockholder of Summit as to the form of consideration such stockholder should elect to receive or as to how such stockholder should vote at the Summit special meeting. JPMorgan’s written opinion does not address issues related to the exchange offer or the new partnership agreement and does not constitute a recommendation to any limited partner of the Operating Partnership as to its election to receive cash or new units in the exchange offer or whether such limited partner should approve the merger or the new partnership agreement. The summary of the opinion of JPMorgan set forth in this consent solicitation/prospectus is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, JPMorgan, among other things:

•	reviewed the Agreement and Plan of Merger among Camden Property Trust, Camden Summit, Inc. (formerly known as Camden Sparks, Inc.) and Summit Properties Inc. dated October 4, 2004;

•	reviewed certain publicly available business and financial information concerning Summit and Camden and the industry in which they operate;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

•	compared the financial and operating performance of Summit and Camden with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of Summit common stock and the Camden common shares and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the managements of Summit and Camden relating to their respective businesses; and

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

     JPMorgan also held discussions with certain members of the management of Summit and Camden with respect to certain aspects of the merger, and the past and current business operations of Summit and Camden, the financial condition and future prospects and operations of Summit and Camden, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

     In giving its opinion, JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Summit and Camden or otherwise reviewed by JPMorgan, and JPMorgan did not assume any responsibility or liability therefor. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor were any such valuations or appraisals provided to JPMorgan. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Summit and Camden to which such analyses or forecasts relate. JPMorgan also assumed that the merger will qualify as a tax-deferred reorganization under the Internal Revenue Code for United States federal income tax purposes, and that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the completion of the merger will be obtained without any adverse effect on Summit or Camden or on the contemplated benefits of the merger.

     The projections furnished to JPMorgan for Summit and Camden were prepared by the respective managements of each company. Neither Summit nor Camden publicly discloses internal management projections of the type provided to JPMorgan in connection with JPMorgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

     JPMorgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of such opinion. It should be understood that subsequent developments may affect the written opinion dated October 4, 2004, and JPMorgan does not have any obligation to update, revise, or reaffirm such opinion. JPMorgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of Summit common stock in the proposed merger, and JPMorgan has expressed no opinion as to the underlying decision by Summit to engage in the merger. JPMorgan expressed no opinion as to the price at which Summit’s common stock or Camden’s common shares will trade at any future time.

     In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with providing its opinion. In calculating per share values, JPMorgan assumed outstanding common units of partnership interests were converted into common shares, unless otherwise indicated.

     Stock Trading History Analysis. JPMorgan reviewed the historical trading prices for Summit’s common stock and noted that over the last year the low closing price was $21.18 per share and the high closing price was $27.75 per share. In addition, in order to study any meaningful price fluctuations that may have occurred in the past year, JPMorgan calculated the historical closing price averages as of September 30, 2004 (as shown below). The implied value of consideration of $31.02 per share as of September 30, 2004 (assuming conversion of partnership units to common stock) represents a 14.7% premium over Summit’s closing share price of $27.05 on September 30, 2004.

Period	Closing Price	Premium Paid
60 days average	$26.12	18.8%
Average YTD	$24.04	29.0%
52 week high	$27.75	11.8%
All-time high	$27.75	11.8%

     Comparable Public Companies Analysis. Using publicly available information, JPMorgan compared selected financial data of Summit with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be analogous to Summit. The companies selected by JPMorgan were

•	Archstone-Smith Trust

•	AvalonBay Communities, Inc.

•	BRE Properties, Inc.

•	Camden Property Trust

•	Equity Residential

•	Essex Property Trust, Inc.

•	Gables Residential Trust

•	Post Properties, Inc.

•	United Dominion Realty Trust, Inc.

     These companies were selected, among other reasons, because of their specialization in the multifamily REIT sector, geographic location, asset quality, market capitalization and capital structure. For each comparable company, JPMorgan analyzed publicly available financial performance data through September 30, 2004. JPMorgan calculated the multiples of current stock price, as of September 30, 2004, to equity analysts’ estimates for 2005 consensus funds from operations (“FFO”) as reported by First Call for each of these companies to determine the estimated 2005 FFO trading multiples. JPMorgan selected a range of multiples around the 2005 FFO median value for each multiple, resulting in a range of 14.5x to 16.0x. These multiples were then applied to Summit’s 2005 FFO per common share estimate, based on both the equity analyst consensus as provided by First Call and management’s projections, yielding implied trading values for Summit common stock of approximately $26.00 to $28.60 and $28.40 to $31.40 per share, respectively.

     Precedent Transactions Analysis. Using publicly available information, JPMorgan examined selected transactions within both Summit’s industry segment and the overall REIT industry. Specifically, JPMorgan reviewed the following transactions:

Multifamily REIT Transactions

Announced
Date	Acquirer	Target
05/04/2001	Archstone Communities	Charles E Smith Residential Realty L.P.
03/04/1999	Whitehall Street Real Estate, L.P./ Blackstone Real Estate Advisors III L.L.C.	Berkshire Realty Company, Inc.
09/24/1999	Olympus Real Estate Partners	Walden Residential Properties, Inc.
12/02/1998	The Irvine Company	Irvine Apartment Communities, L.P.
07/08/1998	Equity Residential Properties Trust	Merry Land & Investment Co.
03/08/1998	Bay Apartment Communities	Avalon Properties Inc.
12/17/1997	Camden Property Trust	Oasis Residential Inc.
08/28/1997	Equity Residential Properties Trust	Evans Withycombe Residential
08/04/1997	Post Properties, Inc.	Columbus Realty Trust
01/17/1997	Equity Residential Properties Trust	Wellsford Residential Property Trust
12/16/1996	Camden Property Trust	Paragon Group, Inc.

Recent REIT transactions

Announced
Date	Acquirer	Target
08/25/2004	Kimco Realty Corp. and DRA Advisors JV	Price Legacy Corporation
08/20/2004	General Growth Properties, Inc.	The Rouse Company
06/21/2004	Simon Property Group	Chelsea Property Group
05/03/2004	Prologis and Eaton Vance Management	Keystone Property Trust
05/29/2003	Hometown America LLC	Chateau Communities Inc.
05/14/2003	Pennsylvania REIT	Crown America Realty Trust
05/08/2003	CNL Hospitality Properties, Inc.	RFS Hotel Investors, Inc.

     JPMorgan selected these transactions because of their similarity to the merger. An analysis of these transactions showed a range of offer price to forward FFO per share of 11.1x to 13.4x and an estimated premium/discount of offer price to estimated net asset value (“NAV”) of 19.1% to 13.8% based on the median values of each metric for the two sets of comparable transactions. JPMorgan applied the range of multiples derived from such analysis to Summit’s First Call 2005 FFO per share and the range of premiums derived from such analysis to Summit’s NAV estimate reported by Green Street Advisors, Inc. as of October 1, 2004, and arrived at an estimated range of equity values for Summit common stock of between $19.90 to $24.00 and $30.40 to $31.80 per share, respectively.

     Dividend Discount Model Analysis. JPMorgan performed a dividend discount analysis for Summit based upon projections and assumptions provided by Summit’s management of projected FFO per common share and projected annual dividend payouts per share for the years ending December 31, 2004 to December 31, 2014. Under the dividend discount model methodology, implied equity values are projected by discounting dividends per share for the years 2004 through 2014 using discount rates reflecting an expected equity total return. JPMorgan calculated a range of terminal values of Summit at the end of the ten-year period ending 2014 by applying a perpetual growth rate ranging from 4.0% to 5.0% to the projected dividend of Summit in the final year of the ten-year period. The range of terminal values was then discounted to present values using a range of discount rates from 10.5% to 11.5%. JPMorgan selected these ranges of discount rates and perpetual growth rates based on JPMorgan’s estimate of expected investor total returns, discussions with Summit’s management as well as other qualitative factors, such as characteristics of Summit’s properties and asset class. The present value of the dividends and the terminal value per common share were added together to determine an estimated range of equity values for Summit’s common stock of $22.70 to $28.90 per share.

     Liquidation NAV/Share Analysis. JPMorgan arrived at an equity NAV by (1) calculating a gross real estate value by applying a range of capitalization rates from 5.3% to 5.7% to projections for Summit’s forward twelve- month real estate net operating income (“NOI”), adjusted for an assumed management fee, a reserve for capital expenditures, and recent assets sales, per discussions with Summit’s management; (2) adding the gross value of other assets, less Summit’s outstanding debt, which was marked to market, other liabilities, and assumed transaction expenses; and (3) taking the present value of the NAV assuming an average of twelve months to liquidate assets at a 15% discount rate. The equity NAV per share was then calculated by dividing the equity NAV by the number of shares of Summit common stock outstanding. This analysis indicated an implied range for the price of Summit common stock of $27.40 to $31.40 per share.

     Historical Exchange Ratio Analysis. JPMorgan reviewed the per share daily closing market price movements of Summit common stock and Camden common shares for the two-year period ended September 30, 2004, and calculated the historical exchange ratios during this period implied by dividing the daily closing prices per share of Summit common stock by those of Camden common shares and the average of those historical trading ratios for the calendar periods of 6-month, 1-year and 2-year periods ended September 30, 2004. The analysis resulted in the following average historical trading ratios for the periods indicated:

Calendar Period	Mean
September 30, 2004	0.5855x
6-month	0.5455x
1-year	0.5448x
2-year	0.5564x

     The highest historical exchange ratio on any single day during the 2-year period was approximately 0.6029x, and the lowest historical exchange ratio on any single day during this period was approximately 0.4858x. The proposed exchange ratio of 0.6687x is for the stock portion of the consideration only, which is no more than 60% of the total value of the merger consideration.

     JPMorgan also conducted a valuation analysis of Camden common shares using generally accepted valuation methods. The following is a summary of the material financial analyses performed by JPMorgan in connection with its opinion.

     Stock Trading History Analysis. JPMorgan reviewed the historical trading prices for Camden common shares and noted that over the last year the low closing price was $37.95 per share and that the high closing price was $47.96 per share.

     Comparable Public Companies Analysis. Using publicly available information, JPMorgan compared selected financial data of Camden with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be analogous to Camden. JPMorgan relied on the same set of comparable public companies as the ones used for evaluating Summit (with the exception of substituting Summit for Camden). JPMorgan selected a range of multiples around the 2005 FFO median value for each multiple, resulting in a range of 14.5x to 16.0x. These multiples were then applied to Camden’s 2005 FFO per common share estimate, based on both the equity analyst consensus as provided by First Call and management’s projections, yielding implied trading values for Camden’s common shares of approximately $49.40 to $54.60 and $47.10 to $52.00 per share, respectively.

     Dividend Discount Model Analysis. JPMorgan performed a dividend discount analysis for Camden based upon projections and assumptions provided by Camden’s management and from discussions with Summit’s management of projected FFO per common share and projected annual dividend payouts per share for the years ending December 31, 2004 to December 31, 2014. Under the dividend discount model methodology, implied equity values are projected by discounting dividends per share for the years 2004 through 2014 using discount rates reflecting an expected equity total return. JPMorgan calculated a range of terminal values of Camden at the end of the ten-year period ending 2014 by applying a perpetual growth rate ranging from 4.0% to 5.0% of the projected dividend of Camden in the final year of the ten-year period. The range of terminal values was then discounted to present values using a range of discount rates from 10.5% to 11.5%. JPMorgan selected these ranges of discount rates and perpetual growth rates based on JPMorgan’s estimate of expected investor total returns, discussion with

Camden’s management as well as other qualitative factors, such as characteristics of Camden’s properties and asset class. The present value of the dividends and the terminal value per common share were added together to determine an estimated range of equity values for Camden’s common stock of $39.80 to $51.10 per common share.

     Liquidation NAV/Share Analysis. JPMorgan arrived at an equity NAV by (1) calculating a gross real estate value by applying a range of capitalization rates from 6.0% to 6.5% to projections for Camden’s forward twelve-month real estate NOI adjusted for an assumed management fee and a reserve for capital expenditures; (2) adding the gross value of other assets, less Camden’s outstanding debt, which was marked to market, other liabilities, and transaction expenses; and (3) taking the present value of the NAV assuming an average of twelve months to liquidate assets at a 15% discount rate. The equity NAV per share was then calculated by dividing the equity NAV by the number of Camden common shares outstanding. This analysis indicated an implied range for the price of Camden’s common shares of $41.90 to $47.70 per share.

     Based on the valuation analyses of Summit common stock and Camden common shares, JPMorgan calculated the implied exchange ratios derived from the historical exchange ratio analysis, comparable public companies analysis, dividend discount model analysis and liquidation NAV analysis, all described above. In addition, JPMorgan calculated the implied exchange ratio derived from Summit’s and Camden’s relative contribution of FFO and asset value. The following table is a summary of the ranges of exchange ratios implied by each valuation methodology.

Valuation Methodology	Range
Comparable Public Companies Analysis:
2005 FFO per share multiple based on equity analyst consensus as provided by First Call	0.4762x to 0.5790x
2005 FFO per share multiple based on managements’ projections	0.5462x to 0.6667x
Dividend Discount Model Analysis	0.4442x to 0.7261x
Liquidation NAV Analysis	0.5723x to 0.7494x
Contribution Analysis	0.4971x to 0.6841x

     Pro Forma Combination Analysis. Although the following analysis was not a basis for our opinion, JPMorgan also analyzed the pro forma impact of the merger on Camden’s earnings per share, consolidated capitalization and financial ratios using Summit’s and Camden’s management projections. Incorporating assumptions with respect to various structural considerations, transaction and financing costs and Camden’s estimated synergies, the combination would be accretive to Camden’s estimated FFO per share in 2005.

     The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. JPMorgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan based its analyses are set forth above under the description of each such analysis. JPMorgan’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

     As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to advise Summit with respect to the merger and deliver an opinion to the Summit board with respect to the merger on the basis of such experience and its familiarity with Summit.

     For services rendered in connection with the merger, Summit has agreed to pay JPMorgan a fee of $9,000,000. In addition, Summit has paid JPMorgan a fee of $500,000 for corporate defense advisory services rendered in connection with an engagement letter executed in April 2004. Furthermore, Summit has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under the Federal securities laws.

     In addition, JPMorgan and its affiliates have provided investment banking and/or commercial banking services in the past for both Summit and Camden in each case for customary compensation, and currently, one of JPMorgan’s affiliates is an agent bank and lender under Camden’s unsecured credit facility, which may be drawn in whole or in part to fund a portion of the merger consideration. In the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of Summit or Camden for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Trust Managers and Executive Officers of Camden After the Transaction

     Following the transaction, the eight current trust managers of Camden will remain as trust managers of the combined entity. In addition, two current directors of Summit, Messrs. McGuire and Paulsen will become trust managers of the combined entity as of the second business day after the effective time of the merger.

     Following the transaction, the current executive officers of Camden will remain as executive officers of Camden. None of the current executive officers of Summit will become executive officers of Camden following the transaction.

Conflicts of Interest of Summit Directors and Executive Officers in the Transaction

     When you consider the Summit board’s recommendation to vote in favor of the merger and in favor of the new partnership agreement, you should be aware that members of the Summit board as well as some Summit executive officers have interests in, and will receive benefits from, the transaction that differ from, or in addition to, the interests of Summit stockholders and limited partners generally. The Summit board was aware that these interests existed when it approved the transaction. The material interests are summarized below.

     Agreements with Executive Officers of Summit

     Severance Agreements. Summit is party to executive severance agreements with Steven R. LeBlanc, Michael L. Schwarz, Gregg D. Adzema, Keith L. Downey, Randall M. Ell, Todd Farrell and Michael G. Malone. These agreements provide for the payment of severance benefits equal to three times such executive officer’s annual base salary and cash bonus in the event of the termination of such executive officer’s employment under certain circumstances following a “change in control” of Summit or a “combination transaction” involving a consolidation or merger. The merger with Camden will be considered a “change in control” for purposes of the executive severance agreements. The benefits payable under the terms of the executive severance agreements are subject to reduction by the amount of any severance benefits payable under applicable employment agreements. The severance payment that will be made to each senior executive officer, as a result of the merger, is approximately: $3,915,000 to Mr. LeBlanc, $2,632,500 to Mr. Schwarz, $2,163,000 to Mr. Adzema, $1,425,600 to Mr. Downey, $1,557,600 to Mr. Ell, $1,620,000 to Mr. Farrell and $1,216,800 to Mr. Malone.

     Retention Bonus Agreements. Summit is party to retention bonus agreements providing for the payment of retention bonuses of $3,800,000, $1,950,000, $1,000,000, $950,000, $950,000, $950,000 and $400,000 to Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell, Farrell and Malone, respectively, provided such executive officer is still employed by Summit eleven months following a “change in control” of Summit, or such executive officer’s employment terminates under certain circumstances within six months before or eleven months after a “change in control” of Summit. The merger with Camden will be considered a “change in control” for purposes of the retention bonus agreements.

     Under the terms of the respective agreements, the retention bonuses would be payable to the executive officers in December 2005. However, if the executive officer’s employment is terminated under certain circumstances before that date, the retention bonus will be payable, in any event, no later than 11 months after the change in control.

     Employment Agreements. Summit also has entered into employment agreements with Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell, Farrell and Malone.

     Under the terms of Summit’s employment agreement with Mr. LeBlanc, if Mr. LeBlanc’s employment is terminated either by Summit without “cause” or by Mr. LeBlanc for “cause” (each as defined in his employment agreement) during the original term or any extended term of his employment agreement, Mr. LeBlanc will be entitled to receive his base salary, as in effect on the date of termination, until the first anniversary of the date of termination. Under such circumstances, Mr. LeBlanc also will be entitled to receive an amount equal to the bonus paid to him in the calendar year immediately preceding such termination of his employment with Summit. It is not expected that Mr. LeBlanc will be paid any additional severance pursuant to his employment agreement in connection with the merger because the amount of the benefits payable to him under his severance agreement (described above) would be offset by any amount paid to him pursuant to his employment agreement.

     The employment agreements with Messrs. Schwarz, Adzema, Downey, Ell, Farrell and Malone do not provide for any severance amounts to be payable upon the termination of their employment with Summit. These executive officers have entered into severance agreements with Summit, however, that entitle them to severance benefits in certain circumstances as described above.

     Each of the executive officers also entered into a noncompetition agreement with Summit, or an employment agreement that includes substantially the same terms as these noncompetition agreements. Subject to certain limited exceptions, the noncompetition agreements prohibit all of the executive officers from engaging in any businesses prior to their termination of employment, other than those of Summit, without the prior written consent of the president of Summit. The noncompetition agreements also prohibit the executive officers for a two-year period following the termination of their employment with Summit, from hiring certain employees of Summit who earn more than $50,000 per year or participating in any efforts to persuade such employees to leave Summit and, for a one-year period following the termination of their employment with Summit, from engaging in any manner, directly or indirectly, in any business which engages or attempts to engage in the acquisition, development, construction, operation, management or leasing of any of Summit’s then existing communities or development or acquisition opportunities. Under the noncompetition agreements, such executive officers are prohibited from disclosing trade secrets and, for prescribed periods, other confidential information of Summit.

     Discretionary Retention Bonus. Summit will, at the discretion of its compensation committee, award additional performance retention bonuses to Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell, Farrell and Malone in an amount not to exceed an aggregate of $2 million.

     Long Term Incentive Plan. Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell and Malone participate in Summit’s performance bonus program, which awards a cash bonus to each executive officer determined by reference to Summit’s financial performance as compared to its peers over a three-year period. All unpaid bonuses under this program will become payable in connection with the merger, based on a shortened performance period ending prior to the effective time of the merger. The amounts payable under this program are estimated to be $1,656,000, $1,215,000, $938,000, $580,000, $580,000 and $130,000 to Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell and Malone, respectively. It is expected that these amounts will be paid at or before the effective time of the merger.

     Excise Tax Gross-up Payments. A portion of the payments to be made to Messrs. LeBlanc, Schwarz, Adzema, Downey, Ell, Farrell and Malone in connection with the merger (as described herein) will constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. The executives will be reimbursed for the amount of this excise tax and will receive an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive will retain approximately the same net-after tax amounts that he would have retained if there were no 20% excise tax.

     Other Benefits

     Stock Options. The merger agreement provides that, at the effective time of the merger, each outstanding option to purchase shares of Summit common stock whether or not exercisable at the effective time of the merger (and regardless of the exercise price) will be cancelled in exchange for the right to receive a single lump sum cash payment, equal to the product of (x) the number of shares of Summit common stock subject to such option and (y) the excess, if any, of the “option payment” over the exercise price per share of such option. The “option payment” is calculated based on a formula set forth in the merger agreement that takes into account the exchange ratio used to calculate the merger consideration (which is subject to further adjustment as set forth in the merger agreement) and the percentage amount of cash and Camden common shares that are payable in the merger. If the exercise price per share of any such option is equal to or greater than the “option payment,” such option will be canceled without any cash payment being made in respect thereof. Assuming the continued vesting through January 1, 2005, Mr. LeBlanc has options to acquire 589,000 shares of Summit common stock, 428,200 of which are currently exercisable and 160,800 of which are not currently exercisable; Mr. Schwarz has options to acquire 229,000 shares of Summit common stock, 147,200 of which are currently exercisable and 81,800 of which are not currently exercisable; Mr. Adzema has options to acquire 132,400 shares of Summit common stock, 70,400 of which are currently exercisable and 62,000 of which are not currently exercisable; Mr. Downey has options to acquire 112,000 shares of Summit common stock, 57,400 of which are currently exercisable and 54,600 of which are not currently exercisable; Mr. Ell has options to acquire 189,000 shares of Summit common stock, 134,400 of which are currently exercisable and 54,600 of which are not currently exercisable; and Mr. Malone has options to acquire 41,000 shares of Summit common stock, 18,250 of which are currently exercisable and 22,750 of which are not currently exercisable. To the extent that these executive officers still hold such options at the effective time of the merger, the options will become exercisable and converted as described above at the effective time of the merger. In addition, the compensation committee of the Summit board may take action to accelerate the exercisability of certain options held by Summit executive officers prior to the effective time of the merger.

     Acceleration of Restricted Stock and Other Equity-based Awards. The merger agreement also provides that, at the effective time of the merger, all restricted stock and stock awards granted by Summit pursuant to certain performance based stock award agreements will no longer be subject to risk of forfeiture or vesting requirements. All shares of Summit restricted stock and shares of Summit common stock that were subject to performance based stock award agreements will be deemed vested and no longer subject to risk of forfeiture and entitled to the consideration received in the merger. At the time of the execution of the merger agreement, Mr. LeBlanc had 1,248 shares of unvested restricted stock and 35,750 shares of unvested performance based stock, Mr. Schwarz had 936 shares of unvested restricted stock and 17,875 shares of unvested performance based stock, Mr. Adzema had 10,400 shares of unvested performance based stock, Mr. Downey had 218 shares of unvested restricted stock and 10,400 shares of unvested performance based stock, Mr. Ell had 624 shares of unvested restricted stock and 10,400 shares of unvested performance based stock, Mr. Farrell had 9,600 shares of unvested restricted stock, and Mr. Malone had 203 shares of unvested restricted stock and 2,157 shares of unvested performance based stock. In addition, the compensation committee of the Summit board may take action to accelerate the vesting of certain shares of restricted stock and performance based stock by Summit executive officers prior to the effective time of the merger.

     Indemnification and Insurance

     Indemnification. Pursuant to the merger agreement, Camden has agreed that all rights to indemnification existing in favor of, and all limitations on the personal liability of, any present and former director or officer of Summit and any subsidiary of Summit, as provided in the articles of incorporation and bylaws of Summit or similar governing documents of a subsidiary of Summit with respect to matters occurring on or prior to the effective time of the merger will continue from and after the effective time through the sixth anniversary thereof, provided that all rights to indemnification with respect to any claim asserted or made within such period will continue until the final disposition of such claim. Camden has also agreed to indemnify and hold harmless any present and former directors and officers of Summit or any subsidiary of Summit to the extent provided in any written indemnification agreements between such directors and officers and Summit or any subsidiary of Summit. The merger agreement does not preclude any rights to indemnification or limitations on liabilities provided in the Summit articles of incorporation or similar documents of its subsidiaries subsequent to the effective time to the extent the provisions establishing such rights or limitations are not otherwise amended to the contrary.

     Directors’ and Officers’ Insurance. Prior to the effective time of the merger, Summit will purchase a non-cancelable extended reporting period endorsement under Summit’s existing directors’ and officers’ liability insurance coverage for Summit’s directors and officers. The extended coverage will be in the same form presently maintained by Summit, and will provide such directors and officers with coverage for six years following the effective time of the merger. The extended coverage will also have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by Summit.

     Ownership of Operating Partnership Units

     Two of Summit’s directors, William B. McGuire, Jr. and William F. Paulsen, own a total of 1,216,358 existing units in the Operating Partnership and will have the option to tender their existing units in the exchange offer. If either Messrs. McGuire or Paulsen elects to tender his existing units in the exchange offer for new units, he will, in his capacity as a limited partner of the Operating Partnership, enter into a Tax, Asset and Income Support Agreement that will prevent the Operating Partnership from selling protected assets under certain circumstances if the limited partners would recognize a taxable gain in such a disposition. See “Ancillary Agreements — Tax, Asset and Income Support Agreement” beginning on page 88.

     Appointment to Camden Board

     The merger agreement provides that Camden will cause Messrs. McGuire and Paulsen to be appointed to the Camden board effective as of the second business day after the effective time of the merger. Messrs. McGuire and Paulsen will serve on the Camden board until the next annual meeting of Camden shareholders, at which time Messrs. McGuire and Paulsen will be nominated by the Camden board for election at the next annual meeting of Camden shareholders.

Transaction Financing

     Camden intends to finance the estimated $518.1 million of transaction costs under a new $500 million senior unsecured bridge facility, to be entered into before the closing of the merger, and by borrowing the remaining $18.1 million of transaction costs under Camden’s existing $500 million credit facility. Camden has received an executed commitment letter from Banc of America Securities LLC and Bank of America, N.A. for the entire $500 million principal amount of the new bridge facility, which will have a term of 364 days from funding and an interest rate of LIBOR plus 90 basis points, which interest rate is subject to certain conditions. Camden Operating, L.P. and certain of Camden’s other subsidiaries will guarantee any outstanding obligation under the bridge facility. At September 30, 2004, Camden had available borrowing capacity under its existing $500 million credit facility of $148.9 million.

The Spin-Off Transaction

     In connection with the transaction, Camden expects to form a joint venture and transfer to the joint venture multifamily properties currently owned by Camden with an estimated value of $425 million to $525 million. Camden expects to retain a minority interest in the joint venture and continue to provide property management services for the properties transferred to the venture. Camden expects to use a portion of the proceeds from this transaction to repay the bridge facility the transaction costs, including the cash portion of the transaction consideration. If the spin-off transaction is not consummated, Camden will need to repay the bridge financing by other means, which may result in Camden incurring increased interest costs on any replacement indebtedness due to higher interest costs of longer-term debt. See “Risk Factors — Camden will need to replace, at or before maturity, a $500 million bridge facility to be used to finance a portion of the cash consideration and transaction costs.”

Regulatory Approvals

     Neither Camden, Summit nor the Operating Partnership is aware of any material federal or state regulatory requirements that must be complied with or approvals that must be obtained by Camden, Camden Summit, Summit or the Operating Partnership in connection with either the transaction.

Accounting Treatment

     Camden will treat the merger as a purchase for financial accounting purposes. This means that Camden will record the assets acquired and the liabilities assumed at their estimated fair values at the time the merger is completed.

Litigation Relating to the Transaction

     On October 6, 2004, a purported class action complaint was filed in the General Court of Justice, Superior Court Division, of the State of North Carolina, County of Mecklenburg, by an alleged Summit stockholder. This complaint names as defendants Camden, Summit and each member of the Summit board and principally alleges that the merger and the acts of the Summit directors constitute a breach of the Summit defendants’ fiduciary duties to Summit stockholders. The plaintiff in the lawsuit seeks, among other things (1) a declaration that each defendant has committed or aided and abetted a breach of fiduciary duty to the Summit stockholders, (2) to preliminarily and permanently enjoin the merger, (3) to rescind the merger in the event that it is consummated, (4) an order to permit a stockholders’ committee to ensure an unspecified “fair procedure, adequate procedural safe-guards and independent input by plaintiff” in connection with any transaction for Summit shares, (5) unspecified compensatory damages and (6) attorneys’ fees. On November 3, 2004, Camden removed the lawsuit to the United States District Court for the Western District of North Carolina, Charlotte Division, and filed an Answer and Counterclaim for declaratory judgment denying the plaintiff’s allegations of wrongdoing.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering

     This consent solicitation/prospectus and the accompanying election form contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this consent solicitation/prospectus and in the accompanying election form, which together constitute the exchange offer, we will accept for exchange existing units that are properly tendered prior to 4:00 p.m., Eastern Time, on           , 2005, which we refer to as the exchange offer expiration date, unless you have previously withdrawn them.

•	When you tender existing units as provided below, our acceptance of your existing units will constitute a binding agreement between you and us upon the terms and subject to the conditions in this consent solicitation/prospectus and in the accompanying election form.

•	For each of the existing units you tender that are accepted by us in the exchange offer, we will issue you either $31.20 in cash, without interest, or .6687 of a new unit, as indicated on your election form. In the event that the value of Camden common shares decreases below $39.31 per Camden common share, during a period leading up to the merger, Summit may terminate the merger agreement unless Camden elects to increase the exchange ratio. If Camden makes such an election, the exchange offer will be amended to similarly increase the exchange ratio in the exchange offer. See the “Merger Agreement — Summit Price-Based Termination Right” on page 80.

•	If you do not return a properly completed election form prior to the exchange offer expiration date, or do not indicate your election on your election form, or your existing units are not accepted for exchange for any other reason, each of your existing units will automatically be converted into .6687 of a new unit at the closing of the exchange offer.

•	Our obligation to accept existing units for exchange in the exchange offer is also subject to the other conditions described under “ — Conditions to the Exchange Offer.”

•	The exchange offer expires at 4:00 p.m., Eastern Time, on , 2005. We may, however, in our sole discretion, extend the period of time for which the exchange offer is open. References in this consent solicitation/prospectus to the exchange offer expiration date mean 4:00

p.m., Eastern Time, on , 2005 or, if extended by us, the latest time and date to which we extend the exchange offer.

•	We will keep the exchange offer open for no fewer than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the existing units.

•	We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any existing units, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all existing units previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised.

•	We expressly reserve the right to amend or terminate the exchange offer, not inconsistent with the terms of the merger agreement or the existing partnership agreement, at any time on or before the exchange offer expiration date, and not to accept for exchange any existing units that we have not yet accepted for exchange, if any of the conditions to the exchange offer specified below under “ — Conditions to the Exchange Offer” are not satisfied.

•	We will give oral or written notice of any extension, amendment, waiver, termination or non-acceptance described above to holders of the existing units promptly. If we amend this exchange offer in any respect or waive any condition to the exchange offer, we will give written notice of the amendment or waiver to the exchange agent and will make a public announcement of the amendment or waiver as promptly as practicable thereafter. If we extend the exchange offer expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., Eastern Time, on the business day after the previously scheduled exchange offer expiration date. As required by SEC rules, we will extend the exchange offer by at least five business days if we amend the offer in any material respect, including any waiver of a material condition. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcements other than by issuing a release to Business Wire.

•	Holders of existing units do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•	We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the SEC.

Important Reservation of Rights Regarding the Exchange Offer

     You should note that:

•	All questions as to the validity, form, eligibility, time of receipt and acceptance of existing units tendered for exchange will be determined by us in our sole discretion, and our determination will be final and binding.

•	We reserve the absolute right to reject any and all tenders of any particular existing unit not properly tendered or not to accept any particular existing unit the acceptance of which might, in our judgment or the judgment of our counsel, be unlawful.

•	We also reserve the absolute right to waive any defects or irregularities as to any particular existing unit either before or after the exchange offer expiration date, including the right to waive the ineligibility of any holder who seeks to tender existing units in the exchange offer. If we waive a condition with respect to any particular holder, we will waive it for all holders. Unless we agree to waive any defect or irregularity in connection with the tender of existing units for exchange, you must cure any defect or irregularity within any reasonable period of time as we determine.

•	Our interpretation of the terms and conditions of the exchange offer either before or after the exchange offer expiration date will be final and binding on all parties.

•	Neither Camden, Camden Summit, Summit, the Operating Partnership, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of existing units for exchange, nor will any of them incur any liability for failure to give any notification.

Conditions to the Exchange Offer

     We will accept for exchange all existing units validly tendered and not withdrawn before the exchange offer expiration date. We will not be required to accept for exchange any existing unit and may terminate, amend or extend the exchange offer before the acceptance of the existing units, if, on or before the exchange offer expiration date:

•	the closing of the merger has not occurred;

•	Camden, Camden Summit, Summit or the Operating Partnership does not receive or obtain any consent, authorization, approval or exemption of or from any governmental authority that may be required or advisable in connection with the completion of the exchange offer, including that the registration statement of which this consent solicitation/prospectus is a part has not been declared, or will not continue to be, effective;

•	any action, proceeding or litigation seeking to enjoin, make illegal, delay the completion of or challenge in any respect the exchange offer, or otherwise relating in any manner to the exchange offer, is instituted or threatened; or

•	any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect or any statute, rule, regulation, governmental order or injunction has been proposed, enacted, enforced or deemed applicable to the exchange offer, any of which would or might restrain, prohibit or delay completion of the exchange offer.

     The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. On or before the exchange offer expiration date, we may waive these conditions in our sole discretion in whole or in part at any time and from time to time. Our failure at any time to exercise any of the above rights will not be considered a waiver of that right, and these rights will be considered to be ongoing rights that may be asserted, before the exchange offer expiration date, at any time and from time to time.

     If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

•	refuse to accept any existing unit, return all certificates representing tendered existing units to the tendering holders, and terminate the exchange offer;

•	extend the exchange offer and retain all certificates representing existing units tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw existing units that were tendered (see “-Withdrawal Rights” below); or

•	waive unsatisfied conditions relating to the exchange offer and accept all properly tendered existing units that have not been withdrawn.

     If we waive any material condition to the offer, we will extend the exchange offer by at least five business days, as required by applicable law.

Procedures for Tendering

     What To Submit and How

     If you, as the registered holder of existing units, wish to tender any or all of your existing units for exchange in the exchange offer, you must transmit a properly completed and duly executed election form, together with certificates representing tendered units, to American Stock Transfer & Trust Company, as exchange agent, at the address set forth in the election form enclosed with this consent solicitation/prospectus on or prior to the exchange offer expiration date.

     The method of delivery of election forms and unit certificates are at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested be used. In all cases, sufficient time should be allowed to assure timely delivery. No election form or unit certificates should be sent to Camden, Summit or the Operating Partnership.

     How to Sign Your Election Form and Other Documents

     Signatures on an election form or a notice of withdrawal, as the case may be, must be guaranteed unless the existing units being surrendered for exchange are tendered by a registered holder of the existing units who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the election form.

     If signatures on an election form or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be guaranteed by an “eligible guarantor institution” meeting the requirements of the exchange agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program, referred to in this consent solicitation/prospectus as STAMP, or such other “signature guarantee program” as may be determined by the exchange agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     If the election form or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by Camden, proper evidence satisfactory to Camden of those persons’ or entities’ authority to so act must be submitted.

Acceptance of Existing Units

     Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the closing of the exchange offer, all existing units properly tendered and will issue cash or new units, in accordance with the election form submitted by the holder. See “-Conditions to the Exchange Offer.” No new units will be certificated and evidence of ownership will be by entry on the records of the Operating Partnership. For purposes of the exchange offer, oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.

     In all cases, we will issue cash or new units in exchange for existing units that are accepted for exchange only after timely receipt by the exchange agent of a properly completed and duly executed election form.

     We will have accepted validly tendered existing units if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving cash or the new units from us, and will make the exchange on, or promptly after, the exchange offer expiration date. Following this exchange, the holders in whose names any new units will be issuable upon exchange will be deemed the holders of record of such new units.

     Existing units tendered in the exchange offer may not be accepted by us if:

•	the existing units were not validly tendered pursuant to the procedures for tendering. See “-Procedures for Tendering” on page 68;

•	we determine in our reasonable discretion that any of the conditions to the exchange offer have not been satisfied. See “-Conditions to the Exchange Offer” on page 67;

•	a holder has validly withdrawn a tender of existing units as described under “-Withdrawal Rights;” or

•	we have, prior to the exchange offer expiration date of the exchange offer, delayed or terminated the exchange offer for any of the reasons set forth under the caption “-Conditions to the Exchange Offer.” See also “-Terms of the Exchange Offer; Period for Tendering” on page 65.

     Each existing unit that is not tendered for exchange, is withdrawn for exchange (and not validly re-tendered) or is tendered but not accepted in connection with the exchange offer will automatically be converted into .6687 of a new unit at the closing of the exchange offer.

Withdrawal Rights

     You can withdraw your tender of existing units at any time on or prior to the exchange offer expiration date. You may also withdraw your tender if we have not accepted your existing units for payment after the expiration of 40 business days from the commencement of the exchange offer.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth in the election form enclosed with this consent solicitation/prospectus. Any notice of withdrawal must specify:

•	the name of the limited partner having tendered the existing units to be withdrawn; and

•	the number of existing units to be withdrawn.

     Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination will be final and binding on all parties. Any existing units so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

     If you have properly withdrawn existing units and wish to re-tender them, you may do so at any time on or prior to the exchange offer expiration date by following one of the procedures described under “-Procedures for Tendering”.

Exchange Agent

     American Stock Transfer & Trust Company has been appointed as the exchange agent for the exchange offer. All executed election forms should be directed to the exchange agent at the address set forth in the election form enclosed with this consent solicitation/prospectus.

     Delivery to an address or transmission of instructions via facsimile other than as described above does not constitute a valid delivery.

Fees and Expenses

     We will bear the expenses of soliciting tenders of existing units. The exchange agent will mail solicitation materials on our behalf.

Transfer Taxes

     Holders who tender their existing units for exchange will not be obligated to pay any transfer taxes, except that holders who instruct us to register new units in the name of, or request that existing units not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, will be responsible for the payment of any applicable transfer tax. Any such requests are subject to the restrictions on transfer of new units in the new partnership agreement and will not be honored if transferred in violation of such provisions.

Consequences of Failure to Properly Tender Existing Units in the Exchange Offer

     Issuance of cash or new units in exchange for existing units in the exchange offer will be made only after timely receipt by the exchange agent of certificates representing such existing units, a properly completed and duly executed election form and all other required documents. Therefore, holders desiring to tender existing units in exchange for cash or new units should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of existing units for exchange.

     Each existing unit that is not tendered for exchange, is withdrawn for exchange (and not validly re-tendered) or is tendered but not accepted in connection with the exchange offer will automatically be converted into .6687 of a new unit at the closing of the exchange offer.

THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement, as amended, but does not describe all of the provisions of the merger agreement. The full text of the merger agreement, as amended, is attached to the back of this consent solicitation/prospectus as Annex A and is incorporated by reference into this consent solicitation/prospectus. We urge you to read the merger agreement in its entirety because it is the legal document that governs the merger.

Closing; Effective Time of the Merger

     The merger agreement provides for the merger of Summit with and into Camden Summit, a wholly owned subsidiary of Camden. Camden Summit will be the surviving corporation resulting from the merger and will remain a wholly owned subsidiary of Camden.

     The closing of the merger will occur no later than the second business day after the satisfaction or waiver of the conditions set forth in the merger agreement or at such other date as mutually determined by Camden, Camden Summit and Summit. In no event will the closing occur prior to January 4, 2005. If Camden shareholders approve the issuance of shares pursuant to the merger agreement, Summit stockholders approve the merger and the merger agreement and the requisite approvals of the limited partners of the Operating Partnership are obtained and the other conditions to the merger have been satisfied or waived, Camden and Summit currently expect to complete the merger promptly following the receipt of such approvals.

     As soon as practicable after all conditions to the closing of the merger are satisfied or waived, Camden Summit and Summit will execute and file a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the State Department of Assessments and Taxation of the State of Maryland. The merger will be effective upon the later of the time that both the certificate of merger and the articles of merger have been accepted for record by the Secretary of State of the State of Delaware or the State Department of Assessments and Taxation of the State of Maryland, as applicable, or such later time as may be specified in such filings not to exceed 30 days after either document has been accepted for record.

Merger Consideration

     If the merger is completed, each share of Summit common stock issued and outstanding prior to the effective time of the merger (other than shares owned by Summit, any subsidiary of Summit, Camden, Camden Summit or any other wholly owned subsidiary of Camden, which will be canceled) will be converted into the right to receive, at the election of the holder, either the cash consideration or the share consideration described below, subject to reallocation in the circumstances described below under “-Reallocation of Stockholder Elections.” Upon conversion of the outstanding Summit common stock into the merger consideration, the Summit common stock will be canceled and retired and will cease to exist.

     Summit stockholders may specify different elections with respect to different shares held by such stockholders. For example, a stockholder with 100 shares could make a cash election with respect to 30 shares and a share election with respect to the other 70 shares.

     The value of the merger consideration that a Summit stockholder receives in the merger may vary depending on whether a Summit stockholder elects to receive Camden common shares or cash. The value of the cash portion of the merger consideration is fixed at $31.20 for each share of Summit common stock. The value of the share consideration is not fixed and will depend upon the value of .6687 of a Camden common share upon completion of the merger. See the section of this consent solicitation/prospectus entitled “Summary-The Merger-Merger Consideration.”

     Cash Election. A Summit stockholder who makes a valid cash election will have the right to receive in exchange for each share of Summit common stock for which it made a valid cash election $31.20 in cash. The amount of cash to be paid in the merger is fixed and as a result, even if a Summit stockholder makes a cash election, he or she may nevertheless receive a mix of shares and cash.

     Share Election. A Summit stockholder who makes a valid share election will have the right to receive in exchange for each share of Summit common stock for which you have made a valid share election .6687 of a Camden share. The .6687 exchange ratio may be increased in certain limited circumstances as described below under “-Summit Price-Based Termination Right.” The amount of cash to be paid in the merger is fixed and as a result, even if a Summit stockholder makes a share election, he or she may nevertheless receive a mix of shares and cash.

     No Election. If a Summit stockholder makes no election to receive cash or Camden common shares in the merger, or does not make a valid election, he or she will be deemed not to have made an election. Summit stockholders not making an election will receive cash, Camden common shares or a mixture of cash and Camden common shares, based on what is available after giving effect to the valid elections made by other Summit stockholders, as well as the reallocation described below.

     No Fractional Shares. Holders of Summit common stock that receive the share consideration will not receive certificates or scrip representing fractional Camden common shares. Instead, each holder of Summit common stock otherwise entitled to a fractional share interest in Camden will be paid an amount in cash, without interest, rounded to the nearest whole cent, determined by multiplying:

•	the average closing prices of a Camden common share on the NYSE for the five trading days immediately preceding the effective time of the merger, by

•	the fraction of the Camden common share that such holder of Summit common stock would otherwise be entitled to receive.

Reallocation of Stockholder Elections

     The total amount of cash that will be paid in the merger, which we refer to as the aggregate cash consideration, is fixed at approximately $436.5 million, subject to increase only if the number of shares of Summit common stock outstanding at the effective time of the merger increases. For example, if the number of outstanding shares of Summit common stock has increased by 10,000 shares then the aggregate cash consideration will increase by approximately $138,000. Therefore, the cash and share elections are subject to reallocation to preserve this limitation on the cash that will be paid by Camden in the merger. As a result, even if a Summit stockholder makes a cash election or a share election, he or she may nevertheless receive a mix of cash and shares.

     Reallocation if Too Little Cash is Elected. Cash may be paid to Summit stockholders who make share elections if the number of cash election shares times $31.20 is less than the aggregate cash consideration. In this event:

•	each Summit stockholder making a cash election will receive merger consideration consisting of cash;

•	each Summit stockholder that has not made an election will be deemed to have made a cash election and will receive merger consideration consisting of cash to the extent necessary to have the total number of cash election shares times $31.20 equal the aggregate cash consideration, and if less than all of the non-election shares need to be treated as cash election shares, then the exchange agent will select on a pro rata basis which non-election shares will be treated as cash election shares, and all remaining non-election shares will be treated as share election shares and will receive merger consideration consisting of Camden common shares;

•	if all Summit stockholders that have not made an election are deemed to have made a cash election, and the total number of cash election shares (including any non-election shares treated as cash election shares) times $31.20 remains less than the aggregate cash consideration, then the exchange agent will convert on a pro rata basis a sufficient number of share election shares into cash election shares such that the sum of the cash election shares (including any non-election shares treated as cash election shares) plus such reallocated shares times $31.20 equals the aggregate cash consideration, and stockholders holding such reallocated shares will receive merger consideration consisting of cash; and

•	each Summit stockholder making a share election, other than with respect to shares reallocated as set forth in the preceding paragraph, will receive merger consideration consisting of Camden common shares.

     Reallocation if Too Much Cash is Elected. Camden common shares may be issued to Summit stockholders who make cash elections if the number of cash election shares times $31.20 exceeds the aggregate cash consideration. In this event:

•	each Summit stockholder making a share election or non-election will receive merger consideration consisting of Camden common shares;

•	the exchange agent will convert on a pro rata basis a sufficient number of cash election shares into share election shares such that the number of remaining cash election shares times $31.20 equals the aggregate cash consideration, and stockholders holding such reallocated shares will receive merger consideration consisting of Camden common shares; and

•	each Summit stockholder making a cash election, other than with respect to shares reallocated as share election shares as set forth in the preceding paragraph, will receive merger consideration consisting of cash.

Treatment of Summit Stock Options and Restricted Stock

     Each Summit stock option outstanding under any Summit employee stock option or compensation plan or arrangement, whether or not exercisable and regardless of the exercise price, will be cancelled as of the effective time of the merger in exchange for the right to receive at the effective time of the merger an amount in cash equal to the number of shares of Summit common stock subject to the Summit stock option multiplied by the excess, if any, of the option payment, as defined below, over the exercise price.

     “The option payment” means the sum of:

•	$13.8057; plus

•	the product of the Average Camden Share Price times the exchange ratio times the quotient of (a) the Aggregate Share Consideration Value, as defined below, divided by (b) the sum of the aggregate cash consideration plus the Aggregate Share Consideration Value.

     The “Aggregate Share Consideration Value” means the total number of shares of Summit common stock to be exchanged for Camden common shares (after giving effect to any reallocation) multiplied by the exchange ratio multiplied by the Average Camden Share Price.

     If the exercise price of a Summit stock option is equal to or greater than the option payment, such option will be cancelled without any cash payment being made in respect thereof.

     All Summit restricted stock awards granted under any Summit employee stock option or compensation plan or arrangement will become fully vested immediately prior to the closing of the merger and all shares of Summit common stock that are subject to a restricted stock award will be considered outstanding shares of Summit common stock for all purposes under the merger agreement, including the receipt of merger consideration.

Representations and Warranties of Camden, Camden Summit and Summit

     The merger agreement contains customary representations and warranties by Camden, Camden Summit, and Summit relating to, among other things:

•	due organization and good standing;

•	authorization to enter into the merger agreement and to consummate the merger and enforceability of the merger agreement;

•	the absence of restrictions on or impediments to the merger as a result of state anti-takeover statutes;

•	capitalization;

•	required governmental and third-party consents;

•	compliance with SEC reporting requirements;

•	no material legal proceedings;

•	absence of certain changes since December 31, 2003;

•	tax matters, including qualification as a REIT;

•	real property;

•	environmental matters;

•	appropriate funding of employee benefit plans and compliance with applicable regulations;

•	labor and employment matters;

•	brokers’ and finders’ fees;

•	required shareholder, stockholder and/or limited partner approvals, as applicable;

•	contracts and debt instruments; and

•	the accuracy and completeness of the information contained in Camden’s registration statement relating to the merger and the joint proxy statement/prospectus that is part thereof, and the registration statement of which this consent solicitation/prospectus is a part.

     In addition to the representations and warranties made by Camden, Camden Summit, and Summit, the merger agreement also contains additional representations and warranties made by Summit relating to, among other things:

•	action by the Summit board to render Summit’s stockholders rights plan inapplicable to the merger agreement and the merger and to terminate such plan immediately before the closing of the merger; and

•	the amounts payable to employees, officers and directors as a result of the merger or a termination of service after the merger.

     The merger agreement contains additional representations and warranties made by Camden and Camden Summit, relating to, among other things, the receipt of a financing commitment letter.

Conduct of Business Pending the Merger

     Summit. Pending closing of the merger and subject to certain exceptions, including the consent of Camden, Summit has agreed to, and to cause its subsidiaries to:

•	use commercially reasonable efforts to carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice; and

•	use their commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them.

     In addition, pending closing of the merger, and subject to certain exceptions, including the consent of Camden, Summit agreed that neither it nor any of its subsidiaries would take certain actions, including the following:

•	split, combine or reclassify any capital shares or declare, set aside or pay any dividend or other distribution except for, among other things, its regular, quarterly cash dividend at a rate not in excess of $0.3375 per share of Summit common stock;

•	authorize for issuance, issue or sell equity securities;

•	acquire, sell, lease, encumber, transfer or dispose of any material assets outside of the ordinary course of business;

•	except in the ordinary course of business pursuant to existing credit facilities, incur or guaranty indebtedness, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien thereupon, in excess of $1,000,000 individually or $5,000,000 in the aggregate;

•	except pursuant to any mandatory payments under any existing credit facilities, pay, discharge or satisfy any claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice;

•	change any accounting principle or practice except as required by GAAP;

•	except as required by law, enter into, adopt, amend or terminate any employee benefit plans or arrangements with directors or executive officers, or except for normal increases in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any non-executive officer or employee or pay any benefit not required by any existing employee benefit plan;

•	grant to any officer, director or employee the right to receive any new severance, change of control or termination pay or termination benefits, grant any increase in the right to receive any such pay or benefits or enter into any new employment, loan, retention, consulting, indemnification, termination, change of control, severance or similar agreement with any officer, director or employee, other than the grant of compensation and fringe benefits to any newly hired non-executive officer or employee, except that Summit may accelerate the vesting and/or the payment of any existing benefits or awards and/or make any amendments to existing benefits, agreements or award in order to facilitate such accelerated vesting and/or payments;

•	amend its articles of incorporation or bylaws or similar organizational or governance documents;

•	adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

•	settle or compromise any litigation other than settlements or compromises for litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $500,000;

•	amend any term of any outstanding security;

•	other than in the ordinary course of business, modify or amend any material contract or waive, release or assign any material rights or claims under any such material contract; or

•	make any equipment purchases or capital expenditures other than in the ordinary course of business and consistent with past practice.

     Camden. Pending closing of the merger and subject to certain exceptions, including the consent of Summit, Camden has agreed to, and to cause its subsidiaries to:

•	use commercially reasonable efforts to carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice; and

•	use their commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them.

     In addition, pending closing of the merger, and subject to certain exceptions, including the consent of Summit, Camden agreed that neither it nor any of its subsidiaries would take certain actions, including the following:

•	split, combine or reclassify any capital shares or declare, set aside or pay any dividend or other distribution except for, among other things, its regular, quarterly cash dividend in an amount not in excess of $0.635 per Camden common share;

•	authorize for issuance, issue or sell equity securities;

•	except for, among other things, acquisitions and dispositions of real property with an aggregate net sale price of less than $250 million, acquire, sell, lease, encumber, transfer or dispose of any material assets outside of the ordinary course of business;

•	except in the ordinary course of business pursuant to existing credit facilities, incur or guaranty indebtedness, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien thereupon, in excess of $1,000,000 individually or $5,000,000 in the aggregate;

•	change any accounting principle or practice except as required by GAAP;

•	amend its declaration of trust or bylaws or similar organizational or governance documents;

•	adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization; or

•	amend any term of any outstanding security.

Pre-Merger Dividends

     The merger agreement provides that prior to the closing date, Summit will declare and pay a dividend to its stockholders distributing cash in an amount necessary for Summit to qualify as a REIT for the year that the merger occurs and to avoid to the extent reasonably possible the incurrence of income or excise tax by Summit.

     The merger agreement also provides that Summit and Camden will coordinate the declaration, record and payment dates of any dividends in respect of their respective common shares, it being the intention of the parties that the holders of Camden common shares or Summit common stock not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to the shares they currently own and any Camden common shares received in the merger. Accordingly, Camden and Summit may pay pro rata cash dividends in the quarter in which the closing of the merger occurs as authorized by their respective boards.

No Solicitation by Summit

     The merger agreement provides that Summit will terminate any ongoing discussions or negotiations with any parties relating to any “Acquisition Proposal,” as defined below, and, except as permitted by the merger agreement, will not, and will not authorize any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant, or other representative, to:

•	solicit, initiate or encourage (including by way of furnishing non-public information) any inquiries with respect to an Acquisition Proposal or the making of a proposal that constitutes an Acquisition Proposal; or

•	participate in any discussions or negotiations regarding an Acquisition Proposal.

     However, at any time prior to the approval of the merger by Summit’s stockholders, if Summit receives a bona fide Acquisition Proposal that was unsolicited or that did not otherwise result from Summit’s breach of the no solicitation provisions of the merger agreement, Summit may furnish non-public information with respect to it and its subsidiaries to the person who made such Acquisition Proposal and may participate in discussions and negotiations regarding such Acquisition Proposal if:

•	the Summit board determines in good faith, after consultation with outside counsel, that failure to do so would be reasonably likely to be inconsistent with its duties to Summit or its stockholders under applicable law; and

•	the Summit board determines that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal, as defined below.

     The merger agreement provides that Summit must promptly notify Camden of Summit’s receipt of any Acquisition Proposal or any inquiry with respect to an Acquisition Proposal by the person who made such Acquisition Proposal and of the material terms and conditions of such Acquisition Proposal. The merger agreement also provides that Summit must provide to Camden copies of any written Acquisition Proposal as soon as practicable after receipt of delivery of such Acquisition Proposal. Summit is not required to disclose to Camden the identity of the person making any Acquisition Proposal and, except as otherwise provided in the merger agreement, has no duty to notify or update Camden on the status of discussions or negotiations between Summit and such person.

     Subject to the provisions of the merger agreement relating to the payment of the termination fee, prior to the approval of the merger by the Summit stockholders, the Summit board may not:

•	withdraw or modify, in a manner material and adverse to Camden or Camden Summit, Summit’s approval or recommendation of the merger;

•	approve or recommend an Acquisition Proposal to its stockholders; or

•	cause Summit to enter into any definitive agreement with respect to an Acquisition Proposal,

unless, in each case, a Superior Proposal, as defined below, has been made and the Summit board determines in good faith, after consultation with outside counsel, that failure to take such action would be reasonably likely to be inconsistent with its duties to Summit or its stockholders under applicable law. If the Summit board makes such a determination, Summit may enter into a definitive agreement to effect a Superior Proposal, but not prior to 48 hours after Summit has provided Camden with written notice as specified in the merger agreement.

     An “Acquisition Proposal” means any proposal or offer, other than the merger with Camden, for any:

•	merger, consolidation or similar transaction involving Summit, the Operating Partnership or any significant subsidiary, as defined in the merger agreement, of Summit;

•	sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of Summit or its subsidiaries representing 20% or more of the consolidated assets of Summit and its subsidiaries;

•	issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding securities of Summit;

•	tender offer or exchange offer in which any person or group acquires beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding shares of Summit common stock or outstanding equity interest of the Operating Partnership;

•	recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to Summit or the Operating Partnership; or

•	transaction which is similar in form, substance or purpose to any of the foregoing transactions.

     A “Superior Proposal” means an Acquisition Proposal (substituting for purposes of such definition 50% for 20%) which the Summit board believes is more favorable to the stockholders of Summit than the merger with Camden, taking into account all of the terms and conditions of such Acquisition Proposal, including the financial terms, any conditions to consummation and the likelihood of such Acquisition Proposal being consummated.

Indemnification; Directors’ and Officers’ Insurance

     Under the merger agreement, Camden and Camden Summit will indemnify and hold harmless, as and to the full extent permitted by applicable law, each former and current director, officer, employee, fiduciary or agent of Summit and of its subsidiaries against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, based in whole or in part, or arising in whole or in part out of, or pertaining to:

•	the fact that he or she is or was a director, officer, employee, fiduciary or agent of Summit or any of its subsidiaries or is or was serving at the request of Summit or any of its subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, joint venture, trust or other enterprise; or

•	the negotiation, execution or performance of the merger agreement, any agreement or document contemplated by the merger agreement or delivered in connection therewith, or any of the transactions contemplated by the merger agreement.

     After the closing of the merger, Camden and Camden Summit will be obligated to promptly pay and advance expenses in advance of the final disposition of any such claim, suit, proceeding or investigation to each such indemnified party to the full extent permitted by law.

     Camden also agreed to purchase prior to the effective time of the merger a non-cancelable extended reporting period endorsement under Summit’s existing directors’ and officers’ liability insurance coverage for Summit’s directors and officers in the same form as presently maintained by Summit, which will provide such directors and officers with coverage for six years of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by Summit.

Conditions to the Closing of the Merger

     Conditions to each Party’s Obligations to Effect the Merger. The respective obligations of each party to complete the merger is subject to the fulfillment or waiver of a number of conditions, including the following:

•	the receipt of the requisite approvals of Camden shareholders, Summit stockholders and limited partners of the Operating Partnership;

•	Camden’s registration statement relating to the merger of which the joint proxy statement/prospectus forms a part having become effective and no stop order or proceedings by the SEC seeking a stop order having been entered or pending;

•	the listing of the Camden common shares to be issued in the merger and the Camden common shares reserved for issuance upon redemption of the Operating Partnership units on the NYSE;

•	the receipt of all required governmental consents and approvals necessary to complete the merger; and

•	the absence of any court or other governmental order preventing the merger.

     In addition, Camden’s obligation to complete the merger is subject to, among other things:

•	the accuracy, as of the closing, of the representations and warranties made by Summit to the extent set forth in the merger agreement;

•	the performance in all material respects by Summit of all of its obligations under the merger agreement to be performed by it prior to the merger;

•	the receipt of an opinion of Summit’s outside counsel as to Summit’s qualification as a REIT under the Internal Revenue Code; and

•	the lack of any event, change or circumstance that, individually or in the aggregate, has a material adverse change, as defined in the merger agreement, on Summit.

     In addition, Summit’s obligation to complete the merger is subject to, among other things:

•	the accuracy, as of the closing, of the representations and warranties made by Camden to the extent set forth in the merger agreement;

•	the performance in all material respects by Camden of all of its obligations under the merger agreement to be performed by it prior to the merger;

•	the receipt of an opinion of Summit’s outside counsel to the effect that the merger will qualify as a reorganization for U.S. federal income tax purposes;

•	the receipt of an opinion of Camden’s outside counsel as to Camden’s qualification as a REIT under the Internal Revenue Code and Camden’s ability to continue to so qualify after the merger;

•	the lack of any event, change or circumstance that, individually or in the aggregate, has a material adverse change, as defined in the merger agreement, on Camden; and

•	the receipt by Camden of the financing necessary to satisfy any and all of Camden’s or Camden Summit’s obligations under or arising out of the merger agreement.

Termination of the Merger Agreement

     Camden or Summit may terminate the merger agreement, whether before or after the required shareholder and partner approvals are obtained, if:

•	Summit stockholders do not approve the merger agreement and the merger or the limited partners of the Operating Partnership, other than Summit, do not approve the merger and the second amended and restated limited partnership agreement of the Operating Partnership;

•	Camden shareholders do not approve the issuance of Camden common shares in the merger;

•	a final, non-appealable judgment or governmental order is issued prohibiting the closing of the merger; or

•	the merger is not completed by March 31, 2005, provided that neither Camden nor Summit may terminate the merger agreement if its breach is the reason that the merger is not completed by that date.

     Camden also may terminate the merger agreement:

•	if Summit breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to a failure of the related condition to the closing of the merger and such condition would be incapable of being satisfied by March 31, 2005; or

•	if the Summit board:

•	fails to include a recommendation in the joint proxy statement/prospectus that the Summit stockholders vote in favor of the merger agreement and the merger;

•	withdraws, modifies or changes, or proposes or announces any intention to withdraw, modify or change, in any manner material and adverse to Camden, such recommendation; or

•	approves or recommends, or announces any intention to approve or recommend, any Acquisition Proposal.

     Summit also may terminate the merger agreement:

•	if Camden breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to a failure of the related condition to the closing of the merger and such condition would be incapable of being satisfied by March 31, 2005;

•	if, as of the date that the joint proxy statement/prospectus is first mailed to Summit stockholders through the closing date, Camden fails to have the financing necessary to satisfy any and all of Camden’s or Camden Summit’s obligations arising under or out of the merger agreement; or

•	in connection with entering into a definitive agreement to effect a Superior Proposal so long as Summit has provided Camden with at least 48 hours prior written notice of Summit’s decision to so terminate, such termination is not effective until such time as the $50 million termination fee is made by Summit and Summit is not then in material breach of the no solicitation provisions contained in the merger agreement.

     Camden and Summit also may mutually agree to terminate the merger agreement.

Summit Price-Based Termination Right

     In addition to the termination rights described above, Summit may also terminate the merger agreement if:

•	as of the third business day, referred to as the Determination Date, before the later of January 4, 2005 and the business day immediately following obtaining Camden shareholder and Summit stockholder and limited partner approvals, the average of the closing prices of Camden common shares for the 14 consecutive trading days ending on the business day immediate prior to the Determination Date, discarding the two highest and two lowest closing prices and averaging the remaining closing prices, which we refer to in this consent solicitation/prospectus as the Average Camden Share Price, is less than $39.31;

•	Summit notifies Camden of Summit’s intention to terminate the merger agreement; and

•	within one business day of receipt of such notice, Camden has not delivered written notice to Summit agreeing to increase the exchange ratio such that, as of the closing date, the product of the number of shares of Summit common stock that convert into the right to receive share consideration times the exchange ratio of .6687 times the Average Camden Share Price will be equal to the product of the number of shares of Summit common stock that convert into the right to receive the share consideration times the exchange ratio times $39.31. If Camden makes such election, the exchange offer will be amended to similarly increase the exchange ratio in the exchange offer.

Termination Fee and Termination Expenses

     Summit has agreed to pay to Camden a termination fee of $50 million if the merger agreement is terminated:

•	by Summit under the limited circumstances described above where it is permitted to terminate the merger agreement in connection with entering into a definitive agreement to effect a Superior Proposal; or

•	by Camden under the limited circumstances described above where the Summit board fails to include a recommendation in the joint proxy statement/prospectus that the Summit stockholders vote in favor of the merger agreement and the merger, withdraws, modifies or changes, or proposes or announces any intention to withdraw, modify or change, in any manner material and adverse to Camden, such recommendation or approves or recommends, or announces any intention to approve or recommend, any Superior Proposal.

     Under the merger agreement, Summit and Camden also may become obligated to reimburse the other party’s documented, reasonable out-of-pocket costs and expenses incurred by the other party in connection with the entering into of the merger agreement and the carrying out of acts contemplated thereunder as follows:

•	Camden will so reimburse Summit if the merger agreement is terminated:

•	by Summit or Camden if the Camden shareholders do not approve the issuance of Camden common shares in the merger; or

•	by Summit under the limited circumstances described above where Camden breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement; and

•	Summit will so reimburse Summit if the merger agreement is terminated:

•	by Summit or Camden if the Summit stockholders do not approve the merger agreement and the merger or the limited partners of the Operating Partnership, other than Summit, do not approve the merger or the second amended and restated limited partnership agreement of the Operating Partnership; or

•	by Camden under the limited circumstances described above where Summit breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement.

     The payment of expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties at law or in equity.

Amendment and Waiver

     The merger agreement provides that, subject to compliance with applicable law, Camden, Camden Summit and Summit may agree in writing to amend the merger agreement at anytime. However, after the time of approval of the merger agreement by the Camden shareholders and the Summit stockholders, there may not be any amendment of the merger agreement that by law expressly requires the further approval of such shareholders and/or stockholders without obtaining such further approval. If the merger agreement is amended after the mailing of this consent solicitation/prospectus and limited partner approval is required to make such amendment, votes will be resolicited.

DESCRIPTION OF THE NEW PARTNERSHIP AGREEMENT AND THE NEW UNITS

     The Operating Partnership is a Delaware limited partnership that was formed on January 29, 1994. As part of the merger, and pursuant to this consent solicitation/prospectus, the existing partnership agreement will be amended and restated and the name of the Operating Partnership will be changed to “Camden Summit Partnership, L.P.” The following is a summary of the material terms of the proposed new partnership agreement. This summary does not include all of the terms of the new partnership agreement and should be read together with the new partnership agreement, the form of which is attached to this consent solicitation/prospectus as Annex B, and applicable Delaware law.

Capitalization

     As of September 30, 2004, the Operating Partnership had 34,808,631 common units issued and outstanding. Summit, as the sole general partner of the Operating Partnership, held 348,086 general partner units and 31,117,541 limited partner units. The remaining 3,343,004 limited partner units were held by the outside limited partners to whom this consent solicitation/prospectus is being mailed. In addition to the common units outstanding, the operating partnership had 2,200,000 Series C Cumulative Redeemable Perpetual Preferred Units issued and outstanding. The series C units became subject to redemption on September 3, 2004, and if all of the conditions to the merger have been satisfied or waived, all of the issued and outstanding series C units will be redeemed for cash immediately prior to the effective time of the merger.

Management of the Operating Partnership

     Under the new partnership agreement and as a result of the merger, Camden Summit, a wholly owned subsidiary of Camden, will be the new sole general partner of the Operating Partnership. Camden Summit will have exclusive control over the day-to-day management of the business and affairs of the Operating Partnership. As the general partner, it will have the power to cause the Operating Partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties and the incurrence of indebtedness. Limited partners will not have voting rights relating to the operation and management of the Operating Partnership, except in connection with certain amendments to the new partnership agreement. The general partner is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership.

     The new partnership agreement provides that the general partner is empowered to do any and all acts and things for the furtherance and accomplishment of the business purposes of the Operating Partnership, including all activities pertaining to the acquisition and operation of its properties, provided that the Operating Partnership does not take, or refrain from taking, any action which the general partner believes will adversely affect Camden’s ability to qualify as a REIT. The limited partners have no power to remove the general partner. The general partner, however, may not take any action that is contrary to an express limitation or prohibition in the new partnership agreement without the written consent of the limited partners holding a majority of the percentage interests of the limited partners (or such other percentage as provided in the new partnership agreement).

Issuance of Additional Units

     The general partner is authorized to cause the Operating Partnership to issue additional units to the partners (including itself) for the consideration and on the terms and conditions that the general partner deems appropriate. These additional units may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties as the general partner may determine in its sole and absolute discretion subject to Delaware law, subject to the limitations described below.

     No partnership unit or partnership interest may be issued to Camden, the general partner or any of their respective subsidiaries or affiliates unless:

•	Camden, the general partner or the applicable subsidiary or affiliate makes a capital contribution to the Operating Partnership in an amount equal to the fair market value of such partnership unit or partnership interest (as determined in good faith by the general partner); or

•	the additional partnership units or partnership interests are issued to all partners in proportion to their respective partnership interests.

     In addition, no partnership units or partnership interests may be issued to Camden, the general partner or a subsidiary or affiliate thereof if such partnership units or partnership interests (i) would have distribution rights senior to the limited partners currently holding limited partnership units or (ii) would have rights to net losses that would result in a change in the priority of allocation of net losses in a manner that adversely affects the limited partners currently holding limited partnership units.

     No limited partner will have any preemptive, preferential or other similar purchase right with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership units.

Capital Contributions

     Partners in the Operating Partnership are generally not required to make any additional capital contributions or loans to the Operating Partnership.

Operating Distributions

     Subject to certain exceptions, the general partner generally must, at least on a quarterly basis, distribute 100% of the available cash generated by the Operating Partnership during such quarter or shorter period as follows:

•	first, to the common unitholders (other than the general partner, Camden or any of their subsidiaries or affiliates) who are partners on the applicable record date, the pro rata amount of any cumulative unpaid accrued return equal to the prime rate of interest plus 5% with respect to such common unitholders’ cumulative unpaid priority distribution amount until such unpaid accrued return is reduced to zero;

•	second, to the common unitholders (other than the general partner, Camden or any of their subsidiaries or affiliates) who are partners on the applicable record date, the pro rata amount of any cumulative unpaid priority distribution amount until such unpaid priority distribution amount is reduced to zero;

•	third, to the common unitholders (other than the general partner, Camden or any of their subsidiaries or affiliates) who are partners on the applicable record date, the pro rata amount of the priority distribution amount (generally equal to the amount of dividends that a holder of common units would receive if it held an equivalent amount of Camden common shares, based on the then-applicable conversion factor) due to such common unitholder; and

•	thereafter, 100% to the general partner, Camden or any of their subsidiaries or affiliates, pro rata in proportion to the common units held by the general partner, Camden or any of their subsidiaries or affiliates.

     No partner will receive any distributions with respect to any cumulative unpaid accrued return attributable to a failure of the partner to receive any priority distribution amount due to its failure to provide the general partner with accurate information regarding its address for payment of distributions.

     The payment of any subordinated amounts, which include payments of principal or interest on debt, reimbursement of expenses and compensation for services rendered, by the Operating Partnership to the general partner or Camden or its subsidiaries or affiliates is subordinated to the cumulative accrued return amounts and cumulative unpaid priority distribution amounts of the holders of common units (other than Camden, the general partner and their subsidiaries and affiliates). The general partner and its affiliates may receive reasonable compensation for services rendered to the Operating Partnership.

Allocations of Partnership Income and Loss

     After reversing prior allocations of net losses to the partners and allocations of net income to holders of preferred units in accordance with the rights of each such class of preferred units, net income is allocated as follows:

•	first, to the holders of common units pro rata in proportion to the distributions received by the holders of common units for the current taxable year or other taxable period (provided that the general partner may elect to treat any distribution received by the partners on or before the thirtieth day following the end of any taxable year or other taxable period as having been received by the partners in such taxable year or other period); and

•	second, to the general partner, Camden and their subsidiaries and affiliates.

     Net losses are allocated as follows:

•	first, to the general partner and Camden to reverse prior excess net income allocations, which are allocations of net income in the second tier of the net income allocations described above;

•	second, to the holders of common units (pro rata in proportion to the common units held by them) until their adjusted capital accounts are reduced to zero;

•	third, to the holders of preferred units in accordance with the rights of each class of preferred units until their adjusted capital accounts are reduced to zero; and

•	fourth, to the general partner.

     Upon the liquidation of the Operating Partnership, items of income, gain loss or deduction are specially allocated to the partners as required to cause the capital account of each limited partner other than the general partner, Camden or their affiliates to equal the value of the Camden common shares into which such limited partner’s common units may be converted pursuant to the redemption right as determined immediately following the merger plus a return thereon that results in an 8% internal rate of return.

Redemption Rights

     Limited partners have the right, prior to the expiration of the 30-day period following delivery by the general partner of notice of the occurrence of a liquidating event, to require the Operating Partnership to redeem all or a portion of their respective units for either (i) cash or (ii) Camden common shares on a one-for-one basis, subject to adjustment in the event of share splits, share dividends, and similar events, as determined by the Operating Partnership or Camden. The cash redemption amount per unit is based on an average market price of Camden common shares at the time of redemption. A limited partner may not exercise the redemption right for less than 2,000 partnership units or, if the limited partner holds less than 2,000 partnership units, all of the partnership units held by such limited partner, and no limited partner may exercise the redemption right if delivery of Camden common shares would be prohibited by Camden’s declaration of trust. To the extent that Camden elects to purchase any common units of a limited partner exercising its redemption right, Camden will become the holder of such common units for all purposes except that Camden will not be entitled to receive any priority distribution amounts, cumulative unpaid accrued return amounts or cumulative unpaid priority distribution amounts with respect to such common units.

     Each limited partner that exercises its redemption right must deliver its respective common units to the Operating Partnership or Camden, as applicable, free and clear of all liens, encumbrances, liabilities, claims or charges of any kind. Neither the Operating Partnership nor Camden will be under any obligation to acquire common units upon a limited partner’s exercise of its redemption right to the extent that any such common units are subject to any liens, encumbrances, liabilities, claims or charges of any kind or in the event that the limited partner fails to give the Operating Partnership and Camden adequate assurances that the common units are not subject to any liens, encumbrances, liabilities, claims or changes of any kind.

     In connection with the exercise of a redemption right by a limited partner, the Operating Partnership or Camden, as applicable, may redeem common units for either cash or Camden common shares, but not a combination of the two, except that the Operating Partnership may deliver cash in lieu of a fractional Camden common share even in cases in which the limited partner otherwise receives Camden common shares for its common units.

Extraordinary Transactions

     The following events will be deemed to be “triggering events”:

•	if Camden consolidates with, or merges into, any other person, and Camden is not the surviving entity;

•	if Camden engages in a “going private” transaction under the Exchange Act;

•	if any person becomes the beneficial owner of 33.3% or more of the then-outstanding Camden common shares;

•	if any person consolidates with, or merges into, Camden, and Camden is the surviving entity and, in connection with such merger or consolidation, all or portion of the outstanding Camden common shares are converted into stock or other securities of any other person or cash or other property; or

•	if Camden sells or otherwise transfers (or one or more of its subsidiaries sells or otherwise transfers) to any person or persons, in one or more transactions, assets aggregating more than 50% of the value of the assets of Camden and its subsidiaries as a whole.

     In the event that Camden proposes to engage in a transaction that constitutes a triggering event, the prior consent of the partners holding a majority of the percentage interests of the limited partners (excluding the general partner, Camden and any Camden subsidiary) will be required unless the issuer of replacement shares agrees to provide the limited partners (other than the general partner, Camden or any affiliate thereof) with economic rights that are identical to the economic rights provided pursuant to the new partnership agreement (or adjusted to reflect any applicable change in the issuer of shares for which units maybe exchanged or a change in the capital structure of Camden).

     The general partner will not cause the Operating Partnership to merge or consolidate with any entity without the consent of limited partners holding a majority of the percentage interests of the limited partners (other than limited partner interests held by the general partner, Camden or any subsidiary or affiliate of Camden), except in a transaction in which the Summit limited partners are granted economic rights that are identical to their economic rights under the new partnership agreement (as adjusted to reflect any applicable change in the issuer of the shares or securities for which the units may be exchanged or other changes in the outstanding securities or capital structure of the Operating Partnership or Camden).

Transfers of Partnership Interests

     The new partnership agreement provides that the general partner may not:

•	transfer any of its general partnership interest or withdraw as general partner; or

•	transfer any of its limited partnership interest if such transfer would result in the general partner and its subsidiaries directly or indirectly owning less than 50% of the outstanding common units,

unless limited partners holding a majority of the percentage interests of the limited partners (excluding those held by the general partner, Camden or any subsidiary or affiliate of Camden) consent to such transfer or withdrawal.

     In addition, Camden cannot directly or indirectly own less than 100% of the capital stock of the general partner or directly or indirectly control less than all of the voting securities of the general partner unless limited partners holding a majority of the percentage interests of the limited partners (excluding those held by the general partner, Camden or any subsidiary or affiliate of Camden) consent to the related transfer of such interests.

     The limited partners generally may transfer their partnership interests or economic rights in the Operating Partnership, in whole or in part, without the consent of the general partner, provided that no limited partner will have the right to substitute a transferee as a limited partner in its place without the consent of the general partner, which consent may be withheld in the sole and absolute discretion of the general partner. The general partner may prohibit a transfer of partnership interests by a limited partner if such a transfer would require the filing of a registration statement under the Securities Act of 1933 or would violate federal or state securities laws.

Amendments to the New Partnership Agreement

     Amendments to the new partnership agreement may be proposed by the general partner or by any limited partner holding 20% or more of the partnership interests. In general, the new partnership agreement may be amended with the consent of the general partner and partners holding a majority of the percentage interests of the limited partners (including those held by the general partner, Camden and any of their respective subsidiaries or affiliates).

     Certain amendments that would, among other things, convert a limited partner’s interest into a general partner interest, modify the limited liability of a limited partner in a manner adverse to such limited partner, alter the rights of a partner to receive distributions or allocations (other than in connection with the issuance of additional interests in the Operating Partnership) except as permitted by the provisions of the new partnership agreement regarding triggering events, or alter or modify the redemption right of a partner in a manner adverse to such partner or cause the termination of the Operating Partnership prior to the time set forth in the new partnership agreement require the consent of each limited partner that would be adversely affected by such an amendment. Any amendment to the sections of the new partnership agreement related to the issuance of additional partnership interests, the outside activities of the general partner, contracts with affiliates, transfers of the general partner’s general or limited partner interests or with respect to the meetings of the partners requires the consent of limited partners holding a majority of the percentage interests of the limited partners (excluding those held by the general partner, Camden and any Camden subsidiary).

     Notwithstanding the foregoing, the general partner will have the power, without the consent of the limited partners, to amend the new partnership agreement to:

•	add to the general partner’s obligations or surrender any right or power granted to the general partner or any of its affiliates for the benefit of the limited partners;

•	reflect the admission, substitution, termination or withdrawal of partners in accordance with the new partnership agreement;

•	set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued pursuant to the new partnership agreement;

•	reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision of the new partnership agreement not inconsistent with law or other provisions, or to make other changes with respect to matters arising under the new partnership agreement that will not be inconsistent with law or with the provisions of the new partnership agreement; or

•	satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

Liquidation of the Operating Partnership

     The Operating Partnership will be dissolved and its affairs wound up upon the following events:

•	expiration of its term;

•	withdrawal of the general partner, unless a majority in interest of the remaining partners elect to continue the Operating Partnership and appoint a successor general partner;

•	an election to dissolve the Operating Partnership is made by the general partner and approved by partners holding a majority of the percentage interests of the limited partners, other than percentage interests held by the general partner, Camden or any subsidiary or affiliate of Camden;

•	the entry of a decree of judicial dissolution with respect to the Operating Partnership;

•	the sale of all or substantially all of the assets or properties of the Operating Partnership; or

•	the bankruptcy of the general partner, subject to the right of the remaining partners to continue the Operating Partnership and appoint a successor general partner.

Liquidating Distributions

     Upon the liquidation of the Operating Partnership, distributions will be made as follows:

•	first to pay all of the Operating Partnership’s debts and liabilities to creditors other than partners;

•	second, to the Summit limited partners in proportion to and up to the amount of their capital accounts after crediting to their capital accounts a special allocation of income as required to ensure that each Summit limited partner’s capital account balance is equal to the value of the Camden common shares into which the Summit limited partner’s common units may be converted pursuant to the redemption right as determined immediately following the merger plus a return thereon that results in an 8% internal rate of return;

•	third, to pay the Operating Partnership’s debts and liabilities to the general partner;

•	fourth, to pay the Operating Partnership’s debts and liabilities to the other partners; and

•	fifth, the balance to the general partner and the limited partners (other than the Summit limited partners) in accordance with their capital accounts.

Additional Tax Matters

     Except as otherwise agreed to in a separate written agreement between the general partner and one or more limited partners, the general partner may but is under no obligation to take into account the tax consequences to any partner of any action taken by it.

     In general, subject to the terms of any written agreement between the general partner and one or more limited partners, the general partner will, in its sole discretion, determine whether to make or revoke tax elections on behalf of the Operating Partnership. See “Ancillary Agreements-Tax, Asset and Income Support Agreement,” for a description of the obligation of the Operating Partnership to elect to use the “traditional method” under Section 704(c) of the Internal Revenue Code.

Term

     The Operating Partnership will continue in full force and effect until December 31, 2093, or until sooner dissolved in accordance with the terms of the new partnership agreement or as otherwise provided by law.

Exculpation and Indemnification of the General Partner

     The new partnership agreement generally provides that the general partner will incur no liability to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission if the general partner acted in good faith. In addition, the general partner will not be responsible for any misconduct or negligence on the part of any agents appointed by the general partner in good faith. The general partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act the general partner may take or omit to take in reliance upon the opinion of such persons, as to matters which the general partner reasonably believes to be within such person’s professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     The new partnership agreement also provides, to the fullest extent permitted by Delaware law, for indemnification of the general partner and any of the general partner’s officers, directors and affiliates, and such other persons as the general partner may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person or persons arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the operating partnership or the general partner as set forth in the new partnership agreement. In addition, the new partnership agreement provides that the Operating Partnership will reimburse reasonable expenses incurred by such an indemnitee in advance of the final disposition of any such proceeding.

Meetings

     The new partnership agreement provides that meetings of the partners may be called by the general partner and upon the written request of limited partners (other than Camden) holding 20% or more of the partnership interests. The call must state the nature of the business to be transacted. Notice of any meeting is required to be given to all partners not less than seven days nor more than 30 days prior to the date of the meeting. Partners may vote in person or by proxy at the meeting. Whenever the vote or consent of partners is permitted or required under the new partnership agreement, the vote or consent may be given at a meeting of the partners. Unless otherwise expressly provided in the new partnership agreement, the consent of a majority of the percentage interests held by limited partners (including those held by the general partner, Camden and their respective subsidiaries and affiliates) will control.

     Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent showing the action taken is signed by a majority of the percentage interests of the partners (or such other percentage as provided in the new partnership agreement).

ANCILLARY AGREEMENTS

Tax, Asset and Income Support Agreement

     At the effective time of the merger, Camden, the Operating Partnership, Camden Summit and the Summit limited partners who receive new units (other than the general partner or Camden or their affiliates) will enter into a Tax, Asset and Income Support Agreement. The following summary of the Tax, Asset and Income Support Agreement does not include all of the terms of such agreement and should be read together with such agreement, the form of which is attached to this consent solicitation/prospectus as Annex C. The discussion that follows is qualified in its entirety by the provisions of the Tax, Asset and Income Support Agreement. You should read the Tax, Asset and Income Support Agreement carefully and you should consult with your own attorney and tax advisor to determine the impact of such agreement on you.

     Under the terms of this agreement, the parties have designated certain assets of the Operating Partnership to be protected assets, which are generally contributed properties with respect to which there was a book/tax disparity because their fair market value exceeded adjusted basis at the time of contribution. The Operating Partnership will use the “traditional method” under Section 704(c) of the Internal Revenue Code with respect to the protected assets with no curative or remedial allocations and the Operating Partnership will agree not to sell, transfer or otherwise dispose of these protected assets or any interest in any of the protected assets prior to the fifteenth anniversary of this agreement unless:

•	the Operating Partnership delivers to each Summit limited partner who recognizes a taxable gain in such a disposition under Section 704(c) or 737 of the Internal Revenue Code, a cash payment equal to the sum of (i) the product of the aggregate income or gain recognized by such limited partner multiplied by the federal, state and local income tax rate applicable to such limited partner and (ii) a make whole payment that equals the aggregate amount of federal, state and local income tax payable by such limited partner as a result of the payment received pursuant to clause (i) and this clause (ii); or

•	the disposition would not result in a recognition of income or gain by any Summit limited partner.

     This agreement also provides that during the period from the closing of the merger through the fifteenth anniversary thereof, or the protection period, the Operating Partnership will maintain nonrecourse indebtedness that is properly allocable to each Summit limited partner in an amount at least equal to the amount of income and gain that would be required to be recognized by such holder under Section 731(a)(1) of the Internal Revenue Code if no Operating Partnership nonrecourse liabilities were properly allocable to such holder. In addition, the parties have agreed to negotiate in good faith to promptly amend this agreement as necessary to preserve as best as possible the intended benefits of such nonrecourse indebtedness provisions in the event of a material adverse change in the Internal Revenue Code that materially reduces the amount of nonrecourse indebtedness that can properly be allocated to a Summit limited partner pursuant to Internal Revenue Code Section 752 and the treasury regulations thereunder.

     After the protection period, the Operating Partnership will use its best efforts to (i) prevent any income or gain from being recognized by the Operating Partnership with respect to the protected assets such that the income or gain would be allocated to the Summit limited partners pursuant to Sections 704(c) or 737 of the Internal Revenue Code and (ii) ensure that the amount of nonrecourse indebtedness of the Operating Partnership allocable to the Summit limited partners is at least equal to the amount described above.

     Pursuant to the Tax, Asset and Income Support Agreement, the Operating Partnership may not elect to be treated as an association taxable as a corporation for federal or state tax purposes without the prior written consent of Summit limited partners holding at least 80% of the common units held by the Summit limited partners.

     The Tax, Asset and Income Support Agreement also provides that, in the event that the Operating Partnership fails to distribute cash to the Summit limited partners equal to the priority distribution amount set forth in the new partnership agreement and such failure continues for a period of 12 months, Camden will make a capital contribution of cash to the Operating Partnership equal to the amount of such unpaid priority distribution amount plus any outstanding cumulative unpaid return amount and the general partner will cause the cash to be distributed to the Summit limited partners.

     At all times following the closing of the merger, Camden and the general partner will cause the Operating Partnership to maintain a ratio of quarterly funds from operations to the quarterly priority distribution amount of at least 8 to 1.

     Pursuant to the Tax, Asset and Income Support Agreement, Camden has unconditionally guaranteed the obligation of the Operating Partnership to pay the cash or shares payable to a limited partner who has exercised the redemption right.

     The Tax, Asset and Income Support Agreement may only be amended by a written instrument signed by Camden, Camden Summit and the Summit limited partners holding 66.67% of the common units held by all Summit limited partners, provided, however, any amendment to the tax matters section of the agreement requires the consent of the Summit limited partners holding 80% of the common units held by all Summit limited partners. The agreement may not be assigned by Camden, the general partner or the Operating Partnership without the written consent of the other parties, except in connection with a merger, consolidation, sale of all or substantially all assets or similar transaction effected in compliance with the new partnership agreement. The benefits of the agreement inure to any person to whom a Summit limited partner assigns its common units in a carryover basis transaction (i.e., a transaction in which the transferee’s adjusted tax basis in the common units is determined by reference to the Summit limited partner’s adjusted tax basis in the common units).

Registration Rights Agreement

     At the effective time of the merger, each holder of new units will be entitled to the benefits of a registration rights agreement among each of such unitholders and Camden. The following summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the registration rights agreement, the form of which is attached to this consent solicitation/prospectus as Annex D.

     Pursuant to the registration rights agreement, Camden will agree, if it is necessary to ensure that the Camden common shares issuable in exchange for new units are registered on a “shelf” basis under Rule 415 of the Securities Act of 1933, to cause a post-effective amendment of this consent solicitation/prospectus to be filed on Form S-3, or a prospectus under Rule 424 of the Securities Act to be filed, as soon as practicable after the effective time of the merger. Camden will also agree to use its best efforts to keep any such registration statement continuously effective until the date on which all such Camden common shares, whether outstanding or issuable in exchange for new units, have been issued to a non-affiliate holder under an effective registration statement.

     In addition to the registration statement described above, Camden will also agree, to the extent that the registration statement described above does not include all such Camden common shares or such registration statement becomes unavailable, to file with the SEC a registration statement on Form S-3 under Rule 415 of the Securities Act relating to the resale of such Camden common shares as soon as practicable after the effective time of the merger or as soon as practicable after the date on which the registration statement described above becomes unavailable. Camden will use its best efforts to cause such a registration statement to be declared effective by the SEC as soon as practicable, and to remain continuously effective until all such Camden common shares, whether outstanding or issuable in exchange for new units, have been issued to a non-affiliate holder under an effective registration statement.

     Further, in general, at any time that new units exchangeable for Camden common shares or Camden common shares covered by the registration rights agreement are outstanding, and a registration statement covering the resale of such Camden common shares is not available, Camden will, at the written request of any holder of new units, cause a registration statement to be filed with the SEC relating to such shares. Camden must file the registration statement as soon as practicable after receiving the request, but in any event within 30 days, and Camden must use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable. Camden will also agree to keep such a demand registration statement continuously effective until the earlier of (a) the date on which such unitholder or shareholder no longer holds any units exchangeable for Camden common shares or any Camden common shares covered by the registration rights agreement and (b) the date on which all such Camden common shares become eligible for sale pursuant to Rule 144(k) under the Securities Act.

     Notwithstanding the foregoing, Camden is permitted, under certain circumstances, to suspend the use, from time to time, of the prospectus that makes up any such registration statement for certain periods, referred to as “blackout periods”, in the event of pending negotiations relating to, or consummation of, a transaction or an event that would:

•	require additional disclosure of material information by Camden in a registration statement and which Camden has a bona fide business purpose for preserving confidentiality;

•	render Camden unable to comply with SEC requirements; or

•	otherwise make it impracticable or unadvisable to cause a registration statement to be filed, amended or supplemented or to become effective.

     This cumulative blackout period in any twelve-month period may not exceed 60 days.

     Camden will also agree to use its reasonable best efforts to list all of the Camden common shares covered by the registration rights agreement on the principal national securities exchange (currently the New York Stock Exchange) or automated quotation system on which the Camden common shares are then listed or traded, not later than the date on which a registration statement covering such Camden common shares becomes effective. In addition, Camden will use its best efforts to continue the listing or trading privilege for all such Camden common shares on such exchange or automated quotation system.

     A unitholder who elects to sell Camden common shares pursuant to the registration rights agreement described herein will be required to:

•	furnish to Camden, as reasonably requested, all information concerning the unitholders’ plan of distribution and ownership interests with respect to its Camden common shares;

•	deliver a prospectus to purchasers; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

     Under the registration rights agreement Camden will:

•	pay all expenses of registration;

•	provide each unitholder copies of the prospectus;

•	notify unitholders when any registration statement becomes effective; and

•	take other reasonable actions as are required to permit unrestricted resales of the Camden common shares in accordance with the terms and conditions of the registration rights agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the exchange offer to Operating Partnership unitholders who are “United States persons” as defined for United States federal income tax purposes and who hold their units as a capital asset. Goodwin Procter LLP, counsel to the Operating Partnership, has reviewed this summary and will deliver an opinion to the Operating Partnership to the effect that the discussion herein sets forth the material federal income tax consequences of the exchange offer to Operating Partnership unitholders who are United States persons, subject to the limitations and qualifications set forth in this summary and in Goodwin Procter LLP’s opinion.

     For United States federal income tax purposes, a “United States person” is:

•	a United States citizen or resident alien as determined under the Internal Revenue Code;

•	a corporation or partnership or other entity that is taxable as a corporation, association or partnership (as defined by the Internal Revenue Code) that is organized under the laws of the United States or any state or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over its administration and at least one United States person is authorized to control all of its major decisions, or a trust that validly has elected under applicable Treasury Regulations to be treated as a United States person.

     This summary of the material federal income tax consequences of the exchange offer is based on the Internal Revenue Code, Treasury Regulations and judicial and administrative determinations, as each is in effect as of the date of this consent solicitation/prospectus. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. No advance ruling has been sought or obtained from the Internal Revenue Service regarding the United States federal income tax consequences of the exchange offer. The statements in this consent solicitation/prospectus are not binding on the Internal Revenue Service or a court. As a result, none of Camden, Summit nor the Operating Partnership can assure you that the tax considerations will not be challenged by the Internal Revenue Service or sustained by a court if so challenged.

     The rules governing the taxation of partners and partnerships are extraordinarily complex, and the following discussion represents only a general summary of certain of those rules (and only at the federal level and as such rules apply to United States persons). This summary does not address aspects of United States taxation other than United States federal income taxation. It does not address all aspects of United States federal income taxation that may apply to Operating Partnership unitholders who are subject to special rules under the Internal Revenue Code, including, without limitation, unitholders other than United States persons, unitholders that are partnerships for U.S. federal income tax purposes, rules that apply to persons who acquired units as a result of the exercise of employee stock options, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a “functional currency” other than the United States dollar, persons who hold their units as part of a straddle, wash sale, hedging or conversion transaction and certain United States expatriates. In addition, the summary and the opinions described herein do not address the state, local or foreign tax consequences of the exchange offer.

     This discussion is not intended to be, and should not be construed as, tax advice to any unitholder. Your tax analysis of the transactions and your rights with respect thereto is based upon your particular circumstances, which may differ from those of other unitholders. Accordingly, the following discussion may not apply to your particular situation. You are strongly urged to consult and rely on your own tax advisor with respect to the United States federal, state, and local and foreign tax consequences of the exchange offer based upon your particular circumstances, including the tax consequences to you of electing to receive cash or new units in the exchange offer.

Classification of the Operating Partnership

     The Operating Partnership will be classified as a partnership and not as a corporation or association taxable as a corporation for its taxable year ending with the date of the closing of the exchange offer. Whether or not the Operating Partnership will continue to be classified as a partnership for U.S. federal income tax purposes will depend on the manner in which Camden Summit operates the Operating Partnership after the exchange offer. If the Operating Partnership were to become treated as an association taxable as a corporation, there could be material adverse tax consequences to unitholders and to Camden and its shareholders, including potentially the disqualification of Camden as a REIT. In this regard, we note that the Tax, Asset and Income Support Agreement requires Camden and Camden Summit to take all actions and refrain from taking all actions as necessary to prevent the Operating Partnership from being classified as an association taxable as a corporation. The remainder of this summary assumes that the Operating Partnership will continue to be classified as a partnership in the future.

The Exchange Offer; Taxation of the Operating Partnership

     In the exchange offer, you may elect to receive cash or new units in exchange for your existing units. We expect that any existing units that are exchanged for cash will be treated for federal income tax purposes as sold by you to Camden. The foregoing and the remainder of this discussion assumes that any such units will be acquired by Camden, Camden Summit or an affiliate in the exchange. Depending on the circumstances, it is possible that the tax treatment of an exchange for cash could be different from that described herein if your units are instead repurchased by the Operating Partnership. Alternatively, if you elect to receive new units in exchange for your existing units, you will remain as one of the Operating Partnership’s limited partners, subject to the terms of the new partnership agreement, as discussed under “Description of the New Partnership Agreement and the New Units.” No federal income tax will be payable by the Operating Partnership in connection with the merger or the exchange offer.

Treatment of Unitholders Electing to Receive Cash

     General

     If you elect to receive cash in exchange for some or all of your existing units, you will recognize gain or loss in an amount equal to the difference between (i) the number of existing units exchanged for cash multiplied by the amount of cash received per unit, plus the amount of Operating Partnership liabilities allocable at the time of the exchange to the existing units that you exchanged for cash (the sum being your “amount realized” on the exchange) and (ii) the portion of your aggregate basis in your existing units at the time of the exchange that is allocable to the existing units exchanged for cash. Because your amount realized on the exchange includes the amount of Operating Partnership liabilities allocable to those units, it is possible that the amount of gain recognized on an exchange for cash, or even the tax liability resulting from an exchange, could exceed the amount of cash you actually receive.

     Units that are exchanged for cash in the exchange offer also will be allocated their proportionate share of Operating Partnership taxable income for the portion of the Operating Partnership’s taxable year ending with the date of the closing of the exchange offer, and holders of such units will have to report such income notwithstanding the exchange of their units. However, as discussed below under “-Basis in Existing Units,” any income allocated to existing units that are exchanged for cash with respect to the portion of the taxable year prior to the closing of the exchange offer will increase the unitholder’s adjusted tax basis in its units for purposes of calculating gain and loss on the exchange.

     Character of the Gain Recognized

     Except as described in the following paragraphs, any gain or loss that you recognize, computed as described above, generally will be capital gain or loss and treated as long-term capital gain or loss to the extent that you have a holding period in your existing units of more than one year. In that regard, you should be aware of recent Treasury Regulations under Section 1223 of the Internal Revenue Code that address the determination of a partner’s holding period in its partnership interest. Pursuant to those Treasury Regulations, if you acquired any existing units or contributed any cash or property to the Operating Partnership within a year of the exchange, all or a portion of your existing units may have a holding period of one year or less, and all or a portion of any gain or loss recognized upon the exchange of your units may be short-term capital gain or loss. You should consult your tax advisor regarding the determination of your holding period in your existing units.

     Notwithstanding the general rule that any gain or loss you recognize will be capital gain or loss, it is possible that you could recognize ordinary income or loss under the special rules of Section 751(a) of the Internal Revenue Code. This ordinary income or loss recognition rule applies without regard to the amount of your total gain or loss on the exchange of your units. For example, you could recognize ordinary income under Section 751(a) even if you have an overall loss on the exchange of your units. Under Section 751(a), you generally will recognize ordinary income (or loss) on an exchange to the extent that the amount realized on the exchange is attributable to any of the Operating Partnership’s inventory and “unrealized receivables” (which together are customarily referred to as “hot assets”). For this purpose, “unrealized receivables” are defined generally as rights to receive payment for goods and services to the extent not already recognized in income, as well as any amounts of ordinary income the Operating Partnership would recognize if the Operating Partnership sold its properties for fair market value (including, for example, certain depreciation recapture on the sale of property that has a value in excess of its tax basis). The amount of ordinary income or loss recognized under Section 751(a) is equal to the amount of income or loss from hot assets that would be allocated to you (to the extent attributable to the existing units you are exchanging) if the Operating Partnership sold all of its hot assets for fair market value in a fully-taxable transaction. The difference between the amount of capital gain or loss that you would realize in the absence of Section 751(a) and the amount of ordinary income or loss recognized under Section 751(a) is your capital gain or loss on the exchange of your existing units for cash, subject to the rules pertaining to unrecaptured Section 1250 gain, discussed below.

     In addition to the possibility of ordinary income under Section 751(a), if you are an individual or a taxable trust or estate, a portion of any long-term gain you recognize may be characterized as “unrecaptured Section 1250 gain,” which would be subject to tax at a maximum rate of 25%, rather than the maximum 15% rate generally applicable to long-term capital gains. In that regard, you should be aware that the Treasury Department has promulgated regulations which provide that a partner selling a partnership interest with a long-term holding period generally recognizes “Section 1250 capital gain” (from which the partner calculates its unrecaptured Section 1250 gain) equal to the gains that would be allocated to such partner (to the extent attributable to the portion of the partnership interest transferred that was held for more than one year) if the partnership sold all of its Section 1250 property for fair market value immediately before the partner transferred its interest. The Operating Partnership’s assets do have unrecaptured Section 1250 gain associated with them, so that to the extent that you receive cash for any of your existing units, you should expect to recognize Section 1250 capital gain. The amount of long-term capital gain that you would recognize in the absence of this special rule for Section 1250 gain (after the application of Section 751(a) as described above), less the amount of your Section 1250 gain, is taxed at regular long-term capital gains rates.

     Basis in Existing Units

     In general, the rules described below will determine your basis in your existing units. If you acquired your existing units by contribution of property and/or money to the Operating Partnership, you had an initial tax basis in your existing units equal to the sum of:

•	the amount of money contributed and the increase in your share of the Operating Partnership’s liabilities in connection with the acquisition of your existing units; and

•	your adjusted tax basis in any other property contributed in exchange for such existing units, less the amount of any money distributed or the amount of any of your liabilities assumed or taken subject to by the Operating Partnership in connection with the acquisition of your existing units.

     The initial basis of existing units acquired by other means would have been determined under the general rules of the Internal Revenue Code, including the partnership provisions. Other rules, including the “disguised sale rules,” also may affect initial basis, and you are urged to consult your own tax advisor regarding the calculation of your initial basis in your existing units.

     Your basis in your existing units generally is increased by:

•	your share of the Operating Partnership’s taxable and tax-exempt income; and

•	increases in your allocable share of the Operating Partnership’s liabilities.

     Your basis in your existing units is decreased, but not below zero, by:

•	your share of distributions made by the Operating Partnership;

•	decreases in your allocable share of the Operating Partnership’s liabilities;

•	your share of the Operating Partnership’s losses; and

•	your share of the Operating Partnership’s nondeductible expenditures that are not chargeable to capital account.

     If you elect to receive the cash in exchange for some, but not all, of your existing units, the aggregate basis in all of your existing units must be allocated between the existing units that have been exchanged for cash and the existing units that have been exchanged for new units (which you will be considered to retain). The IRS takes the position that such basis is allocated as follows. First, you must determine the aggregate basis of your existing units excluding your share of the Operating Partnership’s liabilities. If this “residual basis” is positive, the basis allocated to the existing units with respect to which you receive cash equals the sum of (i) the portion of the residual basis allocable to the existing units with respect to which you receive cash based on the relative fair market value of the existing units you exchange for new units and the existing units you exchange for cash and (ii) the Operating Partnership’s liabilities allocable to the existing units you exchange for new units (i.e., the reduction in your share of liabilities resulting from such exchange). If this residual basis is negative, then the portion of the aggregate basis in your existing units that is allocated to the existing units you exchange for new units is an amount that bears the same relation to your aggregate basis as (i) the Operating Partnership’s liabilities allocable to the existing units you exchange for new units bears to (ii) the Operating Partnership’s liabilities allocable to all of your existing units. The portion of your aggregate basis that is not allocated to the existing units you exchange for new units will be allocated to the existing units you exchange for cash.

     Share of Liabilities

     As noted above, your share of the Operating Partnership’s liabilities has a significant impact on the tax consequences to you if you elect to sell any existing units, as well as the tax consequences to you if you elect to receive new units with respect to some or all of your existing units, as discussed below. The following is a general summary of the rules for determining your share of liabilities. Because of the complexity of the rules under which partnership liabilities are allocated, you are strongly urged to consult with your tax advisor regarding the application of these rules to your particular circumstances.

     A partner’s share of the liabilities of a partnership is determined under Section 752 of the Internal Revenue Code and the Treasury Regulations thereunder. In general, each liability of a partnership is allocated to those partners who (or whose affiliates) bear the economic risk of loss if each liability is not paid by the partnership, whether they bear the risk of loss as general partners of the partnership, by contract, by reason of being the lender to the partnership with respect to such liability or otherwise. In general, liabilities for which no partner bears the economic risk of loss, so-called “nonrecourse liabilities,” are allocated among the partners in three tiers: first, among the partners in proportion to certain deductions or distributions that were financed by the liabilities; second, in proportion to the taxable gain that would be allocated under Section 704(c) of the Internal Revenue Code (or under the principles of Section 704(c)) if the assets of the partnership subject to the nonrecourse liabilities were sold for an amount equal to the nonrecourse liabilities; and third, in proportion to the partners’ interests in the profits of the partnership, or, alternatively, in accordance with the manner in which it is reasonably expected that the deductions attributable to those nonrecourse liabilities will be allocated. Prior to other third tier allocations, a partner that has contributed appreciated property to the Operating Partnership subject to a nonrecourse liability may be allocated such nonrecourse liability to the extent that, under the principles of Section 704(c), taxable gain would be allocated to such partner on a sale of the contributed property by the Operating Partnership, excluding any gain taken into account under the second tier.

     If you acquired your existing units in exchange for a contribution of property, if you have received aggregate distributions from the Operating Partnership in excess of the aggregate income and gain allocated to you by the Operating Partnership, or if you otherwise believe you may have an allocable share of partnership liabilities that equals or exceeds your tax basis in your existing units (a so-called “negative capital account”) with respect to the Operating Partnership, you are particularly at risk of recognizing gain (or incurring at-risk recapture, as discussed below) as a result of the treatment of your share of partnership liabilities as part of the amount realized on a sale, including gain in excess of the amount of cash you receive with respect to existing units, even if you elect to exchange some of your existing units for new units. If any of these circumstances apply to you, we urge you to consult with your tax advisor.

     Possible At-Risk Recapture

     Section 465(e) of the Internal Revenue Code requires individuals and closely-held corporations to recapture losses previously allowed with respect to their interests in a partnership in the event their amount “at-risk” with respect to that partnership becomes less than zero. The consequence of recapture is that a taxpayer must recognize income equal to the negative at-risk amount. Your at-risk amount is generally equal to your basis in your existing units, adjusted to exclude certain non-qualified partnership liabilities which would otherwise be included in basis (“At-Risk Basis”). In addition, although guidance is sparse, your At-Risk Basis likely will be increased by the amount of any gain recognized with respect to your existing units (e.g., as a result of exchanging existing units for cash). Assuming such gain increases your At-Risk Basis, you should not recognize recapture income under Section 465(e) solely as a result of exchanging existing units for cash in the exchange offer. If you may be subject to these rules, you should consult your tax advisor concerning your share of the qualifying indebtedness of the Operating Partnership and the application of these rules to your particular circumstances.

     Use of Suspended Losses

     The basis rules under Section 704(d) of the Internal Revenue Code or the “at-risk” rules under Section 465 may have prevented you from deducting all or a portion of your distributive share of any of the Operating Partnership’s losses. These limitations are applied separately and in sequence. Losses previously suspended under Section 704(d) will not be available to offset any gain that you recognize if you exchange some or all of your existing units for new units. Losses previously allowed under Section 704(d) but suspended under Section 465, by contrast, may be used to offset gain that you recognize to the extent that the gain gives you a positive At-Risk Basis in your interest in the Operating Partnership, as discussed above.

     Any gain that you recognize with respect to your existing units will generally be treated as passive activity income (except to the extent attributable to any activity of the Operating Partnership that is not a passive activity with respect to you), and thus may be offset, as applicable, by any passive activity losses that you incur in the taxable year of the sale and by suspended passive activity losses from prior years (i.e., losses previously allowed under Code Sections 704(d) and 465, but disallowed under Code Section 469).

     Disclosure of Reportable Transactions

     A taxpayer who participates in a “reportable transaction” is required to attach a disclosure statement to its federal income tax return disclosing such taxpayer’s participation in the transaction. Subject to various exceptions, a reportable transaction can include a transaction that results in a loss exceed certain thresholds (generally $10 million in a single taxable year for corporations other than “Subchapter S” corporations and $2 million in a single year for other taxpayers), or certain transactions that are treated differently for accounting purposes than for tax purposes. Under recently-enacted legislation, failure to comply with these and other reporting requirements could result in the imposition of significant penalties. Operating Partnership unitholders are urged to consult their tax advisors regarding the applicability of any disclosure requirements to them.

     Backup Withholding

     A non-corporate holder of existing units may be subject to information reporting and backup withholding on any cash payments he or she receives. Such a unitholder will not be subject to backup withholding, however, if he or she:

•	furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal; or

•	is otherwise exempt from backup withholding.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a unitholder’s U.S. federal income tax liability, provided such unitholder furnishes the required information to the Internal Revenue Service.

Treatment of Unitholders Electing to Receive the Unit Consideration

     This section discusses certain tax consequences of making an election to receive the new units thereby remaining a limited partner of the Operating Partnership.

Treatment of the Exchange of Existing Units for New Units

     As a general matter, it is not expected that a unitholder who makes an election to receive the new units would be required to recognize income or gain with respect to the exchange of existing units for new units. Rather, such unitholders are expected to be treated as simply retaining an interest in the Operating Partnership, subject to the terms of the new partnership agreement. However, because a unitholders’ economic rights with respect to their new units are in certain respects comparable to those of holders of Camden common shares, it is possible, though unlikely, that the IRS could successfully take the position that a unitholder who receives new units should actually be considered to have exchanged existing units for Camden shares or other equity interests in Camden, which would be treated as a taxable exchange. The remainder of this discussion assumes that unitholders electing to exchange their existing units for new units will continue to be treated as partners in the Operating Partnership for U.S. federal income tax purposes.

     Notwithstanding the foregoing, if you exchange your existing units for new units, you may be required to recognize some income under certain circumstances. This would be the case if, in connection with the exchange offer, your interest in the Operating Partnership’s “hot assets” (as discussed above under “-Character of Gain Recognized”) decreases, and at the same time, your share of Operating Partnership liabilities (as discussed above under "-Share of Liabilities”) decreases. Your share of hot assets and partnership liabilities could both decrease, for example, as a result of an issuance of new units in the Operating Partnership, whether to Camden or another person. If this were the case, you would be required to recognize ordinary income as if you had sold a portion of your “hot assets.” The Tax, Asset and Income Support Agreement requires the Operating Partnership to maintain specified amounts of nonrecourse indebtedness allocable to unitholders. However, if your share of nonrecourse liabilities currently exceeds the minimum amount required under the Tax, Asset and Income Support Agreement, it is possible that your share of liabilities could decrease without causing a violation of that agreement. Furthermore, if any reduction in your share of qualified liabilities exceeded your At-Risk Basis, you would recognize at-risk recapture as described above under “-Possible At-Risk Recapture.”

     As a result of Camden’s direct and indirect acquisition of units, including units held by Summit, in the merger and the exchange offer, the Operating Partnership most likely will be deemed “terminated” for federal income tax purposes, and as a result the Operating Partnership and its continuing partners will be treated for federal income tax purposes as if the Operating Partnership contributed its assets and liabilities to a new partnership and distributed interests in that new partnership to the Operating Partnership’s unitholders immediately following the transactions. As a result of this termination, the Operating Partnership’s taxable year will end, and the Operating Partnership may have to depreciate the remaining basis of its depreciable assets over a longer period than would apply in the absence of such tax termination. This could have the effect of reducing the depreciation deductions allocable to you. Other circumstances, including tax elections made by Camden Summit, as successor general partner, also could adversely impact the amount of tax income and deductions allocable to you.

     Income and Deductions in General

     Following the transaction, you will continue to report on your federal income tax return your allocable share of the Operating Partnership’s income, gains, losses, deductions and credits. As is currently the case, such items must be included on your federal income tax return without regard to whether the Operating Partnership makes a distribution of cash to you. See “Description of the New Partnership Agreement and New Units-Allocations of Partnership Income and Loss” for a description of the allocation provisions that will apply following the transaction.

     Initial Basis of New Units; Treatment of Distributions

     Your basis in your new units immediately following the exchange offer will be the same as your basis in all of your existing units immediately prior to the exchange offer less the amount of basis allocable to any existing units that are exchanged for cash, adjusted as described above under “-Basis in Existing Units.” In particular, the adjustments will include adjustments that relate to any changes in the amount of nonrecourse liabilities allocable to new units as described above under “-Share of Liabilities,” including potential changes by reason of any repayment of partnership debt or any issuance of additional units to Camden or any other person. Except as described above under “-Treatment of the Exchange of Existing Units for New Units,” distributions of money by the Operating Partnership to you (including for this purpose decreases in your share of the Operating Partnership’s liabilities) generally will not be taxable to you for federal income tax purposes to the extent of your aggregate basis in your existing units immediately before the distribution. Distributions of money in excess of such basis generally will be considered to be gain in the amount of such excess, a portion of which may be taxed as ordinary income. Any reduction in your share of the Operating Partnership’s liabilities, whether through payment, refinancing with recourse liabilities, refinancing with nonrecourse liabilities secured by the other assets, or otherwise, including in connection with the transaction, will be treated as a distribution of money to you. However, as discussed under “Ancillary Agreements-Tax, Asset and Income Support Agreement,” during the protection period, Camden is required to ensure that the Operating Partnership maintains nonrecourse indebtedness allocable to each unitholder in an amount at least equal to the amount of income and gain that would be required to be recognized by such unitholder under Section 731(a)(1) of the Internal Revenue Code (the provision generally requiring the recognition of gain to the extent distributions exceed basis) if no Operating Partnership nonrecourse liabilities were properly allocable to such holder. However, you could be required to recognize at-risk recapture if there is a reduction in your share of qualified liabilities in excess of your At-Risk Basis, as described above under "-Possible At-Risk Recapture.”

     The foregoing tax section is included for general information only for United States holders of existing units, and is based upon present federal income tax law at the time of this consent solicitation/prospectus. The particular circumstances of each holder of existing units may differ, and, consequently, the previous discussion may not apply to you. This section does not discuss tax consequences of the exchange offer under state, local or foreign law or the United States tax consequences to non-United States holders of existing units. You should consult your own tax advisor as to the specific tax consequences to you resulting from the merger and the exchange offer and your election to exchange your existing units for cash or new units, including the application and effect of federal, state, local and foreign tax laws to you.

DESCRIPTION OF CAMDEN CAPITAL SHARES

     The following summary of the material terms of Camden’s capital shares of beneficial interest does not include all of the terms of the shares and should be read together with the declaration of trust and bylaws of Camden and applicable Texas law. The Camden declaration of trust and bylaws are incorporated by reference in this consent solicitation/prospectus. See “Where You Can Find More Information.”

General

     Camden’s declaration of trust provides that it may issue up to 110,000,000 shares of beneficial interest, consisting of 100,000,000 common shares and 10,000,000 preferred shares. At November 1, 2004, Camden had issued and outstanding 39,946,753 common shares and no preferred shares.

Common Shares

     Holders of Camden common shares are entitled to one vote per share. There is no cumulative voting in the election of trust managers. The Camden board may declare dividends on common shares in its discretion if funds are legally available for those purposes. On liquidation, Camden common shareholders are entitled to receive pro rata any of Camden’s remaining assets, after it satisfies or provides for the satisfaction of all liabilities and obligations on Camden preferred shares, if any. Camden common shareholders do not have preemptive rights to subscribe for or purchase any of its capital shares or any other of its securities, except as may be granted by the board.

Preferred Shares

     Under Camden’s declaration of trust, the board is authorized, without shareholder approval, to issue preferred shares in one or more series, with the designations, powers, preferences, rights, qualifications, limitations and restrictions as the board determines. Thus, the board, without shareholder approval, could authorize the issuance of preferred shares with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareholders or that could make it more difficult for another company to enter into a business combination with Camden.

Restrictions on Ownership

     In order for Camden to qualify as a REIT, under the Internal Revenue Code, not more than 50% in value of Camden’s outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals or entities during the last half of a taxable year. In addition, Camden’s capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

     Because the Camden board believes it is essential for it to continue to qualify as a REIT, Camden’s declaration of trust provides that in general no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of Camden’s total outstanding capital shares. Any transfer of shares will not be valid if it would:

•	create a direct or indirect ownership of shares in excess of 9.8% of Camden’s total outstanding capital shares;

•	result in shares being owned by fewer than 100 persons;

•	result in Camden being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	result in Camden’s disqualification as a REIT.

     If any person owns or is deemed to own more than 9.8% of Camden’s total outstanding capital shares, the shares that exceed this ownership limit will automatically be deemed to be transferred to Camden. Camden will act as trustee of a trust for the exclusive benefit of the transferees to whom these shares may ultimately be transferred without violating the 9.8% ownership limit. While in trust, these shares will not be entitled to participate in dividends or other distributions and, except as required by law, will not be entitled to vote. Camden will have the right, for a period of 90 days during the time any securities are held by us in trust, to purchase all or any portion of these securities from the original shareholder at the lesser of the price paid for the shares and the market price of the shares on the date it exercises its option to purchase. All certificates representing capital shares will bear a legend referring to the restrictions described above.

     These restrictions on ownership may have the effect of precluding acquisition of control unless the board and shareholders determine that maintenance of REIT status is no longer in Camden’s best interests.

Shareholder Liability

     Camden’s declaration of trust provides that no shareholder will be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by Camden or its board. A shareholder will be under no obligation to Camden or to its creditors with respect to such shares, other than the obligation to pay to Camden the full amount of the consideration for which such shares were issued or to be issued. By statute, the State of Texas provides limited liability for shareholders of a REIT organized under the Texas Real Estate Investment Trust Act.

Transfer Agent and Registrar

     American Stock Transfer & Trust Company or its successor is the transfer agent and registrar for Camden’s common shares.

CERTAIN LITIGATION

     On November 19, 2004, a complaint was filed in Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County Florida. The complaint names an indirect subsidiary of Summit, Coral Way, LLC, (“Coral Way”) as defendant and seeks, among other things, to specifically enforce a purchase and sale agreement entered into between plaintiff, Brickell View Development, L.L.C. (“Brickell View”) and Coral Way pursuant to which Coral Way would convey to Brickell View certain property located in Miami-Dade County, Florida, a legal description of which was attached to the purchase and sale agreement. The attached legal description mistakenly described the property to be sold and Brickell View seeks, among other things, to have the property described in the legal description conveyed to Brickell View for the purchase price set forth in the agreement. Summit intends to vigorously defend the claim.

COMPARISON OF UNITHOLDER RIGHTS

     The Operating Partnership is a Delaware limited partnership. The rights of unitholders are currently governed by the existing partnership agreement and Delaware law. At the time of the merger, the existing partnership agreement will be amended and restated and Camden Summit will become the new general partner. In addition, the name of the Operating Partnership will be changed to Camden Summit Partnership, L.P. After the merger, the Operating Partnership will be governed by the new partnership agreement and Delaware law. The following comparison of unitholder rights summarizes the material differences between the existing partnership agreement and the new partnership agreement. This summary is not intended to list all of the differences between the existing partnership agreements and the new partnership agreement. Each unitholder is urged to review the new partnership agreement carefully and consult with its own legal counsel and tax counsel regarding the provisions of the new partnership agreement. The following discussion is qualified in its entirety by the terms of the new partnership agreement. When reading this comparison you should refer to each partnership agreement for complete information.

BEFORE THE MERGER	AFTER THE MERGER
Capitalization

As of September 30, 2004, the Operating Partnership had 34,808,631 common units issued and outstanding. Summit, as the sole general partner of the Operating Partnership, held 348,086 general partner units and 31,118,041 limited partner units. The remaining 3,342,504 limited partner units were held by the outside limited partners to whom this consent solicitation/prospectus is being mailed. In addition to the common units outstanding, the Operating Partnership had 2,200,000 Series C Cumulative Redeemable Perpetual Preferred Units issued and outstanding. The series C units became subject to redemption on September 3, 2004, and as a condition to the merger, all of the issued and outstanding series C units will be redeemed for cash prior to the effective time of the merger.
Except for the redemption of the series C units and the exchange of the existing units for new units in connection with the exchange offer, it is anticipated that the capitalization of the Operating Partnership following the merger will be substantially the same unless any of the limited partners elect to receive cash in the exchange offer instead of new units.

Issuance of Additional Units

The general partner is authorized to cause the Operating Partnership to issue additional units to the partners (including itself) for the consideration and on the terms and conditions that the general partner deems appropriate. These additional units may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights (including economic rights, such as the right to share in distributions and the allocation of partnership items), powers and duties as the general partner may determine in its sole and absolute discretion subject to Delaware law, provided that no additional partnership units may be issued to the general partner or a limited partner unless (i) the additional partnership units are issued in connection with the issuance of shares that have designations, rights and preferences such that the economic interests attributable to such shares are substantially similar to the designations, rights and preferences of the additional partnership units issued to the general partner and (ii) the general partner makes a capital contribution to the Operating Partnership in an
The general partner is authorized to cause the Operating Partnership to issue additional units to the partners (including itself) for the consideration and on the terms and conditions that the general partner deems appropriate. These additional units may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights (including economic rights, such as the right to share in distributions and the allocation of partnership items), powers and duties as the general partner may determine in its sole and absolute discretion subject to Delaware law, subject to the limitation described below.

No partnership unit or partnership interest may be issued to Camden, the general partner or one or more of its subsidiaries or affiliates unless:

• Camden, the general partner or the applicable subsidiary or affiliate makes a capital contribution to the operating partnership in an amount equal to the fair market value of such partnership unit or partnership interest (as determined in good faith by

BEFORE THE MERGER	AFTER THE MERGER
amount equal to the proceeds it raised in connection with such issuance. In addition, the general partner cannot issue new common shares, or any securities convertible into new common shares, other than to all holders of common shares, unless the general partner causes the Operating Partnership to issue to the general partner partnership interests or securities convertible into partnership interests having designations, preferences and other rights such that the economic interests are substantially similar to those of the new securities and the general partner contributes the proceeds from the issuance of such new securities to the Operating Partnership.

No limited partner has any preemptive, preferential or other similar purchase right with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership units.

the general partner); or

• the additional partnership units or partnership interests are issued to all partners in proportion to their respective percentage interests.

In addition, no partnership units or partnership interests may be issued to Camden, the general partner or a subsidiary or affiliate thereof if such partnership units or partnership interests (i) would have distribution rights that are senior to the distributions of the limited partners currently holding common units or (ii) would have rights to net losses that would result in a change in the priority of allocation of net losses as set forth in the new partnership agreement in a manner that adversely affects the limited partners currently holding common units.

No limited partner has any preemptive, preferential or other similar purchase right with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership units.

Operating Distributions

Subject to certain exceptions, the general partner generally must, at least on a quarterly basis, distribute 100% of the available cash generated by the Operating Partnership during such quarter or shorter period to the holders of units who are partners on the record date set by the Operating Partnership for such distributions.
Subject to certain exceptions, the general partner generally must, at least on a quarterly basis, distribute 100% of the available cash generated by the Operating Partnership during such quarter or shorter period as follows:

• first, to the common unitholders (other than the general partner, Camden or any of their subsidiaries or affiliates) who are partners on the applicable record date, the pro rata amount of any cumulative unpaid accrued return equal to the prime rate of interest plus 5% with respect to such common unitholders’ cumulative unpaid priority distribution amount until such unpaid accrued return is reduced to zero;

• second, to the common unitholders (other than the general partner, Camden or any of their subsidiaries or affiliates) who are partners on the applicable record date, the pro rata amount of any cumulative unpaid priority distribution amount until such unpaid priority distribution amount is reduced to zero;

• third, to the common unitholders (other than the general partner, Camden or any of their subsidiaries or affiliates) who are partners on the applicable record date, the pro rata amount of the priority distribution amount (generally equal to the amount of dividends that a holder of common units would receive if it held an equivalent amount of Camden common shares, based on the then-applicable conversion factor) due to such common unitholder; and

BEFORE THE MERGER	AFTER THE MERGER

• thereafter, 100% to the general partner, Camden or any of their subsidiaries or affiliates, pro rata in proportion to the common units held by the general partner, Camden or any of their subsidiaries or affiliates.

No partner will receive any distributions with respect to any cumulative unpaid accrued return attributable to a failure of the partner to receive any priority distribution amount due to its failure to provide the general partner with accurate information regarding its address for payment of distributions.

The payment of any subordinated amounts, which include payments of principal or interest on debt, reimbursement of expenses and compensation for services rendered, by the Operating Partnership to the general partner or Camden or its subsidiaries or affiliates is subordinated to the cumulative accrued return amounts and cumulative unpaid priority distribution amounts of the holders of common units (other than Camden, the general partner and their subsidiaries and affiliates). The general partner and its affiliates may receive reasonable compensation for services rendered to the Operating Partnership.

Allocations of Partnership Income and Loss

After reversing prior allocations of net losses to the partners and allocations of net income to holders of preferred units in accordance with the rights of each such class of preferred units, net income is generally allocated to the holders of common units pro rata to each class of common units in accordance with the terms of each such class (and within each class pro rata in proportion to the common units held by each partner).

Net losses are allocated as follows:

• first, to holders of common units (pro rata in proportion to the common units held by them) until their adjusted capital accounts are reduced to zero;

• second, to the holders of preferred units in accordance with the rights of each class of preferred units until their adjusted capital accounts are reduced to zero; and

• third, to the general partner.
After reversing prior allocations of net losses to the partners and allocations of net income to holders of preferred units in accordance with the rights of each such class of preferred units, net income is allocated as follows:

• first, to the holders of common units pro rata in proportion to the distributions received by the holders of common units for the current taxable year or other taxable period (provided that the general partner may elect to treat any distribution received by the partners on or before the thirtieth day following the end of any taxable year or other taxable period as having been received by the partners in such taxable year or other period); and

• second, to the general partner, Camden and their subsidiaries and affiliates.

Net losses are allocated as follows:

• first, to the general partner and Camden to reverse prior excess net income allocations, which are allocations of net income in the second tier of the net income allocations described above;

• second, to the holders of common units (pro rata in proportion to the common units held by them) until their adjusted capital accounts are reduced to zero;

• third, to the holders of preferred units in accordance with the rights of each class of preferred units

BEFORE THE MERGER	AFTER THE MERGER

until their adjusted capital accounts are reduced to zero; and

• fourth, to the general partner.

Upon the liquidation of the Operating Partnership, items of income, gain loss or deduction are specially allocated to the partners as required to cause the capital account of each limited partner other than the general partner, Camden or their affiliates to equal the value of the Camden common shares into which such limited partner’s common units may be converted pursuant to the redemption right as determined immediately following the merger plus a return thereon that results in an 8% internal rate of return.

Redemption Rights

Limited partners have the right, prior to the liquidation of the Operating Partnership, to require the Operating Partnership to redeem all or a portion of their respective units for either (i) cash or (ii) at the general partner’s election, shares of Summit common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, and similar events. The cash redemption amount per unit is based on an average market price of Summit common stock at the time of redemption. A limited partner may not exercise the redemption right for less than 1,000 partnership units or, if the limited partner holds less than 1,000 partnership units, all of the partnership units held by such limited partner, and no limited partner may exercise the redemption right if delivery of Summit common shares would be prohibited by Summit’s articles of incorporation.
Limited partners have the right, prior to the expiration of the 30-day period following delivery by the general partner of notice of the occurrence of a liquidating event, to require the Operating Partnership to redeem all or a portion of their respective units for either (i) cash or (ii) Camden common shares on a one-for-one basis, subject to adjustment in the event of share splits, share dividends, and similar events, as determined by the Operating Partnership or Camden. The cash redemption amount per unit is based on an average market price of Camden common shares at the time of redemption. A limited partner may not exercise the redemption right for less than 2,000 partnership units or, if the limited partner holds less than 2,000 partnership units, all of the partnership units held by such limited partner, and no limited partner may exercise the redemption right if delivery of Camden common shares would be prohibited by Camden’s declaration of trust. To the extent that Camden elects to purchase any common units of a limited partner exercising its redemption right, Camden will become the holder of such common units for all purposes except that Camden will not be entitled to receive any priority distribution amounts, cumulative unpaid accrued return amounts or cumulative unpaid priority distribution amounts with respect to such common units.

Each limited partner that exercises its redemption right must deliver its respective common units to the Operating Partnership or Camden, as applicable, free and clear of all liens, encumbrances, liabilities, claims or charges of any kind. Neither the Operating Partnership nor Camden will be under any obligation to acquire common units upon a limited partner’s exercise of its redemption right to the extent that any such common units are subject to any liens, encumbrances, liabilities, claims or charges of any kind or in the event that the limited partner fails to give the Operating Partnership and Camden adequate assurances that the common units are not subject to any liens, encumbrances, liabilities,

BEFORE THE MERGER	AFTER THE MERGER
claims or changes of any kind.

In connection with the exercise of a redemption right by a limited partner, the Operating Partnership or Camden, as applicable, may redeem common units for either cash or Camden common shares, but not a combination of the two, except that the Operating Partnership may deliver cash in lieu of a fractional Camden common share even in cases in which the limited partner otherwise receives Camden common shares for its common units.

Extraordinary Transactions

The following events are deemed to be “triggering events”:	The following events will be deemed to be “triggering events”:
• if Summit consolidates with, or merges into, any other person, and Summit is not the continuing or surviving corporation of such consolidation or merger;

• if any person consolidates with, or merges into, Summit, and Summit is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Summit common stock are converted into stock or other securities of any other person or cash or any other property;

• if any person becomes the beneficial owner of 33.3% or more of the then-outstanding shares of Summit common stock; or

• if Summit sells or otherwise transfers (or one or more of its subsidiaries sells or otherwise transfers) to any person or persons, in one or more transactions, assets aggregating more than 50% of the value of the assets of Summit or the Operating Partnership.

Summit is prohibited from entering into a transaction which would result in a triggering event unless Summit complies with the following terms and conditions of the existing partnership agreement unless such terms and conditions are waived by the consent of limited partners holding a majority of the limited partner interests, excluding those held by Summit:

• first, if on the day immediately prior to a triggering event, the company issuing securities in exchange for Summit common stock is qualified as a REIT, then, substantially contemporaneously with such triggering event, Summit, such company and its affiliates will enter into additional transactions so as to cause substantially all of the assets of Summit and such company to be owned, leased or held, directly or indirectly, by a single operating partnership in which each limited partner holds one partnership unit having the rights specified by the

• if Camden consolidates with, or merges into, any other person, and Camden is not the surviving entity;

• if Camden engages in a “going private” transaction under the Exchange Act;

• if any person becomes the beneficial owner of 33.3% or more of the then-outstanding Camden common shares;

• if any person consolidates with, or merges into, Camden, and Camden is the surviving entity and, in connection with such merger or consolidation, all or portion of the outstanding Camden common shares are converted into stock or other securities of any other person or cash or other property; or

• if Camden sells or otherwise transfers (or one or more of its subsidiaries sells or otherwise transfers) to any person or persons, in one or more transactions, assets aggregating more than 50% of the value of the assets of Camden and its subsidiaries as a whole.

In the event that Camden proposes to engage in a transaction that constitutes a triggering event, the prior consent of the partners holding a majority of the percentage interests of the limited partners (excluding the general partner, Camden and any Camden subsidiary) will be required unless the issuer of replacement shares agrees to provide the limited partners (other than the general partner, Camden or any affiliate thereof) with economic rights that are identical to the economic rights provided pursuant to the new partnership agreement (or adjusted to reflect any applicable change in the issuer of shares for which units maybe exchanged or a change in the capital structure of Camden).

The general partner will not cause the Operating Partnership to merge or consolidate with any entity without the consent of limited partners holding a majority of the percentage interests of the limited

BEFORE THE MERGER	AFTER THE MERGER
existing partnership agreement for each unit held by such limited partner immediately prior to such triggering event and the partnership agreement of the resulting operating partnership must be in a form no less favorable to each of the limited partners than the existing partnership agreement;

• second, from and after a triggering event, Summit may not take any action (with some exceptions), if such action would result in any limited partner realizing a taxable gain, without the prior written consent of limited partners holding a majority of the limited partner interests (excluding those held by Summit); provided, however, this consent is not required if the surviving company after the triggering event or Summit, or both, agree, in writing, to indemnify each of the limited partners against any taxes that the limited partners might incur a result of such action or inaction; and

partners (other than limited partner interests held by the general partner, Camden or any subsidiary or affiliate of Camden), except in a transaction in which the Summit limited partners are granted economic rights that are identical to their economic rights under the new partnership agreement (as adjusted to reflect any applicable change in the issuer of the shares or securities for which the units may be exchanged or other changes in the outstanding securities or capital structure of the Operating Partnership or Camden).
• third, from and after a triggering event, in the event a dividend or distribution consisting of cash or property or both is paid by the surviving company in respect of the replacement shares (generally, the common stock issued in exchange for Summit common stock), Summit must cause the Operating Partnership to distribute, in respect of each existing unit, the same amount of cash or property the holder of an existing common unit would have received had such holder exercised its redemption right and received such common stock prior to the dividend or distribution.

The approval of the new partnership agreement by the holders of at least a majority of the outstanding common units, other than Summit, will constitute of waiver of the provisions described above.

Transfers of Partnership Interests by the General Partner

The general partner may not:	The general partner may not:
• transfer any of its general partnership interest or withdraw as general partner; or

• transfer any of its limited partnership interest unless limited partners holding a majority of the percentage interests of the limited partners (excluding those held by Summit) consent to such transfer or withdrawal or such transfer is to a wholly-owned subsidiary of Summit that is a qualified REIT subsidiary.

• transfer any of its general partnership interest or withdraw as general partner; or

• transfer any of its limited partnership interest if such transfer would result in the general partner and its subsidiaries directly or indirectly owning less than 50% of the outstanding common units,

unless limited partners holding a majority of the percentage interests of the limited partners (excluding those held by the general partner, Camden or any subsidiary or affiliate of Camden) consent to such transfer or withdrawal or such transfer is to Camden or a direct or indirect wholly-owned subsidiary of Camden.

In addition, Camden cannot directly or indirectly own less than 100% of the capital stock of the general partner or directly or indirectly control less than all of the voting

BEFORE THE MERGER	AFTER THE MERGER
securities of the general partner unless limited partners holding a majority of the percentage interests of the limited partners (excluding those held by the general partner, Camden or any subsidiary or affiliate of Camden) consent to the related transfer of such interests.

Amendments to the Partnership Agreement

Amendments to the existing partnership agreement may be proposed by Summit or any limited partner holding 20% or more of the partnership interests. In general, the existing partnership agreement may be amended with the consent of the general partner and partners holding a majority of the percentage interests of the limited partners (including those held by Summit).

Certain amendments that would, among other things, convert a limited partner’s interest into a general partner interest, modify the limited liability of a limited partner in a manner adverse to such limited partner, alter the rights of a partner to receive distributions or allocations (other than in connection with the issuance of additional interests in the Operating Partnership), alter or modify the redemption right of a partner in a manner adverse to such partner or cause the termination of the Operating Partnership prior to the time set forth in the existing partnership agreement, require the consent of each limited partner that would be adversely affected by such an amendment. Any amendment to the sections of the existing partnership agreement related to the issuance of additional partnership interests, the outside activities of the general partner, contracts with affiliates, transfers of the general partner’s general or limited partner interests or with respect to the meetings of the partners requires the consent of limited partners holding a majority of the percentage interests of the limited partners (excluding those held by Summit).

Notwithstanding the foregoing, the general partner has the power, without the consent of the limited partners, to amend the existing partnership agreement to:

• add to the general partner’s obligations or surrender any right or power granted to the general partner or any of its affiliates for the benefit of the limited partners;

• reflect the admission, substitution, termination or withdrawal of partners in accordance with the existing partnership agreement;

• set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued pursuant to the existing partnership agreement;

• reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity,
Amendments to the new partnership agreement may be proposed by the general partner or any limited partner holding 20% or more of the partnership interests. In general, the new partnership agreement may be amended with the consent of the general partner and partners holding a majority of the percentage interests of the limited partners (including those held by the general partner, Camden or any of their respective subsidiaries or affiliates).

Certain amendments that would, among other things, convert a limited partner’s interest into a general partner interest, modify the limited liability of a limited partner in a manner adverse to such limited partner, alter the rights of a partner to receive distributions or allocations (other than in connection with the issuance of additional interests in the Operating Partnership), except as permitted by the provisions of the new partnership agreement regarding triggering events, alter or modify the redemption right of a partner in a manner adverse to such partner or cause the termination of the Operating Partnership prior to the time set forth in the new partnership agreement require the consent of each limited partner that would be adversely affected by such an amendment. Any amendment to the sections of the new partnership agreement related to the issuance of additional partnership interests, the outside activities of the general partner, contracts with affiliates, transfers of the general partner’s general or limited partner interests or with respect to the meetings of the partners requires the consent of limited partners holding a majority of the percentage interests of the limited partners (excluding those held by the general partner, Camden and any Camden subsidiary).

Notwithstanding the foregoing, the general partner has the power, without the consent of the limited partners, to amend the new partnershi p agreement to:

• add to the general partner’s obligations or surrender any right or power granted to the general partner or any of its affiliates for the benefit of the limited partners;

• reflect the admission, substitution, termination or withdrawal of partners in accordance with the new partnership agreement;

• set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued pursuant to the new

BEFORE THE MERGER	AFTER THE MERGER
correct or supplement any provision of the existing partnership agreement not inconsistent with law or other provisions, or to make other changes with respect to matters arising under the existing partnership agreement that will not be inconsistent with law or with the provisions of the existing partnership agreement;

• satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; or

• modify, as required by the Department of Housing and Urban Development, or HUD, or any successor department, agency or delegee, provisions of the existing partnership agreement related to HUD insured loans in connection with the acquisition of any properties subject to loans held by or insured by HUD or in obtaining such financing.
partnership agreement;

• reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision of the new partnership agreement not inconsistent with law or other provisions, or to make other changes with respect to matters arising under the new partnership agreement that will not be inconsistent with law or with the provisions of the new partnership agreement; or

• satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

Liquidation of the Operating Partnership

The Operating Partnership will be dissolved and its affairs wound up upon the following events:	The Operating Partnership will be dissolved and its affairs wound up upon the following events:
• expiration of its term;

• withdrawal of the general partner, unless a majority in interest of the remaining partners elect to continue the Operating Partnership and appoint a successor general partner;

• from the effective date of the existing partnership agreement through December 31, 2053, an election to dissolve the Operating Partnership is made by the general partner and approved by partners holding 85% of the percentage interest of the limited partners, including percentage interests held by Summit;

• on or after January 1, 2054, an election to dissolve the Operating Partnership is made by the general partner in its sole and absolute discretion;

• the entry of a decree of judicial dissolution with respect to the Operating Partnership;

• the sale of all or substantially all of the assets or properties of the Operating Partnership; and

• the bankruptcy of the general partner (subject to the right of the remaining partners to continue the Operating Partnership and appoint a successor general partner).

• expiration of its term;

• withdrawal of the general partner, unless a majority in interest of the remaining partners elect to continue the Operating Partnership and appoint a successor general partner;

• an election to dissolve the Operating Partnership is made by the general partner and approved by partners holding a majority of the percentage interests of the limited partners, other than percentage interests held by the general partner, Camden or any subsidiary or affiliate of Camden;

• the entry of a decree of judicial dissolution with respect to the Operating Partnership;

• the sale of all or substantially all of the assets or properties of the Operating Partnership; or

• the bankruptcy of the general partner (subject to the right of the remaining partners to continue the Operating Partnership and appoint a successor general partner).

BEFORE THE MERGER	AFTER THE MERGER
Liquidating Distributions

Upon the liquidation of the Operating Partnership, distributions will be made as follows:	Upon the liquidation of the Operating Partnership, distributions will be made as follows:
• first, to pay all of the Operating Partnership’s debts and liabilities to creditors other than partners;

• second, to pay all of the Operating Partnership’s debts and liabilities to the general partner;

• third, to pay all of the Operating Partnership’s debts and liabilities to the other partners; and

• fourth, to the partners in accordance with their capital accounts.

• first to pay all of the Operating Partnership’s debts and liabilities to creditors other than partners;

• second, to the Summit limited partners in proportion to and up to the amount of their capital accounts after crediting to their capital accounts a special allocation of income as required to ensure that each Summit limited partner’s capital account balance is equal to the value of the Camden common shares into which the Summit limited partner’s common units may be converted pursuant to the redemption right as determined immediately following the merger plus a return thereon that results in an 8% internal rate of return;

• third, to pay the Operating Partnership’s debts and liabilities to the general partner;

• fourth, to pay the Operating Partnership’s debts and liabilities to the other partners; and

• fifth, the balance to the general partner and the limited partners (other than the Summit limited partners) in accordance with their capital accounts.

Additional Tax Matters

The general partner may but is under no obligation to take into account the tax consequence to any partner of any action taken by it (provided that if the general partner decides to refinance any indebtedness of the Operating Partnership, it will use reasonable efforts to structure the refinancing in a way that minimizes adverse tax consequences to the limited partners, and provided further that in deciding whether to dispose of a property that represents more than 1% of the Operating Partnership’s total assets, the general partner will consider in good faith the income tax consequences of such disposition for both the general partner and the limited partners.

In general, the general partner will, in its sole discretion, determine whether to make any tax election on behalf of the Operating Partnership. In making tax elections, the general partner will take into account the tax consequences to the limited partners of such election. The general partner will make tax elections on behalf of the Operating Partnership as requested by limited partners holding a majority in interest of the percentage interests of the limited partners (excluding limited partner interests held by Summit), as long as such elections are not adverse to the interests of the general partner. The general partner can revoke any tax elections upon its determination that the revocation is in the best interests of the partners.
Except as otherwise agreed to in a separate written agreement between the general partner and one or more limited partners, the general partner may but is under no obligation to take into account the tax consequences to any partner of any action taken by it.

In general, subject to the terms of any written agreement between the general partner and one or more limited partners, the general partner will, in its sole discretion, determine whether to make or revoke tax elections on behalf of the Operating Partnership. See “Ancillary Agreements—Tax, Asset and Income Support Agreement,” for a description of the obligation of the Operating Partnership to elect to use the “traditional method” under Section 704(c) of the Internal Revenue Code.

BEFORE THE MERGER	AFTER THE MERGER
Guaranty By Company

Summit has unconditionally and irrevocably guaranteed to the limited partners the performance by the general partner of its obligations under the existing partnership agreement.	There is no correlative provision in the new partnership agreement. However, Camden has guaranteed the delivery of cash or shares upon execution of redemption right as described under “Ancillary Agreements—Tax, Asset and Income Support Agreement.”

LEGAL MATTERS

     The validity of the Camden common shares offered by this consent solicitation/prospectus will be passed upon for Camden by Locke Liddell & Sapp LLP, Dallas, Texas. The qualification of Camden as a REIT for federal income tax purposes will be passed upon for Camden by Locke Liddell & Sapp LLP, Dallas, Texas.

     The qualification of the merger as a reorganization under Section 368(a) of the Internal Revenue Code and the qualification of Summit as a REIT and the qualification of the Operating Partnership as a partnership for federal income tax purposes will be passed upon for Summit by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

     The consolidated financial statements and the related financial statement schedule as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, incorporated in this consent solicitation/prospectus by reference from Camden Property Trust’s Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (each of which reports expresses an unqualified opinion and one of which reports includes an explanatory paragraph relating to the change in method of accounting in 2002 for the impairment and disposal of long-lived assets to conform to Statement of Financial Accounting Standards No. 144), which are incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and related financial statement schedule as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, incorporated in this consent solicitation/prospectus by reference from Summit Properties Inc.’s Current Report on Form 8-K filed November 15, 2004, as amended on November 23, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, on January 1, 2002, the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock - Based Compensation, on January 1, 2003, and Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended by Financial Accounting Standards Board Interpretation No. 46 (revised December 2003) on July 1, 2003), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and related financial statement schedule as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, incorporated in this consent solicitation/prospectus by reference from Summit Properties Partnership, L.P.’s Current Report on Form 8-K filed November 16, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, on January 1, 2002, the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock — Based Compensation, on January 1, 2003, and Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended by Financial Accounting Standards Board Interpretation No. 46 (revised December 2003) on July 1, 2003), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The statements of revenues and certain expenses for the period ended December 31, 2003, incorporated in this consent solicitation/prospectus by reference from Summit Properties Partnership, L.P.’s Current Report on Form 8-K filed November 16, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which is incorporated herein by reference (which reports express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     Camden and the Operating Partnership have filed with the SEC a registration statement on Form S-4, as amended (333-   ), of which this consent solicitation/prospectus forms a part. The registration statement registers the distribution to holders of existing units of the new units to be issued in the exchange offer and the Camden common shares reserved for issuance upon redemption of the new units. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the new units and Camden common shares. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this consent solicitation/prospectus. In addition, Camden, Summit and the Operating Partnership file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may obtain copies of any of this information:

•	at the public reference room of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330;

•	from the internet site that the SEC maintains at www.sec.gov, which contains periodic reports, proxy and information statements and other information regarding issuers that file electronically with the SEC; and

•	at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

     The SEC allows Camden, Summit and the Operating Partnership to “incorporate by reference” information in this consent solicitation/prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this consent solicitation/prospectus, except for any information that is superseded by information included directly in this consent solicitation/prospectus.

     The documents listed below that Camden, Summit and the Operating Partnership have previously filed with the SEC are considered to be a part of this consent solicitation/prospectus. They contain important business and financial information about the companies that is not included in or delivered with this consent solicitation/prospectus.

Camden SEC Filings (File No. 1-12110)	Period
Annual Report on Form 10-K	Year ended December 31, 2003

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2004, June 30, 2004 and September 30, 2004

Current Reports on Form 8-K	Dated July 12, 2004, September 13, 2004, October 5, 2004 and October 7, 2004

Registration Statement on Form 8-A	Dated June 21, 1993, setting forth the description of Camden common shares, including any amendments or reports filed for the purpose of updating such description

Summit SEC Filings (File No. 1-12792)	Period
Annual Report on Form 10-K (except for Item Numbers 6, 7, 8 and 15)	Year ended December 31, 2003

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2004, June 30, 2004 and September 30, 2004

Current Reports on Form 8-K	Dated May 7, 2004, October 5, 2004, October 6, 2004, October 7, 2004, October 25, 2004, November 15, 2004 and November 15, 2004, as amended November 23, 2004

Registration Statement on Form 8-A	Dated February 4, 1994, setting forth the description of Summit common stock, including any amendments or reports filed for the purpose of updating such description

Operating Partnership SEC Filings (File
No. 000-22411)	Period
Annual Report on Form 10-K (except for Item Numbers 6, 7, 8 and 15)	Year ended December 31, 2003

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2004, June 30, 2004 and September 30, 2004

Current Reports on Form 8-K	Dated May 7, 2004, October 5, 2004, October 7, 2004 and October 25, 2004 and two reports dated November 16, 2004

     Camden, Summit and the Operating Partnership incorporate by reference additional documents that any company may file with the SEC after the date of this consent solicitation/prospectus and prior to the date of each consent expiration date or the date on which the offering of securities under this consent solicitation/prospectus is completed or terminated. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy materials.

     Camden has supplied all information contained or incorporated by reference in this consent solicitation/prospectus relating to Camden or Camden Summit, as well as all pro forma financial information, and Summit has supplied all information contained or incorporated by reference in this consent solicitation/prospectus relating to Summit or the Operating Partnership. This document constitutes the prospectus of Camden and the Operating Partnership and a consent solicitation of the Operating Partnership.

WHAT INFORMATION YOU SHOULD RELY ON

     No person has been authorized to give any information or to make any representation that differs from, or adds to, the information discussed in this consent solicitation/prospectus or in the annexes attached hereto which are specifically incorporated by reference. Therefore, if anyone gives you different or additional information, you should not rely on it.

     This consent solicitation/prospectus is dated    , 2005. The information contained in this consent solicitation/prospectus speaks only as of its date unless the information specifically indicates that another date applies. This consent solicitation/prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, existing units, new units, Camden common shares or Summit common stock or to ask for consents, to or from any person to whom it is unlawful to direct these activities.

CAMDEN PROPERTY TRUST
UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

     Camden and Summit entered into an agreement and plan of merger on October 4, 2004, which was subsequently amended on October 6, 2004. The merger agreement provides for the merger of Summit with and into Camden Summit, a wholly owned subsidiary of Camden, with Camden Summit as the surviving corporation. A copy of the merger agreement, as amended, is attached to consent solicitation/prospectus as Annex A. We encourage you to read the merger agreement, as amended, because it is the legal document that governs the merger.

     The following unaudited pro forma condensed combined financial information sets forth: (i) the historical financial information as of September 30, 2004 and for the nine months then ended, as derived from the unaudited financial statements of Camden and Summit, and the historical financial information for the year ended December 31, 2003, as derived from the audited financial statements of Camden and Summit, (ii) Summit’s acquisitions and probable acquisition of apartment communities, as appropriate, and (iii) pro forma adjustments assuming the merger was completed as of September 30, 2004 for purposes of the unaudited pro forma condensed combined balance sheet and as of January 1, 2003 for purposes of the unaudited pro forma condensed combined statements of operations.

     The unaudited pro forma combined financial information should be read in conjunction with, and are qualified in their entirety by, the notes thereto and with the historical consolidated financial statements of Camden and Summit, including the respective notes thereto, which are incorporated by reference in this consent solicitation/prospectus. The unaudited pro forma condensed combined financial statements give effect to the merger under the purchase method of accounting in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 141, “Business Combinations.” In the opinion of management, all significant adjustments necessary to reflect the effects of the merger have been made. The merger adjustments are based on certain estimates and currently available information. Such adjustments could change as additional information becomes available, as estimates are refined or as additional events occur. However, management does not expect any changes in the purchase price or the allocation of such purchase price to be significant.

     The unaudited pro forma condensed combined financial statements are presented for comparative purposes only and are not necessarily indicative of what the actual combined financial position and results of operations of Camden and Summit would have been as of and for the periods presented, nor does it purport to represent the future combined financial position or results of operations of Camden and Summit.

Camden Property Trust
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2004

			Subsequent		Pro Forma
	Camden	Summit	Acquisitions	Summit,	Adjustments	Camden Pro
(in thousands)	Historical	Historical	(A)	As Adjusted	(B)	Forma
ASSETS
Real estate assets
Real estate assets held for investment	$3,164,666	$1,461,706	$77,286	$1,538,992	$378,443	$5,082,101
Accumulated depreciation	(680,184)	(146,498)	—	(146,498)	146,498	(680,184)

Net real estate assets held for investment	2,484,482	1,315,208	77,286	1,392,494	524,941	4,401,917
Investment in joint ventures	10,076	2,821	—	2,821	(41)	12,856
Assets held for sale	1,800	115,849	—	115,849	32,246	149,895

Total real estate assets	2,496,358	1,433,878	77,286	1,511,164	557,146	4,564,668
Cash and cash equivalents	2,465	3,009	(242)	2,767	—	5,232
Other assets, net	148,106	96,000	(67,656)	28,344	125	176,575

Total assets	$2,646,929	$1,532,887	$9,388	$1,542,275	$557,271	$4,746,475

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Notes payable	$1,605,326	$791,714	$9,388	$801,102	$540,126	$2,946,554
Accounts payable and other liabilities	140,049	61,684	—	61,684	(5,337)	196,396

Total liabilities	1,745,375	853,398	9,388	862,786	534,789	3,142,950
Minority interests
Perpetual preferred units	115,060	53,544	—	53,544	1,456	170,060
Common units	43,881	60,575	—	60,575	43,732	148,188
Other minority interests	—	7,014	—	7,014	1,915	8,929

Total minority interests	158,941	121,133	—	121,133	47,103	327,177
Shareholders’ equity
Common shares of beneficial interest	486	315	—	315	(197)	604
Additional paid-in capital	1,346,040	515,814	—	515,814	34,031	1,895,885
(Distributions in excess of net income) retained earnings	(353,996)	58,879	—	58,879	(58,879)	(353,996)
Unearned restricted share awards	(14,069)	(424)	—	(424)	424	(14,069)
Employee notes receivable	—	(16,228)	—	(16,228)	—	(16,228)
Treasury shares, at cost	(235,848)	—	—	—	—	(235,848)

Total shareholders’ equity	742,613	558,356	—	558,356	(24,621)	1,276,348

Total liabilities and shareholders’ equity	$2,646,929	$1,532,887	$9,388	$1,542,275	$557,271	$4,746,475

Camden Property Trust
Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2003

	Camden	Summit	Subsequent	Summit,	Pro Forma		Camden
(in thousands, except per share amounts)	Historical	Historical	Acquisitions (C)	As Adjusted	Adjustments		Pro Forma
Revenues
Rental revenues	$371,401	$104,973	$12,095	$117,068	$—		$488,469
Other property revenues	33,373	7,854	725	8,579	—		41,952

Total property revenues	404,774	112,827	12,820	125,647	—		530,421
Fee and asset management	7,276	618	—	618	—		7,894
Other revenues	5,685	2,643	—	2,643	—		8,328

Total revenues	417,735	116,088	12,820	128,908	—		546,643
Expenses
Total property expenses	163,939	38,002	5,143	43,145	—		207,084
Property management	10,154	5,271	—	5,271	—		15,425
Fee and asset management	3,908	641	—	641	—		4,549
General and administrative	16,231	6,941	—	6,941	—		23,172
Other expenses	1,389	—	—	—	—		1,389
Interest	75,414	26,913	3,252	30,165	10,999	(D-1)	116,578
Depreciation	105,442	30,462	7,621	38,083	28,920	(D-2)	172,445
Amortization of deferred financing costs	2,634	2,198	—	2,198	(2,198)	(D-3)	2,634

Total expenses	379,111	110,428	16,016	126,444	37,721	(D-4)	543,276

Income from continuing operations before gain on sale of land, equity in income of joint ventures and minority interests	38,624	5,660	(3,196)	2,464	(37,721)		3,367
Gain on sale of land	2,590	73	—	73	—		2,663
Equity in income (loss) of joint ventures	3,200	(326)	—	(326)	—		2,874
Income allocated to minority interests
Distributions on perpetual preferred units	(12,747)	(10,306)	—	(10,306)	—		(23,053)
Original issuance costs and premium paid on redeemed perpetual preferred units	—	(2,963)	—	(2,963)	—		(2,963)
(Income) loss allocated to common units	(2,237)	880	358	1,237	4,219	(D-5)	3,220

Income (loss) from continuing operations	$29,430	$(6,982)	$(2,838)	$(9,821)	$(33,502)		$(13,892)

Per share data
Basic income (loss) from continuing operations per share	$0.75						$(0.27)
Diluted income (loss) from continuing operations per share	$0.71						$(0.27)
Weighted average number of common shares outstanding	39,355				11,787	(D-6)	51,142
Weighted average number of common and dilutive common equivalent shares outstanding	41,354				11,787		51,142

Camden Property Trust
Unaudited Pro Forma Condensed Combined Statement of Operations
for the nine months ended September 30, 2004

	Camden	Summit	Subsequent	Summit, As	Pro Forma		Camden
(in thousands, except per share mounts)	Historical	Historical	Acquisitions (C)	Adjusted	Adjustments		Pro Forma
Revenues
Rental revenues	$289,212	$95,445	$9,252	$104,697	$—		$393,909
Other property revenues	26,268	7,940	562	8,502	—		34,770

Total property revenues	315,480	103,385	9,814	113,199	—		428,679
Fee and asset management	6,639	439	—	439	—		7,078
Other revenues	7,999	1,197	—	1,197	—		9,196

Total revenues	330,118	105,021	9,814	114,835	—		444,953
Expenses
Total property expenses	130,460	34,575	3,924	38,499	—		168,959
Property management	8,512	4,100	—	4,100	—		12,612
Fee and asset management	2,845	496	—	496	—		3,341
General and administrative	12,400	6,099	—	6,099	—		18,499
Other expenses	—	1,536	—	1,536	—		1,536
Interest	59,701	22,728	2,103	24,831	8,250	(D-1)	92,782
Depreciation	80,299	30,191	7,810	38,001	16,678	(D-2)	134,978
Amortization of deferred financing costs	2,250	1,138	—	1,138	(1,138)	(D-3)	2,250

Total expenses	296,467	100,863	13,837	114,700	23,790	(D-4)	434,957

Income from continuing operations before gain on sale of land, impairment loss on land held for sale, equity in income of joint ventures and minority interests	33,651	4,158	(4,023)	135	(23,790)		9,996
Gain on sale of land	1,255	—	—	—	—		1,255
Impairment loss on land held for sale	(1,143)	—	—	—	—		(1,143)
Equity in income (loss) of joint ventures	259	(275)	—	(275)	—		(16)
Income allocated to minority interests
Distributions on perpetual preferred units	(8,350)	(3,609)	—	(3,609)	—		(11,959)
Original issuance costs on redeemed perpetual preferred units	(745)	—	—	—	—		(745)
(Income) loss allocated to common units	(2,078)	(27)	386	359	2,279	(D-5)	560

Income (loss) from continuing operations	$22,849	$247	$(3,637)	$(3,390)	$(21,511)		$(2,052)

Per share data
Basic income (loss) from continuing operations per share	$0.57						$(0.04)
Diluted income (loss) from continuing operations per share	$0.54						$(0.04)
Weighted average number of common shares outstanding	40,234				11,787	(D-6)	52,021
Weighted average number of common and dilutive common equivalent shares outstanding	42,381				11,787		52,021

Camden Property Trust
Notes to Unaudited Pro Forma Condensed Combined
Financial Statements

A.	Subsequent to September 30, 2004, Summit acquired Summit Fallsgrove, a 268 apartment home community located in Rockville, Maryland; and expects to acquire in the fourth quarter of 2004, a 180 apartment home community located in Charlotte, North Carolina. These purchases were primarily made, or are assumed to be made, using funds which were reserved for acquisitions at September 30, 2004. As a result of these transactions, adjustments have been made to Summit’s historical balance sheet as of September 30, 2004. See Note C for further discussion of subsequent acquisitions.

B.	Summit stockholders have the right to elect to receive, for each share of Summit common stock, either $31.20 in cash or .6687 of a Camden common share, subject to reallocation. We refer to the cash and share consideration to be paid to Summit stockholders as the merger consideration.

The total amount of cash that will be paid to Summit stockholders as consideration in the merger is fixed at approximately $436.5 million, subject to increase based on the number of shares of Summit common stock outstanding immediately prior to the closing of the merger, which we refer in this consent solicitation/prospectus as the aggregate cash consideration. The cash elections and the share elections in the merger are subject to reallocation to preserve this fixed limitation on the amount of cash to be paid in the merger. As a result, even if a Summit stockholder makes a cash election or a share election, the stockholder may receive a mix of cash and shares.

As of November 5, 2004, there were 31,465,674 shares of Summit common stock outstanding and 3,343,004 limited partnership units in Summit Properties Partnership, L.P. owned by minority interest holders. At closing, approximately 150,163 previously granted shares of restricted stock will vest and will be entitled to receive the merger consideration.

     The total purchase price, based on an estimated Camden share price of $46.66 at closing, which approximates the most recent 15-day trading average, and financing of the merger are summarized as follows:

(in thousands)
Calculation of purchase price
Issuance of 11,786,595 Camden common shares based on a .6687 exchange ratio in exchange for 17,626,133 shares of Summit common stock.	$549,963
Payment of $436.5 million in exchange for 13,989,704 shares of Summit common stock	436,479
Issuance of 2,235,466 Camden Summit Operating Partnership units based on a .6687 exchange ratio in exchange for 3,343,004 units in Summit Properties Partnership, L.P.	104,307

Total merger consideration	1,090,749
Assumption of Summit’s mortgages and unsecured notes payable at book value	791,714
Adjustment to record Summit mortgages and unsecured notes payable at fair value	23,578
Reversal of Summit’s historical fair value adjustments to notes payable	(1,531)
Adjustment to Summit’s notes payable for property acquisitions subsequent to September 30, 2004	9,388
Assumption of Summit’s accounts payable and other liabilities at book value	61,684
Assumption of Summit’s employee notes receivable	(16,228)
Adjustment to record Summit’s accounts payable and other liabilities at fair value	(5,337)
Assumption of Summit’s Series C preferred units at liquidation value	55,000
Fair value of Summit’s other minority interests	8,929
Estimated fees and other expenses related to the merger	81,600

Total purchase price	$2,099,546

Camden Property Trust
Notes to Unaudited Pro Forma Condensed Combined
Financial Statements

     The following is a calculation of the estimated fees and other expenses related to the merger (in thousands):

Advisory fees	$9,600
Legal, accounting and other fees	5,000
Termination, severance and settlement of share-based compensation	67,000

Total estimated fees and other expenses related to the merger	$81,600

     Camden has allocated the purchase price to the estimated fair value of the net assets acquired and liabilities assumed as follows:

	Summit,	Summit Fair	Pro Forma
(in thousand)	As Adjusted	Value	Adjustments
ASSETS
Real estate assets
Real estate assets held for investment	$1,538,992	$1,917,435	$378,443	(B-1)
Accumulated depreciation	(146,498)	—	146,498	(B-2)

Net real estate assets held for investment	1,392,494	1,917,435	524,941
Investment in joint ventures	2,821	2,780	(41)	(B-3)
Assets held for sale	115,849	148,095	32,246	(B-4)

Total real estate assets	1,511,164	2,068,310	557,146
Cash and cash equivalents	2,767	2,767	—
Other assets, net	28,344	28,469	125	(B-5)

Total assets	$1,542,275	$2,099,546	$557,271

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Notes payable	$801,102	$1,341,228	$540,126	(B-6)
Accounts payable and other liabilities	61,684	56,347	(5,337)	(B-7)

Total liabilities	862,786	1,397,575	534,789
Minority interests
Perpetual preferred units	53,544	55,000	1,456	(B-8)
Common units	60,575	104,307	43,732	(B-9)
Other minority interests	7,014	8,929	1,915	(B-10)

Total minority interests	121,133	168,236	47,103
Shareholders’ equity
Common shares of beneficial interest	315	118	(197)	(B-11)
Additional paid-in capital	515,814	549,845	34,031	(B-11)
Retained earnings	58,879	—	(58,879)	(B-11)
Unearned restricted share awards	(424)	—	424	(B-11)
Employee notes receivable	(16,228)	(16,228)	—	(B-12)

Total shareholders’ equity	558,356	533,735	(24,621)

Total liabilities and shareholders’ equity	$1,542,275	$2,099,546	$557,271

Camden Property Trust
Notes to Unaudited Pro Forma Condensed Combined
Financial Statements

B-1	Fair market value adjustment to Summit’s real estate assets held for investment based on Camden’s purchase price allocation. See Note D-2 for further discussion of purchase price allocation.

B-2	Adjustment to eliminate Summit’s historical accumulated depreciation.

B-3	Adjustment to record, at fair value, Summit’s investment in the Station Hill joint venture which owns four multifamily communities. Estimates of fair value are calculated using the same methods of valuation that are applied to wholly owned assets.

B-4	Fair market value adjustment of Summit’s three apartment communities which were classified as held for sale as of September 30, 2004. Amount represents estimated net realizable value, less costs to sell.

B-5	Adjustments to Summit’s historical balances for other assets as follows:

a.	Elimination of Summit’s historical book value for: $8.8 million in deferred financing costs, $5.1 million in acquired in place lease values and $3.7 million in receivables related to straight line rent adjustments and other assets.

b.	Increase in other assets for $17.7 million which represents the portion of the purchase price allocated to intangible lease costs related to in place leases. We estimate the value of in place leases by determining the savings in leasing downtime and lease inception costs. We also estimate the value of current resident relations based on renewals.

B-6	Adjustment to Summit’s historical balances for notes payable as follows:

a.	Additional borrowings of $518.1 million to fund the cash portion of the merger consideration and payment of estimated fees and other expenses related to the merger. These borrowings will be financed under a new $500 million senior unsecured bridge facility, to be entered into before the closing of the merger, and by borrowing the remainder under Camden’s existing credit facility. In connection with the merger, Camden expects to form a joint venture and transfer to the joint venture multifamily properties, currently owned by Camden, with an estimated fair value of $425 million to $525 million. Camden expects to use a portion of the proceeds from this transaction to refinance the bridge facility. No adjustments have been made to the pro forma financial statements for this joint venture transaction as Camden cannot guarantee that this transaction will be consummated.

b.	Adjustment to reflect the reversal of Summit’s historical fair value adjustments of notes payable of $1.5 million and the addition of our estimated fair value of Summit’s notes payable of $23.6 million. The fixed interest rates on notes payable that Camden will assume upon completion of the merger with Summit are above market rates. Camden will record a fair value adjustment of $23.6 million to account for the difference between the fixed rates and market rates for those borrowings. Estimates of fair value are based upon interest rates available for the issuance of debt with similar terms and remaining maturities.

B-7	Adjustments to historical book value of Summit’s accounts payable and other liabilities of $5.3 million related to deferred gains.

B-8	Represents the increase in Summit’s Series C preferred units to reflect a liquidation value of $55.0 million.

Camden Property Trust
Notes to Unaudited Pro Forma Condensed Combined
Financial Statements

B-9	Represents the issuance of 2,235,466 common units based on a .6687 exchange ratio in exchange for 3,343,004 common units in Summit Properties Partnership, L.P. Based on an estimated value of Camden common shares of $46.66 per share, the fair value of these units total $104.3 million. Summit’s book value of these units as of September 30, 2004 was $60.6 million.

B-10	Reflects the adjustment to Summit’s other minority interests based on estimates of fair value of the underlying assets and liabilities of the joint venture.

B-11	Represents adjustments to historical shareholders’ equity to reflect the issuance of 11,786,595 Camden common shares, at an estimated value of $46.66 per share, in exchange for 17,626,133 shares of Summit common stock and the purchase of 13,989,704 shares of Summit common stock for cash. At the time of the merger, all previously granted shares of restricted stock will vest and will be entitled to receive the merger consideration.

B-12	Represents employee notes receivable that are secured by Summit common stock. No pro forma adjustment has been made because the stockholders may elect, on a share-by-share basis, to receive either Summit common stock or cash at the closing of the merger, and no determination can be made as to such elections.

C	Summit acquired four apartment communities during the nine months ended September 30, 2004, one apartment community subsequent to September 30, 2004 and expects to acquire another apartment community during the fourth quarter of 2004.

On May 27, 2004, Summit acquired Summit Stonecrest, a 306 apartment home community located in Charlotte, North Carolina, for $28.0 million. Consideration paid for this community was cash of $9.6 million and the assumption of a $19.7 million mortgage, which had a fair market value of $18.4 million on the date of acquisition. The assumed mortgage has a stated interest rate of 4.18% and matures on September 1, 2012. The property was 86.9% occupied as of January 1, 2003, 87.9% occupied as of December 31, 2003 and 89.9% occupied as of May 26, 2004.

On June 14, 2004, Summit acquired Summit South End Square, a 299 apartment home community located in Charlotte, North Carolina, for $33.5 million in cash. The property was 0.0% occupied as of January 1, 2003, 68.0% occupied as of December 31, 2003 and 92.6% occupied as of June 13, 2004.

On September 2, 2004, Summit acquired Summit Doral Villas, a 232 apartment home community located in Miami, Florida for $43.3 million. Consideration paid for this community was cash of $18.4 million and the assumption of a $21.1 million mortgage, which had a fair market value of $24.9 million on the date of acquisition. The assumed mortgage has a stated interest rate of 6.82% and matures on January 1, 2011. The property was 93.5% occupied as of January 1, 2003, 91.7% occupied as of December 31, 2003 and 94.4% occupied as of September 2, 2004.

On September 30, 2004, Summit acquired Summit Midtown, a 296 apartment home community located in Atlanta, Georgia, for $44.8 million in cash. The residential units were 90.2% occupied as of January 1, 2003, 92.6% occupied as of December 31, 2003 and 92.6% occupied as of September 29, 2004. The retail space was 89.6% occupied as of January 1, 2003 and 100.0% occupied as of both December 31, 2003 and September 29, 2004.

Subsequent to September 30, 2004, Summit acquired Summit Fallsgrove, a 268 apartment home community located in Rockville, Maryland, for $54.5 million in cash. The property was 0.0% occupied at both January 1, 2003 and December 31, 2003 and was 65.3% occupied as of October 13, 2004.

Camden Property Trust
Notes to Unaudited Pro Forma Condensed Combined
Financial Statements

During the fourth quarter of 2004, Summit expects to acquire a 180 apartment home community located in Charlotte, North Carolina, for $23.8 million in cash. The property was 38.3% occupied as of January 1, 2003, 94.4% occupied as of December 31, 2003 and 97.2% occupied as of September 30, 2004.

As a result of the transactions discussed above, we have adjusted the historical financial information for the year ended December 31, 2003 and for the nine months ended September 30, 2004 to reflect the operations of these properties as if the acquisitions occurred as of January 1, 2003. The historical financial information has been adjusted for the period from January 1, 2003 up to the day the property was acquired.

D-1	Represents the net adjustment to interest expense to reflect the additional borrowings of $518.1 million to fund the purchase of Summit shares for cash and merger costs. These borrowings will be available under the $500 million bridge facility and from available borrowings under Camden’s $500 million unsecured line of credit. Interest expense has been calculated based on current market rates available to Camden under our unsecured line of credit. The increase in interest cost from additional borrowings is partially offset by $4.5 million and $3.4 million for the twelve months ended December 31, 2003 and nine months ended September 30, 2004, respectively, in pro forma adjustments for the amortization of the fair value adjustment to Summit’s historical debt balances. The fair value adjustments, which totaled $23.6 million, are being amortized over the weighted average remaining life of the underlying debt, which is 5.2 years. Each 1/8th of 1% increase in the annual interest rate on the bridge facility will increase Camden’s annual consolidated interest expense by approximately $625,000.

D-2	Represents the net increase in depreciation and amortization of real estate held for investment as a result of recording Summit’s real estate assets at fair value. We allocate the purchase price between net tangible and intangible assets. When allocating the purchase price to acquired properties, we allocate costs to the estimated intangible value of in place leases and to the estimated fair value of furniture and fixtures, land and buildings on a value determined by assuming the property is vacant by applying methods similar to those used by independent appraisers of income-producing property. Depreciation and amortization are computed on a straight-line basis over the remaining useful lives of the related assets. Buildings and furniture and fixtures have an estimated useful life of 35 years and 5 years, respectively. The value of in place leases is being amortized over the estimated average remaining life of in place leases at time of the merger. Apartment lease terms generally range from 6 to 13 months, with an estimated average lease term of nine months.

     The calculation of the fair value of depreciable real estate assets is as follows (in thousands):

Buildings	$1,451,809
Furniture and fixtures	39,072
In place lease value	17,708

Fair value of depreciable real estate assets	$1,508,589
Land	289,477
Properties under development, including land	137,077
Assets held for sale	148,095
Other assets, including cash (excluding in place lease values)	13,528
Investment in joint ventures	2,780

Total purchase price	$2,099,546

Camden Property Trust
Notes to Unaudited Pro Forma Condensed Combined
Financial Statements

     The calculation of the pro forma adjustment for depreciation expense is as follows (in thousands):

	Year	Nine Months
	Ended	Ended
	December 31,	September 30,
	2003	2004
Pro forma depreciation and amortization expense	$67,003	$54,679
Historical Summit depreciation and amortization expense, as adjusted	(38,083)	(38,001)

Camden pro forma adjustment for depreciation and amortization expense	$28,920	$16,678

D-3	Represents the elimination of Summit’s historical amortization of deferred financing costs.

D-4	Although not included as pro forma adjustments, as they do not meet the criteria for such presentation, management has estimated that the merger will create operational and general and administrative cost savings of approximately 60% of Summit’s historical amounts in the first year of operations primarily from savings in executive compensation, corporate administrative functions and regulatory costs. There can be no assurance that Camden will be successful in achieving such anticipated cost savings.

D-5	Reflects the allocation of earnings to the minority interest in the operating partnership as a result of the pro forma adjustments based on the weighted average minority interest ownership percentage for the periods presented.

D-6	The pro forma weighted average shares outstanding are the historical weighted average number of Camden common shares outstanding for the periods presented, adjusted for the issuance of 11,786,595 million Camden common shares in connection with the merger. As the pro forma combined income from continuing operations is a loss for the periods presented, certain items that were historically included in the weighted average shares for diluted earnings per share calculation have been eliminated for pro forma purposes.

ANNEX A

AGREEMENT AND PLAN OF MERGER
(Amended to include Amendment No. 1 thereto)

AMONG

CAMDEN PROPERTY TRUST

CAMDEN SPARKS, INC.

AND

SUMMIT PROPERTIES INC.

Dated as of October 4, 2004

TABLE CONTENTS

SCHEDULES

Company Disclosure Schedule

Section	Title
3.1(a)	Existence; Good Standing; Authority; Compliance with Law
3.1(b)	Existence; Good Standing; Authority; Compliance with Law
3.1(c)	Existence; Good Standing; Authority; Compliance with Law
3.3(a)	Company Stock Option Plans
3.3(c)	Company Options
3.3(d)	Capitalization
3.3(e)	Capitalization
3.3(f)	Capitalization
3.3(g)	Capitalization
3.3(h)	Capitalization
3.4	Subsidiaries
3.5	Other Interests
3.6	Consents and Approvals; No Violations
3.7	Company SEC Reports
3.8	Litigation
3.9	Absence of Certain Changes
3.10	Taxes
3.11	Properties
3.13(a)	Employee Programs
3.14	Labor and Employment Matters
3.18(a)	Material Contracts
3.18(b)	Loan Agreements
3.20	Definition of the Company’s Knowledge
3.22	Employee Payments
3.23	Employee Loans
5.1(c)	Conduct of Business by Company
5.1(c)	Existing Property Transactions
5.1(k)	Existing Litigation
6.6(b)	Officers’ and Directors’ Indemnification
6.9(a)	Employee Benefit Arrangements
6.9(c)	Company Obligations
7.1(d)	Regulatory Approvals

Parent Disclosure Schedule

Section	Title
4.1(a)	Existence; Good Standing; Authority; Compliance with Law
4.1(b)	Existence; Good Standing; Authority; Compliance with Law
4.1(c)	Existence; Good Standing; Authority; Compliance with Law
4.3(a)	Parent Share Option Plans
4.3(c)	Parent Options
4.3(d)	Capitalization
4.3(e)	Capitalization
4.3(f)	Capitalization
4.3(g)	Capitalization
4.3(h)	Capitalization
4.4	Subsidiaries
4.5	Other Interests
4.6	Consents and Approvals; No Violations
4.8	Litigation
4.9	Absence of Certain Changes
4.10	Taxes
4.11	Properties
4.13(a)	Employee Programs
4.17	Material Contracts
4.19	Definition of the Company’s Knowledge
5.3	Conduct of Business by Parent

Exhibits

Exhibit A – Form of Affiliate Letter

Exhibit B – Form of Second Amended and Restated Agreement of Limited Partnership of Camden Properties Partnership, L.P.

Exhibit C – Form of Tax, Asset and Income Support Agreement

Exhibit D – Form of Limited Partner Registration Rights Agreement

Exhibit E – Form of Company Tax Opinion

Exhibit F – Form of Parent Tax Opinion

AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of October 4, 2004, is made by and among Camden Property Trust, a Texas real estate investment trust (“Parent”), Camden Sparks, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“MergerCo”), and Summit Properties Inc., a Maryland corporation (the “Company”).

RECITALS

     WHEREAS, the parties wish to effect a business combination through a merger of the Company with and into MergerCo (the “Merger”) on the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Maryland General Corporation Law (the “MGCL”);

     WHEREAS, the Board of Directors of the Company (the “Company Board”) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable;

     WHEREAS, the Board of Trust Managers of Parent (the “Parent Board”) and the Board of Directors of MergerCo have approved this Agreement, the Merger and the other transactions contemplated by this Agreement and determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, and Parent has approved this Agreement and the Merger as the sole stockholder of MergerCo;

     WHEREAS, the parties intend that, for federal income tax purposes, the Merger shall be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement shall constitute a “plan of reorganization” for purposes of Section 368 of the Code; and

     WHEREAS, Parent, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, Parent, MergerCo and the Company hereby agree as follows:

ARTICLE I

THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and MergerCo shall consummate the Merger pursuant to which (a) the Company shall be merged with and into MergerCo and the separate corporate existence of the Company shall thereupon cease and (b) MergerCo shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall remain a wholly owned subsidiary of Parent. From and after the Effective Time, MergerCo shall succeed to and assume all the rights and obligations of the Company. The Merger shall have the effects specified in Section 252 of the DGCL and Section 3-114 of the MGCL.

     1.2 Certificate of Incorporation and Bylaws.

     (a) The certificate of incorporation of MergerCo, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by law.

     (b) The bylaws of MergerCo, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, by such certificate of incorporation or by such bylaws. Notwithstanding the foregoing, the name of the Surviving Corporation shall be “Camden Sparks, Inc.”

     1.3 Effective Time. On the Closing Date, MergerCo and the Company shall duly execute and file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “DSOS”)

in accordance with the DGCL and articles of merger (the “Articles of Merger”) with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) in accordance with the MGCL. The Merger shall become effective upon the later of such time as the Certificate of Merger has been accepted for record by the DSOS or the Articles of Merger have been accepted for record by the SDAT, or such later time which the parties hereto shall have agreed upon and designated in such filings in accordance with the DGCL and the MGCL as the effective time of the Merger but not to exceed thirty (30) days after the Certificate of Merger is accepted for record by the DSOS and the Articles of Merger are accepted for record by the SDAT (the “Effective Time”).

     1.4 Closing. The closing of the Merger (the “Closing”) shall occur as promptly as practicable (but in no event later than the second (2nd) Business Day) after all of the conditions set forth in Article VII (other than conditions which by their terms are required to be satisfied or waived at the Closing) shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the “Closing Date”). The Closing shall take place at the offices of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, or at such other place as agreed to by the parties hereto. Notwithstanding the foregoing, the parties agree that in no event will the Closing Date be prior to January 4, 2005.

     1.5 Tax Consequences. The parties intend that the Merger shall qualify as a reorganization under Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” for purposes of Section 368 of the Code.

     1.6 Directors and Officers of the Surviving Corporation. The directors of MergerCo immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and the officers of MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

     1.7 Trust Managers of Parent. William B. McGuire, Jr. and William F. Paulsen, each currently serving as a director of the Company, shall be appointed to the Parent Board, effective as of the second (2nd) Business Day after the Effective Time, for a term expiring at the next annual meeting of the shareholders of Parent, and will be nominated by the Parent Board for election at the next annual meeting of the shareholders of Parent.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT COMPANIES

     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or any shares of capital stock of MergerCo:

     (a) Each common share of beneficial interest, par value $0.01 per share, of Parent (“Parent Common Shares”) issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

     (b) Each share of common stock, par value $0.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall constitute the only issued and outstanding shares of the Surviving Corporation.

     (c) Each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) that is owned by the Company, by any wholly owned Subsidiary of the Company or by Parent, MergerCo or any other wholly owned Subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

     (d) Subject to Sections 2.3 and 2.6, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(c)) shall automatically be converted into, and shall be cancelled in exchange for, the right to receive, at the option of the holder, as contemplated by Section 2.3, either:

     (i)   .6687 (as it may be adjusted pursuant to Section 2.1(f) or increased pursuant to Section 8.1(f) the “Exchange Ratio”) of a Parent Common Share (the “Share Consideration”); or

     (ii) an amount in cash equal to $31.20, without interest (the “Cash Consideration”).

     (e) The Share Consideration and the Cash Consideration and any cash payable in lieu of fractional Parent Common Shares pursuant to Section 2.6 are referred to collectively as the “Merger Consideration.” All shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 2.1(d) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented such shares of Company Common Stock (a “Certificate”) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of shares of Company Common Stock become entitled in accordance with this Article II upon the surrender of such Certificate.

     (f) Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the outstanding Parent Common Shares or Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, the Exchange Ratio, the Share Consideration and the Cash Consideration shall be adjusted accordingly, without duplication, to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

     2.2 Optional Termination. Notwithstanding the provisions of Section 2.1, the Company shall have the right to terminate this Agreement pursuant to and under the circumstances set forth in Section 8.1(f) hereof, unless Parent elects, at its option, to increase the Exchange Ratio as described in such Section 8.1(f) in which case the term “Share Consideration” shall for all purposes under this Agreement thereafter mean such increased number of Parent Common Shares.

     2.3 Election Procedure.

     (a) As soon as practicable following the date of this Agreement, Parent shall designate American Stock Transfer & Trust Company or another agent reasonably acceptable to Parent and the Company to act as agent (the “Exchange Agent”) for purposes of conducting the election procedure described in this Section 2.3 and the exchange procedure described in Section 2.4.

     (b) Parent shall prepare a form of election, which form shall be subject to the reasonable approval of the Company (the “Election Form”) and shall contain a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates therefore representing shares of Company Common Stock shall pass, only upon proper delivery of the Certificates to the Exchange Agent), for mailing with the Joint Proxy Statement/Prospectus.

     (c) The Election Form shall be mailed with the Joint Proxy Statement/ Prospectus to the record holders of shares of Company Common Stock as of the record date for the Company Stockholders Meeting. The Company shall also use its reasonable efforts to make the Election Form and the Joint Proxy Statement/Prospectus available to all Persons who become holders of shares of Company Common Stock during the period between such record date and the Election Deadline.

     (d) Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation):

     (i) to elect to receive the Share Consideration for one or more shares of Company Common Stock held by such holder (the “Share Election Shares”);

     (ii) to elect to receive the Cash Consideration for one or more shares of Company Common Stock held by such holder (the “Cash Election Shares”); and

     (iii)   to indicate that such holder makes no such election with respect to one or more shares of Company Common Stock held by such holder (the “Non-Election Shares”).

     (e) Nominee record holders who hold shares of Company Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares of Company Common Stock held by the nominee will be Share Election Shares, Cash Election Shares or Non-Election Shares, respectively.

     (f) If a holder of shares of Company Common Stock either (i) does not submit a properly completed Election Form prior to the Election Deadline or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Company Common Stock held by such stockholder shall be treated as Non-Election Shares.

     (g) Any election to receive the Share Consideration or the Cash Consideration shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by Certificates duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or accompanied by an appropriate guarantee of delivery of such Certificates, provided such Certificates are in fact delivered to the Exchange Agent within three (3) NYSE trading days after the date of execution of such guarantee of delivery) representing all shares of Company Common Stock covered thereby. Any Election Form may be revoked or changed by the Person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent prior to the Election Deadline. In addition, all Election Forms shall be deemed to be automatically revoked if this Agreement is terminated in accordance with Article VIII. Any Certificate or Certificates representing shares of Company Common Stock relating to any revoked Election Form shall be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent.

     (h) The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent, MergerCo, the Company nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

     (i) By the later of (i) the Effective Time or (ii) seven (7) days after the Election Deadline, the Exchange Agent shall effect an allocation of the Share Consideration and the Cash Consideration in accordance with the Election Forms as follows:

     (i) If the number of Cash Election Shares times the Cash Consideration is less than the Aggregate Cash Consideration, then:

     (A) all Cash Election Shares shall be converted into the right to receive the Cash Consideration;

     (B) Non-Election Shares shall be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Cash Consideration equal the Aggregate Cash Consideration. If less than all of the Non-Election Shares need to be treated as Cash Election Shares, in order to have the total number of Cash Election Shares times the Cash Consideration equal the Aggregate Cash Consideration, then the Exchange Agent shall select which Non-Election Shares shall be treated as Cash Election Shares in accordance with Section 2.3(j), and all remaining Non-Election Shares shall thereafter be treated as Share Election Shares;

     (C) if all of the Non-Election Shares are treated as Cash Election Shares under the preceding subsection, and the total number of Cash Election Shares (including any Non-Election Shares treated as such) times the Cash Consideration remains less than the Aggregate Cash Consideration, then the Exchange Agent shall convert (on a pro rata basis as described in Section 2.3(j) below) a sufficient number of Share Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares (including any Non-Election Shares treated as such) plus the number of Reallocated Cash Shares times the Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive the Cash Consideration; and

     (D) the Share Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive the Share Consideration.

     (ii) If the number of Cash Election Shares times the Cash Consideration is greater than the Aggregate Cash Consideration, then:

     (A) all Share Election Shares and all Non-Election Shares shall be converted into the right to receive the Share Consideration;

     (B) the Exchange Agent shall convert (on a pro rata basis as described in Section 2.3(j) below) a sufficient number of Cash Election Shares (“Reallocated Stock Shares”) such that the number of remaining Cash Election Shares times the Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive the Share Consideration; and

     (C) the Cash Election Shares which are not Reallocated Stock Shares shall be converted into the right to receive the Cash Consideration.

     (iii) If the number of Cash Election Shares times the Cash Consideration is equal to the Aggregate Cash Consideration, then Sections 2.3(i)(i) and 2.3(i)(ii) above shall not apply and all Non-Election Shares and all Share Election Shares will be converted into the right to receive the Share Consideration.

     (j) In the event that the Exchange Agent is required pursuant to Section 2.3(i)(i)(C) to convert some Share Election Shares into Reallocated Cash Shares, each holder of Share Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 2.3(i)(ii)(B) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares. In the event the Exchange Agent is required pursuant to Section 2.3(i)(i)(B) or Section 2.3(i)(ii)(A) to convert some Non-Election Shares into Cash Election Shares or Share Election Shares, as the case may be, such conversion shall be allocated on a pro rata basis among Non-Election Shares.

     2.4 Exchange Procedure.

     (a) Prior to the Effective Time, for the benefit of the holders of Certificates, Parent shall deliver to the Exchange Agent (i) certificates representing Parent Common Shares sufficient to deliver the aggregate Share Consideration and (ii) the Aggregate Cash Consideration payable pursuant to this Article II in exchange for Certificates representing Cash Election Shares. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

     (b) After completion of the allocation referred to in Section 2.3(i), each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to receive (i) a certificate or certificates representing the number of whole Parent Common Shares into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted into Share Election Shares pursuant to this Agreement, (ii) the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such

Certificate or Certificates surrendered shall have been converted into Cash Election Shares pursuant to this Agreement and (iii) the right to receive any other distribution paid with respect to shares of Company Common Stock prior to the Effective Time, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate that prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence the right to receive the Share Consideration or the right to receive the Cash Consideration into which such Company Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of the Company of Certificates representing shares of Company Common Stock and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for the Share Consideration or the Cash Consideration or both, as hereinabove provided. No dividends on Parent Common Shares that have been declared will be remitted to any Person entitled to receive Parent Common Shares under this Agreement until such Person surrenders the Certificate or Certificates representing Company Common Stock, at which time such dividends shall be remitted to such Person, without interest.

     (c) Appropriate transmittal materials in a form satisfactory to Parent and the Company (including a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) shall be mailed as soon as practicable after the Effective Time to each holder of record of Company Common Stock as of the Effective Time who did not previously submit a properly completed Election Form. Parent shall not be obligated to deliver cash and/or a certificate or certificates representing Parent Common Shares to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 2.4, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by Parent or the Exchange Agent. If any certificates evidencing Parent Common Shares are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder of the Certificate surrendered, or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) Any portion of the Share Consideration or Cash Consideration delivered to the Exchange Agent by Parent pursuant to Section 2.4(a) that remains unclaimed by the stockholders of the Company for one year after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any stockholders of Company who have not theretofore complied with Sections 2.3(b) or 2.4(c) shall thereafter look only to Parent for the consideration deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto.

     (e) Parent and/or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to the holders of shares of Company Common Stock such amounts, if any, as are required to be deducted or withheld under any provision of U.S. federal tax law, or any provision of state, local or foreign tax law, with respect to the making of such payment. Amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holders of shares of Company Common Stock in respect of which such deduction or withholding was made.

     2.5 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of shares of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company other than to receive the Merger Consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock.

     2.6 No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for a fractional Parent Common Shares shall be issued in the Merger. Each holder of Company Common Stock who otherwise would have been entitled to a fraction of a Parent Common Share (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the average closing price of a Parent Common Share on the NYSE on the five (5) trading days immediately preceding the Effective Time (as reported in the Wall Street Journal, or if not reported therein, in another authoritative source), rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     2.7 Company Stock Options and Related Matters.

     (a) At the Effective Time, each then outstanding option to purchase shares of Company Common Stock (“Company Option”) under any employee stock option or compensation plan or arrangement of the Company (the “Company Stock Option Plans”) whether or not exercisable at the Effective Time and regardless of the exercise price thereof, will be cancelled, effective as of the Effective Time, in exchange for the right to receive at the Effective Time a single lump sum cash payment, equal to the product of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (y) the excess, if any, of the Option Payment over the exercise price per share of such Company Option; provided that if the exercise price per share of any such Company Option is equal to or greater than the Option Payment, such Company Option shall be canceled without any cash payment being made in respect thereof. All payments under this Section 2.7(a) shall be subject to any applicable withholding tax. For purposes of this Section 2.7, the “Option Payment” shall mean the sum of (x) $13.8057 plus (y) the product of the Average Parent Common Share Price times the Exchange Ratio times the quotient of (A) the Share Election Shares (after giving effect to any reallocation pursuant to Section 2.3) multiplied by the Exchange Ratio multiplied by the Average Parent Common Share Price (the “Aggregate Share Consideration Value”), divided by (B) the sum of the Aggregate Cash Consideration plus the Aggregate Share Consideration Value; provided that any adjustment to the Exchange Ratio pursuant to Section 8.1 (f) or otherwise and any reallocation of the Merger Consideration pursuant to Section 2.3 shall be taken into account.

     (b) Parent and MergerCo acknowledge that all restricted stock awards granted under the Company Stock Option Plans shall vest in full immediately prior to the Effective Time so as to no longer be subject to any forfeiture or vesting requirements and all such shares of Company Common Stock shall be considered outstanding shares for all purposes of this Agreement, including receipt of the Merger Consideration.

     (c) The Company shall take all actions necessary to assure that (i) all outstanding rights under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan (the “Company ESPP”) will be exercised immediately prior to the Effective Time on a final purchase date under such plan determined in accordance with such plan and (ii) the Company ESPP will terminate concurrently with such exercise of the outstanding rights thereunder. All such shares of Company Common Stock issued under the Company ESPP upon such exercise shall be considered outstanding shares for all purposes of this Agreement, including receipt of the Merger Consideration.

     (d) The Company shall, as soon as reasonably practicable following the date hereof, take all actions necessary to suspend or terminate the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Company DRIP”), and thereafter will not issue any shares of Company Common Stock under the Company DRIP.

     (e) Parent and MergerCo acknowledge that all stock awards granted pursuant to those certain performance based stock award agreements as forth in Section 3.3 of the Company Disclosure Schedule will no longer be subject to any forfeiture or vesting requirements and all such shares of Company Common Stock shall be considered outstanding shares for all purposes of this Agreement, including receipt of the Merger Consideration.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedules delivered at or prior to the execution hereof to Parent and MergerCo (the “Company Disclosure Schedule”) the Company represents and warrants to Parent and MergerCo as follows:

     3.1 Existence; Good Standing; Authority; Compliance with Law.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Except as set forth in Section 3.1(a) of the Company Disclosure Schedule, the Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Each of the Company Subsidiaries listed in Section 3.1(b) of the Company Disclosure Schedule (the “Company Subsidiaries”) is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate power or other power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has no other Subsidiaries other than the Company Subsidiaries.

     (c) Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Company or any Company Subsidiary or any of their respective properties or assets is subject, where such violation, alone or together with all other violations, would have a Company Material Adverse Effect. The Company and the Company Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action, alone or together with all other such failures, would not have a Company Material Adverse Effect.

     (d) The Company has previously provided or made available to Parent true and complete copies of the articles of incorporation and bylaws and the other charter documents, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of the Company and each of the Company Subsidiaries as in effect on the date of this Agreement.

     3.2 Authorization, Takeover Laws, Validity and Effect of Agreements.

     (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder. Subject only to the approval of this Agreement by the holders of shares of Company Common Stock, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Company. In connection with the foregoing, the Company Board has taken such actions and votes as are necessary on its part to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other anti-takeover statute or similar federal or state statute inapplicable to this Agreement, the Merger and the transactions contemplated by this Agreement. This Agreement, assuming due and valid authorization, execution and delivery hereof by Parent and MergerCo, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

     (b) The Company Board has amended the Shareholder Rights Agreement, dated as of December 14, 1998, between the Company and First Union National Bank, as Rights Agent thereunder (the “Company Rights Agreement”), prior to the execution of this Agreement so as to provide that (i) (A) none of Parent nor MergerCo nor any of their affiliates or associates will become an “Acquiring Person” (as defined in the Company Rights Agreement) and (B) no “Stock Acquisition Date” or “Distribution Date” (each as defined in the Company Rights Agreement) will occur, in each case, as a result of the approval, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) the Company Rights Agreement will terminate immediately prior to the Effective Time.

     3.3 Capitalization.

     (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 25,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”), and 25,000,000 shares of excess stock, par value $0.01 per share (“Company Excess Stock”). As of September 29, 2004 (i) 31,465,627 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Excess Stock were issued and outstanding, (iv) 3,000,000 shares of Company Common Stock have been authorized and reserved for issuance pursuant to the Company’s Stock Option Plans, which are listed in Section 3.3(a) of the Company Disclosure Schedule, subject to adjustment on the terms set forth in the Company Stock Option Plans, (v) 1,744,600 Company Options were outstanding, (vi) 3,342,504 shares of Company Common Stock were reserved for issuance pursuant to the Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership, (vii) 2,200,000 shares of Company Preferred Stock have been designated as 8.75% Series C Cumulative Redeemable Perpetual Preferred Stock and reserved for issuance pursuant to the Partnership Agreement, and (viii) 122,211 shares of Company Common Stock were reserved for issuance pursuant to the Company’s Stock Option Plan in connection with the grant of performance stock awards. As of the date of this Agreement, the Company had no shares of Company Common Stock reserved for issuance other than as described above. All such issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     (b) The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     (c) Except as set forth in Section 3.3(c) of the Company Disclosure Schedule and except for the Company Options (all of which have been issued under the Company Stock Option Plans), as of the date of this Agreement, there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any Company Subsidiary to issue, transfer or sell any shares of capital stock of the Company. Section 3.3(c) of the Company Disclosure Schedule sets forth a true, complete and correct list of the Company Options, including the name of the Person to whom such Company Options have been granted, the number of shares subject to each Company Option, the per share exercise price for each Company Option, and the vesting schedule for each Company Option. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 3.3(c) have been furnished or made available to Parent.

     (d) Section 3.3(d) of the Company Disclosure Schedule sets forth a true, complete and correct list of the restricted stock awards granted under the Company Stock Option Plans. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 3.3(d) have been furnished or made available to Parent. The Company has not issued any stock appreciation rights or “phantom” stock.

     (e) Except as set forth in Section 3.3(e) of the Company Disclosure Schedule, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares.

     (f) Except as set forth in Section 3.3(f) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary.

     (g) Except as set forth in Section 3.3(g) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

     (h) The Company is the sole general partner of Summit Partnership, L.P., a Delaware limited partnership (the “Partnership”). As of September 29, 2004, the Company owned a 1% general partnership interest in the Partnership and a 89.3% limited partnership interest in the Partnership. As of September 29, 2004, the Limited Partners as defined in the Partnership Agreement (not including the limited partner interests held by the Company) owned a 9.7% limited partnership interest in the Partnership. Section 3.3(h) of the Company Disclosure Schedule sets forth a list of the holders of all units of partnership interests in the Partnership (“OP Units”), such holder’s most recent address and the exact number and type (e.g., general, limited, etc.) of OP Units held. There are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any partnership interests of the Partnership. Except as set forth in Section 3.3(h) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Partnership to repurchase, redeem or otherwise acquire any partnership interests of the Partnership. Except as set forth in Section 3.3(h) of the Company Disclosure Schedule, the partnership interests owned by the Company and, to the knowledge of Company, the partnership interests owned by the Limited Partners, are subject only to the restrictions on transfer set forth in the Partnership Agreement, and those imposed by applicable securities laws.

     3.4 Subsidiaries. Section 3.4 of the Company Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each Company Subsidiary. All issued and outstanding shares or other equity interests of each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.4 of the Company Disclosure Schedule and except for the OP Units listed on Section 3.3(h) of the Company Disclosure Schedule, all issued and outstanding shares or other equity interests of each Company Subsidiary are owned directly or indirectly by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances.

     3.5 Other Interests. Except for the interests in the Company Subsidiaries set forth in Section 3.4 of the Company Disclosure Schedule and except as set forth in Section 3.5 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities).

     3.6 Consents and Approvals; No Violations. Except as set forth in Section 3.6 of the Company Disclosure Schedule, assuming the adoption and approval of this Agreement by the stockholders of the Company and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, and state securities or state “blue sky” laws, (b) for filing of the Certificate of Merger and the Articles of Merger and (c) as otherwise set forth in Section 3.6 of the Company Disclosure Schedule, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company or any Company Subsidiary, (ii) require any filing by the Company with, notice to, or permit, authorization, consent or approval of, any state or federal government or governmental authority or by any United States or state court of competent jurisdiction (a “Governmental Entity”), (iii) result in a violation or breach by the Company of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any of its respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary or any of its respective properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by the Company of its material obligations under this Agreement or (C) have a Company Material Adverse Effect.

     3.7 SEC Reports.

     (a) Except as set forth in Section 3.7 of the Company Disclosure Schedule, each of the Company and the Partnership has filed all required forms, and reports with the SEC since January 1, 2001 (collectively, the “Company SEC Reports”), all of which were prepared in all material respects in accordance with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder (the “Securities Laws”). As of their respective dates, the Company SEC Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries, or the Partnership, as the case may be, as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company or the Partnership, as the case may be, included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries, or the Partnership, as the case may be, for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Sections 13 or 15(d) of the Exchange Act and normal year-end audit adjustments which would not be material in amount or effect. Except for the Partnership, no Company Subsidiary is required to file any form or report with the SEC. The certificates of the Chief Executive Officer and Chief Financial Officer of the Company or the Partnership, as the case may be, required by Rules 13a-14 and 15d-14 of the Exchange Act with respect to the Company SEC Reports, as applicable, are true and correct as of the date of this Agreement as they relate to a particular Company SEC Report, as though made as of the date of this Agreement. The Company has established and maintains disclosure controls and procedures, has conducted the procedures in accordance with their terms and has otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act.

     3.8 Litigation. Except as set forth in the Company SEC Reports or in Section 3.8 of the Company Disclosure Schedule, (a) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries and (b) neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity which, in the case of (a) or (b), would, individually or in the aggregate, (i) prevent or materially delay the consummation of the Merger, (ii) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or (iii) have a Company Material Adverse Effect.

     3.9 Absence of Certain Changes. Except as disclosed in the Company SEC Reports or in Section 3.9 of the Company Disclosure Schedule, since December 31, 2003 through the date hereof, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course of business and there has not been: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company; (b) any material commitment, contractual obligation (including, without limitation, any management or franchise agreement, any lease (capital or otherwise) or any letter of intent), borrowing, liability, guaranty, capital expenditure or transaction (each, a “Commitment”) entered into by the Company or any of the Company Subsidiaries outside the ordinary course of business except for Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Merger; or (c) any material change in the Company’s accounting principles, practices or methods except insofar as may have been required by a change in GAAP.

     3.10 Taxes. Except as set forth in Section 3.10 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries (a) has timely filed (or had filed on their behalf) all Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Entity) and (b) has paid (or had paid on their behalf) all Taxes shown on such Tax Returns as required to be paid by it, except, in each case, where the failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company (i) for all taxable years commencing with December 31, 1994 through December 31, 2003 has been subject to taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years and (ii) has operated since December 31, 2003 to the date hereof, and intends to continue to operate, in such a manner as to permit it to continue to qualify as a REIT. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the most recent financial statements contained in the Company SEC Reports reflect, to the knowledge of the Company, an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Returns. True, correct and complete copies of all federal, state and local Tax Returns for the Company and each Company Subsidiary with respect to the taxable years commencing on or after January 2001 and all written communications with any taxing authority relating to such Tax Returns requested by Parent, MergerCo or their respective representatives have been delivered or made available to representatives of Parent. To the knowledge of the Company, and except as set forth in Section 3.10 of the Company Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending. The Partnership is and has been for all prior periods taxable as a partnership and not as an association taxable as a corporation for federal income tax purposes. Except as set forth in Section 3.10 of the Company Disclosure Schedule, there are no Tax Protection Agreements. For purposes of this Section 3.10 “Tax Protection Agreements” shall mean any agreement to which the Company or any Company Subsidiary is a party pursuant to which (a) any liability to holders of OP Units relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of OP Units, the Company or the Company Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, and/or (v) only dispose of assets in a particular manner; (c) limited partners of the Partnership have guaranteed debt of the Partnership; and/or (d) any other agreement that would require the general partner of the Partnership to consider separately the interests of the limited partners.

     3.11 Properties. Except as set forth in Schedule 3.11 of the Company Disclosure Schedule, the Company or one of Company Subsidiaries owns fee simple title to each of the real properties identified on Schedule 3.11 of the Company Disclosure Schedule (the “Company Properties”), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (“Encumbrances”). The Company Properties (other than the Company Properties under development) are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”), except for (i) Encumbrances and Property Restrictions set forth in the Company Disclosure Schedule, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Company Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys or which would be shown on current title reports or current surveys and (iv) mechanics’, carriers’, workmen’s, repairmen’s liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not material in amount, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, valid policies of title insurance have been issued insuring the Company’s or the applicable Company Subsidiaries’ fee simple title to the Company Properties and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as set forth in Schedule 3.11 to the Company Disclosure Schedule, (i) no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has not been obtained and is not in full force and effect, except for such failures to obtain and to have in full force and effect, which would not, individually, or in the aggregate, have a Company Material Adverse Effect; (ii) neither the Company nor any Company Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the Company Properties issued by any governmental authority which have not been cured, contested in good faith or which violations would not, individually, or in the aggregate, have a Company Material Adverse Effect; (iii) there are no material structural defects relating to any of the Company Properties, except for any structural defects which would not, individually, or in the aggregate, have a Company Material Adverse Effect; (iv) there are no Company Properties whose building systems are not in working order in any material respect, except for those which would not, individually, or in the aggregate, have a Company Material Adverse Effect; or (v) there is no physical damage to the Company Properties, except for such physical damage, which would not, individually, or in the aggregate, have a Company Material Adverse Effect.

     3.12 Environmental Matters. The Company and the Company Subsidiaries are in compliance with all Environmental Laws, except for any noncompliance that, either individually or in the aggregate, would not have a Company Material Adverse Effect. There is no administrative or judicial enforcement proceeding pending, or to the knowledge of the Company threatened, against the Company or any Company Subsidiary under any Environmental Law. Neither the Company nor any Company Subsidiary or, to the knowledge of the Company, any legal predecessor of the Company or any Company Subsidiary, has received any written notice that it is potentially responsible under any Environmental Law for costs of response or for damages to natural resources, as those terms are defined under the Environmental Laws, at any location and neither the Company nor any Company Subsidiary has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials at any location included on the National Priorities List, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any location proposed for inclusion on that list or at any location on any analogous state list. The Company has no knowledge of any release on the real property owned or leased by the Company or any Company Subsidiary or predecessor entity of Hazardous Materials in a manner that would be reasonably likely to result in an order to perform a response action or in material liability under the Environmental Laws, and, to the Company’s knowledge, there is no hazardous waste treatment, storage or disposal facility, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or PCB’s, as those terms are defined under the Environmental Laws, located at any of the real property owned or leased by the Company or any Company Subsidiary or predecessor entity or facilities utilized by the Company or the Company Subsidiaries.

     3.13 Employee Benefit Plans.

     (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of every material employee benefit plan, within the meaning of ERISA Section 3(3) (“Employee Programs”), currently maintained or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any ERISA Affiliate. Each Employee Program that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder and, to the Company’s knowledge, no event has occurred and no condition exists that is reasonably expected to result in the revocation of any such determination.

     (b) With respect to each Employee Program, the Company has provided, or made available, to Parent (if applicable to such Employee Program): (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements); (ii) the most recent IRS determination letter with respect to such Employee Program under Code Section 401(a); (iii) the most recently filed IRS Forms 5500; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; and (v) any insurance policy related to such Employee Program.

     (c) Each Employee Program has been administered in accordance with the requirements of applicable law, including, without limitation, ERISA and the Code, except as would not, individually or in the aggregate, have a Company Material Adverse Effect and is being administered and operated in all material respects in accordance with its terms. No Employee Program is subject to Title IV of ERISA or is a multiemployer plan, within the meaning of ERISA Section 3(37).

     (d) Full payment has been made, or otherwise properly accrued on the books and records of the Company and any ERISA Affiliate, of all amounts that the Company and any ERISA Affiliate are required under the terms of the Employee Programs to have paid as contributions to such Employee Programs on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of the Company through the Closing Date.

     (e) Neither the Company, an ERISA Affiliate or any person appointed or otherwise designated to act on behalf of the Company, or an ERISA Affiliate, nor, to the knowledge of the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Program that is reasonably expected to result in the imposition of a material penalty or pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code.

     (f) No material liability, claim, action or litigation has been made, commenced or, to the knowledge of the Company, threatened with respect to any Employee Program (other than for benefits payable in the ordinary course of business).

     (g) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, no Plan provides for medical benefits (other than under Section 4980B of the Code or a plan qualified under Section 401(a) of the Code) to any current or future retiree or former employee.

     3.14 Labor and Employment Matters.

     (a) Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, nor are there any negotiations or discussions currently pending or occurring between the Company, or any of the Company Subsidiaries, and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to their business. To the Company’s knowledge, (i) there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries (ii) nor have there been any such organizational efforts over the past five (5) years.

     (b) Except as set forth in Section 3.14 of the Company Disclosure Schedule, there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries in any forum by or on behalf of any present or former employee of the Company or any of the Company Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any law or regulation governing employment or the termination thereof, or any other discriminatory, wrongful or tortuous conduct on the part of the Company of any of the Company Subsidiaries in connection with the employment relationship.

     3.15 No Brokers. Neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or Parent or MergerCo to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Merger, except that the Company has retained J.P. Morgan Securities Inc. as its financial advisor in connection with the Merger. The Company has furnished to Parent a true, complete and correct copy of all agreements between the Company and J.P. Morgan

Securities Inc. relating to the Merger, which agreements disclose all fees payable by the Company or any of its Affiliates to J.P. Morgan Securities Inc.

     3.16 Opinion of Financial Advisor. The Company has received an opinion of J.P. Morgan Securities Inc. to the effect that the Merger Consideration is fair to the holders of shares of Company Common Stock from a financial point of view.

     3.17 Vote Required. The affirmative vote of the holders of majority of the shares of outstanding Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company or any Company Subsidiary, except for the consent required by holders of OP Units, necessary to adopt this Agreement or approve the Merger.

     3.18 Material Contracts.

     (a) Except as set forth in Schedule 3.18(a) of the Company Disclosure Schedule, the Company SEC Reports list all Material Contracts. To the Company’s knowledge, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 3.18 of the Company Disclosure Schedule and except for violations or defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect, nor, except as set forth in Schedule 3.18(a) of the Company Disclosure Schedule, will the consummation of the Merger result, to the Company’s knowledge, in any third party having any right of termination, amendment, acceleration, or cancellation of or loss or change in a material benefit under any Material Contract, except for such terminations, amendments, accelerations, cancellations, losses or changes in a material benefit that would not, individually or in the aggregate result in a Company Material Adverse Effect.

     (b) Except for any of the following expressly identified in the Company SEC Reports, Schedule 3.18(b) of the Company Disclosure Schedule sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any material Indebtedness of the Company or any of the Company Subsidiaries, other than Indebtedness payable to the Company or a Company Subsidiary or to any third-party partner or joint venturer in any Company Subsidiary and (y) the respective principal amounts outstanding thereunder on September 30, 2004.

     3.19 Insurance. The Company maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance). There is no claim by the Company or any Company Subsidiary pending under any such policies which (a) has been denied or disputed by the insurer or (b) would have, individually or in the aggregate, a Company Material Adverse Effect. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received by the Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

     3.20 Definition of the Company’s Knowledge. As used in this Agreement, the phrase “to the knowledge of the Company” or any similar phrase means the actual (and not the constructive or imputed) knowledge of those individuals identified in Section 3.20 of the Company Disclosure Schedule.

     3.21 Joint Proxy Statement/Prospectus and Proxy Solicitation Material; Company Information. The information relating to the Company and the Company Subsidiaries to be contained in the Joint Proxy Statement/Prospectus and the Proxy Solicitation Material, and any other documents filed with the SEC in connection herewith, will not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of the Company and first mailed to the shareholders of Parent, and on the date the Proxy Solicitation Material is first mailed to the limited partners of the Partnership, or at the time of either of the Company Stockholders’ Meeting or the Parent Shareholders Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by the Company with respect to the information supplied by Parent for inclusion therein.

     3.22 No Payments to Employees, Officers or Directors. Except as set forth in Schedule 3.22 of the Company Disclosure Schedule, there is no employment or severance payment payable or other benefit due on a change of control or otherwise as a result of the consummation of the Merger or any of the other transactions contemplated hereby, with respect to any employee, officer or director of the Company or any Company Subsidiary.

     3.23 Employee Loans. Schedule 3.23 of the Company Disclosure Schedule sets a true, complete and correct list of all outstanding loans made by the Company or any Company Subsidiary to any of its respective employees or directors, including the name of such Person, the amount of such loan and the number of shares of Company Common Stock that secure such loan. True and complete copies of all loan instruments referred to in this Section 3.23 have been furnished or made available to Parent. Except as indicated on Schedule 3.23 of the Company Disclosure Schedule, each such loan is full recourse to the maker thereof and, except as indicated on Schedule 3.23 of the Company Disclosure Schedule, will be payable within 120 days of the termination of such maker’s employment with the Company or a Company Subsidiary.

     3.24 Compliance with Laws. Neither the Company nor any Company Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

     3.25 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company, the Company Subsidiaries, or its or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by the Company, notwithstanding the delivery or disclosure to Parent or its affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGERCO

     Except as set forth in the disclosure schedules delivered at or prior to the execution hereof to the Company (the “Parent Disclosure Schedule”), Parent and MergerCo jointly and severally hereby represent and warrant to the Company as follows:

     4.1 Existence; Good Standing; Authority; Compliance with Law.

     (a) Parent is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Texas. Except as set forth in Section 4.1(a) of Parent Disclosure Schedule, Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Parent Material Adverse Effect. Parent has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Each of Parent Subsidiaries listed in Section 4.1(b) of the Parent Disclosure Schedule (the “Parent Subsidiaries”) is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate power or other power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. Parent has no other Subsidiaries other than Parent Subsidiaries.

     (c) Except as set forth in Section 4.1(c) of the Parent Disclosure Schedule, neither Parent nor any of Parent Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Parent or any Parent Subsidiary or any of their respective properties or assets is subject, where such violation, alone or together with all other violations, would have a Parent Material Adverse Effect. Parent and Parent Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action, alone or together with all other such failures, would not have a Parent Material Adverse Effect.

     (d) Parent has previously provided or made available to the Company true and complete copies of the declaration of trust and bylaws and the other charter documents, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of Parent and each of Parent Subsidiaries as in effect on the date of this Agreement.

     4.2 Authorization, Takeover Laws, Validity and Effect of Agreements.

     (a) Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder. Subject only to the approval of this Agreement by the holders of Parent Common Shares, the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby (including the issuance of the Share Consideration) have been duly authorized by all necessary corporate action on behalf of Parent. In connection with the foregoing, Parent Board has taken such actions and votes as are necessary on its part to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other anti-takeover statue or similar federal or state statute inapplicable to this Agreement the Merger and the transactions contemplated by this Agreement. This Agreement, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

     4.3 Capitalization.

     (a) The authorized capital shares of Parent consists of 100,000,000 Parent Common Shares and 10,000,000 preferred shares of beneficial interest, par value $0.01 per share (“Parent Preferred Shares”). As of September 29, 2004, (i) 39,940,049 Parent Common Shares were issued and outstanding, (ii) no Parent Preferred Shares were issued and outstanding, (iii) 3,839,001 Parent Common Shares were authorized and reserved for issuance pursuant to employee share option or compensation plans or arrangements of Parent (“Parent Share Option Plans”), all of which are listed in Section 4.3(a) of the Parent Disclosure Schedule, subject to adjustment on the terms set forth in Parent Share Option Plans, (iv) 1,903,909 options (“Parent Options”) to purchase Parent Common Shares, under any Parent Share Option Plan, were outstanding, (v) 2,436,544 Parent Common Shares (“Parent OP Shares”) were reserved for issuance pursuant to the Third Amended and Restated Partnership Agreement of Parent Partnership and the Amended and Restated Limited Liability Company Agreement of Oasis Martinique, LLC (collectively, the “Parent Partnership Agreements”), (vi) 450,783 unvested restricted Parent Common Shares were granted, (vii) 2,068,647 Parent Common Shares were held in Parent’s rabbi trust, (viii) 4,000,000 Parent Preferred Shares have been designated as 8.25% Series C Cumulative Redeemable Perpetual Preferred Shares, and all of which are reserved for issuance, (ix) 2,120,000 Parent Preferred Shares have been designated as 7.0% Series B Cumulative Redeemable Preferred Shares, 700,000 of which are reserved for issuance, and (x) 8,619,894 Parent Common Shares were held in the treasury of Parent. As of the date of this Agreement, Parent had no Parent Common Shares reserved for issuance other than as described above. All such issued and outstanding capital shares of Parent are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     (b) Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter.

     (c) Except for Parent Options (all of which have been issued under Parent Share Option Plans) and Parent OP Shares, as of the date of this Agreement, there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent to issue, transfer or sell any capital shares of Parent. Section 4.3(c) of the Parent Disclosure Schedule sets forth a true, complete and correct list of Parent Options, including the name of the Person to whom such Parent Options have been granted, the number of shares subject to each Parent Option, the per share exercise price for each Parent Option, and the vesting schedule for each Parent Option. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 4.3(c) have been furnished or made available to the Company.

     (d) Section 4.3(d) of the Parent Disclosure Schedule sets forth a complete list of the restricted share awards granted under Parent Share Option Plans. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 4.3(d) have been furnished or made available to the Company.

     (e) Except as set forth in Section 4.3(e) of the Parent Disclosure Schedule, there are no agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of any voting shares of Parent or which restrict the transfer of any such shares, nor does Parent have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares.

     (f) Except as set forth in Section 4.3(f) of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any capital shares, partnership interests or any other securities of Parent or any Parent Subsidiary.

     (g) Except as set forth in Section 4.3(g) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

     (h) Camden Operating GP, Inc., a Delaware corporation and a wholly owned subsidiary of Parent is the general partner of Camden Operating, L.P., a Delaware limited partnership (“Parent Partnership”). As of September 29, 2004, Commodore Operating GP, Inc. owns a 1% general partnership interest in Parent Partnership and an 83.2% common limited partnership interest in Parent Partnership. Section 4.3(h) of the Parent Disclosure Schedule sets forth a list of the holders of all units of partnership interests in Parent Partnership and Oasis Martinique, LLC (“Parent OP Units”), such holder’s most recent address and the exact number and type (e.g., general, limited, etc.) of Parent OP Units held. There are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent Partnership to issue, transfer or sell any partnership interests of Parent Partnership. Except as set forth in Section 4.3(h) of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent Partnership to repurchase, redeem or otherwise acquire any partnership interests of Parent Partnership. Except as set forth on Section 4.3(h) of the Parent Disclosure Schedule, the partnership interests owned by Parent and, to the knowledge of Parent, the partnership or membership interests owned by limited partners of the Parent Partnership and Oasis Martinique, LLC, are subject only to the restrictions on transfer set forth in the Parent Partnership Agreements, and those imposed by applicable securities laws.

     4.4 Subsidiaries. Section 4.4 of the Parent Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each Parent Subsidiary. All issued and outstanding shares or other equity interests of each Parent Subsidiary are duly authorized, validly issued, fully paid and nonassessable. Except for the Parent OP Units listed on Section 4.3(h) of the Parent Disclosure Schedule, all issued and outstanding shares or other equity interests of each Parent Subsidiary are owned directly or indirectly by Parent free and clear of all liens, pledges, security interests, claims or other encumbrances.

     4.5 Other Interests. Except for the interests in Parent Subsidiaries set forth in Section 4.5 of the Parent Disclosure Schedule, and except as set forth in Section 4.5 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities).

     4.6 Consents and Approvals; No Violations. Assuming the adoption and approval of this Agreement by the shareholders of Parent and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, and state securities or state “blue sky” laws, (b) for filing of the Articles of Merger and (c) as otherwise set forth in Section 4.6 of the Parent Disclosure Schedule, none of the execution, delivery or performance of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Parent, (ii) require any filing with, notice by, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by Parent of its material obligations under this Agreement or (C) have a Parent Material Adverse Effect.

     4.7 SEC Reports. Parent has filed all required forms, and reports with the SEC since January 1, 2001 (collectively, the “Parent SEC Reports”), all of which were prepared in all material respects in accordance with the Securities Laws. As of their respective dates, Parent SEC Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Parent included in or incorporated by reference into Parent SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and Parent Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Parent included in or incorporated by reference into Parent SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of Parent and Parent Subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Sections 13 or 15(d) of the Exchange Act and normal year-end audit adjustments which would not be material in amount or effect. No Parent Subsidiary is required to file any form or report with the SEC. The certificates of the Chief Executive Officer and Chief Financial Officer of Parent required by Rules 13a-14 and 15d-14 of the Exchange Act with respect to Parent SEC Reports, as applicable, are true and correct as of the date of this Agreement as they relate to a particular Parent SEC Report, as though made as of the date of this Agreement. Parent has established and maintains disclosure controls and procedures, has conducted the procedures in accordance with their terms and has otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act.

     4.8 Litigation. Except as set forth in Parent SEC Reports or in Section 4.8 of Parent Disclosure Schedule, (a) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of Parent Subsidiaries and (b) neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity which, in the case of (a) or (b), would, individually or in the aggregate, (i) prevent or materially delay the consummation of the Merger, (ii) otherwise prevent or materially delay performance by Parent of any of its material obligations under this Agreement or (iii) have a Parent Material Adverse Effect.

     4.9 Absence of Certain Changes. Except as disclosed in Parent SEC Reports or in Section 4.9 of the Parent Disclosure Schedule, since December 31, 2003 through the date hereof, Parent and Parent Subsidiaries have conducted their businesses only in the ordinary course of business and there has not been: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent; (b) any Commitment entered into by Parent or any of Parent Subsidiaries outside the ordinary course of business except for Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Merger; or (c) any material change in Parent’s accounting principles, practices or methods, except insofar as may have been required by a change in GAAP.

     4.10 Taxes. Except as set forth in Section 4.10 of the Parent Disclosure Schedule, each of Parent and Parent Subsidiaries (a) has timely filed (or had filed on their behalf) all Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Entity) and (b) has paid (or had paid on their behalf) all Taxes shown on such Tax Returns as required to be paid by it, except, in each case, where the failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, have a Parent Material Adverse Effect. Parent (i) for all taxable years commencing with its formation through December 31, 2003 has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years and (ii) has operated since December 31, 2003 to the date hereof, and intends to continue to operate, in such a manner as to permit it to continue to qualify as a REIT. Except as set forth in Section 4.10 of the Parent Disclosure Schedule, the most recent financial statements contained in the Parent SEC Reports reflect, to the knowledge of Parent, an adequate reserve for all Taxes payable by Parent and the Parent Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Returns. True, correct and complete copies of all federal, state and local Tax Returns and reports for Parent and each Parent Subsidiary with respect to the taxable years commencing on or after January 2001 and all written communications relating thereto requested by the Company or its employees, agents or representatives have been delivered or made available to representatives of the Company. To the knowledge of Parent, and except as set forth in Section 4.10 of the Parent Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against Parent or any of Parent Subsidiaries as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending. The Parent Partnership and Oasis Martinique, LLC are each taxable as a partnership and not as an association taxable as a corporation for federal income tax purposes.

     4.11 Properties. Except as provided on Schedule 4.11 of the Parent Disclosure Schedule, Parent or one of Parent Subsidiaries owns fee simple title to each of the real properties identified on Schedule 4.11 of Parent Disclosure Schedule (the “Parent Properties”), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of Encumbrances. The Parent Properties (other than the Parent Properties under development) are not subject to any Property Restrictions, except for (i) Encumbrances and Property Restrictions set forth in the Parent Disclosure Schedule, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Parent Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys or which would be shown on current title reports or current surveys and (iv) mechanics’, carriers’, workmen’s, repairmen’s liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not material in amount, do not materially detract from the value of or materially interfere with the present use of any of the Parent Properties subject thereto or affected thereby, and do not otherwise have a Parent Material Adverse Effect. Except as would not reasonably be expected to have a Parent Material Adverse Effect, valid policies of title insurance have been issued insuring Parent’s or the applicable Parent Subsidiaries’ fee simple title to the Parent Properties and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided on Schedule 4.11 to the Parent Disclosure Schedule, (i) no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Parent Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Parent Properties or that is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Parent Properties has not been obtained and is not in full force and effect, except for such failures to obtain and to have in full force and effect, which would not, individually, or in the aggregate, have a Parent Material Adverse Effect; (ii) neither Parent nor any Parent Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the Parent Properties issued by any governmental authority which have not been cured, contested in good faith or which violations would not, individually, or in the aggregate, have a Parent Material Adverse Effect; (iii)

there are no material structural defects relating to any of the Parent Properties, except for any structural defects which would not, individually, or in the aggregate, have a Parent Material Adverse Effect; (iv) there are no Parent Properties whose building systems are not in working order in any material respect, except for those which would not, individually, or in the aggregate, have a Parent Material Adverse Effect; or (v) there is no physical damage to the Parent Properties, except for such physical damage, which would not, individually, or in the aggregate, have a Parent Material Adverse Effect.

     4.12 Environmental Matters. Parent and the Parent Subsidiaries are in compliance with all Environmental Laws, except for any noncompliance that, either individually or in the aggregate, would not have a Parent Material Adverse Effect. There is no administrative or judicial enforcement proceeding pending, or to the knowledge of Parent threatened, against Parent or any Parent Subsidiary under any Environmental Law. Neither Parent nor any Parent Subsidiary or, to the knowledge of Parent, any legal predecessor of Parent or any Parent Subsidiary, has received any written notice that it is potentially responsible under any Environmental Law for costs of response or for damages to natural resources, as those terms are defined under the Environmental Laws, at any location and neither Parent nor any Parent Subsidiary has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials at any location included on the National Priorities List, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any location proposed for inclusion on that list or at any location on any analogous state list. Parent has no knowledge of any release on the real property owned or leased by Parent or any Parent Subsidiary or predecessor entity of Hazardous Materials in a manner that would be reasonably likely to result in an order to perform a response action or in material liability under the Environmental Laws, and, to Parent’s knowledge, there is no hazardous waste treatment, storage or disposal facility, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or PCB’s, as those terms are defined under the Environmental Laws, located at any of the real property owned or leased by Parent or any Parent Subsidiary or predecessor entity or facilities utilized by Parent or Parent Subsidiaries.

     4.13 Employee Benefit Plans.

     (a) Section 4.13(a) of the Parent Disclosure Schedule sets forth a list of all Employee Programs currently maintained or contributed to (or with respect to which any obligation to contribute has been undertaken) by Parent or any ERISA Affiliate. Each Employee Program that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder and, to Parent’s knowledge, no event has occurred and no condition exists that is reasonably expected to result in the revocation of any such determination.

     (b) With respect to each Employee Program, Parent has provided, or made available, to the Company (if applicable to such Employee Program): (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements); (ii) the most recent IRS determination letter with respect to such Employee Program under Code Section 401(a); (iii) the most recently filed IRS Forms 5500; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; and (v) any insurance policy related to such Employee Program.

     (c) Each Employee Program has been administered in accordance with the requirements of applicable law, including, without limitation, ERISA and the Code, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect and is being administered and operated in all material respects in accordance with its terms. No Employee Program is subject to Title IV of ERISA or is a multiemployer plan, within the meaning of ERISA Section 3(37).

     (d) Full payment has been made, or otherwise properly accrued on the books and records of Parent and any ERISA Affiliate, of all amounts that Parent and any ERISA Affiliate are required under the terms of the Employee Programs to have paid as contributions to such Employee Programs on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of Parent through the Closing Date.

     (e) Neither Parent, an ERISA Affiliate or any person appointed or otherwise designated to act on behalf of Parent, or an ERISA Affiliate, nor, to the knowledge of Parent, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Program that is reasonably expected to result in the imposition of a material penalty or pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code.

     (f) No material liability, claim, action or litigation has been made, commenced or, to the knowledge of Parent, threatened with respect to any Employee Program (other than for benefits payable in the ordinary course of business).

     (g) Except as set forth in Section 4.13(a) of the Parent Disclosure Schedule, no Plan provides for medical benefits (other than under Section 4980B of the Code or a plan qualified under Section 401(a) of the Code) to any current or future retiree or former employee.

     4.14 Labor and Employment Matters.

     (a) Neither Parent nor any Parent Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, nor are there any negotiations or discussions currently pending or occurring between Parent, or any of the Parent Subsidiaries, and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries relating to their business. To Parent’s knowledge, (i) there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of the Parent Subsidiaries (ii) nor have there been any such organizational efforts over the past five (5) years.

     (b) Except as set forth in Section 4.14 of the Parent Disclosure Schedule, there are no proceedings pending or, to the knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries in any forum by or on behalf of any present or former employee of Parent or any of the Parent Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any law or regulation governing employment or the termination thereof, or any other discriminatory, wrongful or tortuous conduct on the part of Parent of any of the Parent Subsidiaries in connection with the employment relationship.

     4.15 No Brokers. Neither Parent nor any of the Parent Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or the Company to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Merger, except that Parent has retained Deutsche Bank Securities Inc.

     4.16 Vote Required. The affirmative vote of the holders of a majority of the outstanding Parent Common Shares is the only vote of the holders of any class or series of capital shares of Parent necessary to adopt and approve this Agreement.

     4.17 Material Contracts.

     (a) Except as set forth in Schedule 4.17(a) of the Parent Disclosure Schedule, the Parent SEC Reports list all Material Contracts. To Parent’s knowledge, neither Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except as set forth on Schedule 4.17 of the Parent Disclosure Schedule and except for violations or defaults that would not, individually or in the aggregate, result in a Parent Material Adverse Effect, nor, except as set forth on Schedule 4.17(a) of the Parent Disclosure Schedule, will the consummation of the Merger result, to Parent’s knowledge, in any third party having any right of termination, amendment, acceleration, or cancellation of or loss or change in a material benefit under any Material Contract, except for such terminations, amendments, accelerations, cancellations, losses or changes in a material benefit that would not, individually or in the aggregate result in a Parent Material Adverse Effect.

     (b) Except for any of the following expressly identified in the Parent SEC Reports, Schedule 4.17(b) of the Parent Disclosure Schedule sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any material Indebtedness of Parent or any of the Parent Subsidiaries, other than Indebtedness payable to Parent or a Parent Subsidiary or to any third-party partner or joint venturer in any Parent Subsidiary and (y) the respective principal amounts outstanding thereunder on September 30, 2004.

     4.18 Insurance. Parent maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent (taking into account the cost and availability of such insurance). There is no claim by Parent or any Parent Subsidiary pending under any such policies which (a) has been denied or disputed by the insurer or (b) would have, individually or in the aggregate, a Parent Material Adverse Effect. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received by Parent with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

     4.19 Definition of Parent’s Knowledge. As used in this Agreement, the phrase “to the knowledge of Parent” or any similar phrase means the actual (and not the constructive or imputed) knowledge of those individuals identified in Section 4.19 of the Parent Disclosure Schedule.

     4.20 Joint Proxy Statement/Prospectus; Parent Information. The information relating to Parent and Parent Subsidiaries to be contained in the Joint Proxy Statement/Prospectus, and any other documents filed with the SEC in connection herewith, will not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders of Parent and the Company or at the time of either of Parent Shareholders Meeting or the Company Stockholders Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by Parent or MergerCo with respect to the information supplied by the Company for inclusion therein.

     4.21 Required Financing. Parent and MergerCo have received a financing commitment letter (the “Financing Letter”), which, along with Parent’s other financing resources, will provide sufficient funds, and at the Closing, Parent will have sufficient funds, to (a) pay the Cash Consideration pursuant to Section 2.1, (b) to the extent necessary, refinance the outstanding indebtedness of the Company, and (c) pay any and all fees and expenses in connection with the Merger or the financing thereof. Parent and MergerCo believe that all conditions to such financing commitment or will be satisfied or waived prior to the Closing Date (and in all events by the Drop Dead Date). Each of Parent and MergerCo acknowledge that the Company has relied upon Parent’s and MergerCo’s belief in connection with the Company’s execution of this Agreement. Without prejudice to the fact that this Agreement does not provide for any financing condition or contingency, Parent has provided to the Company a true, complete and correct copy of the Financing Letter, and all amendments thereto, executed by the lender (the “Lender”). Parent will provide to the Company any amendments to the Financing Letter, or any notices given in connection therewith, as promptly as possible (but in any event within twenty-four (24) hours).

     4.22 No Other Representations or Warranties. Except for the representations and warranties made by Parent in this Article IV, Parent makes no representations or warranties, and Parent hereby disclaims any other representations or warranties, with respect to Parent, Parent Subsidiaries, or its or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by Parent, notwithstanding the delivery or disclosure to Parent or its affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER.

     5.1 Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, the Company shall use its commercially reasonable efforts to, and shall cause each of the Company Subsidiaries to use its commercially reasonable efforts to, carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, and use their commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, neither the Company nor any of the Company Subsidiaries will (except as expressly permitted by this Agreement or as contemplated by the transactions contemplated hereby, as set forth in Section 5.1 of the Company Disclosure Schedule, or to the extent that Parent shall otherwise consent in writing (it being understood that Parent shall respond within five (5) Business Days to the Company’s communications soliciting such agreement from Parent)):

     (a) (i) split, combine or reclassify any shares of capital stock of the Company or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any shares of capital stock of the Company, except for: (A) subject to Section 6.14, a regular, quarterly cash dividend at a rate not in excess of $0.3375 per share of Company Common Stock, declared and paid in accordance with past practice, and corresponding regular quarterly distributions payable to holders of OP Units; (B) distributions payable to holders of Series C Cumulative Redeemable Perpetual Preferred Units (the “Series C Units”); (C) dividends or distributions, declared, set aside or paid by any Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company and (D) the acceleration of the payment of the regular, quarterly 2004 fourth quarter dividend into December 2004.

     (b) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights) other than the (i) issuance of shares of Company Common Stock upon the exercise of Company Options outstanding on the date of this Agreement in accordance with their present terms, (ii) the issuance of shares of Company Common Stock pursuant to and in accordance with the terms of the Company ESPP in effect as of the date of this Agreement, (iii) under the Company Rights Agreement in accordance with its terms (iv) the issuance of Company Common Stock in exchange for OP Units pursuant to the Partnership Agreement or (v) the issuance of any stock of any class in connection with a redemption of the Series C Units;

     (c) except as set forth in Section 5.1(c) of the Company Disclosure Schedule (which sets forth a true, complete and correct list of all existing obligations in effect to purchase or sell real property and the purchases or sale price thereof), acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business which are material to the Company or any of the Company Subsidiaries (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof, provided that such transaction is consummated in accordance in all material respects with the provisions of such obligations, including but not limited to such purchase or sale price;

     (d) except in the ordinary course of business pursuant to credit facilities in existence as of the date hereof, incur any amount of indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien thereupon, in excess of $1,000,000 individually, or in excess of $5,000,000 in the aggregate;

     (e) except pursuant to any mandatory payments under any credit facilities in existence on the date hereof, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

     (f) change any of the accounting principles or practices used by it (except as required by GAAP, in which case written notice shall be provided to Parent and MergerCo prior to any such change);

     (g) except as required by law, (i) enter into, adopt, amend or terminate any Employee Program, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company Subsidiaries and one or more of their directors or executive officers, or (iii) except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any non-executive officer or employee or pay any benefit not required by any Employee Program or arrangement as in effect as of the date hereof;

     (h) grant to any officer, director or employee the right to receive any new severance, change of control or termination pay or termination benefits, grant any increase in the right to receive any severance, change of control or termination pay or termination benefits or enter into any new employment, loan, retention, consulting, indemnification, termination, change of control, severance or similar agreement with any officer, director or employee other than the grant of compensation and fringe benefits to any non-executive officer or employee hired after the date of this Agreement; provided, however; that the Company may accelerate the vesting and/or the payment of any existing benefits or awards and/or make any amendments to existing benefits, agreements or awards in order to facilitate such accelerated vesting and/or payments;

     (i) except to the extent required to comply with its obligations hereunder or with applicable law, amend its articles of incorporation or bylaws, limited partnership or limited liability company agreements, or similar organizational or governance documents;

     (j) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than the Merger or plans of complete or partial liquidation or dissolution of inactive Company Subsidiaries);

     (k) except as set forth in Section 5.1(k) of the Company Disclosure Schedule, provided that such settlement does not exceed the amounts accrued therefor in the most recent balance sheet of the Company set forth in the Company SEC Reports, settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises for litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $500,000;

     (l) amend any term of any outstanding security of the Company or any Company Subsidiary;

     (m) other than in the ordinary course of business, modify or amend any Material Contract to which the Company or any Company Subsidiary is a party or waive, release or assign any material rights or claims under any such Material Contract;

     (n) authorize, commit to or make any equipment purchases or capital expenditures other than in the ordinary course of business and consistent with past practice; or

     (o) enter into an agreement to take any of the foregoing actions.

     5.2 Distribution by Company of REIT Taxable Income. Notwithstanding anything to the contrary in this Agreement, prior to the Closing Date, the Company shall declare and pay a dividend to its stockholders distributing cash in an amount equal to the Company’s estimated “real estate investment trust taxable income” (as such term is used in Section 857(a) of the Code and reflecting any dividends previously paid during the tax year that would be expected to give rise to a dividends paid deduction for such tax year, but before reduction for the dividend contemplated by this Section 5.2) for the tax year of the Company ending with the Merger, plus any other amounts determined by the Company in its sole discretion to be required to be distributed in order for the Company to qualify as a REIT for such year and to avoid to the extent reasonably possible the incurrence of income or excise tax by the Company.

     5.3 Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, Parent shall use its commercially reasonable efforts to, and shall cause each of Parent Subsidiaries to use its commercially reasonable efforts to, carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, and use their commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, neither Parent nor any of Parent Subsidiaries will (except as expressly permitted by this Agreement or as contemplated by the transactions contemplated hereby, as set forth in Section 5.3 of the Parent Disclosure Schedule, or to the extent that the Company shall otherwise consent in writing (it being understood that the Company shall respond within five (5) Business Days to Parent’s communications soliciting such agreement from the Company)):

     (a) (i) split, combine or reclassify any capital shares of Parent or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares, or property or any combination thereof) in respect of any capital shares of Parent, except for (A) subject to Section 6.14 hereof, a regular, quarterly cash dividend at a rate not in excess of $.635 per Parent Common Share, declared and paid in accordance with past practice, and corresponding regular quarterly distributions payable to holders of Parent OP Units in an amount not to exceed the amount payable to the shareholders of Parent in such quarter; (B) distributions payable to holders of preferred units in Parent Partnership; and (C) dividends or distributions, declared, set aside or paid by any Parent Subsidiary to Parent or any Parent Subsidiary that is, directly or indirectly, wholly owned by Parent;

     (b) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class or any other securities or equity equivalents (including, without limitation, share appreciation rights) other than the (i) issuance of Parent Common Shares upon the exercise of Parent Options outstanding on the date of this Agreement in accordance with their present terms, or (ii) the issuance of Parent Common Shares pursuant to and in accordance with the terms of the Parent Partnership Agreements;

     (c) except as set forth in Section 5.3 of the Parent Disclosure Schedule or for acquisitions and dispositions of real property with an aggregate net sale price of less than $250,000,000, acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business which are material to Parent or any of Parent Subsidiaries (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof;

     (d) change any of the accounting principles or practices used by it (except as required by GAAP, in which case written notice shall be provided to the Company prior to any such change);

     (e) except to the extent required to comply with its obligations hereunder or with applicable law, not to, amend its articles of incorporation or bylaws, limited partnership or limited liability company agreements, or similar organizational or governance documents;

     (f) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than the Merger or plans of complete or partial liquidation or dissolution of inactive Parent Subsidiaries);

     (g) amend any term of any outstanding security of Parent or any Parent Subsidiary; and

     (h) enter into an agreement to take any of the foregoing actions.

ARTICLE VI

COVENANTS

     6.1 Preparation of the Joint Proxy Statement/Prospectus; Stockholders Meetings.

     (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC a joint proxy statement in preliminary form and Parent shall prepare and file with the SEC a registration statement on Form S-4 (the “Form S-4”) (together, the “Joint Proxy Statement/Prospectus”) and the Partnership will prepare and file with the SEC proxy solicitation materials (the “Proxy Solicitation Materials”) soliciting, among other things, approval of the Second Amended and Restated Limited Partnership Agreement of the Partnership (the “Amended Partnership Agreement”) and the transfer of the Company’s general partnership interest in the Partnership to MergerCo, and each of the Company, Parent, and the Partnership shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to maintain the effectiveness of the Form S-4 through the Effective Time and to ensure that it complies in all material respects with the applicable provisions of the Exchange Act and Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Shares in the Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement/Prospectus or the Proxy Solicitation Materials or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement/Prospectus, the Proxy Solicitation Materials or the Merger.

     (b) If, at any time prior to the receipt of the approval of the stockholders of the Company or the limited partners of the Partnership (collectively, “Company Equityholder Approval”) or the receipt of the approval of the shareholders of Parent (“Parent Shareholder Approval”), any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Joint Proxy Statement/Prospectus or the Proxy Solicitation Materials, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Proxy Solicitation Materials, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement/Prospectus or the Proxy Solicitation Materials, as applicable, and, as required by law, in disseminating the information contained in such amendment or supplement to Parent’s shareholders, the Company’s stockholders or the limited partners of the Partnership.

     (c) If, at any time prior to the receipt of the Company Equityholder Approval or Parent Shareholder Approval, any event occurs with respect to Parent or any Parent Subsidiary, or change occurs with respect to other information supplied by Parent for inclusion in the Joint Proxy Statement/Prospectus or the Proxy Solicitation Materials, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Proxy Solicitation Materials, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement/Prospectus or the Proxy Solicitation Materials, as applicable, and, as required by law, in disseminating the information contained in such amendment or supplement to Parent’s shareholders, the Company’s stockholders or the limited partners of the Partnership.

     (d) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) and shall duly solicit consents and approvals of the limited partners of the Partnership, in each case for the purpose of seeking the Company Equityholder Approval. The Company shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company’s stockholders as promptly as practicable after the date of this Agreement and to cause the Proxy Solicitation Materials to be mailed to the limited partners of the Partnership. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Equityholder Approval (the “Company Recommendation”), except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by and determined in accordance with the last sentence of Section 6.5(b).

     (e) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders on the same date and at the same time as the Company Stockholders Meeting, unless impracticable (the “Parent Shareholders Meeting”) for the purpose of seeking Parent Shareholder Approval. Parent shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent’s shareholders as promptly as practicable after the date of this Agreement. Parent shall, through Parent Board, recommend to its shareholders that they give Parent Shareholder Approval.

     6.2 Other Filings. As soon as practicable following the date of this Agreement, the Company, Parent and MergerCo each shall properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign law relating to the Merger (including filings, if any, required under the HSR Act) (collectively, the “Other Filings”). Each of the Company, Parent and MergerCo shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company, Parent and MergerCo shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. The Company, Parent and MergerCo each shall promptly obtain and furnish the other (a) the information which may be reasonably required in order to make such Other Filings and (b) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate.

     6.3 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Merger, to effect all necessary registrations and Other Filings and submissions of information requested by a Governmental Entity, and to use its best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger. For purposes of this Section 6.3, the obligations of the Company, Parent and MergerCo to use their “reasonable best efforts” to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall include any obligation to agree to an adverse modification of the terms of such documents or to prepay or incur additional obligations to such other parties.

     6.4 Fees and Expenses.

     (a) Except as set forth in Sections 6.4(b), 6.4(c) and 8.2, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees, costs and expenses of agents, representatives, counsel and accountants shall be paid by the party incurring such fees, costs or expenses, except that expenses occurred in connection with filing, printing and mailing of the Joint Proxy Statement/Prospectus and the Proxy Solicitation Materials shall be shared equally by Parent and the Company; provided, however, that the registration fee for the Form S-4 shall be paid by Parent and the filing fee for the Proxy Solicitation Materials shall be paid by the Company.

     (b) If this Agreement is terminated (i) by the Company or by the Parent because Parent Shareholder Approval shall not have been obtained or (ii) by the Company pursuant to Section 8.1(d),

Parent shall pay to the Company (subject at the discretion of the Company, to Company escrow to be established in a manner substantially identical to that established by Parent pursuant to Section 8.3(a) hereof) within three (3) Business Days after the date of termination all documented, reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants, financial advisors and investment bankers, incurred by the Company in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder.

     (c) If this Agreement is terminated (i) by the Company or by Parent because the Company Equityholder Approval shall not have been obtained or (ii) by Parent pursuant to Section 8.1(c), the Company shall pay to Parent (subject to the provision of Section 8.3(a) hereof), within three (3) Business Days after the date of termination, all documented, reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants, financial advisors, and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder.

The payment of expenses set forth herein is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity).

     6.5 No Solicitations.

     (a) Immediately after the execution of this Agreement, the Company will terminate and cease any ongoing discussions or negotiations with any parties relating to an Acquisition Proposal. Except as permitted by this Agreement, the Company shall not, and shall not authorize any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it, to (i) solicit, initiate or encourage (including by way of furnishing non-public information), any inquiries with respect to an Acquisition Proposal, or the making of any proposal that constitutes an Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal; provided, however, that, at any time prior to the approval of the Merger by the stockholders of the Company, if the Company receives a bona fide Acquisition Proposal that was unsolicited or that did not otherwise result from a breach of this Section 6.5(a), the Company may furnish, or cause to be furnished, non-public information with respect to the Company and the Company Subsidiaries to the Person who made such Acquisition Proposal (a “Third Party”) and may participate in discussions and negotiations regarding such Acquisition Proposal if (A) the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would be reasonably likely to be inconsistent with its duties to the Company or its stockholders under applicable law, and (B) the Company Board determines that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal. The Company shall promptly notify (but in any event within one (1) Business Day) Parent of the Company’s first receipt of any Acquisition Proposal or any inquiry with respect to an Acquisition Proposal by such Third Party and of the material terms and conditions thereof. The Company shall provide to Parent as soon as practicable after receipt of delivery thereof copies of any written Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to disclose to Parent or MergerCo the identity of the Third Party making any Acquisition Proposal and, except as provided in Sections 6.5(b) and 8.1(e), shall have no duty to notify or update Parent or MergerCo on the status of discussions or negotiations (including the status of such Acquisition Proposal or any amendments or proposed amendments thereto) between the Company and such Third Party.

     (b) Subject to Section 8.1(e) hereof, prior to the approval of the Merger by the stockholders of the Company, the Company Board may not (i) withdraw or modify in a manner material and adverse to Parent or MergerCo the Company’s approval or recommendation of the Merger, (ii) approve or recommend an Acquisition Proposal to its stockholders or (iii) cause the Company to enter into any definitive agreement with respect to an Acquisition Proposal, unless, in each such case, a Superior Proposal has been made and the Company Board determines in good faith, after consultation with outside counsel, that failure to take such action would be reasonably likely to be inconsistent with its duties to the Company or its stockholders under applicable law. In the event that the Company Board makes such determination, the Company may enter into a definitive agreement to effect a Superior Proposal, but not prior to forty-eight (48) hours after the Company has provided Parent with written notice (A) advising Parent that the

Company Board has received a Superior Proposal and that the Company has elected to terminate this Agreement pursuant to Section 8.1(e) of this Agreement and (B) setting forth such other information required to be included therein as provided in Section 8.1(e).

     (c) Nothing contained in this Section 6.5 shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.

     6.6 Officers’ and Directors’ Indemnification.

     (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby, or thereby whether in any case asserted or arising at or before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time, the Surviving Corporation and Parent shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), (A) the Company, and the Surviving Corporation and Parent after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, (B) the Indemnified Parties may retain counsel satisfactory to them, and the Company, Parent and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties within thirty (30) days after statements therefor are received, and (C) the Company, Parent and the Surviving Corporation will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, however, that none of the Company, the Surviving Corporation or Parent shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed); and provided further that the Company, the Surviving Corporation and Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by such entities of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company and, after the Effective Time, the Surviving Corporation and Parent thereof; provided that the failure to so notify shall not affect the obligations of the Company, the Surviving Corporation and Parent except to the extent, if any, such failure to promptly notify materially prejudices such party.

     (b) Parent and MergerCo each agree that all rights to indemnification or exculpation existing in favor of, and all limitations on the personal liability of, each present and former director, officer, employee, fiduciary and agent of the Company and the Company Subsidiaries provided for in the respective charters or bylaws (or other applicable organizational documents) or otherwise in effect as of the date hereof shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a “Claim”) asserted or made within such period shall continue until the disposition of such Claim. From and after the Effective

Time, Parent and MergerCo each also agree to indemnify and hold harmless the present and former officers and directors of the Company and the Company Subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the extent provided in any written indemnification agreements between the Company and/or one or more Company Subsidiaries and such officers and directors as listed in Section 6.6(b) of the Company Disclosure Schedule.

     (c) Prior to the Effective Time, the Company shall purchase a non-cancelable extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage for the Company’s directors and officers in the same form as presently maintained by the Company, which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company.

     (d) The obligations under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.6 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnities to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6 and shall be entitled to enforce the covenants contained herein).

     (e) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.6.

     6.7 Access to Information; Confidentiality. From the date hereof until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company’s and Company Subsidiaries’ officers, employees and agents to, afford to Parent and to the officers, employees and agents of Parent access upon reasonable notice and at reasonable times without undue interruption to (a) their properties, books, records and contracts; provided, however, that Parent shall obtain the Company’s consent, which consent shall not be unreasonably withheld, prior to any visit to any Company property, and (b) the officers and key employees of the Company and the Company Subsidiaries; provided, however, that Parent shall obtain the Company’s consent, which consent shall not be unreasonably withheld, prior to accessing any non-executive officer or key employee. The Company shall furnish Parent such financial, operating and other data and information as Parent may reasonably request to the extent such data or information is reasonably available. Prior to the Effective Time, Parent and MergerCo shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Parent and the Company dated June 4, 2004 (the “Confidentiality Agreement”).

     6.8 Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has used its reasonable best efforts to consult with the other party and to obtain such party’s consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of the Merger contemplated hereby no later than the opening of trading on the NYSE on the Business Day following the date on which this Agreement is signed.

     6.9 Employee Benefit Arrangements.

     (a) On and after the Closing, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employment agreements, severance agreements, retention bonus agreements and performance cash bonus agreements, and all bonus, retention and severance obligations, of the Company or any Company Subsidiary, all of which are listed in Section 6.9(a) of the Company Disclosure Schedule, except as may otherwise be agreed to by the parties thereto, and the Company or Parent shall pay on the Closing Date to the applicable officers and employees listed in said Section 6.9(a) of the Company Disclosure Schedule, any amounts with respect to such agreements and obligations that are payable by their terms on the Closing Date, upon consummation of the Merger, or the Effective Time. In addition, and subject to compliance with applicable law, on and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor all promissory note and security agreements listed in Section 6.9(a) of the Company Disclosure Schedule, except as may otherwise be agreed to by the parties thereto; provided, however, that Parent shall not, and shall cause the Surviving Corporation to not, materially modify such agreements.

     (b) Following the Effective Time, Parent shall cause the Surviving Corporation to provide the employees of the Company and the Company Subsidiaries who remain employed by Parent or the Parent Subsidiaries after the Effective Time (the “Company Employees”) with at least the types and levels of employee benefits (including contribution levels) maintained from time to time by Parent or the Surviving Corporation for similarly-situated employees of Parent or the Surviving Corporation. Parent represents and warrants that such employee benefits are similar in all material respects in the aggregate to the Employees Programs as in effect just prior to the Effective Time. Parent shall, and shall cause the Surviving Corporation to, treat, and cause the applicable benefit plans to treat, the service of Company Employees with the Company or the Company Subsidiaries attributable to any period before the Effective Time as service rendered to Parent or the Surviving Corporation for purposes of eligibility to participate, vesting and for other appropriate benefits, including, but not limited to, applicability of minimum waiting periods for participation. Without limiting the foregoing, Parent shall not, and shall cause the Surviving Corporation to not, treat any Company Employee as a “new” employee for purposes of any exclusions under any health or similar plan of Parent or the Surviving Corporation for a pre-existing medical condition, and any deductibles and co-pays paid under any of the Company’s or any of the Company Subsidiaries’ health plans shall be credited towards deductibles and co-pays under the health plans of Parent or the Surviving Corporation. Parent shall, and shall cause the Surviving Corporation, to use commercially reasonable efforts to make appropriate arrangements with its insurance carrier(s) to ensure such results.

     (c) After the Effective Time, Parent shall cause the Surviving Corporation to honor all obligations which accrued prior to the Effective Time under the Company’s deferred compensation plans, supplemental retirement plans, management incentive plans, performance cash bonus plans and long-range incentive plans, that in any such case, are listed in Section 6.9(c) of the Company Disclosure Schedule. Except as is otherwise required by the existing terms of the written employment, bonus and severance agreements to which the Company is presently a party and listed in Section 6.9(c) of the Company Disclosure Schedule, future accruals may be (but are not required to be) provided for under any such plan(s) or under any similar plan(s) of the Surviving Corporation or Parent.

     6.10 Stock Exchange Listing. Parent shall use all reasonable efforts to cause the Parent Common Shares to be issued in the Merger and the Parent Common Shares that may be issued pursuant to the redemption of the OP Units in accordance with the Amended Agreement of Partnership to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     6.11 Company Rights Agreement. The Company Board shall take all further action, if any, in order to render the Company Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.

     6.12 Affiliates. The Company shall use its reasonable best efforts to identify those Persons who may be deemed to be “affiliates” of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the “Company Affiliates”) and to cause each Company Affiliate to deliver to Parent as soon as practicable, and in any event prior to the date of the Company Stockholders Meeting, a written agreement substantially in the form attached hereto as Exhibit A to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Shares received in the Merger.

     6.13 Section 16 Matters. Prior to the Effective Time, the Company and Parent shall, as applicable, take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Shares resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. Company agrees to promptly furnish Parent with all requisite information necessary for Parent to take the actions contemplated by this Section 6.13.

     6.14 Coordination of Dividends. After the date of this Agreement, the Company shall coordinate the declaration of any dividends in respect of the Company Common Shares and the record dates and payment dates relating thereto with that of Parent Common Shares, it being the intention of the parties that the holders of Parent Common Shares or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their Parent Common Shares and/or shares of Company Common Stock and any Parent Common Shares any holder of Company Common Stock receives in exchange therefore in the Merger.

     6.15 Certain Tax Matters.

     (a) The Company (i) shall take all actions, and refrain from taking all actions, as are necessary to ensure that the Company will qualify for taxation as a REIT for U.S. federal income tax purposes for its tax year ending with the Merger and (ii) shall not take any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (b) Parent (i) shall take all actions, and refrain from taking all actions, as are necessary to ensure that Parent will continue to qualify for taxation as a REIT for U.S. federal income tax purposes and (ii) shall not take any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     6.16 Required Financing. Each of Parent and MergerCo hereby agrees to use its best efforts to arrange the financing in respect of the Merger and the transactions contemplated hereby and to satisfy the conditions set forth in the Financing Letter. Parent and MergerCo shall keep the Company informed of the status of their financing arrangements for the Merger and the transactions contemplated hereby, including providing notification to the Company as promptly as possible (but in any event within twenty-four (24) hours) (i) that the Lender may be unable to provide the financing as contemplated by the Financing Letter, or (ii) concerning the inability of Parent or MergerCo to satisfy any of the conditions set forth in the Financing Letter. Parent shall provide written notice to the Company within twenty-four (24) hours after the Lender has given notice to Parent or MergerCo that such Lender will be unable to provide the financing contemplated by the Financing Letter.

     6.17 Execution of Other Agreements. Effective as of the Effective Time, the limited partners of the Partnership shall enter into (i) the Second Amended and Restated Agreement of Limited Partnership Agreement of Sparks Partnership, L.P., in the form attached as Exhibit B, (ii) the Tax, Asset and Income Support Agreement, in the form attached as Exhibit C, and (iii) the Limited Partner Registration Rights Agreement, in the form attached as Exhibit D (the “Registration Rights Agreement”).

     6.18 Redemption of Series C Units. Provided that all of the conditions to the Merger set forth in Article VII have been satisfied or waived, immediately prior to the Effective Time, the Company shall take, and shall cause the Partnership to take, all necessary actions to redeem all of the outstanding Series C Units in accordance with the terms thereof.

     6.19 Registration of Shares Underlying Common Units. Parent agrees to register the Parent Common Shares that may be issued pursuant to the redemption of the common units of limited partnership in accordance with the Registration Rights Agreement.

     6.20 Limited Partner Election. Following the date hereof, the Company, in its capacity as general partner, shall cause the Partnership to provide each of the Limited Partners of the Partnership (not including the limited partner interests held by the Company) with the opportunity to elect on a unit-by-unit basis, subject to consummation of the Merger and the adoption of the Amended Partnership Agreement, one of the following options: (i) to redeem such OP Unit for $31.20 in cash, or (ii) retain such OP Unit subject to the terms of the Amended Partnership Agreement. Parent, the Company and MergerCo agree to use their reasonable best efforts to take all actions necessary or advisable to effect the foregoing.

ARTICLE VII

CONDITIONS TO THE MERGER

     7.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver by consent of the other party, where permissible, at or prior to the Effective Time, of each of the following conditions:

     (a) Stockholder Approval. The Company shall have obtained the Company Equityholder Approval and Parent shall have obtained the Parent Shareholder Approval.

     (b) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (c) NYSE Listing. The Parent Common Shares issuable to the Company’s stockholders pursuant to this Agreement and the Parent Common Shares that may be issued pursuant to the redemption of the OP units in accordance with the Amended Partnership Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

     (d) Other Regulatory Approvals. All material approvals, authorizations and consents of any Governmental Entity required to consummate the Merger set forth in Section 7.1(d) of the Company Disclosure Schedule to this Agreement shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

     (e) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger; provided, however, that prior to a party asserting this condition such party shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

     7.2 Additional Conditions to Obligations of Parent and MergerCo. The obligations of Parent and MergerCo to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived by Parent at or prior to the Effective Time:

     (a) Representations and Warranties. Those representations and warranties of the Company set forth in this Agreement which are qualified by materiality or a Company Material Adverse Effect or words of similar effect shall be true and correct, as of the Closing Date, (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of the Company set forth in this Agreement which are not so qualified shall be true and correct (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date), except for such inaccuracies as, individually or in the aggregate, would not have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the Chief Financial Officer of the Company, dated the Closing Date, to the foregoing effect.

     (b) Performance and Obligations of the Company. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the Chief Financial Officer of the Company to the foregoing effect.

     (c) Tax Opinion. Parent shall have received the opinion of Goodwin Procter LLP, dated as of the Closing Date, in the form attached hereto as Exhibit E.

     (d) Absence of Material Adverse Change. On the Closing Date, there shall not exist an event, change or occurrence that, individually or in the aggregate, has a Company Material Adverse Change.

     7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company at or prior to the Effective Time:

     (a) Representations and Warranties. Those representations and warranties of Parent and MergerCo set forth in this Agreement which are qualified by materiality or a Parent Material Adverse Effect or words of similar effect shall be true and correct, as of the Closing Date, (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of Parent and MergerCo set forth in this Agreement which are not so qualified shall be true and correct (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date), except for such inaccuracies as, individually or in the aggregate, would not have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and MergerCo by the Chief Financial Officer of Parent, dated the Closing Date, to the foregoing effect.

     (b) Performance of Obligations of Parent and MergerCo. Each of Parent and MergerCo shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and MergerCo by the Chief Financial Officer of Parent, dated as of the Closing Date, to the foregoing effect.

     (c) Tax Opinions.

     (i) The Company shall have received the opinion of Goodwin Procter LLP, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion and in customary representation letters to be delivered by Parent and the Company, respectively, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

     (ii) The Company shall have received the opinion of Locke Liddell & Sapp LLP, dated as of the Closing Date, in the form attached hereto as Exhibit F.

     (d) Absence of Material Adverse Change. On the Closing Date, there shall not exist an event, change or development that, individually or in the aggregate, has a Parent Material Adverse Change.

     (e) Financing. On the Closing Date, Parent shall have the financing necessary to satisfy any and all of Parent’s or MergerCo’s obligations arising under or out of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of Company Equityholder Approval or Parent Shareholder Approval:

     (a) by the mutual written consent of Parent, MergerCo and the Company;

     (b) by either of the Company, on the one hand, or Parent or MergerCo, on the other hand, by written notice to the other:

     (i) if, upon a vote at a duly held meeting (or at any adjournment or postponement thereof), or action pursuant to written consent, to obtain the Company Equityholder Approval, the Company Equityholder Approval is not obtained;

     (ii) if, upon a vote at a duly held meeting (or at any adjournment or postponement thereof) to obtain the Parent Shareholder Approval, the Parent Shareholder Approval is not obtained;

     (iii) if any Governmental Entity of competent jurisdiction shall have issued an injunction or taken any other action (which injunction or other action the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the Merger, and such injunction shall have become final and non-appealable; or

     (iv) if the consummation of the Merger shall not have occurred on or before March 31, 2005 (the “Drop Dead Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iv) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date.

     (c) by written notice from Parent to the Company, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and such condition is incapable of being satisfied by the Drop Dead Date;

     (d) by written notice from the Company to Parent if (i) Parent or MergerCo breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and such condition is incapable of being satisfied by the Drop Dead Date or (ii) as of the date that the Joint Proxy Statement/Prospectus is first mailed to the stockholders of the Company through the period ending on the Closing Date, the representation and warranty set forth in Section 4.21 hereof is not true and correct or the condition set forth in Section 7.3(e) is not satisfied;

     (e) by written notice from the Company to Parent, in connection with entering into a definitive agreement to effect a Superior Proposal in accordance with Section 6.5; provided, however, that (i) prior to terminating this Agreement pursuant to this Section 8.1(e), the Company shall have provided Parent with at least forty-eight (48) hours prior written notice of the Company’s decision to so terminate, (ii) such termination shall not be effective until such time as the payment of the Break-up Fee shall have been made by the Company and (iii) the Company’s right to terminate this Agreement under this Section 8.1(e) shall not be available if the Company is then in material breach of Section 6.5. Such notice shall indicate in reasonable detail the material terms and conditions of such Superior Proposal, including the amount and form of the proposed consideration and whether such Superior Proposal is subject to any material conditions; or

     (f) by written notice from the Company to Parent, if (A) as of the third (3rd) Business Days before the Expected Closing Date (the “Determination Date”), the Average Parent Common Share Price is less than the Base Share Price, (B) notice shall have been provided to Parent in accordance with the notice provisions hereunder indicating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(f), and (C) within one (1) Business Day of receipt of such notice, Parent shall not have delivered written notice to the Company agreeing to increase the Exchange Ratio such that as of the Closing Date, the product of the number of shares of Company Common Stock that convert into the right to receive the Share Consideration times the Exchange Ratio times the Average Parent Common Share Price will be equal to product of the number of shares of Company Common Stock that convert into the right to receive the Share Consideration times the Exchange Ratio times the Base Share Price. In the event the Company serves the notice provided for in (B) above, and the Parent does not agree to increase the Exchange Ratio in accordance with (C) above, then the termination shall become effective at 12:01 a.m. on the following Business Day. The “Average Parent Common Share Price” shall be determined by obtaining the closing prices per share of Parent Common Share on the NYSE (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source), for the fourteen (14) consecutive NYSE trading days ending on the Business Day immediately prior to the Determination Date, discarding the two highest and the two lowest closing prices, and averaging the remaining closing prices. The “Base Share Price” shall be equal to $39.31; provided, however, that the Base Share Price, and the other calculations provided for in this Section 8.2(f) shall be appropriately adjusted if, after the date of this Agreement and on or prior to the Closing Date, the outstanding Parent Common Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, share split, reverse share split, combination or exchange of shares, or any dividend payable in Parent Common Share shall be declared thereon with a record date within such period, or any similar event shall occur. The “Expected Closing Date” shall be the date mutually agreed upon by the Company and Parent for holding the Closing or, in the absence of such mutual agreement, the later of (x) January 4, 2005 and (y) the Business Day immediately following the obtaining of the Company Equityholder Approval and the Parent Shareholder Approval; or

     (g) by written notice of Parent or MergerCo, if the Company Board shall (A) fail to include a recommendation in the Joint Proxy Statement/Prospectus that the stockholders of the Company vote in favor of the transactions contemplated by this Agreement, (B) withdraw, modify or change, or propose or announce any intention to withdraw, modify or change, in a manner material and adverse to Parent or MergerCo, such recommendation, or (C) approve or recommend, or announce any intention to approve or recommend, any Acquisition Proposal.

     8.2 Effect of Termination.

     (a) Subject to Section 8.2(b), in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent, MergerCo or the Company and their respective directors, officers, employees, partners or stockholders and all rights and obligations of any party hereto shall cease, except for the agreements contained in Section 6.4, the last sentence of Section 6.7, Section 6.8, this Section 8.2 and Article IX; provided, however, that nothing contained in this Section 8.2(a) shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

     (b) If this Agreement is terminated by the Company pursuant to Section 8.1(e), or by Parent or MergerCo pursuant to Section 8.1(g), then the Company shall pay to Parent, subject to the provisions of Section 8.3(a), an amount in cash equal to $50,000,000 (the “Break-up Fee”). Payment of the Break-up Fee required by this Section 8.2(b) shall be payable by the Company to Parent by wire transfer of immediately available funds (i) in the case of termination of this Agreement by the Company under Section 8.1(e) promptly after the date of consummation of such Acquisition Proposal or (ii) in the case of termination of this Agreement by Parent or MergerCo under Section 8.1(g), within three (3) Business Days after the date of termination.

     (c) Notwithstanding anything to the contrary in this Agreement, Parent and MergerCo hereto expressly acknowledge and agree that, with respect to any termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(g) in circumstances where the Break-up Fee is payable in accordance with Section 8.2(b), the payment of the Break-up Fee shall constitute liquidated damages with respect to any claim for damages or any other claim which Parent or MergerCo would otherwise be entitled to assert against the Company or any of the Company Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or stockholders, with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to Parent and MergerCo. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(g) in circumstances where the Break-up Fee is payable in accordance with Section 8.2(b), the rights to payment under Section 8.2(b):

(i) constitute a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(g) and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. Except for nonpayment of the amounts set forth in Section 8.2(b), Parent and MergerCo hereby agree that, upon any termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(g) in circumstances where the Break-up Fee is payable in accordance with Section 8.2(b), in no event shall Parent or MergerCo (i) seek to obtain any recovery or judgment against the Company or any of the Company Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or stockholders, or (ii) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

     (d) The Company acknowledges that the agreements contained in Section 8.2(b) are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the Break-up Fee, and, in order to obtain such payment, Parent commences a suit that results in a final adjudication on the merits against the Company for the Break-up Fee, the Company shall pay to Parent interest on the Break-up Fee from and including the date payment of the Break-up Fee was due to but excluding the date of actual payment at the prime rate of Bank of America, National Association in effect on the date such payment was required to be made.

     8.3 Payment of Amount or Expense.

     (a) In the event that the Company is obligated to pay Parent the Break-up Fee pursuant to Section 8.2(b) or the Company or Parent is obligated to pay the other the expenses set forth in Section 6.4(c)(collectively, the “Section 8.2 Amount”), the Company or Parent (the “Payor”) shall pay to the other party (the “Payee”) from the applicable Section 8.2 Amount deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Section 8.2 Amount and (ii) the sum of (1) the maximum amount that can be paid to the Payee without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) (H) or 856(c)(3)(A) (I) of the Code (“Qualifying Income”), as determined by the Payee’s independent certified public accountants, plus (2) in the event the Payee receives either (X) a letter from the Payee’s counsel indicating that the Payee has received a ruling from the IRS described in Section 8.3(b)(ii) or (B) an opinion from the Payee’s outside counsel as described in Section 8.3(b)(ii), an amount equal to the Section 8.2 Amount less the amount payable under clause (1) above. To secure the Payor’s obligation to pay these amounts, the Payor shall deposit into escrow an amount in cash equal to the Section 8.2 Amount with an escrow agent selected by the Payor and on such terms (subject to Section 8.3(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Section 8.2 Amount pursuant to this Section 8.3(a) shall be made at the time the Payor is obligated to pay the Payee the such amount pursuant to Section 6.4(c) or Section 8.2(b), as applicable, by wire transfer or bank check.

     (b) The escrow agreement shall provide that the Section 8.2 Amount in escrow or any portion thereof shall not be released to the Payee unless the escrow agent receives any one or combination of the following: (i) a letter from the Payee’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Payee without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Payee’s accountants revising that amount, in which case the escrow agent shall release such amount to the Payee, or (ii) a letter from the Payee’s counsel indicating that the Payee received a ruling from the IRS holding that the receipt by the Payee of the Section 8.2 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Payee’s outside counsel has rendered a legal opinion to the effect that the receipt by the Payee of the Section 8.2 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 8.2 Amount to the Payee. The Payor agrees to amend this Section 8.3 at the request of the Payee in order to (x) maximize the portion of the Section 8.2 Amount that may be distributed to the Payee hereunder without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and

(3) of the Code, (y) improve the Payee’s chances of securing a favorable ruling described in this Section 8.3(b) or (z) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.3(b). The escrow agreement shall also provide that any portion of the Section 8.2 Amount held in escrow for five years shall be released by the escrow agent to the Payor. The Payor shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

     8.4 Amendment. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by the stockholders of the Company and the shareholders of Parent; provided, however, that after any such stockholder or shareholder approval, no amendment shall be made which by law requires further approval by such stockholders or shareholders without obtaining such approval.

     8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

GENERAL PROVISIONS

     9.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

(a)	if to Parent or MergerCo:

Camden Property Trust 3 Greenway Plaza, Suite 1300 Houston, TX 77046 Attention: Richard J. Campo Facsimile: (713) 572-4440

with a copy to:

Locke Liddell & Sapp LLP 2200 Ross Avenue, Suite 2200 Dallas, TX 75201 Attention: Bryan L. Goolsby Facsimile: (214) 740-8800

(b)	if to the Company:

Summit Properties Inc. 309 E. Morehead Street, Suite 200 Charlotte, NC 28202 Attention: Steven R. LeBlanc Facsimile: (704) 632-3237

with a copy to:

Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 Attention: Gilbert G. Menna, P.C. Facsimile: (617) 523-1231

     9.2 Certain Definitions. For purposes of this Agreement, the term:

     “Acquisition Proposal” shall mean any proposal or offer for any (a) merger, consolidation or similar transaction involving the Company, the Partnership or any Significant Subsidiary of the Company (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for the references to 10% therein), (b) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries, (c) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding securities of the Company, (d) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding shares of Company Common Stock or outstanding equity interest of the Partnership, (e) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company or the Partnership or (f) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include the Merger or the other transactions contemplated by this Agreement.

     “Aggregate Cash Consideration” shall mean $13.8057 multiplied by the number of issued and outstanding shares of Company Common Stock at the Effective Time.

     “Affiliate” of any person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

     “Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by law to be closed.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Company Material Adverse Change” means, with respect to the Company, an effect, event or change which has a material adverse effect on the assets or financial condition of the Company and the Company Subsidiaries on a consolidated basis taken as a whole, other than effects, events or changes arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect industries in which the Company and the Company Subsidiaries conduct business, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, lenders, partners or employees, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, or (e) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet publicly announced revenue or earnings projections.

     “Company Material Adverse Effect” means, with respect to the Company, an effect, event or change which has a material adverse effect on the assets, results of operations, or financial condition of the Company and the Company Subsidiaries on a consolidated basis taken as a whole, other than effects, events or changes arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect industries in which the Company and the Company Subsidiaries conduct business, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, lenders, partners or employees, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (e) earthquakes or other natural disasters or (f) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet publicly announced revenue or earnings projections.

     “Election Deadline” shall mean 5:00 p.m., Eastern Time, on three (3) Business Days before the date of the Company Stockholders Meeting or such other date as Parent and the Company shall mutually agree upon.

     “Environmental Laws” means any federal, state or local statute, law, ordinance, regulation, rule, code, or binding order and any enforceable and binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the indoor or outdoor environment, health and safety as affected by the environment or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or contamination.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “ERISA Affiliate” means of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same “controlled group” as the Company for purposes of ERISA Section 302(d)(8)(C).

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “GAAP” means generally accepted accounting principles as applied in the United States.

     “Hazardous Materials” means any “hazardous waste” as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any “hazardous substances” or “pollutant” or “contaminant” as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste, oil or fractions thereof.

     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     “Indebtedness” shall mean, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such Indebtedness of any other Person.

     “IRS” means the United States Internal Revenue Service.

     “Material Contracts” shall mean with respect to any Person: (a) all contracts, agreements or understandings with a customer of such Person or its Subsidiaries in the last fiscal year where such customer contracts, agreements or understandings in the aggregate account for more than 10% of such Person’s annual revenues; (b) all acquisition, merger, asset purchase or sale agreements entered into by such Person or its Subsidiaries in the last two fiscal years with a transaction value in excess of 10% of such Person’s consolidated annual revenues; and (c) any other agreements within the meaning set forth in Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations.

     “NYSE” means the New York Stock Exchange.

     “Parent Material Adverse Change” means, with respect to the Parent, an effect, event or change which has a material adverse effect on the assets or financial condition of the Parent and the Parent Subsidiaries on a consolidated basis taken as a whole, other than effects, events or changes arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect industries in which the Parent and the Parent Subsidiaries conduct business, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, lenders, partners or employees, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, or (e) any decline in the market price, or change in trading volume, of the capital stock of the Parent or any failure to meet publicly announced revenue or earnings projections.

     “Parent Material Adverse Effect” means, with respect to Parent, an effect, event or change which has a material adverse effect on the assets, results of operations or financial condition of Parent and its Subsidiaries on a consolidated basis taken as a whole, other than effects, events or changes arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect industries in which the Company and the Company Subsidiaries conduct business, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, lenders, partners or employees, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (e) earthquakes or other natural disasters or (f) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet publicly announced revenue or earnings projections.

     “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

     “SEC” means the Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Subsidiary” means any corporation more than 50% of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by Parent or the Company, as the case may be.

     “Superior Proposal” means an Acquisition Proposal (substituting for purposes of such definition 50% for 20%) which the Company Board believes is more favorable to the stockholders of the Company than the Merger (taking into account all of the terms and conditions of such Acquisition Proposal, including the financial terms, any conditions to consummation and the likelihood of such Acquisition Proposal being consummated).

     “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     “Taxes” means any and all taxes and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, net worth, excise, withholding, ad valorem, stamp, transfer, value added or gains taxes and similar charges.

     9.3 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“Aggregate Share Consideration Value”	Section 2.7(a)
“Agreement”	Preamble
“Amended Partnership Agreement”	Section 6.1
“Articles of Merger”	Section 1.3
“Average Parent Common Share Price”	Section 8.1(f)
“Base Share Price”	Section 8.1(f)
“Break-up Fee”	Section 8.2(b)
“Cash Consideration”	Section 2.1(d)
“Cash Election Shares”	Section 2.3(d)
“Certificate”	Section 2.1(e)
“Certificate of Merger”	Section 1.3
“Claim”	Section 6.6(b)
“Closing”	Section 1.4
“Closing Date”	Section 1.4
“Code”	Recitals
“Commitment”	Section 3.9
“Common Preferred Stock”	Section 3.3(a)
“Company”	Preamble
“Company Affiliates”	Section 6.12
“Company Board”	Recitals
“Company Common Stock”	Section 2.1(c)
“Company Disclosure Schedule”	Article III
“Company DRIP”	Section 2.7(d)
“Company Employees”	Section 6.9(b)
“Company Equityholder Approval”	Section 6.1(b)
“Company ESPP”	Section 2.7(c)
“Company Excess Stock”	Section 3.3(a)
“Company Option”	Section 2.7(a)
“Company Preferred Stock”	Section 3.3(a)
“Company Properties”	Section 3.11
“Company Recommendation”	Section 6.1(d)
“Company Rights Agreement”	Section 3.2(b)
“Company SEC Reports”	Section 3.7(a)
“Company Stock Option Plans”	Section 2.7(a)
“Company Stockholders Meeting”	Section 6.1(d)
“Company Subsidiaries”	Section 3.1(b)
“Confidentiality Agreement”	Section 6.7
“Delaware Courts”	Section 9.9(b)
“Determination Date”	Section 8.2(f)

“DGCL”	Recitals
“Drop Dead Date”	Section 8.1(b)
“DSOS”	Section 1.3
“Effective Time”	Section 1.3
“Election Form”	Section 2.3(b)
“Employee Programs”	Section 3.13(a)
“Encumbrances”	Section 3.11
“Exchange Agent”	Section 2.3(a)
“Exchange Ratio”	Section 2.1(d)
“Expected Closing Date”	Section 8.1(f)
“Financing Letter”	Section 4.21
“Form S-4”	Section 6.1(a)
“Governmental Entity”	Section 3.6
“Indemnified Parties”	Section 6.6(a)
“Joint Proxy Statement/Prospectus”	Section 6.1(a)
“Lender”	Section 4.21
“Merger”	Recitals
“MergerCo”	Preamble
“Merger Consideration”	Section 2.1(e)
“MGCL”	Recitals
“Non-Election Shares”	Section 2.3(d)
“OP Units”	Section 3.3(h)
“Option Payment”	Section 2.7(a)
“Other Filings”	Section 6.2
“Parent”	Preamble
“Parent Board”	Recitals
“Parent Common Shares	Section 2.1(a)
“Parent Disclosure Schedule”	Article IV
“Parent OP Shares”	Section 4.3(a)
“Parent OP Units”	Section 4.3(h)
“Parent Options”	Section 4.3(a)
“Parent Partnership”	Section 4.3(h)
“Parent Partnership Agreements”	Section 4.3(a)
“Parent Preferred Shares”	Section 4.3(a)
“Parent Properties”	Section 4.11
“Parent SEC Reports”	Section 4.7
“Parent Share Option Plans”	Section 4.3(a)
“Parent Shareholder Approval”	Section 6.1(b)
“Parent Shareholders Meeting”	Section 6.1(e)
“Parent Subsidiaries”	Section 4.1(b)
“Partnership”	Section 3.3(h)

“Partnership Agreement”	Section 3.3(a)
“Payee”	Section 8.3(a)
“Payor”	Section 8.3(a)
“Property Restrictions”	Section 3.11
“Proxy Solicitation Materials”	Section 6.1(a)
“Qualifying Income”	Section 8.3(a)
“Reallocated Cash Shares”	Section 2.3(i)
“Reallocated Stock Shares”	Section 2.3(i)
“Registration Rights Agreement”	Section 6.17
“REIT”	Section 3.10
“SDAT”	Section 1.3
“Section 8.2 Amount”	Section 8.3(a)
“Securities Laws”	Section 3.7(a)
“Series C Units”	Section 5.1(a)
“Share Consideration”	Section 2.1(d)
“Share Election Shares”	Section 2.3(d)
“Surviving Corporation”	Section 1.1
“Tax Protection Agreement”	Section 3.10
“Third Party”	Section 6.5(a)

     9.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.5 Non-Survival of Representations, Warranties, Covenants and Agreements. Except for Sections 6.6 and 6.9 and any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time (a) none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and (b) thereafter there shall be no liability on the part of either Parent, MergerCo or the Company or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

     9.6 Miscellaneous. This Agreement (a) constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule and Parent Disclosure Schedule, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and is not intended to confer upon any other Person (except as set forth below) any rights or remedies hereunder and (c) may be executed in two or more counterparts which together shall constitute a single agreement. Sections 6.6 and 6.9 are intended to be for the benefit of those Persons described therein and the covenants contained therein may be enforced by such Persons. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the federal and state courts located in North Carolina, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.7 Assignment; Benefit. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 6.6 and 6.9 hereof which shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.8 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     9.9 Choice of Law/Consent to Jurisdiction.

     (a) All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     (b) Each of the Company, Parent and MergerCo hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Delaware, each of Parent and MergerCo does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware as such agent, and the Company does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware as such agent.

     9.10 Gender Neutral. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

     9.11 Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     9.12 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission of any signed original document shall be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Camden Property Trust, Camden Sparks, Inc. and Summit Properties Inc. have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CAMDEN PROPERTY TRUST

By:	/s/ Richard J. Campo

Name: Richard J. Campo
Title: Chairman of the Board and Chief Executive Officer

CAMDEN SPARKS, INC.

By:	/s/ Richard J. Campo

Name: Richard J. Campo
Title: Chairman of the Board and Chief Executive Officer

SUMMIT PROPERTIES INC.

By:	/s/ Steven R. LeBlanc

Name: Steven R. LeBlanc
Title: President and Chief Executive Officer

ANNEX B

FORM OF SECOND AMENDED AND RESTATED AGREEMENT

OF

LIMITED PARTNERSHIP

OF

CAMDEN SUMMIT PARTNERSHIP, L.P.

______________, 2005

(continued)

(continued)

EXHIBITS

Exhibit A	-	Partners Contributions and Partnership Interests

Exhibit B	-	Capital Account Maintenance

Exhibit C	-	Special Allocation Rules

Exhibit D	-	Notice of Redemption

SCHEDULES

Schedule 1	-	Agreed Value of Contributed Properties

Schedule 2	-	704(c) Value of Contributed Properties

Schedule 3	-	Capital Contributions of Partners

FORM OF SECOND AMENDED AND RESTATED AGREEMENT
OF
LIMITED PARTNERSHIP
OF
CAMDEN SUMMIT PARTNERSHIP, L.P.

     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CAMDEN SUMMIT PARTNERSHIP, L.P. (this “Agreement”), dated as of    , 2005, is entered into by and among Camden Summit, Inc. (formerly Camden Sparks, Inc.), a Delaware corporation (the “General Partner”) and the Persons whose names are set forth on Exhibit A as attached hereto (such Persons other than the General Partner, Camden Property Trust and any Affiliates thereof are collectively referred to herein as the “Summit Limited Partners”).

     WHEREAS, the Partnership was formed by (i) filing the Certificate and (ii) certain of the Summit Limited Partners and Summit Properties Inc. (the “Original General Partner”) entering into an Agreement of Limited Partnership, dated as of January 29, 1994 (the “Original Agreement”);

     WHEREAS, upon the Effective Date the Original General Partner has merged with and into the General Partner (the “Merger”); and

     WHEREAS, in accordance with Article 14 of the Original Agreement, the General Partner and the Summit Limited Partners desire to amend and restate the Agreement to make certain changes herein in connection with the Merger and related transactions.

NOW THEREFORE, in accordance with the provisions of Section 2.4 of the Original Agreement, the Original Agreement is hereby amended and restated in its entirety as follows.

ARTICLE 1
DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     “Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

     “Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.

     “Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),

1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     “Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership taxable year.

     “Adjusted Property” means any property, the Carrying Value of which has been adjusted pursuant to Exhibit B hereof. Upon the Effective Date, the Carrying Value of all of the properties owned by the Partnership shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss pursuant to Exhibit B hereof.

     “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or (iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.

     “Agreed Value” means (i) in the case of any Contributed Property contributed to the Partnership prior to the Effective Date, the Agreed Value of such property as set forth on Schedule 1 attached hereto; (ii) in the case of any Contributed Property contributed to the Partnership upon or after the Effective Date and as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

     “Agreement” means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

     “Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

     “Available Cash” means, with respect to any period for which such calculation is being made, (i) the sum of:

               (a) the Partnership’s Net Income or Net Loss (as the case maybe) for such period (without regard to adjustments resulting from allocations described in Sections 1.A through 1.E of Exhibit C);

               (b) Depreciation and all other non-cash charges deducted in determining Net Income or Net Loss for such period;

               (c) the amount of any reduction in the reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary);

               (d) the excess of proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions); and

               (e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum of:

               (a) all principal debt payments made by the Partnership during such period;

               (b) capital expenditures made by the Partnership during such period;

               (c) investments made by the Partnership during such period in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or (ii)(b);

               (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period;

               (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period;

               (f) the amount of any increase in reserves during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion; and

               (g) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate, in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

     “Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

     “Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

     “Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1 or 4.2 hereof.

     “Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners’ Capital Accounts following the contribution of or adjustment with respect to such Property; and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     “Cash Amount” means an amount of cash with respect to the Common Units offered for redemption by a Redeeming Partner equal to the Value on the Valuation Date of the REIT Shares Amount.

     “Certificate” means the Certificate of Limited Partnership relating to the Partnership originally filed on January 29, 1994 in the office of the Delaware Secretary of State, as amended as of the Effective Date in connection with the Merger and as further amended from time to time in accordance with the terms hereof and the Act.

     “Certificate of Designations” means any Exhibit attached hereto or any amendment to this Agreement that sets forth the designations, rights, powers, duties and preferences of Partners holding any Partnership Interests issued pursuant to Section 4.2, which amendment is in the form of a certificate signed by the General Partner and appended to this agreement. A Certificate of Designations is not the exclusive manner in which such an amendment may be effected. The General Partner may adopt a Certificate of Designations without the consent of the Limited Partners to the extent permitted pursuant to Section 14.1(b) hereof.

     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     “Common Unit” means a Partnership Unit which is designated as a common unit of limited partnership interest and which has the rights, preferences and other privileges designated herein in respect of Common Unitholders. The allocation of Common Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time.

     “Common Unitholder” means a Partner that holds Common Units.

     “Company” means Camden Property Trust, a Texas real estate investment trust, and any successors thereto.

     “Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

     “Consideration” means (i) the Cash Amount or (ii) the REIT Shares Amount, as determined by the Partnership or the Company, as applicable, in its sole discretion, plus (x) cash in an amount equal to or (y) additional REIT Shares with a Value equal to the aggregate Cumulative Unpaid Accrued Return Amount and Cumulative Unpaid Priority Distribution Amount, if any, attributable to the Common Units being redeemed or purchased.

     “Contributed Property” means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

     “Conversion Factor” means 1.0, provided that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares; (ii) subdivides its outstanding REIT Shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. The Conversion Factor shall be subject to adjustment as provided in Section 16.2(b) hereof.

     “Cumulative Unpaid Accrued Return Amount” means, with respect to any holder of Common Units (other than the General Partner, the Company or any of their respective Subsidiaries or Affiliates), an amount, if any, equal to (i) the interest that would accrue at the Prime Rate plus five percent (5%) per annum, compounded quarterly in arrears, on such Partner’s Cumulative Unpaid Priority Distribution Amount outstanding from time to time, less (ii) the cumulative distributions received by such Partner pursuant to Clause (a) of Section 5.1 hereof. The Cumulative Unpaid Return Amount of a Redeeming Partner shall be reduced by the value of the aggregate Consideration paid by the Partnership or the Company, as applicable, in respect of any Cumulative Unpaid Accrued Return Amount attributable to any Common Units redeemed by the Partnership or purchased by the Company pursuant to Section 8.6 hereof.

     “Cumulative Unpaid Priority Distribution Amount” means, with respect to any holder of Common Units (other than the General Partner, the Company or any of their respective Subsidiaries or Affiliates), an amount, if any, equal to (i) the aggregate of all Priority

Distribution Amounts with respect to the Common Units held by such Partner, less (ii) the cumulative amount of distributions previously received by such Partner pursuant to Clauses (b) and (c) of Section 5.1 hereof. For these purposes, an unpaid Priority Distribution Amount will not be taken into account in determining a holder of Common Units’ Cumulative Unpaid Priority Distribution Amount unless it remains unpaid as of the close of business on the third (3rd) Business Day following the date on which the related dividend is paid by the Company on REIT Shares. The Cumulative Unpaid Priority Distribution Amount of a Redeeming Partner shall be reduced by the value of the aggregate Consideration paid by the Partnership or the Company, as applicable, in respect of any Cumulative Unpaid Priority Distribution Amount attributable to any Common Units redeemed by the Partnership or purchased by the Company pursuant to Section 8.6 hereof.

     “Declaration of Trust” means the Amended and Restated Declaration of Trust of the Company, as amended.

     “Depreciation” means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

     “Effective Date” means      , 2005 (i.e., the date of closing of the Merger pursuant to the Merger Agreement).

     “Exchange Ratio” shall have the meaning ascribed thereto in the Merger Agreement.

     “General Partner” means the Camden Summit, Inc., in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

     “General Partner Interest” means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of Partnership Units.

     “IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     “Immediate Family” means, with respect to any natural Person, such natural Person’s spouse and such natural Person’s natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

     “Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

     “Indemnitee” means (i) any Person made a party to a proceeding by reason of (A) his status as the General Partner, or as a director, trustee, trust manager or officer of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

     “Limited Partner” means the General Partner, the Company and any other Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner of the Partnership.

     “Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

     “Liquidating Event” has the meaning set forth in Section 13.1.

     “Liquidator” has the meaning set forth in Section 13.2.

     “Merger” has the meaning set forth in the recitals to this Agreement.

     “Merger Agreement” means that certain Agreement and Plan of Merger Agreement dated as of October 4, 2004 among the General Partner and the Original General Partner.

     “Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

     “Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

     “Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     “Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

     “Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit D to this Agreement.

     “Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.

     “Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     “Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

     “Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a

Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     “Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, as it may be amended and restated, and any successor thereto.

     “Partnership Interest” means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

     “Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     “Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the Company for the corresponding dividend distribution to its shareholders, or, if no such record date is established by the Company, the payment date of such distribution.

     “Partnership Unit” or “Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 (and includes any series or class of Preferred Units). The number of Partnership Units outstanding and (in the case of Common Units) the Percentage Interest in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.

     “Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

     “Percentage Interest” means, as to a Partner, its percentage interest as a Common Unitholder determined by dividing the Common Units owned by such Partner by the total number of Common Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

     “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

     “Pre-Liquidation Period” has the meaning set forth in Section 13.6 hereof.

     “Preferred Unit” means a limited partnership interest (of any series), other than a Common Unit, represented by a fractional, undivided share of the Partnership Interests of all Partners issued hereunder and which is designated as a “Preferred Unit” (or as a particular class or series of Preferred Units) herein and which has the rights, preferences and other privileges designated herein (including by way of a Certificate of Designations) in respect of a Preferred Unitholder. The allocation of Preferred Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time.

     “Preferred Unitholder” means a Partner that holds Preferred Units (of any class or series).

     “Prime Rate” means, on any date, a fluctuating rate of interest per annum equal to the rate of interest most recently established by JPMorgan Chase (or, at the General Partner’s election, another major lender to the Company or the Partnership, at the office with which the Company or the Partnership deals) as its prime rate of interest for loans in United States dollars.

     “Priority Distribution Amount” means with respect to the Common Units held by a Partner (other than the General Partner, the Company, or any of their respective Subsidiaries or Affiliates) on a Partnership Record Date for distribution of Available Cash, a cash amount equal in value to the aggregate cash dividends, cash distributions or other cash amounts that would have been payable to such holder of Common Units in the event that such Partner owned REIT Shares equal in number to the REIT Shares Amount attributable to all of such Partner’s Common Units as of such Partnership Record Date.

     “Recapture Income” means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as non-capital gain income because it represents the recapture of deductions previously taken with respect to such property or asset.

     “Redeeming Partner” has the meaning set forth in Section 8.6(a) hereof.

     “Redemption Right” has the meaning set forth in Section 8.6(a) hereof.

     “Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     “REIT” means a real estate investment trust under Section 856 of the Code.

     “REIT Share” means a common share of beneficial interest of the Company, par value $0.01 per share.

     “REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Common Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor, provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

     “Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

     “704(c) Value” of any Contributed Property means with respect to any Contributed Property contributed to the Partnership prior to the Effective Date the value of such property as set forth in Schedule 2 attached hereto and with respect to all other Contributed Properties, the fair market value of such property or other consideration at the time of contribution, as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

     “Specified Redemption Date” means the tenth (10th) Business Day after receipt by the Company of a Notice of Redemption; provided that if the Company combines its outstanding REIT Shares, no Specified Redemption Date shall occur after the record date of such combination of REIT Shares and prior to the effective date of such combination.

     “Subordinated Amounts” means any and all payments of the Partnership that are attributable to (i) any payment of principal or interest with respect to any indebtedness owing by the Partnership to the General Partner, the Company or any of their respective Subsidiaries or Affiliates; (ii) any payments by the Partnership to the General Partner, the Company or any of their respective Subsidiaries or Affiliates with respect to any reimbursement of expenses incurred by the General Partner, the Company or any of their respective Subsidiaries or Affiliates; (iii) any compensation paid by the Partnership to the General Partner or its Affiliates for services rendered and (iv) any other amounts owed to or being paid to the Company or any of its respective Subsidiaries or Affiliates.

     “Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

     “Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

     “Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     “Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date; over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

     “Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date; over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

     “Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

     “Value” means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

ARTICLE 2
ORGANIZATIONAL MATTERS

     Section 2.1 Formation

     Effective as of January 29, 1994, the Partnership was formed as a limited partnership under and pursuant to the Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2 Name

     Prior to the Effective Date, the name of the Partnership was “Summit Properties Partnership, L.P.” From and after the Effective Date, the name of the Partnership shall be Camden Summit Partnership, L.P. and, immediately following the Merger, an Amendment to the Partnership’s Certificate of Limited Partnership was filed to reflect the change in the name and the change in the General Partner. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

     Section 2.3 Registered Office and Agent; Principal Office

     The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be Three Greenway Plaza, Suite 1300, Houston, Texas 77046, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

     Section 2.4 Power of Attorney

          (a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

          (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatement thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interest; and

          (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

     Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

          (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

     Section 2.5 Term

     The term of the Partnership commenced on January 29, 1994 and shall continue until December 31, 2093, unless, the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3
PURPOSE

     Section 3.1 Purpose and Business

     The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be classified as a REIT, unless the

Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company’s right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge the Company’s current status as a REIT inures to the benefit of all of the Partners and not solely the Company or the General Partner.

     Section 3.2 Powers

     The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to continue to qualify as a REIT; (ii) could subject the Company to any additional taxes under Section 857 or Section 4981 of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

ARTICLE 4
CAPITAL CONTRIBUTIONS

     Section 4.1 Capital Contributions of the Partners

     Prior to the Effective Date, the Partners have made Capital Contributions to the Partnership as reflected on Schedule 3 attached hereto. On the Effective Date, (i) the Original General Partner merged with and into the General Partner, with the General Partner succeeding by operation of law to the Partnership Interests held by the Original General Partner, and (ii) upon the effectiveness of such merger, this Agreement became effective and replaced the Original Agreement in its entirety. In connection with the amendments effected by this Agreement, among other things, the number of Common Units held by each Partner were adjusted by multiplying the number of Common Units held by such Partner immediately prior to the effective time of the Merger by the final Exchange Ratio at the effective time of the Merger, after taking into account any adjustments thereto, and the provisions of the Agreement were amended, among other things, to reflect that the REIT Shares Amount payable to a Redeeming Partner in connection with an exercise of the Redemption Right pursuant to Section 8.6 hereof shall be comprised of REIT Shares (as opposed to common stock of the Original General Partner). As of the Effective Date (after taking into account the Merger and any Capital Contributions or redemptions relating thereto as well as the adjustment of Common Units as described above), (i) the number and class of Partnership Units held by each Partner, (ii) the Capital Account balance of each Partner and (iii) the Percentage Interest of each Partner are as set forth on Exhibit A attached hereto, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on any Partner’s

Percentage Interest. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A, as amended to reflect such deemed Capital Contributions. The number of Common Units held by the General Partner, in its capacity as general partner, (equal to one percent (1%) of all outstanding Common Units from time to time) shall be deemed to be the General Partner Interest. All other Common Units held by the General Partner shall be held in its capacity as a Limited Partner. Except as provided in Sections 4.2 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

     Section 4.2 Issuances of Additional Partnership Interests

     The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the Company, the General Partner or any of their respective Subsidiaries or Affiliates, unless either (x) the Company, the General Partner or their Subsidiary or Affiliate, as applicable, shall make a Capital Contribution to the Partnership in an amount equal to the fair market value of such Partnership Units or other Partnership Interests (as determined in good faith by the General Partner, provided, however, that for purposes hereof the fair market value of a Common Unit of the same class of Common Units held by the Summit Limited Partners shall be equal to (A) the Value of that number of REIT Shares (or fraction thereof) comprising the REIT Shares Amount attributable to a single Common Unit of such class as of the date of issuance of such Common Unit or (B) with respect to issuances on the Effective Date, the Cash Consideration (as defined in the Merger Agreement), or (y) the additional Partnership Units or other Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests; and provided further that no such additional Partnership Units or other Partnership Interests shall be issued to the Company, the General Partner or one of their respective Subsidiaries or Affiliates, with rights to distributions during the operation or upon liquidation of the Partnership that are senior to the distributions of the Summit Limited Partners during the operation or upon the liquidation of the Partnership or with rights to Net Losses that would result in a change in the priority of allocation of Net Losses pursuant to Section 6.1(b) hereof in a manner that has an adverse effect upon any of the Summit Limited Partners.

     Section 4.3 Preemptive Rights

     No Person shall have any preemptive, preferential or other similar purchase right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) the issuance or sale of any Partnership Units or other Partnership Interests.

ARTICLE 5
DISTRIBUTIONS

     Section 5.1 Requirement and Characterization of Distributions

     Subject to Sections 5.3 and 5.4 hereof and subject to the rights and preferences of any outstanding class or series of Preferred Units as set forth in the Certificates of Designations therefor attached hereto or executed by the General Partner, or as otherwise provided herein with respect to Partnership Interests other than Common Units, the General Partner shall distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the Partnership during such quarter or shorter period as follows:

          (a) first, to the Common Unitholders (other than the General Partner, the Company or any of their respective Subsidiaries or Affiliates) who are Partners on the Partnership Record Date with respect to such distribution, pro rata among them in proportion to the Cumulative Unpaid Accrued Return Amount, if any, of each such Common Unitholder until the Cumulative Unpaid Accrued Return Amount of each Common Unitholder is reduced to zero;

          (b) second, to the Common Unitholders (other than the General Partner, the Company or any of their respective Subsidiaries or Affiliates) who are Partners on the Partnership Record Date with respect to such distribution pro rata among them in proportion to the Cumulative Unpaid Priority Distribution Amount, if any, of each such Common Unitholder until the Cumulative Unpaid Priority Distribution Amount of each such Common Unitholder is reduced to zero;

          (c) third, to the Common Unitholders (other than the General Partner, the Company or any of their respective Subsidiaries or Affiliates) who are Partners on the Partnership Record Date with respect to such distribution, pro rata among them in proportion to the Priority Distribution Amount, if any, of each such Common Unitholder, until each such Common Unitholder has received an amount equal to the Priority Distribution Amount with respect to such distribution;

          (d) thereafter, one hundred percent (100%) to the General Partner, the Company and their respective Subsidiaries and Affiliates (and any permitted transferee under Section 11.2 hereof) pro rata in proportion to the Common Units held by the General Partner, the Company and their respective Subsidiaries and Affiliates (and any permitted transferee under Section 11.2 hereof).

          Notwithstanding the foregoing, in no event may a Partner receive a distribution of Available Cash with respect to a Common Unit if such Partner is entitled to receive a distribution with respect to a REIT Share for which such Common Unit has been redeemed or exchanged. No Partner shall receive any distributions in respect of, and no Cumulative Unpaid Accrued Return Amount shall accrue with respect to, any failure of such Partner to timely receive any Priority Distribution Amount due to the Partner’s failure to provide the General Partner with accurate information regarding its address for payment of distributions hereunder. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Company’s qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

     Section 5.2 Amounts Withheld

     All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

     Section 5.3 Distributions Upon Liquidation

     Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2

     Section 5.4 Subordinated Amounts. Notwithstanding any other provision of this Agreement to the contrary, the Partnership shall not pay any Subordinated Amounts unless and until the Cumulative Accrued Unpaid Return Amounts and Cumulative Unpaid Priority Distribution Amounts of all of the holders of Common Units (other than the Company, the General Partner and their respective Subsidiaries and Affiliates) have been reduced to zero.

ARTICLE 6
ALLOCATIONS

     Section 6.1 Allocations For Capital Account Purposes

     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

          (a) Net Income. Net Income shall be allocated:

          (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to Section 6.1(b)(iv) below for all prior taxable years exceed Net Income previously allocated to the General Partner pursuant to this Section 6.1(a)(i) for all prior taxable years;

          (ii) second, to Partners holding Preferred Units to the extent that Net Losses previously allocated to such Partners pursuant to Section 6.1(b)(iii) below for all prior taxable years exceed Net Income previously allocated to such Partners pursuant to this Section 6.1(a)(ii) for all prior taxable years;

          (iii) third, to Partners holding Common Units to the extent that Net Losses previously allocated to such Partners pursuant to Section 6.1(b)(ii) below for all prior taxable years exceed Net Income previously allocated to such Partners pursuant to this Section 6.1(a)(iii) for all prior taxable years;

          (iv) fourth, to Partners holding Preferred Units in accordance with the rights of any such class of Partnership Interests until each such Preferred Unit has been allocated Net Income equal to the excess of (x) the cumulative amount of preferred distributions such Partners are entitled to receive to the last day of the current taxable year or to the date of redemption to the extent such Partnership Interests are redeemed during such taxable year over (y) the cumulative Net Income allocated to such Partners, pursuant to this Section 6.1(a)(iv) for all prior taxable years (and, within each such class, pro rata in proportion to the respective share of such Units each Partner holds as of the last day of the period for which such allocation is being made);

          (v) fifth, to Partners holding Common Units pro rata in proportion to and up to the amount of any distributions received by each such Partner pursuant to Section 5.1 hereof for the current taxable year or other taxable period (provided that for purposes of this Section 6.1(a)(v) the General Partner may include in the calculation of distributions received by a Partner during any taxable year or other taxable period of the Partnership any distributions received by the Partner on or before the thirtieth (30th) day following the end of the particular taxable year or other period of the Partnership, provided further that, if the General Partner elects to include the distribution in any such calculation, any such distribution shall be disregarded for purposes of determining allocations of income in the year in which it is actually made); and

          (vi) sixth, the remaining Net Income of the Partnership shall be allocated one hundred percent (100%) to the General Partner, the Company and their respective Subsidiaries and Affiliates (and any permitted transferee under Section 11.2 hereof) pro rata in proportion to the Common Units held by the General Partner, the Company and their respective Subsidiaries and Affiliates (and any permitted transferee under Section 11.2 hereof).

          (b) Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Losses shall be allocated:

          (i) first, to the General Partner and the Company to the extent Net Income previously allocated to the General Partner and the Company pursuant to Section 6.1(a)(vi) above for all prior tax years exceeds Net Losses allocated to the

General Partner and the Company under this Section 6.1(b)(i) for all prior taxable years;

          (ii) second, with respect to Common Units, pro rata in proportion to each Partner’s respective Adjusted Capital Account as of the last day of the period for which such allocation is being made until the Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each Partner with respect to such Common Units is reduced to zero;

          (iii) third, to the Partners holding Preferred Units in accordance with the rights of such class of Preferred Units (and, if there is more than one class of such Preferred Units, then in the reverse order of their preferences in distributions), until the Adjusted Capital Account (modified in the same manner as in the parenthetical in the immediately preceding clause (i)) of each such Partner with respect to such Preferred Units is reduced to zero; and

          (iv) fourth, to the General Partner.

          (c) For purposes of Regulations Section 1.752-3(a), the Partners agree, that except as otherwise expressly agreed to in a separate written agreement between the General Partner and one or more Limited Partners, that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain; and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (d) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

          (e) Notwithstanding anything to the contrary in this Article 6, following the occurrence of a Liquidating Event (and, if applicable, the failure of the Partners to elect to continue the Partnership), items of income, gain, loss and deduction for the current fiscal year (and if necessary, the prior fiscal year if such event occurs before the due date, without regard for any extension of time, for filing the federal income tax return for the Partnership for such prior year) shall be specially allocated to the Summit Limited Partners who are then Partners and/or other Partners to the extent necessary to cause the Capital Account of each such Summit Limited Partner to equal an amount that, if distributed in cash (taking into account all prior distributions to such Summit Limited Partner for all periods since the Effective Date in respect to the Units held by them at the time of the Liquidating Event), would result in such Summit Limited Partner receiving aggregate distributions in respect of the Units held by them at the time of the Liquidating Event or revaluation equal to the Value of the REIT Shares Amount attributable to those

Units as of the Effective Date (as determined immediately following consummation of the Merger and the conversion of the outstanding Common Units as described in Section 4.1 hereof) plus an return thereon that results in the Summit Limited Partner having received an internal rate of return equal to 8% per annum. In the event of any revaluation of Partnership property pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), items of book income, gain, loss and deduction shall be allocated to the Summit Limited Partners who are then Partners and/or other Partners in a manner consistent with this Section 6.1(e).

     Section 6.2 Substantial Economic Effect

     It is the intent of the Partners that the allocations of Net Income and Net Losses under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article VI and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 7.1 Management

          (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof and shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

          (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Company (so long as the Company qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders in amounts sufficient to permit the Company to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

          (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof);

          (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Company, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Company or the Subsidiaries of the Partnership and/or the Company) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

          (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owed by the Partnership or any Subsidiary of the Partnership;

          (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

          (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

          (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

          (9) the collection and receipt of revenues and income of the Partnership;

          (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer” of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

          (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

          (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

          (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (14) the undertaking of any action in connection with the Partnership’s direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

          (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

          (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

          (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

          (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

          (19) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

          (20) the issuance of additional Partnership Units, as appropriate, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof.

          (b) Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

          (c) The General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

          (d) Except as otherwise expressly agreed to in a separate written agreement between the General Partner and one or more Limited Partners, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. Except as otherwise expressly agreed to in a separate written agreement between the General Partner and one or more Limited Partners, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement and in accordance with the terms of Section 7.3.

     Section 7.2 Certificate of Limited Partnership

     Effective as of January 29, 1994, the Certificate was filed with the Secretary of State of Delaware as required by the Act. As of the Effective Date, the Certificate shall be amended to reflect the Merger and the change in the Partnership’s name. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

     Section 7.3 Restrictions on General Partner Authority

          (a) The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Percentage Interests held by the General Partner), or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement.

          (b) Except as provided in Article 13 hereof, the General Partner may not cause the Partnership to liquidate, without the Consent of Limited Partners holding majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the General Partner, the Company or any Subsidiary or Affiliate of the Company).

          (c) Except as provided in Article 14 hereof, the General Partner will not make any amendments to this Agreement without the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the General Partner, the Company or any Subsidiary or Affiliate of the Company).

          (d) The General Partner shall not transfer or assign its General Partner Interest to any Person other than the Company or a direct or indirect wholly owned Subsidiary of the Company without the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the General Partner, the Company or any Subsidiary or Affiliate of the Company).

          (e) The General Partner shall not cause the Partnership to merge or consolidate with or into any other Person without the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the General Partner, the Company or any Subsidiary or Affiliate of the Company), except in a transaction in which the Summit Limited Partners are granted economic rights that are identical to their economic rights under this Agreement (provided, however, for purposes of this Section 7.3(e), any changes in the form of such rights of the Summit Limited Partners required to reflect a change in the issuer of the REIT Shares or a change in the capital structure of the Company or the Partnership, e.g., adjustment to the Conversion Factor, change of the securities which the Common Units may receive upon exercise of their Redemption Right, a change of Common Units into common units in the new limited partnership, shall not result in the economic rights granted to the Original Limited Partners not being identical to their economic rights hereunder). Notwithstanding the foregoing, in the event that the General Partner proposes to merge or consolidate the Partnership with or into any other Person in connection with a transaction that constitutes a Triggering Event pursuant to Section 16.1 hereof, the General Partner and the Partnership shall comply with the applicable provisions of Article 16 hereof with respect to such Triggering Event.

          (f) The General Partner shall not cause the Partnership to commence a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law or to consent to the filing of any involuntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, without the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the General Partner, the Company or any Subsidiary or Affiliate of the Company).

     Section 7.4 Reimbursement of the General Partner and the Company

          (a) Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

          (b) The General Partner and the Company, shall be reimbursed on a monthly basis, or such other basis as they may determine in their reasonable discretion, for all reasonable expenses that they incur relating to the ownership and operation of, or for the benefit of, the Partnership; provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner or the Company with respect to bank accounts or other instruments or accounts held by them on behalf of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof.

          (c) The General Partner and its Affiliates may receive reasonable compensation for services rendered to or for the benefit of the Partnership.

     Section 7.5 Outside Activities of the General Partner

     The General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

     Section 7.6 Contracts with Affiliates

          (a) The Partnership may lend or contribute funds or other assets to its Affiliates or Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

          (b) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

          (c) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

          (d) The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any Subsidiaries of the Partnership.

          (e) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

     Section 7.7 Indemnification

          (a) To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the General Partner as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

          (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.

          (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified.

          (d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

          (f) In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h) The provisions of this Section 7.7 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this

Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s liability to any Indemnitee under this Section 7.7, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 7.8 Liability of the General Partner

          (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers, directors and/or trust managers shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

          (b) The Limited Partners and the Company expressly acknowledge that the General Partner is acting on behalf of both the Limited Partners and the shareholders of the Company collectively; that, except as provided to the contrary in written agreements between the Limited Partners and the General Partner and/or the Partnership (including without limitation that certain Tax, Asset and Income Support Agreement as of the date hereof), the General Partner is under no obligation to consider separately the interests of the Limited Partners (except as otherwise provided herein) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that, except as provided to the contrary in written agreements between the Limited Partners and the General Partner and/or the Partnership (including without limitation that certain Tax, Asset and Income Support Agreement as of the date hereof), the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

          (c) Subject to its obligations and duties as General Partner set forth in Section 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

          (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s and its officers’ and directors’ liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 7.9 Other Matters Concerning the General Partner

          (a) The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

          (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT; or (ii) to avoid the Company incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     Section 7.10 Title to Partnership Assets

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     Section 7.11 Reliance by Third Parties

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     Section 8.1 Limitation of Liability

     The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

     Section 8.2 Management of Business

     No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, trust manager, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, trust manager, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     Section 8.3 Outside Activities of Limited Partners

     Subject to any agreements entered into pursuant to Section 7.6(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or any of its

Subsidiaries, any Limited Partner (other than the General Partner) and any officer, director, trust manager, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (other than the General Partner) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

     Section 8.4 Return of Capital

     Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C hereof or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

     Section 8.5 Rights of Limited Partners Relating to the Partnership

          (a) In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):

          (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934;

          (2) to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

          (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

          (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

          (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

          (b) The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor.

          (c) Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

     Section 8.6 Redemption Right

          (a) Subject to Sections 8.6(b), 8.6(c), 8.6(d) and 8.6(e) hereof, at all times prior to the expiration of the Pre-Liquidation Period, each Limited Partner (other than the General Partner, the Company or any Subsidiary of the Company) shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Units held by such Limited Partner at a redemption price equal to and in the form of the Consideration to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the Company) by the Limited Partner who is exercising the redemption right (the “Redeeming Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company elects to purchase the Common Units subject to the Notice of Redemption pursuant to Section 8.6(b). A Limited Partner may not exercise the Redemption Right for less than two thousand (2,000) Common Units or, if such Limited Partner holds less than two thousand (2,000) Common Units, all of the Common Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Common Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Consideration shall be paid by the Partnership directly to such Assignee and not to such Limited Partner and neither the Partnership nor the General Partner shall have any liability to such Limited Partner for making the foregoing payment to such Assignee.

          (b) Notwithstanding the provisions of Section 8.6(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Common Units described in the Notice of Redemption to the Company, and the Company may, in its sole and absolute discretion, elect to purchase directly and acquire such Common

Units by paying to the Redeeming Partner the Consideration on the Specified Redemption Date, whereupon the Company shall acquire the Common Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. If the Company shall elect to exercise its right to purchase Common Units under this Section 8.6(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five Business Days after the receipt by it of such Notice of Redemption. Unless the Company (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Redeeming Partner pursuant to this Section 8.6(b), following delivery by the Partnership of the Consideration to the Redeeming Partner the Company shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. In the event the Company shall exercise its right to purchase Common Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.6(b), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company shall treat the transaction between the Company and the Redeeming Partner, for federal income tax purposes, as a sale of the Redeeming Partner’s Common Units to the Company. In such event, the Company shall become the holder of the Common Units and shall have all of the rights as a Limited Partner hereunder with respect to such Common Units (including being considered for all purposes hereunder as the owner of the Percentage Interests attributable to such Common Units); provided, however, that notwithstanding the foregoing the Company shall not be entitled to receive any Priority Distribution Amounts, Cumulative Unpaid Accrued Return Amount or Cumulative Unpaid Priority Distribution Amounts with respect to such Common Units. Each Redeeming Partner agrees to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

          (c) Notwithstanding the provisions of Section 8.6(a) and Section 8.6(b), a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6(a) if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the Company pursuant to Section 8.6(b) (regardless of whether or not the Company would in fact exercise its rights under Section 8.6(b)) would be prohibited under the Declaration of the Trust of the Company.

          (d) In the event that the Company (under Section 8.6(b) above), elects to pay the applicable REIT Shares Amount to the Redeeming Partner or Assignee hereunder and such REIT Shares Amount is not a whole number of REIT Shares, the Redeeming Partner or Assignee shall be paid (i) that number of REIT Shares which equals the nearest whole number less than such amount, plus (ii) an amount of cash in lieu of the fractional REIT Share that would otherwise be payable to the Redeeming Partner or the Assignee equal to the product of the percentage of a REIT Share represented by a such fractional REIT Share and the Value on the Valuation Date of a REIT Share.

          (e) Each Redeeming Partner covenants and agrees with the Partnership and the Company that all Common Units delivered in connection with the exercise of the

Redemption Right shall be delivered to the Partnership or the Company, respectively, free and clear of all liens, encumbrances, liabilities, claims or charges of any kind, and notwithstanding anything contained herein to the contrary, neither the Partnership nor the Company shall be under any obligation to acquire any Redeeming Partner’s Common Units, (1) to the extent that any such Common Units are subject to any liens, encumbrances, liabilities, claims or charges of any kind that shall not be released prior to the delivery of such Common Units to the Partnership or the Company or (2) in the event that any such Redeeming Partner shall fail to give adequate assurances that such Common Units will be delivered to the Partnership or the Company free and clear of any such liens, encumbrances, liabilities, claims or charges or any kind or shall fail to agree to fully indemnify the Partnership and the Company from any such liens, encumbrances, liabilities, claims or charges of any kind.

          (f) In connection with the exercise of the Redemption Right by a Redeeming Partner the Partnership or, as applicable the Company, shall deliver the REIT Shares Amount or the Cash Amount but not a combination of the REIT Shares Amount and the Cash Amount with respect to the Common Units redeemed or purchased hereunder. Notwithstanding the foregoing, the Partnership or the Company may elect to pay the Consideration to a Redeeming Partner in the form of the REIT Shares Amount and pay to such Redeeming Partner cash in lieu of any fractional REIT Share in accordance with Section 8.6(d) hereof.

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

     Section 9.1 Records and Accounting

     The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

     Section 9.2 Fiscal Year

     The fiscal year of the Partnership shall be the calendar year.

     Section 9.3 Reports

          (a) As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

     (b) As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Company, if such statements are prepared solely on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

ARTICLE 10
TAX MATTERS

     Section 10.1 Preparation of Tax Returns

     The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably requested by Limited Partners for federal and state income tax reporting purposes.

     Section 10.2 Tax Elections

     Except as otherwise provided herein or as otherwise agreed to in a written agreement between the General Partner and one or more Limited Partners, the General Partner shall, in its sole and absolute discretion, determine whether to make or revoke any available election pursuant to the Code (including, without limitation the election under Section 754 of the Code).

     Section 10.3 Tax Matters Partner

     (a) The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

     (b) The tax matters partner is authorized, but not required.

     (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

     (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

     (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

     (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

     (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

     (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

     (c) The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

     Section 10.4 Organizational Expenses

     The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

     Section 10.5 Withholding

     Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11
TRANSFERS AND WITHDRAWALS

     Section 11.1 Transfer

     (a) The term “transfer,” when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include any redemption of Partnership Interests by the Partnership from a Limited Partner or any acquisition of Partnership Units from a Limited Partner by the Company pursuant to Section 8.6.

     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

     Section 11.2 Transfer of General Partner Interest and Limited Partner Interest

     The General Partner may not (x) transfer any of its General Partner Interest or withdraw as General Partner, or (y) if such transfer would result in the General Partner and its direct or indirect wholly-owned Subsidiaries owning less than 50% of the outstanding Common Units transfer any of its Limited Partner Interest, unless Limited Partners holding a majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the General Partner, the Company or any Subsidiary or Affiliate of the Company) consent to such transfer or withdrawal or such transfer is to the Company or a direct or indirect wholly-owned Subsidiary of the Company. In the event that the General Partner transfers any of its Limited Partner Interest, the transferee (and any and all subsequent transferees) shall be entitled to the same rights to distributions (of operating cash flow as well as liquidation proceeds), with regard to such Limited Partner Interest as the General Partner hereunder. In addition, the Company may not own, directly or indirectly, less than 100% of the capital stock or, directly or indirectly, control less than all voting securities of the General Partner unless Limited Partners holding a majority of the Percentage Interests (other than Limited Partner Interests held by the General Partner, the Company or any Subsidiary or Affiliate of the Company) consent to the related transfer of such interests. For purposes of this Section 11.2 only, the term “transfer” shall include, in addition to the actions described in Section 11.1(a), the issuance of voting stock of the General Partner to a Person other than the Company or a direct or indirect wholly-owned Subsidiary of the Company or any other transaction (except any transaction effected in compliance with Section 7.3 or Article 16 hereof or any other transaction expressly permitted by this Agreement) which has the substantive effect of reducing the Company’s (together with its Subsidiaries) economic interest or control of the General Partner below 100%.

     Section 11.3 Limited Partners’ Rights to Transfer

     (a) Subject to the provisions of Sections 11.3(c), 11.3(d), 11.3(e), 11.4, a Limited Partner may transfer, with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner.

     (b) If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

     (c) The General Partner may prohibit any transfer by a Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

     (d) No transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

     (e) No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion; provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units to be transferred to the lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

     Section 11.4 Substituted Limited Partners

     (a) No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

     (b) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     (c) Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

     Section 11.5 Assignees

     If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

     Section 11.6 General Provisions

     (a) No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.

     (b) Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of its Partnership Units pursuant to a redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

     (c) Except as otherwise authorized by the General Partner, transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership.

     (d) If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article 11 or redeemed or transferred pursuant to Section 8.6 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

ARTICLE 12
ADMISSION OF PARTNERS

     Section 12.1 Admission of Successor General Partner

     A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6(d) hereof.

     Section 12.2 Admission of Additional Limited Partners

     (a) After the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

     (c) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such item for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner, assuming the admission occurred as of the last day of the month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

     Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

     For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 13.1 Dissolution

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (each a “Liquidating Event”):

     (a) the expiration of its term as provided in Section 2.5 hereof;

     (b) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

     (c) from and after the date of this Agreement an election to dissolve the Partnership made by the General Partner with the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the General Partner, the Company or any Subsidiary or Affiliate of the Company).

     (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

     (e) the sale of all or substantially all of the assets and properties of the Partnership; or

     (f) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

     Section 13.2 Winding Up

     (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of common stock in the Company) shall be applied and distributed in the following order:

     (1) First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

     (2) Second, to the Summit Limited Partners in proportion to and up to the amount of their respective Capital Accounts, after giving effect to any allocation pursuant to Section 6.1(e) hereof.

     (3) Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

     (4) Fourth, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

     (5) The balance, if any, to the General Partner and Limited Partners (other than the Summit Limited Partners) in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

     The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

     (b) Notwithstanding the provisions of Section 13.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     (c) In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

     (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

     (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2(a) as soon as practicable.

     Section 13.3 Compliance with Timing Requirements of Regulations

     In the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations

Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

     Section 13.4 Deemed Distribution and Recontribution

     Notwithstanding any other provision of this Article 13, in the event the Partnership is considered “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have contributed its assets in kind to a new partnership in return for interests in such partnership that correspond to the outstanding interests in the Partnership and then, distributed the interests in such new partnership to the General Partner and Limited Partners in accordance with their respective interests in the Partnership in liquidation of the Partnership.

     Section 13.5 Rights of Limited Partners

     Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

     Section 13.6 Notice of Dissolution

     In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners (a “Liquidation Notice”). The General Partner shall not make any liquidating distributions to the Partners prior to the expiration of thirty (30) days following delivery by the General Partner of a Liquidation Notice to the Partners (such thirty (30) day period is referred to herein as the “Pre-Liquidation Period”). During the Pre-Liquidation Period, each Partner may exercise the Redemption Right.

     Section 13.7 Termination of Partnership and Cancellation of Certificate of Limited Partnership

     Upon the completion of the liquidation of the Partnership’s assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

     Section 13.8 Reasonable Time for Winding-Up

     A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

     Section 13.9 Waiver of Partition

     Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

     Section 14.1 Amendments

     (a) Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners (other than the General Partner) holding twenty percent (20%) or more of the Partnership Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal. Except as provided in Section 7.3(a), 7.3(b), 13.1(c), 14.1(b), 14.1(c) or 14.1(d), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Percentage Interests held by the General Partner, the Company or their respective Subsidiaries or Affiliates).

     (b) Notwithstanding Section 14.1(a), the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

     (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

     (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

     (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2 hereof;

     (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

     (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

     The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1(b) is taken.

     (c) Notwithstanding Section 14.1(a) and 14.1(b) hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner’s interest in the Partnership into a General Partner Interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Article 13, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1(b)(3) hereof); (iv) except as permitted by Article XVI hereof, alter or modify the Redemption Right and REIT Shares Amount as set forth in Section 8.6 and the related definitions, in a manner adverse to such Partner; (v) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1; or (vi) amend this Section 14.1(c). Further, no amendment may alter the restrictions on the General Partner’s authority set forth in Section 7.3. without the Consent specified in that section.

     (d) Notwithstanding Section 14.1(a) or Section 14.1(b) hereof, the General Partner shall not amend Sections 4.2, 7.5, 7.6, 11.2 or 14.2 without the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners, excluding Limited Partner Interests held by the General Partner, the Company or any Subsidiary of the Company.

     Section 14.2 Meetings of the Partners

     (a) Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners (other than the Company) holding twenty percent (20%) or more of the Partnership Interests. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1(a) hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited

Partnership Interests held by the General Partner, the Company and their respective Subsidiaries and Affiliates) shall control.

     (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy.

     (d) Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the Company and may be held at the same time, and as part of, meetings of the shareholders of the Company.

ARTICLE 15
GENERAL PROVISIONS

     Section 15.1 Addresses and Notice

     Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

     Section 15.2 Titles and Captions

     All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

     Section 15.3 Pronouns and Plurals

     Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 15.4 Further Action

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 15.5 Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 15.6 Creditors

     Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     Section 15.7 Waiver

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 15.8 Counterparts

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     Section 15.9 Applicable Law

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     Section 15.10 Invalidity of Provisions

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 15.11 Entire Agreement

     This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto; provided that the General Partner and the Partnership may enter into separate written agreements with certain of the Limited Partners relating to their rights and obligations under this Agreement and such separate agreements shall not be superseded by this Agreement but shall supplement and be considered part of this Agreement.

     Section 15.12 {Intentionally Omitted}

     {Intentionally Omitted}

ARTICLE 16
CONSOLIDATION, MERGER OR SALE OF ASSETS OF THE COMPANY

     Section 16.1 Triggering Events

     For the purposes of this Article 16, each of the following events shall be deemed to be a “Triggering Event”: (v) if the Company consolidates with, or merges into, any other Person, and the Company is not the continuing or surviving corporation of such consolidation or merger, (w) the Company engages in a transaction that constitutes a “going private” transaction within the meaning of Rule 13e-3 under the Exchange Act, (x) if any Person consolidates with, or merges into, the Company, and the Company is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding REIT Shares are converted into stock or other securities of any other Person or cash or any other property, (y) if any Person becomes the Beneficial Owner (as hereinafter defined) of 33.3% or more of the then outstanding REIT Shares or (z) if the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) to any Person or Persons, in one or more transactions, assets aggregating more than 50% of the value of the assets (based on either the fair market value of the assets or cash flow generated by the assets) of the Company and its Subsidiaries, as a whole. “Beneficial Owner” means any Person who, together with such Person’s affiliates (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (including any rules and regulations thereunder, (the “Exchange Act”)) and associates (as defined in Rule 12b-2 of the Exchange Act), (i) would be considered a “beneficial owner” under Rule 13d-3 of the Exchange Act, other than (A) as a result of a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act or (B) as would not be reportable by such Person on Schedule 13D under the Exchange Act, or (ii) has entered into any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) owning, voting (except pursuant to a revocable proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act) or disposing of REIT Shares, including upon the exercise of conversion rights, exchange rights, rights, warrants or options or otherwise.

     Section 16.2 From and After the Occurrence of a Triggering Event

     Effective on the date of each Triggering Event, the Redemption Right shall be adjusted as provided in this Section 16.2.

     (a) From and after the occurrence of a Triggering Event (each such occurrence, a “Trigger Occurrence”) and until the occurrence, if any, of a subsequent Triggering Event (in which case a further adjustment shall be made pursuant to this Section 16.2), each and every reference contained in this Agreement to a “REIT Share” or “REIT Shares” shall be deemed to be a reference to a share or shares, respectively (each, a “Replacement Share”; collectively, “Replacement Shares”), of: (i) if, as a result of any Triggering Event, all of the REIT Shares are converted solely into Registered Common Shares (as hereinafter defined), such Registered Common Shares and (ii) in all other cases, the common shares, or, if such Person shall have no common shares, the equity securities or other equity interests having power to control or direct the management (the “Common Shares”) of (a) in the event of a Triggering Event described in clause (w) or (x) of the first sentence of Section 16.1, (1) the Person that is the issuer of any securities into which the REIT Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer who has the highest Market Capitalization (as hereinafter defined) and (2) if no securities are so issued, the Person that is the other party to such merger or consolidation, or if there is more than one such Person, the Person who has the highest Market Capitalization or (b) in the event of a Triggering Event described in clause (y) or (z) of the first sentence of Section 16.1, the Person that is the party becoming the Beneficial Owner of the largest percentage of the outstanding REIT Shares or receiving the largest portion of the value of assets (with such value determined based on either the fair market value of the assets or the cash flow generated by the assets) transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions or if the Person becoming the Beneficial Owner of the largest portion of the REIT Shares or receiving the largest portion of the assets cannot be determined, whichever Person has the highest Market Capitalization; provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve-month period registered (“Registered Common Shares”) under Section 12 of the Exchange Act, or such Person is not a corporation or a state-chartered real estate investment trust, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Shares outstanding, “Replacement Shares” shall mean the Common Shares of such other Person; (2) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation or a state-chartered real estate investment trust, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Shares outstanding, “Replacement Shares” shall mean Common Shares of the ultimate parent entity of such first-mentioned Person; (3) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation or a state-chartered real estate investment trust, and such Person is directly or indirectly controlled by more than one Person, and one of such other Persons has Registered Common Shares outstanding, “Replacement Shares” shall mean Common Shares of whichever of such other Persons is the issuer having the highest Market Capitalization; and (4) if the

Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, or a state-chartered real estate investment trust, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Shares outstanding, “Replacement Shares” shall mean Common Shares of whichever ultimate parent entity is the corporation, or a state-chartered real estate investment trust having the highest aggregate shareholders’ equity or, if no such ultimate parent entity is a corporation or a state-chartered real estate investment trust, shall be deemed to refer to Common Shares of whichever ultimate parent entity is the entity having the greatest net assets. Any issuer of “Replacement Shares” shall be referred to as an “Issuer”. “Market Capitalization” means the dollar figure equal to the product of the number of Common Shares issued and outstanding on the date of the Trigger Occurrence in question, on a fully diluted basis, not held by affiliates (as defined under the Exchange Act) multiplied by the Average Trading Price (as hereinafter defined). The holders of a majority of the Common Units held by the Limited Partners (excluding the Common Units held by the General Partner, the Company or any Subsidiary of the Company) may, within 90 days after the occurrence of a Triggering Event described in clause (y) of the first sentence of Section 16.1 involving a purchase of less than all of the then outstanding REIT Shares, waive, in writing, the adjustment to the Redemption Right provided for in this Section 16.2; provided, that (i) the Redemption Right shall remain in full force and effect as provided in Section 8.6, (ii) such election shall be binding on all of the Limited Partners and (iii) if the adjustment to the Redemption Right has previously been waived pursuant to this sentence, a new Triggering Event shall be deemed to occur each time a Person who is the Beneficial Owner of at least 33.3% of the outstanding REIT Shares becomes the Beneficial Owner of an additional 2% or more of the outstanding REIT Shares.

     (b) From and after a Trigger Occurrence, the “Conversion Factor” shall be adjusted by multiplying the “Conversion Factor” existing on the day immediately prior to such Trigger Occurrence as follows: (i) if the REIT Shares, as a result of the Trigger Occurrence, have been converted solely into the right to receive Registered Common Shares, by the number of Registered Common Shares which the holder of a single REIT Share was entitled to receive as a result of the Trigger Occurrence or (ii) in all other cases, by a fraction, the numerator of which shall be the Average Trading Price of a REIT Share as of such Trigger Occurrence and the denominator of which shall be the Average Trading Price of a Replacement Share as of such Trigger Occurrence. Following a Trigger Occurrence, the Conversion Factor shall be further adjusted as set forth in the definition of “Conversion Factor” contained in Article 1 of this Agreement and as provided in this Section 16.2.

     (c) For the purpose of any computation hereunder, the “Average Trading Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive trading days immediately prior to the third trading day prior to such date; provided, however, in the event the Triggering Event occurs as part of a series of related transactions which also includes a tender offer, the ten trading day period shall be the ten consecutive trading day period immediately prior to the day REIT Shares are accepted for payment pursuant to such tender offer; provided, however, further, if prior to the expiration of such requisite ten trading day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares or (B) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the “Average Trading Price” shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the high bid price in the over-the-counter market, as reported by the NASDAQ National Market System or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the holders of a majority of the Common Units held by the Limited Partners (excluding the Common Units held by the General Partner). If such shares are not publicly held or not so listed or traded or if, for the ten days prior to such date, no market maker is making a market in such shares, the Average Trading Price of such shares on such date shall be deemed to be the fair value of such shares as determined as set forth in Section 16.2(d). The term “trading day” shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

     (d) In the event that on the date of a Trigger Occurrence, the shares of a Person are not publicly held or not so listed or traded or if, for the ten days prior to such date, no market maker is making a market in the shares of a Person, the Average Trading Price of the shares of such Person shall be the fair value of the shares as determined in good faith by the holders of a majority of the Common Units held by the Limited Partners (excluding the Common Units held by the General Partner, the Company or any Subsidiary of the Company) and by the General Partner, which determination shall be binding on all of the Limited Partners. If the holders of a majority of the Common Units held by the Limited Partners (excluding the Common Units held by the General Partner, the Company or any Subsidiary of the Company) and General Partner have not agreed on the fair value of the shares and executed and delivered between them an agreement setting forth the same within twenty (20) days after the Trigger Occurrence in question, then either the General Partner or the holders of a majority of the Common Units held by the Limited Partners (excluding the Common Units held by the General Partner, the Company or any Subsidiary of the Company) may notify the other that they or it desire to invoke the following arbitration procedure:

     (1) Notice of the holders of a majority of the Common Units held by the Limited Partners (excluding the Common Units held by the General Partner, the Company or any Subsidiary of the Company) or by the General Partner of such parties’ intention to seek arbitration shall be delivered to the other parties within ten (10) days, after which all parties shall, in good faith, attempt to agree on a single arbitrator to determine the fair value of the shares (the “Arbitrator”). If the holders of a majority of the Common Units held by the Limited Partners (excluding the Common Units held by the General Partner, the Company or any Subsidiary of the Company) and the General Partner have not agreed on the Arbitrator within ten (10) days after the giving of the Arbitration Notice, then either party, on behalf of both, may apply to the local office of the American Arbitration Association or any organization which is the successor thereof (the “AAA”) for appointment of the Arbitrator, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within ten (10) days after application therefor, then either party may apply to any court of competent jurisdiction in the State of Texas (the “Court”) for the appointment of the Arbitrator and the other party shall not raise any question as to the Court’s full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed, by the agreement of the parties, by appointment by the AAA or by appointment by the Court, is referred to herein as the “Appointment Date”. If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the same manner as the original Arbitrator.

     (2) The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the AAA, modified as follows:

     (i) To the extent that any statute imposes requirements different than those of the AAA in order for the decision of the Arbitrator to be enforceable in the courts of the State of Texas, such requirements shall be complied with in the arbitration.

     (ii) The Arbitrator shall be disinterested and impartial, shall not be affiliated with the Limited Partners, the General Partner or their Affiliates and shall have at least ten (10) years experience in the market in which the applicable Person transacts the majority of its business.

     (iii) Before hearing any testimony or receiving any evidence, the Arbitrator shall be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to each of the Limited Partners and the General Partner.

     (iv) Within twenty (20) days after the Appointment Date, the holders of a majority of the Common Units held by the Limited Partners (excluding the Common Units held by the General Partner, the Company or any Subsidiary of the Company) and the General Partner shall deliver to the Arbitrator two (2) copies of their respective written determinations of the fair value of the shares (each, a “Determination”) together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. After the submission of any Determination, the submitting party may not make any additions to or deletions from, or otherwise change, such Determination or the affidavits, appraisals, reports and other written evidence delivered therewith. If either party fails to so deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the fair value of the             shares. If each party submits a Determination with respect to the fair value of the shares within the twenty (20) day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party’s Determination to the other party.

     (v) Not less than ten (10) days nor more than twenty (20) days after the earlier to occur of (x) the expiration of the twenty (20) day period provided for in clause (iv) of this subparagraph or (y) the Arbitrator’s receipt of both of the Determinations from the parties (such earlier date is referred to herein as the “Submission Date”) and upon not less than five (5) days notice to the parties, the Arbitrator shall hold one or more hearings with respect to the determination of the fair value of the shares. The hearings shall be held in the Houston metropolitan area of Texas at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, provided that in all events all hearings with respect to the determination of the fair value of the shares shall be concluded not later than thirty (30) days after the Submission Date.

     (vi) The Arbitrator shall be instructed, and shall be empowered only, to select as the fair value of the shares that one of the Determinations which the Arbitrator believes is the more accurate determination of the Average Trading Price of the shares. Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Agreement or either of the Determinations.

     (vii) The Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to Limited Partners and the General Partner, within ten (10) days after the conclusion of the hearing(s) required by clause (v) of this Section.

     (3) This provision shall constitute a written agreement to submit any dispute regarding the determination of the Average Trading Price of the shares of a Person to arbitration.

     (4) The arbitration decision, determined as provided in this Article, shall be conclusive and binding on the parties, shall constitute an “award” by the Arbitrator within the meaning of the AAA rules and applicable law, and judgment may be entered thereon in any court of competent jurisdiction.

     (5) The holders of a majority of the Common Units (other than the General Partner, the Company or any Subsidiary of the Company) shall pay all fees and expenses relating to the arbitration (including, without limitation, the reasonable fees and expenses of one counsel chosen by the holders of a majority of the Common Units held by the Limited Partners (excluding the Common Units held by the General Partner, the Company or any Subsidiary of the Company) and of experts and witnesses retained or called by the Limited Partners). The Limited Partners’ counsel chosen as set forth in the preceding sentence shall represent the interests of all of the Limited Partners and the choice of counsel shall be binding on all of the Limited Partners.

     (e) From and after a Trigger Occurrence, each and every reference to the “Company” in Section 8.6 shall be deemed to be a reference to the Issuer of the Replacement Shares. From and after a Trigger Occurrence, the Issuer shall assume or unconditionally guaranty the performance of the Partnership’s obligation to pay the Consideration to a Redeeming Partner under Section 8.6 of this Agreement pursuant to an instrument in form and substance reasonably satisfactory to the holders of a majority of the Common Units held by the Limited Partners (excluding the Common Units held by the General Partner, the Company or any Subsidiary of the Company). From and after a Trigger Occurrence, the “Average Trading Price” of a REIT Share or a Replacement Share, as applicable shall be substituted for the “Value” of the same for the purposes of determining the Cash Amount.

     Section 16.3 Additional Issuer Covenants

     (a) From and after a Trigger Occurrence, in the event a dividend or distribution consisting of cash or property (other than Replacement Shares) or both is paid by the Issuer in respect of the Replacement Shares, the General Partner shall cause the Partnership to distribute, in respect of each Common Unit, the same amount of cash or property the holder of a Common Unit would have received had such holder exercised its Redemption Right and received Replacement Shares prior to such dividend or distribution.

     (b) In the event that the Company proposes to engage in a transaction that constitutes a Triggering Event, the prior Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (other than the General Partner, the Company or any Subsidiary of the Company) shall be required unless the Issuer of Replacement Shares agrees to provide the Summit Limited Partners with economic rights that are identical to the economic rights of such Summit Limited Partners hereunder (provided, however, that for purposes of this Section 16.3(b) any changes to the rights of the Summit Limited Partners required to reflect a change in the issuer of the REIT Shares or a change in the capital structure of the Company, e.g., adjustment to the Conversion Factor, change of the securities which the Common Units may receive upon exercise of the Redemption Right, and any other changes effected expressly in accordance with Section 16.2 hereof shall not result in the economic rights of the Summit Limited Partners not being identical to their economic rights hereunder); provided further that, notwithstanding the foregoing, if the Replacement Shares are not listed on a national securities exchange or on the Nasdaq National Market, the economic rights of the Summit Limited Partners shall be deemed not to be identical following the Triggering Event.

     Section 16.4 Application to Later Transactions

     This Article 16 shall apply to the initial Triggering Event and shall continue to apply to each subsequent Triggering Event.

     Section 16.5 Waivers and Amendments

     (a) The provisions of this Article 16 may be waived only upon the written consent of the holders of a majority of the Common Units held by the Summit Limited Partners (excluding the Common Units held by the General Partner, the Company and any Subsidiary of the Company).

     (b) This Article 16 shall only be amended as provided in Section 14.1(d) of this Agreement and shall be deemed included in such section for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

CAMDEN SUMMIT, INC.,
a Delaware corporation

By:

Name:

Title:

LIMITED PARTNERS:

By:	CAMDEN SUMMIT, INC.,
a Delaware corporation
as Attorney-in-Fact for the Limited Partners

By:

Name:

Title:

The undersigned has executed this Agreement for the purposes of Sections 7.8(b), 8.6 and 11.2 only.

CAMDEN PROPERTY TRUST,
a Texas real estate investment trust

By:

Name:

Title:

LIMITED PARTNER SIGNATURE PAGE

     The undersigned, desiring to become one of the within named Limited Partners of Camden Summit Partnership, L.P., hereby becomes a party to the Second Amended and Restated Agreement of Limited Partnership of Camden Summit Partnership, L.P. by and among Camden Summit, Inc. and such Limited Partners, dated as of , 2005. The undersigned agrees that this signature page may be attached to any counterpart of said Agreement of Limited Partnership.

Signature line for Limited Partner

Address of Limited Partner

Exhibit A

Partners, Outstanding Partnership Units and
Percentage Interests

(as of , 2005)

Exhibit B

Capital Account Maintenance

1. Capital Accounts of the Partners

     A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement; and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1(a) of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement; and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1(b) of the Agreement and Exhibit C hereof.

     B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

     (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(5).

     (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable gross income or are neither currently deductible nor capitalized for federal income tax purposes.

     (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

     (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

     (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

     (6) Any items specifically allocated under Section 2 of Exhibit C hereof shall not be taken into account.

     C. Generally, a transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership shall be deemed to have contributed its assets in kind to a new partnership in return for interests in such partnership that correspond to the outstanding interests in the Partnership, and then, distributed the interests in such new partnership to the General Partner and the Limited Partners in accordance with their respective interests in the Partnership in liquidation of the Partnership. In such event, the Carrying values of the Partnership properties shall be adjusted upon such deemed contribution to the new partnership pursuant to Section 1.D(2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.

     D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

     (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership, including any significant special allocations that would be made pursuant to Section 6.1(e).

     (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

     (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

     E. The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. Except as otherwise set forth in a written agreement between the General Partner and/or the Partnership and one or more Limited Partners (including without limitation the certain Tax, Asset and Income Support Agreement as of the date hereof), in the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed; or (ii) the manner in which items are allocated among the Partners for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to Article 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In addition, except as otherwise set forth in a written agreement between the General Partner and/or the Partnership and one or more Limited Partners (including without limitation that certain Tax, Asset and Income Support Agreement as of the date hereof), the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable loss and items thereof under this Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and are in the best interest of the Partners.

2. No Interest

     No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3. No Withdrawal

     No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 of the Agreement.

Exhibit C

Special Allocation Rules

1. Special Allocation Rules.

     Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

     A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this Section 1.A, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of Partner Minimum Gain during such Partnership taxable year.

     B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of the Section 1.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership taxable year, other than allocations pursuant to Section 1.A hereof.

     C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year)

shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

     D. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which would satisfy such requirements.

     E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

     F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis, and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     G. Curative Allocations. The allocations set forth in Section 1.A through 1.F of this Exhibit C (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is hereby authorized to divide other allocations of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners. In general, the Partners anticipate that this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero. However, the General Partner will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section 1.G shall cause the Partnership to fail to comply with the requirements of Regulations Sections 1.704-1(b)(2)(ii)(d), 1.704-2(e) or 1.704-2(i).

2. Allocations for Tax Purposes

     A. Except as otherwise provided in the Code and Regulations, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

     (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners, consistent with the principles of Section 704(c) of the Code and the Regulations thereunder, to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

     (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     (2) (a) In the case of an Adjusted Property, such items shall

     (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B; and

     (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

     (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     (3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     C. Subject to the further provisions of this Section 2.C, to the extent that the Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit the Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

3. No Withdrawal

     No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 8 and 13 of the Agreement.

4. Agreements

     To the extent permitted by law, the General Partner and one or more Limited Partners may enter into separate written agreements modifying the provisions of this Exhibit C.

Exhibit D

Notice of Redemption

     The undersigned Limited Partner hereby irrevocably (i) redeems     Common Units in Camden Summit Partnership, L.P. in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Camden Summit Partnership, L.P. and the Redemption Right referred to therein; (ii) surrenders such Common Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Shares Amount (as determined by the Partnership or the Company) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity; (b) has the full right, power, and authority to redeem and surrender such Common Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such redemption and surrender.

Dated:

Name of Limited Partner:

Please Print

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:

Schedule 1

Agreed Value of Contributed Properties

Schedule 2

704(c) Value of Contributed Properties

Schedule 3

Capital Contributions of Partners

ANNEX C

FORM OF TAX, ASSET AND INCOME
SUPPORT AGREEMENT

     This TAX, ASSET AND INCOME SUPPORT AGREEMENT (this “Agreement”) is dated as of                    , by and among Camden Property Trust, a Texas real estate investment trust (the “Company”), Camden Summit, Inc. (formerly known as Camden Sparks, Inc.), a Delaware corporation and wholly-owned subsidiary of the Company (the “General Partner”), Camden Summit Partnership, L.P., a Delaware limited partnership (the “Partnership”) and each of the limited partners of the Partnership who have executed a signature page hereto (each, a “Summit Limited Partner” and collectively, the “Summit Limited Partners”).

     WHEREAS, as of the date hereof, Summit Properties Inc., a Maryland corporation merged with and into the General Partner (the “Merger”), with the General Partner as the surviving entity and the successor to the general partner interest in the Partnership;

     WHEREAS, in connection with the Merger, the Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership was approved by the Summit Limited Partners in accordance with Section 14 of the Partnership Agreement, and became effective as of the date hereof immediately subsequent to the effective time of the Merger;

     WHEREAS, as an inducement to their approval of the Partnership Agreement, the Company and the General Partner have agreed to enter into this Agreement with the Summit Limited Partners to provide certain protections with respect to the economic rights of the Summit Limited Partners under the Partnership Agreement.

     NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned parties hereby agree as follows:

     Section 1. Defined Terms

     “Best Efforts” shall mean the execution of a Person’s best efforts within the common law meaning of such phrase, and incorporating the requirement to use financial resources to achieve the desired objective.

     “Closing Date” shall mean the date of this Agreement.

     “Common Unit” shall have the meaning ascribed thereto in the Partnership Agreement.

     “Consideration” shall have the meaning ascribed thereto in the Partnership Agreement.

     “FFO Ratio” shall mean the ratio of the funds from operations (determined using the NAREIT definition) of the Partnership for the most recently completed fiscal quarter to the aggregate quarterly Priority Distribution Amount on the Common Units with respect to the most recent fiscal quarter.

     “Make Whole Amount” shall mean, with respect to any Protected Party and any Disposition of all or any portion of any Protected Asset, the sum of: (1) the product of the aggregate income or gain recognized by such Protected Party in respect of such Disposition, multiplied by the federal, state and local income tax rate to which such Protected Party is subject (assuming for these purposes that the income recognized by such Protected Party with respect to which the Make Whole Amount is calculated is the last income recognized by such Protected Party for the pertinent taxable year); plus (2) the aggregate federal, state and local income taxes payable by such Protected Party as a result of the receipt of the Make Whole Payment (including, without limitation, payments received pursuant to this clause (2) and computed using the tax rates and assumptions above).

     “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act) and such Person’s successors and assigns.

     “Priority Distribution Amount” shall have the meaning ascribed thereto in the Partnership Agreement.

     “Protected Assets” shall mean those assets of the Partnership set forth on Schedule A attached hereto, and any assets which become Protected Assets pursuant to Section 2(b) hereof.

     “Protected Parties” shall mean each Summit Limited Partner, each direct or indirect owner of a Summit Limited Partner that is required to include in its taxable income any portion of the income or gains of the Partnership on a current basis (a “Flow Through Owner”), and each person who acquires an interest in the Partnership from a Summit Limited Partner or Flow Through Owner in a transaction in which such person’s adjusted basis in such interest for federal income tax purposes is determined in whole or in part by reference either to such person’s basis in other property or the Summit Limited Partner’s or Flow Through Owner’s basis in such interest, in each case other than the Company or any affiliate of the Company.

     “Redeeming Partner” shall have the meaning ascribed thereto in the Partnership Agreement.

     “REIT Shares Amount” shall have the meaning ascribed thereto in the Partnership Agreement.

     “Subsidiary” shall mean, with respect to any Person, any corporation more than 50% of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by such Person.

     “Value” shall have the meaning ascribed thereto in the Partnership Agreement.

     Section 2. Tax Matters

          (a) Section 704(c) Allocations. Except as otherwise required by a change in applicable law:

               (i) The Partnership and each entity in which the Partnership holds a direct or indirect interest shall, with respect to each asset comprising the Protected

Assets, use the “traditional method” under Section 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder (the “Treasury Regulations”) with no curative or remedial allocations under Section 704(c) of the Code.

               (ii) The Partnership shall cause any entity that is treated as a partnership for federal income tax purposes to which any of the Protected Assets is transferred in a transaction in which the transferee’s adjusted basis in the Protected Assets is determined in whole or in part by reference to the transferor’s basis in such Protected Asset (a) to use the traditional method without curative allocations or remedial allocations under Section 704(c) of the Code with respect to such Protected Asset and (b) to agree, for the benefit of the Protected Parties, to be bound by the provisions of this Section 2(a) and Section 2(f) hereof as though such entity were the Partnership.

          (b) Lock Out. Except as expressly permitted herein, neither the Partnership nor any entity in which the Partnership holds a direct or indirect interest shall, directly or indirectly, sell, transfer or otherwise dispose of or permit the disposition of any of the Protected Assets or any direct or indirect interest therein (a “Disposition”) prior to the 15th anniversary of the Closing Date (the period from the Closing Date through such anniversary, the “Protection Period”). Notwithstanding the foregoing, the Partnership shall have the right, during the Protection Period: (i) to consummate a Disposition of all or any portion of any Protected Asset in one or more transactions that are taxable in whole or in part if, but only if, prior to or concurrently with the closing of that Disposition, the Partnership delivers to each Protected Party (as defined below) that recognizes gain under Sections 704(c) or 737 of the Code, or analogous provisions of state or local tax law, in connection with such Disposition, cash (any such payment, a “Make Whole Payment”) in an amount equal to the Make Whole Amount in respect thereof; or (ii) to consummate any Disposition of all or any part of the Protected Assets in a transaction with respect to which no income or gain would be required to be recognized by the Protected Parties pursuant to an applicable provision of the Code and any applicable state or local tax law (a “Tax-Deferred Exchange”). The payment of a Make Whole Payment to a Protected Party shall not be treated as a distribution on the Units held by such party and shall not affect the calculation of the distributions otherwise payable in respect of such Units. In situations where the Partnership engages in a wholly or partially Tax-Deferred Exchange involving a Protected Asset, the property (or as applicable, the portion thereof) received in such exchange shall be treated as a Protected Asset for all purposes under this Agreement.

          (c) Debt Allocations And Related Matters. The Partnership shall, at all times during the Protection Period, maintain nonrecourse indebtedness that is properly allocable to each Summit Limited Partner pursuant to Section 752 of the Code and the Treasury Regulations thereunder in an amount at least equal to the amount of income and gain that would be required to be recognized by such Summit Limited Partner pursuant to Section 731(a)(1) of the Code (including by reason of Section 752(b) of the Code) if no Partnership nonrecourse liabilities were properly allocable to such Summit Limited Partner (the “Required Nonrecourse Debt Amount”). Notwithstanding the foregoing, in the event of a material adverse change in the Code or treasury regulations that materially reduces the amount of nonrecourse indebtedness that can be properly allocated to a Summit Limited Partner pursuant to Section 752 of the Code and the treasury regulations thereunder, the parties will negotiate in good faith to promptly amend this Agreement as necessary to preserve as best as possible the intended benefits of this Section 2(c). For purposes of this Section 2(c), “Summit Limited Partner” shall include each person who acquires an interest in the Partnership from a Summit Limited Partner in a transaction in which such person’s adjusted basis in such interest for federal income tax purposes is determined in whole or in part by reference either to such person’s basis in other property or the Summit Limited Partner’s basis in such interest, in each case other than the Company or any affiliate of the Company

          (d) Periods after the Protection Period. At all times after the Protection Period, the Partnership shall use its Best Efforts to (i) prevent any income or gain from being recognized by the Partnership with respect to the Tax Protected Assets that would be allocated to any Protected Party pursuant to Sections 704(c) or 737 of the Code, or analogous provisions of state or local tax law, and (ii) ensure that the amount of nonrecourse indebtedness of the Partnership properly allocable to each Summit Limited Partner is at least equal to the Required Nonrecourse Debt Amount.

          (e) Partnership Tax Status. Partnership shall not, without the written consent of Summit Limited Partners owning at least 80% of the Common Units held by Summit Limited Partners, elect to be treated as an association taxable as a corporation for U.S. federal or any applicable state tax purposes, and the General Partner and the Company shall take all actions, and refrain from taking any actions, as necessary to prevent the Partnership from being treated as an association taxable as a corporation for U.S. federal or any applicable state income tax purposes.

          (f) Damages. If the Partnership breaches any obligation set forth in this Section 2, then concurrently with the consummation of the transaction or the occurrence of the event giving rise to such breach, the Partnership shall immediately pay to each Protected Party an amount equal to the sum of: (i) the product of the aggregate income or gain recognized by such Protected Party in respect of such transaction or event, multiplied by the federal, state and local income tax rate to which such Protected Party is subject (assuming for these purposes, that the income recognized by such Protected Party as a result of such breach is the last income recognized by such Protected Party for the pertinent taxable year); plus (ii) the aggregate federal, state and local income taxes payable by such Protected Party as a result of the receipt of the payments required by this Section 2(f) (including this clause (ii) and computed using the tax rates and assumptions above).

     Section 3. Covenants

          (a) Distributions. If at any time, the Partnership has failed to distribute cash to the Summit Limited Partners in accordance with Article 5 of the Amended Partnership Agreement equal to the applicable Priority Distribution Amount on a current basis (i.e., if a Cumulative Unpaid Priority Distribution Amount is created) and any portion of such undistributed Priority Distribution Amount (the “Accrued Amount”) remains outstanding and unpaid for twelve (12) months, Commodore agrees to contribute cash as a capital contribution to the Partnership within one (1) business day following such twelve-month anniversary in an amount equal to the aggregate Accrued Amount plus the aggregate Cumulative Unpaid Accrued Return Amount outstanding at such time. Such contribution will be made as a contribution to capital of the Partnership and the Company may receive additional Partnership Units therefor in accordance with the Partnership Agreement. Immediately following the receipt of such contribution, the General Partner shall cause such cash to be distributed to the Limited Partners in satisfaction of their aggregate outstanding Cumulative Unpaid Accrued Return Amount and Accrued Amount.

          (b) Maintenance of FFO Ratio. At all times following the Closing Date, the Company and the General Partner will cause the Partnership to maintain an FFO Ratio of no less than 8 to 1.

          (c) Covenant Compliance Certification. Within ninety (90) days of the end of each fiscal year, the Company will deliver to each of the Summit Limited Partners a certificate executed by its Chief Financial Officer certifying that Section 3(b) has been complied with and that no breaches have occurred since the last such certification (or the date hereof for the first certification) and that, to the best knowledge of such officers, no facts or circumstances exist as of the date of such certification that would be reasonably expected to cause a breach of such covenant.

          (d) Guarantee of Redemption Right. The Company hereby unconditionally guarantees the obligation of the Partnership to pay the Consideration to a Redeeming Partner pursuant to Section 8.6 of the Partnership Agreement.

     Section 4. Notices. Except as otherwise specifically provided herein, all notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given upon delivery if delivered personally or one Business Day after it is sent by overnight courier (providing proof of delivery) to the Company, the General Partner or the Partnership at the address of such party set forth below, and to the Limited Partners at the address set forth on the signature pages hereto (or at such other address for a party as specified by like notice):

          if to Company, General Partner or the Partnership:

Camden Property Trust
3 Greenway Plaza, Suite 1300
Houston, TX 77046
Attention: Richard J. Campo
Facsimile: (713) 572-4440

with a copy to:

Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, TX 75201
Attention: Bryan L. Goolsby
Facsimile: (214) 740-8800

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     Section 5. Interpretation. When a reference is made in this Agreement to a Section, or an Exhibit, such reference will be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

     Section 6. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Agreement (or any amendment hereto in accordance with Section 7 below) may be delivered by facsimile, and a signature delivered by facsimile shall be deemed to constitute an original signature for all purposes.

     Section 7. Amendment; Assignment. Except with respect to Section 2 hereof, this Agreement may be amended or modified in an instrument in writing signed by, or on behalf of, the Company, the General Partner and Summit Limited Partners who own in the aggregate 66.67% of the Common Units held by the Summit Limited Partners. Section 2 of this Agreement may be amended or modified in an instrument in writing signed by, or on behalf of, the Company, the General Partner and Summit Limited Partners who own in the aggregate 80% of the Common Units held by the Summit Limited Partners. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by the Company, the General Partner or the Partnership without the prior written consent of the other parties; provided that notwithstanding the foregoing, this Agreement may be assigned, including by operation of law, by the Partnership, the General Partner or the Company to a successor in any merger, consolidation, sale of all or substantially all assets or similar transaction effected in compliance with Section 7.3 and Article 16 of the Partnership Agreement. Any assignment in violation of the preceding sentence will be void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding anything in this Agreement to the contrary, the benefits of this Agreement shall inure to any Person to whom a Summit Limited Partner shall assign or otherwise transfer a Common Unit, provided that the benefits of Section 2 shall only inure to assignees or transferees in a carryover basis transaction (i.e., assignees or transferees whose adjusted basis in such Common Unit is determined in whole or in part by reference to the Summit Limited Partner’s adjusted basis in such Common Unit).

     Section 8. Execution as Partners. The General Partner acknowledges that it is executing this Agreement in its capacity as the general partner of the Partnership and the Summit Limited Partners are executing this Agreement in their capacities as limited partners of the Partnership, subject to the Delaware Revised Uniform Limited Partnership Act and with such duties to each other relating to the provisions hereof as if the provisions herein were contained within the Partnership Agreement.

     Section 9. Entire Agreement. This Agreement constitutes, together with the Partnership Agreement and the Registration Rights Agreement, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     Section 10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the federal and state courts located in Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

     Section 12. Consent to Venue. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives an objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

     Section 13. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

THE COMPANY:

CAMDEN PROPERTY TRUST

By:

Name:
Title:

THE GENERAL PARTNER:

CAMDEN SUMMIT, INC.

By:

Name:
Title:

THE PARTNERSHIP:

CAMDEN SUMMIT PARTNERSHIP, L.P.

By: CAMDEN SUMMIT, INC.
its General Partner

By:

Name:
Title:

THE LIMITED PARTNERS:

Name:

Address:

ANNEX D

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

CAMDEN PROPERTY TRUST, and

THE HOLDERS NAMED HEREIN

Dated:                    , 2005

FORM OF REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this “Agreement”) is entered into as of                    , 2005 by and among Camden Property Trust, a Texas real estate investment trust (the “Company”), and the persons named on Exhibit A hereto (collectively the “Holders” and each individually as a “Holder”).

     WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 4, 2004 by and among the Company, Camden Summit, Inc. (formerly Camden Sparks, Inc.), a Delaware corporation, and Summit Properties Inc., a Maryland corporation, the Company has agreed to grant the limited partners of Camden Summit Partnership, L.P. (the “Partnership”) certain registration rights with respect to the common shares of beneficial interest, par value $.01 per share (the “Common Shares”), of the Company to be received by the Holders pursuant to any conversion of the Units into Common Shares, whether by exercise of a redemption right or otherwise;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Certain Definitions.

     As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

     “Affiliate” shall mean a Person that directly, or indirectly though one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

     “Affiliate Holder” shall mean a Holder that is an Affiliate of the Company (or that would be an Affiliate of the Company if all Units held by such Holder were exchanged for Common Shares).

     “Common Shares” shall have the meaning set forth in the recitals to this Agreement.

     “Company” shall have the meaning set forth in the preamble to this Agreement.

     “Demand Notice” shall have the meaning set for in Section 2(c) hereof.

     “Demand Registration” shall have the meaning set forth in Section 2(c) hereof.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “Fair Market Value” shall mean the closing sales price, or the closing sales bid if no sales were reported, of the Common Shares as quoted on the NYSE on the date immediately preceding the date of calculation or if there are no sales or bids for such date, then for the last preceding business day for such sales or bids, as reported in The Wall Street Journal or similar publication.

     “Holder” or “Holders” shall have the meaning set forth in the preamble to this Agreement.

     “Indemnitee” shall have the meaning set forth in Section 6 hereof.

     “Issuance Registration Expiration Date” shall have the meaning set forth in Section 2(a) hereof.

     “Issuance Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

     “Merger Agreement” shall have the meaning set forth in the recitals to this Agreement.

     “NASD” shall mean the National Association of Securities Dealers, Inc.

     “NYSE” shall mean the New York Stock Exchange.

     “Partnership” shall have the meaning set forth in the recitals to this Agreement.

     “Person” shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     “Registrable Shares” (a) when used with respect to a non-Affiliate Holder, shall mean all Shares of such Holder, excluding (i) Shares for which a Registration Statement relating to the issuance or sale thereof shall have become effective under the Securities Act and which have been issued or disposed of, as applicable, under such Registration Statement, (ii) Shares sold pursuant to Rule 144 or (iii) Shares eligible for sale pursuant to Rule 144(k) (or any successor provision); (b) when used with respect to an Affiliate Holder, shall mean the Shares of such Affiliate Holder, excluding (i) Shares for which a Registration Statement relating to the sale thereof by such Holder shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, (ii) Shares sold pursuant to Rule 144, or (iii) Shares eligible for sale pursuant to Rule 144(k) (or any successor provision); and (c) when used without reference to a Holder, shall mean the Registrable Shares of all Holders. For clarification, it is understood that once Shares have been issued to a non-Affiliate Holder under an effective Registration Statement, such Shares are no longer Registrable Shares no matter who holds such Shares, and, accordingly, neither the non-Affiliate Holder nor any subsequent holder (whether or not such holder is an Affiliate of the Company) of such Shares has any further registration rights with respect to such Shares under this Agreement.

     “Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (a) all registration and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange; (c) fees and expenses with respect to filings required to be made with the NYSE or the NASD; (d) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (e) printing expenses, messenger, telephone and delivery expenses; (f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters); (g) securities acts liability insurance, if the Company so desires; (h) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (i) the expense of any annual audit; (j) reasonable legal fees and expenses of one (1) counsel to the Holders up to a maximum of $10,000; and (k) the fees and expenses of any person, including special experts, retained by the Company; provided, however, that Registration Expenses shall not include, and the Company shall not have any obligation to pay any other expenses incurred by the Holders in connection with the conversion of their Units, including, without limitation, any underwriting fees, discounts, or commissions attributable to the sale of such Registrable Shares, legal fees and expenses of more than one (1) counsel to the Holders or in an amount exceeding $10,000, brokerage fees and sales commissions, and any transfer taxes.

     “Registration Statement” shall mean any registration statement of the Company which covers the issuance or resale of any of the Registrable Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     “Resale Shelf Registration Expiration Date” shall have the meaning set forth in Section 2(b) hereof.

     “Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(b) hereof.

     “Rule 144” means Rule 144 under the Securities Act (or any successor provision).

     “SEC” shall mean the Securities and Exchange Commission.

     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Shares” shall mean all Common Shares issued or issuable to all Holders upon redemption or in exchange for Units held by such Holders and any other Common Shares issued as a dividend with respect to, or in exchange for or in replacement of such Common Shares.

     “Suspension Event” shall have the meaning set forth in Section 9(b) hereof.

     “Units” shall mean the units of limited partner interests in the Partnership held by the Holders (or any other interests issued on account of those units as a result of a unit split, combination, distribution or other similar recapitalization event applying to all such units).

     “Value” means an amount per share of Common Share equal to the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date of determination. The market price for each such trading day shall be: (a) if the Common Shares are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (b) if the Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; or (c) if the Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the Common Shares shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

     2. Registration.

               (a) Filing of Issuance Registration Statement. In connection with the Merger, the Company has filed with the SEC a registration statement relating to the issuance of Common Shares to the Holders of the Shares in exchange for the Units and the sale of such Shares by

Affiliate Holders (the “Issuance Registration Statement”), which registration statement was declared effective on                    . If necessary to ensure the shares are registered on a “shelf” basis under Rule 415 of the Securities Act, the Company shall, as soon as practicable after the date hereof (but in any event within five (5) business days), cause a post-effective amendment to the Issuance Registration Statement to be filed on Form S-3 or a prospectus under Rule 424 of the Securities Act to be filed. The Company agrees to use its best efforts to keep the Issuance Registration Statement continuously effective until the date on which all Shares (whether outstanding or issuable upon exchange or redemption of common units of limited partnership interest of the Partnership) are no longer Registrable Shares (the “Issuance Registration Expiration Date”).

               (b) Registration Statement Covering Resale of Common Shares. Unless all Registrable Shares have been included in the filing of an Issuance Registration Statement and if the Issuance Registration Statement is not available at any time, the Company shall use its best efforts to file with the SEC a Registration Statement on Form S-3 (a “Resale Shelf Registration Statement”) under Rule 415 of the Securities Act relating to the resale by the Holders of their Registrable Shares as soon as is practicable after the date hereof or, if applicable, after the date such Issuance Registration Statement becomes unavailable. The Company shall use its best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company agrees to use its best efforts to keep the Resale Shelf Registration Statement, after its date of effectiveness, continuously effective until the date (the “Resale Shelf Registration Expiration Date”) on which all Shares (whether outstanding or issuable upon exchange or redemption of common units of limited partnership interest of the Partnership) are no longer Registrable Shares.

               (c) Demand Registration. At any time any Units exchangeable for Registrable Shares are outstanding and a Registration Statement covering the resale of such Registrable Shares is not available, the Company shall, at the written request of any Holder or Holders (a “Demand Notice”), cause to be filed as soon as practicable (but in any event within thirty (30) days) after the date of such request by such Holder a Registration Statement in accordance with Rule 415 under the Securities Act (or its successor) relating to the sale by such Holder of all or a portion of the Registrable Shares held by such Holder in accordance with the terms hereof, and shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter (a “Demand Registration”); provided, however, that the Company shall provide reasonable notice to all other Holders and provide such other Holders with the opportunity to elect to have all or any portion of their Shares included on such Registration Statement.

     The Company agrees to use its best efforts to keep the Demand Registration continuously effective, after its date of effectiveness, with respect to the Registrable Shares of the requesting Holder or Holders until the earlier of (i) the date on which such Holder no longer holds any Registrable Shares or (ii) the date on which all of the Registrable Shares held by such Holder have become eligible for sale pursuant to Rule 144(k) (or any successor provision).

     Notwithstanding the foregoing, (A) the Company shall not be obligated to effect more than two Demand Registrations for Holders in any 12-month period, and (B) the number of

Registered Shares proposed to be sold by the Holders making such written request shall have estimated market value of at least $5,000,000.

     Upon receipt by the Company of a Demand Notice, the Company may, but is not obligated to, purchase from any Holder so requesting registration all, but not less than all, of the Registrable Shares that are the subject of the request at a price per share equal to the Value of the Common Shares immediately preceding the date of the registration request. In the event that the Company elects to purchase the Registrable Shares, that are the subject of the Demand Registration, the Company shall notify the Holder within five business days of the date of receipt of the request by the Company, which notice shall indicate (I) that the Company will purchase the Registrable Shares held by such Holder that are the subject of the request, (II) the price per Registrable Share, calculated in accordance with the previous sentence, that the Company will pay the Holder and (III) the date upon which the Company shall repurchase such Registrable Shares, which date shall not be later than the tenth business day after receipt of the Demand Notice. If the Company so elects to purchase the Registrable Shares that are the subject of a Demand Notice made pursuant to this Section 2(c), then upon such purchase the Company shall be relieved of its obligations under this Section 2(c) with respect to such Registrable Shares or as a result of the Demand Notice.

               (d) Notification and Distribution of Materials. The Company shall promptly notify the Holder in writing of the effectiveness of any Registration Statement applicable to the Shares and shall furnish to the Holders, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in the Registration Statement.

               (e) Amendments and Supplements. The Company shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been issued or disposed of in accordance with the intended methods of disposition by the Holders or issuance by the Company as set forth in the Registration Statement or (ii) the date on which the Registration Statement is no longer required to be effective under the terms of this Agreement. Upon ten (10) business days’ notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or a Holder’s ownership interests in his, her or its Registrable Shares that is reasonably necessary to permit the sale of such Holder’s Registrable Shares pursuant to the Registration Statement. Concurrently with the effectiveness of any Registration Statement, or amendment or supplement thereto, required to be filed by the Company hereunder, the Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the NYSE or such other primary exchange or quotation system on which the Common Shares are then listed or quoted.

               (f) Notice of Certain Events. The Company shall promptly notify the Holders of, and confirm in writing, any request by the SEC for any amendment or supplement to, or additional information in connection with, any Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

     At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act by a Holder to a transferee, the Company shall immediately notify the Holders of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly, and in any event within ten (10) business days, prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall, if necessary, promptly, and in any event within ten (10) business days, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

     3. State Securities Laws. Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or “Blue Sky” laws of such states as the Holders may reasonably request, and the Company shall use its reasonable best efforts to cause such filings to become effective in a timely manner; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its reasonable best efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the applicable Registration Statement, (b) in the case of a particular state, the applicable Holders have notified the Company that they no longer require an effective filing in such state in accordance with their original request for filing or (c) the date on which the applicable Registration Statement ceases to be effective.

     4. Listing. The Company will use reasonable best efforts to cause all Registrable Shares to be listed or otherwise eligible for full trading privileges on the principal national securities exchange (currently the New York Stock Exchange) or automated quotation system on which the Common Shares are then listed or traded, in each case not later than the date on which a Registration Statement covering the Registrable Shares becomes effective or the Registrable Shares are issued by the Company to a Holder, whichever is later. The Company will use reasonable best efforts to continue the listing or trading privilege for all Registrable Shares on such exchange or automated quotation service. The Company will promptly notify the Holders of, and confirm in writing, the delisting of the Common Shares by such exchange or automated quotation service.

     5. Expenses. The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and the Company’s performance of its other obligations under the terms of this Agreement.

     6. Indemnification by the Company. The Company agrees to indemnify the Holders and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, members, partners, fiduciaries, agents, representatives and Affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation fees, reasonable expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based (a) upon any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company under the terms of this Agreement or in connection with any Registration Statement or Prospectus, or (b) upon any untrue or alleged untrue statement of material fact contained in any Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises directly out of or is based directly upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company for use in connection with such Registration Statement or the Prospectus contained therein by such Indemnitee or (ii) any Holder’s failure to send or give a copy of the final, amended or supplemented Prospectus furnished to the Holders by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final amended or supplemented Prospectus and such final amended or supplemented Prospectus was received by such Holder prior to the time delivery is required by the Securities Act.

     7. Covenants of Holders. Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of a Registration Statement with respect to such Holder’s Registrable Shares and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in such Registration Statement (other than an Issuance Registration Statement) to any purchaser of the shares covered by such Registration Statement from such Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and Affiliates, and each person, if any, who controls the

Company within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with the Company, to the same extent as the indemnity contained in Section 6 against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and solely to the extent that such statement or omission occurs directly from reliance upon and in conformity with written information regarding such Holder, his, her or its plan of distribution or his, her or its ownership interests, which was furnished to the Company in writing by such Holder for use therein unless such statement or omission was corrected in writing to the Company prior to the date one day prior to the date of the final Prospectus (as supplemented or amended, as the case may be) or (ii) the failure by such Holder to deliver or cause to be delivered the Prospectus contained in such Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by such Registration Statement from the Holder through no fault of the Company.

     8. Indemnification Procedures.

     Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made hereunder, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof (alone or jointly with any other indemnifying party similarly notified), to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (a) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) business days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (b) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, unless representation of more than one of the parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the indemnifying party) threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     9. Suspension of Registration Requirement; Restriction on Sales.

               (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder’s Registrable Shares or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment and in any event within forty-five (45) days from the initial date of such suspension.

               (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligation under this Agreement to file, amend or supplement a Registration Statement, or to cause a Registration Statement, or any filings with any state securities commission, to become effective shall be suspended, for one or more periods not to exceed the period described in Section 10 below, in the event of pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that (i) would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality, or (ii) render the Company unable to comply with SEC requirements, or (iii) would otherwise make it impracticable or unadvisable to cause the Registration Statement or such filings to be filed, amended or supplemented or to become effective (any such circumstances being hereinafter referred to as a “Suspension Event”). The Company shall notify the Holders of the existence of any Suspension Event by promptly delivering to each Holder a certificate signed by the chief executive officer of the Company stating that a Suspension Event has occurred and is continuing.

               (c) Subject to the terms of Section 10 below, each Holder agrees that, following the effectiveness of any Registration Statement relating to Registrable Shares of such Holder, such Holder will not effect any sales of the Shares pursuant to such Registration Statement or any filings with any state Securities Commission at any time after such Holder has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing. During such period, the Company will not be obligated to effect redemptions of Common Units under an Issuance Registration Statement, if one is then effective. The Holders may recommence effecting sales of the Shares pursuant to the Registration Statement or such filings, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following further notice to such effect from the Company, which notice shall be given by the Company not later than one (1) business day after the conclusion of any such Suspension Event.

     10. Limitations on Suspension/Blackout Periods. Notwithstanding anything herein to the contrary, the Company covenants and agrees that (a) the Company’s rights to suspend its obligation under this Agreement to file, amend or supplement a Registration Statement and maintain the effectiveness of any Registration Statement during the pendency of any Suspension Event, (b) the Holders’ obligation to suspend public sales of Shares during one or more Offering Blackout Periods and (c) the Holders’ obligations to suspend sales of Shares pursuant to a Registration Statement during the pendency of any Suspension Event, shall not, in the aggregate, cause the Holders to be required to suspend public sales of Shares or relieve the Company of its obligation to file, amend or supplement and maintain the effectiveness of a Registration Statement for longer than sixty (60) days in the aggregate during any twelve (12) month period.

     11. Contribution. If the indemnification provided for in Section 6 and Section 7 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6 or Section 7 hereof had been available under the circumstances.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     Notwithstanding the provisions of this Section 11, no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of Registrable Shares under the applicable Registration Statement in the transaction resulting in such rights of contribution exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     12. Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of the

Company and Holders holding in excess of two-thirds of the aggregate of the outstanding Registrable Shares and Units that are convertible into Registrable Shares (which, for the purpose of this Section 12, are to be counted as if all such Units were converted into shares of Common Stock).

     13. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when and if delivered personally or sent by telex or telecopier (with respect to notice by telex or telecopier, on a business day between the hours of 8:00 a.m. and 7:00 p.m., Central time), five business days after being sent if mailed by registered or certified mail (return receipt requested), postage prepaid, or upon receipt if sent by courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(f) or Section 7, the Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

If to the Company:
Camden Property Trust
3 Greenway Plaza, Suite 1300
Houston, TX 77046
Attention: Richard J. Campo
Facsimile: (713) 572-4440

with a copy to:

Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, TX 75201
Attention: Bryan L. Goolsby
Facsimile: (214) 740-8800

If to the Holders:

               At their respective address set forth on Exhibit A.

     14. Successors and Assigns. This Agreement and the rights granted hereunder may not, without the prior written consent of the Company, be assigned by any Holder except in connection with a transfer of Units in accordance with the provisions of the partnership agreement of the Partnership. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. If any successor or permitted assignee of any Holder shall acquire Units or Registrable Shares, in any manner, whether by operation of law or otherwise, (a) such successor or permitted assignee shall be entitled to all of the benefits of a “Holder” under this Agreement and (b) such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

     15. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

     17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     18. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[The Remainder of This Page Has Been Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CAMDEN PROPERTY TRUST

a Texas real estate investment trust

By:

Name:
Title:

[HOLDERS],

By:

Name:
Time:

By:

Name:
Title:

Exhibit A

Holders

Name and Address	Number of Units

ANNEX E

October 4, 2004

The Board of Directors
Summit Properties Inc.
309 East Morehead Street, Suite 200
Charlotte, NC 28202-2307

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Summit Properties Inc. (the “Company”) (including with respect to equity securities convertible into, or redeemable by the Company under certain circumstances for, shares of the Company Common Stock, any holders thereof on an as-converted or as-redeemed basis, as the case may be, collectively, the “Holders”) of the consideration to be received by such Holders in the proposed merger (the “Merger”) of the Company with and into Camden Sparks, Inc. (the “MergerCo”), a wholly-owned subsidiary of Camden Property Trust (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger Among Camden Property Trust, Camden Sparks, Inc. and Summit Properties Inc., dated as of October 4, 2004 (the “Agreement”), among the Company, the Merger Partner and Camden Sparks, Inc., the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Company Common Stock (other than shares of Company Common Stock held in treasury or owned by any wholly owned Subsidiary of the Company or by the Merger Partner, MergerCo or any other wholly owned Subsidiary of the Merger Partner) will be converted into the right to receive, at the election of the Holder and subject to certain procedures and limitations set forth in the Agreement as to which we express no opinion, consideration equal to $31.20 in cash (the “Cash Consideration”) or 0.6687 shares (the “Share Consideration” and together with the Cash Consideration, the “Consideration”) of the Merger Partner’s common stock, par value $0.01 per share (the “Merger Partner Common Stock”) (subject to adjustment as set forth in the Agreement so that in no event will the market value of Merger Partner Common Stock to be received in exchange for a share of Company Common Stock (determined in accordance with the Agreement) be less than the product of (x) 0.6687 and (y) $39.31 without the consent of the Company).

In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Merger Partner and the industries in which they operate; (iii)

compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Merger Partner Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Company and the Merger Partner relating to their respective businesses; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Merger Partner, the financial condition and future prospects and operations of the Company and the Merger Partner, the effects of the Merger on the financial condition and future prospects of the Company and the Merger Partner, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Merger Partner or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Merger Partner to which such analyses or forecasts relate. We have also assumed that the Merger will qualify as a tax-deferred reorganization under the Internal Revenue Code for United States federal income tax purposes, that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the Merger Partner or on the contemplated benefits of the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the Holders in the proposed Merger and we express no opinion as to the underlying decision by the Company to engage in the Merger. We are expressing no opinion herein as to the price at which the Merger Partner Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our delivery of this opinion, as well as an additional fee if the proposed Merger is consummated. We and our affiliates have provided investment banking and/or commercial banking services in the past for the Company and the Merger Partner, respectively, in each case for customary compensation, and currently, one of our affiliates is an agent bank and lender under the Merger Partner’s current unsecured credit facility, which may be drawn in whole or in part to fund a portion of the Cash Consideration. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be received by the Holders in the proposed Merger is fair, from a financial point of view, to such Holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to the form of the Consideration such shareholder should elect to receive or as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

J.P. Morgan Securities Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Camden Property Trust

     Subsection (B) of Section 9.20 of the Texas REIT Act empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Texas REIT Act further provides that, except to the extent otherwise permitted by the Texas REIT Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Texas REIT Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

     Subsection (C) of Section 15.10 of the Texas REIT Act provides that a trust manager will not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager will be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

     Article Sixteen of Camden Property Trust’s (“Camden”) declaration of trust provides that Camden will indemnify officers and trust managers, as set forth below:

     (a) Camden shall indemnify, to the fullest extent that indemnification is permitted by Texas law in accordance with Camden’s bylaws, every person who is or was a trust manager or officer of Camden or its corporate predecessor and any person who is or was serving at the request of Camden or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all reasonable costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph as well as against all judgments, penalties, fines and amounts paid in settlement.

     (b) If the indemnification provided in paragraph (a) is either (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, Camden shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was a trust manager or officer of Camden or its corporate predecessor and any person who is or was serving at the request of Camden or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

     The Camden bylaws provide that Camden may indemnify any trust manager or officer of Camden who was, is or is threatened to be made a party to any proceeding because the person is or was a trust manager, officer, employee or agent of Camden, or is or was serving at the request of Camden in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of Camden, and that, in all other cases, his conduct was at least not opposed to the best interests of Camden, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to Camden, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to Camden.

Summit Properties Partnership, L.P.

     Summit Properties Inc.’s (“Summit”) articles of incorporation and bylaws limit the liability of its directors and officers to Summit and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit; or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Summit or its stockholders to obtain other relief, such as an injunction or rescission.

     Summit’s articles of incorporation and bylaws also require Summit to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

     Summit Properties Partnership, L.P.’s (the “Operating Partnership”) partnership agreement limits the liability of the general partner and its officers and directors for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the general partner acted in good faith. The agreement also requires the Operating Partnership to indemnify the general partner, directors, trustees and officers of the Operating Partnership and the general partner and certain other parties to the fullest extent permitted from time to time by Delaware law.

     Pursuant to the authority granted in Summit’s articles of incorporation and bylaws and the Operating Partnership’s partnership agreement, Summit and the Operating Partnership have entered into indemnification agreements with each of Summit’s directors and executive officers. The indemnification agreements require, among other matters, that Summit indemnify its executive officers and directors to the fullest extent permitted by law and advance to such officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Summit must also indemnify and advance all expenses incurred by such officers and directors seeking to enforce their rights under the indemnification agreements and may cover such officers and directors under Summit’s directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by Summit’s board of directors or stockholders to eliminate the rights it provides.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of October 4, 2004, among Camden Property Trust, Camden Summit, Inc. and Summit Properties Inc. Incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K of Camden Property Trust filed on October 5, 2004 (File No. 1-12110).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated October 6, 2004, among Camden Property Trust, Camden Summit, Inc. and Summit Properties Inc. Incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K of Camden Property Trust filed on October 6, 2004 (File No. 1-12110).

3.1	Amended and Restated Declaration of Trust of Camden Property Trust. Incorporated by reference from Exhibit 3.1 to the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 1993 (File No. 1-12110).

3.2	Amendment to the Amended and Restated Declaration of Trust of Camden Property Trust. Incorporated by reference from Exhibit 3.1 to the Quarterly Report on Form 10-Q of Camden Property Trust for the quarter ended June 30, 1997 (File No. 1-12110).

3.3	Second Amended and Restated Bylaws of Camden Property Trust. Incorporated by reference from Exhibit 3.3 to the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 1997 (File No. 1-12110).

4.1	Specimen certificate for Common Shares of Beneficial Interest. Incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-11 of Camden Property Trust filed on September 15, 1993 (File No. 33-68736).

4.2	Form of Registration Rights Agreement between Camden Property Trust and the holders named therein. Incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-4 of Camden Property Trust filed on November 23, 2004 and included in this registration statement as Annex D to the consent solicitation/prospectus.

5.1*	Opinion of Locke Liddell & Sapp LLP.

8.1*	Opinion of Locke Liddell & Sapp LLP regarding the qualification of Camden Property Trust as a real estate investment trust for federal income tax purposes.

8.2*	Opinion of Goodwin Procter LLP regarding the qualification of Summit Properties Inc. as a real estate investment trust for federal income tax purposes.

8.3**	Opinion of Goodwin Procter LLP regarding the qualification of Summit Properties Partnership, L.P. as a partnership for federal income tax purposes.

8.4*	Opinion of Goodwin Procter LLP regarding the qualification of the merger as a tax-free reorganization for federal income tax purposes.

Exhibit No.	Document
10.1	Form of Credit Agreement dated August 15, 2002 between Camden Property Trust and Bank of America, N.A. Incorporated by reference from Exhibit 99.1 to the Current Report on Form 8-K of Camden Property Trust filed on August 21, 2002 (File No. 1-12110).

10.2**	Form of Credit Agreement between Camden Property Trust and Bank of America, N.A.

10.3	Voting Agreement dated as of October 4, 2004 among Camden Property Trust, William B. McGuire, Jr. and William F. Paulsen. Incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K of Camden Property Trust filed on October 4, 2004 (File No. 1-12110).

10.4	Form of Second Amended and Restated Agreement of Limited Partnership of Camden Summit Partnership, L.P. among Camden Summit, Inc., as general partner, and the persons whose names are set forth on Exhibit A thereto. Included in this registration statement as Annex B to the consent solicitation/prospectus.

10.5	Form of Tax, Asset and Income Support Agreement among Camden Property Trust, Camden Summit, Inc., Camden Summit Partnership, L.P. and each of the limited partners who have executed a signature page thereto. Incorporated by reference from Exhibit 10.4 to the Registration Statement on Form S-4 of Camden Property Trust filed on November 23, 2004 and included in this registration statement as Annex C to the consent solicitation/prospectus.

21.1	Subsidiaries of Camden Property Trust. Incorporated by reference from Exhibit 21.1 to the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2003 (File No. 1-12110).

21.2	Subsidiaries of Summit Properties Partnership, L.P. Incorporated by reference from Exhibit 21.1 to the Annual Report on Form 10-K of Summit Properties Partnership, L.P. for the year ended December 31, 2003 (File No. 000-22411).

23.1*	Consent of Deloitte & Touche LLP with respect to Camden Property Trust.

23.2*	Consent of Deloitte & Touche LLP with respect to Summit Properties Inc. and Summit Properties Partnership, L.P.

23.3*	Consent of J.P. Morgan Securities Inc.

23.4	Consent of Locke Liddell & Sapp LLP (included in Exhibits 5.1 and 8.1 hereto).

23.5	Consent of Goodwin Procter LLP (included in Exhibits 8.2 and 8.4 hereto).

24.1	Camden Property Trust Power of Attorney (included on the signature page hereto).

24.1	Summit Properties Partnership, L.P. Power of Attorney (included on the signature page hereto).

99.1*	Consent of William B. McGuire, Jr. to be named as a trust manager of Camden Property Trust.

99.2*	Consent of William F. Paulsen to be named as a trust manager of Camden Property Trust.

99.3*	Form of consent solicited by the Board of Directors of Summit Properties Inc., as general partner of Summit Properties Partnership, L.P., and Form of Election and related documentation.

*	Filed herewith.

**	To be filed by amendment.

(b)	Financial Statements Schedules

Included in documents incorporated herein by reference.

(c)	Reports, Opinions and Appraisals

     The opinion of J.P. Morgan Securities Inc. is attached to the consent solicitation/prospectus forming a part of this Registration Statement as Annex E.

Item 22. Undertakings

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the respective registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trust managers, officers and controlling persons of the respective registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trust manager, director officer or controlling person of the respective registrant in the successful defense of any action, suit or proceeding) is asserted by such trust manager, director officer or controlling person in connection with the securities being registered, the respective registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on November 23, 2004.

CAMDEN PROPERTY TRUST

By:	/s/ Dennis M. Steen

Dennis M. Steen
Chief Financial Officer, Senior Vice President-
Finance and Secretary

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Richard J. Campo, D. Keith Oden and Dennis M. Steen, and each of them, as their attorney-in-fact and agent, with full power of substitution and resubstitution for them in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard J. Campo Richard J. Campo	Chairman of the Board of Trust Managers and Chief Executive Officer (Principal Executive Officer)	November 23, 2004

/s/ D. Keith Oden D. Keith Oden	President, Chief Operating Officer and Trust Manager	November 23, 2004

/s/ Dennis M. Steen Dennis M. Steen	Chief Financial Officer, Sr. Vice President-Finance and Secretary (Principal Financial and Accounting Officer)	November 23, 2004

/s/ William R. Cooper William R. Cooper	Trust Manager	November 23, 2004

/s/ George A. Hrdlicka George A. Hrdlicka	Trust Manager	November 23, 2004

/s/ Scott S. Ingraham Scott S. Ingraham	Trust Manager	November 23, 2004

/s/ Lewis A. Levey Lewis A. Levey	Trust Manager	November 23, 2004

/s/ F. Gardner Parker F. Gardner Parker	Trust Manager	November 23, 2004

/s/ Steven A. Webster	Trust Manager	November 23, 2004

Steven A. Webster

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 23, 2004.

SUMMIT PROPERTIES PARTNERSHIP, L.P.

By:	Summit Properties Inc., its general partner

By:	/s/ Steven R. LeBlanc

Steven R. LeBlanc
President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints William B. McGuire, Jr., William F. Paulsen and Steven R. LeBlanc, and each of them, as their attorney-in-fact and agent, with full power of substitution and resubstitution for them in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William B. McGuire, Jr. William B. McGuire, Jr.	Co-Chairman of the Board of Directors	November 23, 2004

/s/ William F. Paulsen William F. Paulsen	Co-Chairman of the Board of Directors	November 23, 2004

/s/ Steven R. LeBlanc Steven R. LeBlanc	President, Chief Executive Officer and Director (Principal Executive Officer)	November 23, 2004

/s/ Gregg D. Adzema Gregg D. Adzema	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 23, 2004

/s/ Henry H. Fishkind Henry H. Fishkind	Director	November 23, 2004

/s/ James H. Hance, Jr. James H. Hance, Jr.	Director	November 23, 2004

/s/ Nelson Schwab, III Nelson Schwab, III	Director	November 23, 2004

/s/ James M. Allwin James M. Allwin	Director	November 23, 2004

/s/ Wendy P. Riches Wendy P. Riches	Director	November 23, 2004

EXHIBIT INDEX

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of October 4, 2004, among Camden Property Trust, Camden Summit, Inc. and Summit Properties Inc. Incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K of Camden Property Trust filed on October 5, 2004 (File No. 1-12110).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated October 6, 2004, among Camden Property Trust, Camden Summit, Inc. and Summit Properties Inc. Incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K of Camden Property Trust filed on October 6, 2004 (File No. 1-12110).

3.1	Amended and Restated Declaration of Trust of Camden Property Trust. Incorporated by reference from Exhibit 3.1 to the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 1993 (File No. 1-12110).

3.2	Amendment to the Amended and Restated Declaration of Trust of Camden Property Trust. Incorporated by reference from Exhibit 3.1 to the Quarterly Report on Form 10-Q of Camden Property Trust for the quarter ended June 30, 1997 (File No. 1-12110).

3.3	Second Amended and Restated Bylaws of Camden Property Trust. Incorporated by reference from Exhibit 3.3 to the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 1997 (File No. 1-12110).

4.1	Specimen certificate for Common Shares of Beneficial Interest. Incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-11 of Camden Property Trust filed on September 15, 1993 (File No. 33-68736).

4.2	Form of Registration Rights Agreement between Camden Property Trust and the holders named therein. Incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-4 of Camden Property Trust filed on November 23, 2004 and included in this registration statement as Annex D to the consent solicitation/prospectus.

5.1*	Opinion of Locke Liddell & Sapp LLP.

8.1*	Opinion of Locke Liddell & Sapp LLP regarding the qualification of Camden Property Trust as a real estate investment trust for federal income tax purposes.

8.2*	Opinion of Goodwin Procter LLP regarding the qualification of Summit Properties Inc. as a real estate investment trust for federal income tax purposes.

8.3**	Opinion of Goodwin Procter LLP regarding the qualification of Summit Properties Partnership, L.P. as a partnership for federal income tax purposes.

8.4*	Opinion of Goodwin Procter LLP regarding the qualification of the merger as a tax-free reorganization for federal income tax purposes.

10.1	Form of Credit Agreement dated August 15, 2002 between Camden Property Trust and Bank of America, N.A. Incorporated by reference from Exhibit 99.1 to the Current Report on Form 8-K of Camden Property Trust filed on August 21, 2002 (File No. 1-12110).

10.2**	Form of Credit Agreement between Camden Property Trust and Bank of America, N.A.

Exhibit No.	Document
10.3	Voting Agreement dated as of October 4, 2004 among Camden Property Trust, William B. McGuire, Jr. and William F. Paulsen. Incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K of Camden Property Trust filed on October 4, 2004 (File No. 1-12110).

10.4	Form of Second Amended and Restated Agreement of Limited Partnership of Camden Summit Partnership, L.P. among Camden Summit, Inc., as general partner, and the persons whose names are set forth on Exhibit A thereto. Included in this registration statement as Annex B to the consent solicitation/prospectus.

10.5	Form of Tax, Asset and Income Support Agreement among Camden Property Trust, Camden Summit, Inc., Camden Summit Partnership, L.P. and each of the limited partners who have executed a signature page thereto. Incorporated by reference from Exhibit 10.4 to the Registration Statement on Form S-4 of Camden Property Trust filed on November 23, 2004 and included in this registration statement as Annex C to the consent solicitation/prospectus.

21.1	Subsidiaries of Camden Property Trust. Incorporated by reference from Exhibit 21.1 to the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2003 (File No. 1-12110).

21.2	Subsidiaries of Summit Properties Partnership, L.P. Incorporated by reference from Exhibit 21.1 to the Annual Report on Form 10-K of Summit Properties Partnership, L.P. for the year ended December 31, 2003 (File No. 000-22411).

23.1*	Consent of Deloitte & Touche LLP with respect to Camden Property Trust.

23.2*	Consent of Deloitte & Touche LLP with respect to Summit Properties, Inc. and Summit Properties Partnership, L.P.

23.3*	Consent of J.P. Morgan Securities Inc.

23.4	Consent of Locke Liddell & Sapp LLP (included in Exhibits 5.1 and 8.1 hereto).

23.5	Consent of Goodwin Procter LLP (included in Exhibits 8.2 and 8.4 hereto).

24.1	Camden Property Trust Power of Attorney (included on the signature page hereto).

24.1	Summit Properties Partnership, L.P. Power of Attorney (included on the signature page hereto).

99.1*	Consent of William B. McGuire, Jr. to be named as a trust manager of Camden Property Trust.

99.2*	Consent of William F. Paulsen to be named as a trust manager of Camden Property Trust.

99.3*	Form of consent solicited by the Board of Directors of Summit Properties Inc., as general partner of Summit Properties Partnership, L.P., and Form of Election and related documentation.

*	Filed herewith.

**	To be filed by amendment.